Registration No. [__]

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                                INDYMAC ABS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  (State or Other Jurisdiction of Incorporation
                                or Organization)

                                   95-4685267
                      (I.R.S. Employer Identification No.)

                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (800) 669-2300
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
                         Code, of Registrant's Principal
                               Executive Offices)

                               S. BLAIR ABERNATHY
                                INDYMAC ABS, INC.
                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (800) 669-2300
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

          Kathryn Cruze, Esq.                     Edward J. Fine, Esq.                  Glenn Kenton, Esq.
      Thacher Proffitt & Wood LLP            Sidley Austin Brown & Wood LLP       Richards, Layton & Finger, P.A.
       Two World Financial Center                  787 Seventh Avenue                    One Rodney Square
        New York, New York 10281                New York, New York 10019            Wilmington, Delaware 19801

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

======================== = ================== == ==================== == ========================= = ==============
  Title of securities                             Proposed maximum           Proposed maximum
     registration            Amount being        offering price per         aggregate offering         Amount of
   being registered        Registered(1)(2)          unit(1)(2)                 price (1)             fee (2)(3)
------------------------   ------------------    --------------------    -------------------------   --------------
  Asset-Backed Notes;      $5,000,000,000.00            100%                $5,000,000,000.00         $588,500.00
     Asset-Backed
Certificates (Issuable
      in Series)
======================== = ================== == ==================== == ========================= = ==============

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(2) $6,067,842,445.00 aggregate principal amount of Asset-Backed Notes and Asset-Backed Certificates registered by the Registrant under Registration Statement No. 333-120706 referred to below and not previously sold, are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage Loan Asset-Backed Securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under this Registration Statement as so consolidated as of the date of this filing is $11,067,842,445.00.
(3)  Calculated in reliance upon Rule 457(o).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under Registration Statement No. 333-120706, as previously filed by the Registrant. Such Registration Statement was declared effective on December 3, 2004.

             CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(A)

                ITEMS AND CAPTIONS IN FORM S-3                               LOCATION IN PROSPECTUSES

1.   Forepart of Registration Statement and Outside Front       Forepart of Registration Statement and Outside
     Cover Page of Prospectus..............................     Front Cover Page of Prospectus Supplements **
2.   Inside Front and Outside Back Cover Pages of               Inside Front Cover Page of Prospectus Supplements
     Prospectus............................................     and Basic Prospectus; Outside Back Cover Page of
                                                                Prospectus Supplements**
3.   Summary Information, Risk Factors and Ratio of             Summary and Risk Factor sections of Basic
     Earnings to Fixed Charges.............................     Prospectus and each Prospectus Supplement; Special
                                                                Considerations
4.   Use of Proceeds.......................................     Use of Proceeds**
5.   Determination of Offering Price.......................     *
6.   Dilution..............................................     *
7.   Selling Security Holders..............................     *
8.   Plan of Distribution..................................     Method of Distribution**
9.   Description of Securities to Be Registered............     Outside Front Cover Page of Prospectus
                                                                Supplements; Summary sections of Prospectus
                                                                Supplements and Basic Prospectus; The Trust Fund
                                                                or the Trust; Description of the Certificates or
                                                                Description of the Notes**
10.  Interests of Named Experts and Counsel................     *
11.  Material Changes......................................     Financial Information
12.  Incorporation of Certain Information by Reference.....     Incorporation of Certain Information by Reference
13.  Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities........................     See page II-I

---------------
 * Answer negative or item inapplicable.
** To be completed or provided from time to time.

                                EXPLANATORY NOTE

This Registration Statement consists of (i) three forms of prospectus supplement (one form to be used in any offering of a Series of Revolving Home Equity Loan Asset-Backed Certificates ("version 1"), the second form to be used in any offering of a Series of Revolving Home Equity Loan Asset-Backed Notes ("version 2") and the third form to be used in any offering of a series of Home Equity Mortgage Loan Asset-Backed Certificates ("Version 3")) and (ii) a form of basic prospectus for use in any offering of securities. The basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

                       CONTENTS OF REGISTRATION STATEMENT


Forms of Prospectus Supplement:

Version 1: Form of Prospectus Supplement relating to a Series of
           Revolving Home Equity Loan Asset-Backed Certificates.................

Version 2: Form of Prospectus Supplement relating to a Series of
           Revolving Home Equity Loan Asset-Backed Notes........................

Version 3: Form of Prospectus Supplement relating to a Series of Home Equity
           Mortgage Loan Asset-Backed Certificates..............................


Form of Basic Prospectus:

Version 1: Form of Basic Prospectus for use in any offering of securities.......

                                                                     [Version 1]

PROSPECTUS SUPPLEMENT
(To Prospectus dated [________________], 200[ ])

                        $[_____________________________]
                                  (APPROXIMATE)

                    INDYMAC HOME EQUITY LOAN TRUST 200[ ]-[ ]
                                     Issuer

          HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 200[ ]-[ ]
                             CLASS [ ] CERTIFICATES
                                INDYMAC ABS, INC.
                                    Depositor

                         [LOGO OF INDYMAC BANK, F.S.B.]

                           Seller And Master Servicer
-------------------------------
CONSIDER CAREFULLY THE RISK         THE CERTIFICATES
FACTORS BEGINNING ON PAGE           The Class [ ] certificates have an original
[S-12] IN THIS PROSPECTUS           principal balance of $[] subject to a
SUPPLEMENT AND ON PAGE [3] IN       permitted variance of plus or minus [10]%.
THE PROSPECTUS.
                                              PER $1,000 OF
The certificates represent                    CERTIFICATES             TOTAL
obligations of the trust only       ------------------------------------------
and do not represent an             Price to Public..................$[_] $[_]
interest in or obligation of        Underwriting Discount............$[_] $[_]
CWABS, Inc., [IndyMac Bank          Proceeds, before expenses,
Home Loans, Inc.] or any of          to the Depositor................$[_] $[_]
their affiliates.

This prospectus supplement may      THE TRUST FUND
be used to offer and sell the       The trust fund will own a pool consisting of
certificates only if                primarily [two] loan groups of home equity
accompanied by the prospectus.      revolving credit line loans made or to be
-------------------------------     made in the future under certain home equity
                                    revolving credit line loan agreements. The
loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust fund will also initially include funds from the sale of the certificates in excess of the cut-off date principal balances. These excess funds are expected to be used to acquire additional home equity revolving credit line loans after the cut-off date. The Class [ ] Certificates will represent an interest in loan group [ ] only.

THE POLICY

[Certificate Insurer] will issue an irrevocable and unconditional certificate guaranty insurance policy that will guarantee certain payments to certificateholders.

                           [Certificate Insurer Logo]

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

[Underwriter] will offer the certificates subject to prior sale and subject to its right to reject orders in whole or in part. The certificates will be issued in [book-entry form] on or about [ ], 200[ ] and will be offered in the United States [and Europe].

                                  [UNDERWRITER]

                   [________________________________], 200[ ]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


                              PROSPECTUS SUPPLEMENT


Summary
Risk Factors
The Master Servicer
The Home Equity Loan Program
Description of the Mortgage Loans
Maturity and Prepayment Considerations
Pool Factor and Trading Information
Description of the Certificates
Description of the Purchase Agreement
Use of Proceeds
Material Federal Income Tax Consequences
State Taxes
ERISA Considerations
Legal Investment Considerations
Underwriting
Legal Matters
Experts
Ratings
Index of Defined Terms
Annex I



                                   PROSPECTUS



Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
The Trust Fund
Use of Proceeds
The Depositor
Loan Program
Description of the Securities
Credit Enhancement
Yield and Prepayment Considerations
The Agreements
Certain Legal Aspects of the Loans
Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index to Defined Terms

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series [ ] Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series [ ] Certificates will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

You should rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

Trust Fund..............................IndyMac Home Equity Loan Trust
                                        200[o]-[o]. The trust fund will own a
                                        pool of home equity revolving credit
                                        line loans made or to be made in the
                                        future under certain home equity
                                        revolving credit line loan agreements.
                                        The loans will be secured by first or
                                        second deeds of trust or mortgages on
                                        primarily one- to four-family
                                        residential properties and will bear
                                        interest at rates that adjust based on
                                        the prime rate. We sometimes refer to
                                        these loans as home equity loans or
                                        mortgage loans. [The original principal
                                        balance of the certificates will exceed
                                        the aggregate cut-off date principal
                                        balances of the home equity loans
                                        initially transferred to the trust fund.
                                        Funds in an amount equal to this excess
                                        are expected to be used to acquire
                                        additional home equity loans that are
                                        not included in the cut-off date pool.
                                        Until they are so used, they will be
                                        held in the trust fund.]

                                        [We will be dividing the mortgage loans
                                        in the trust fund into [two] groups.
                                        Each will be referred to as a loan
                                        group. The ownership interest of each
                                        loan group will be allocated between the Class [o] Certificates and the Class [o] Certificates, as applicable, and a single transferor interest. The Class [o] Certificates will initially represent approximately a 100% interest in loan group [o] and the Class [o] Certificates will initially represent approximately a 100% interest in loan group [o]. The percentage interests in each loan group represented by the certificates will vary over time. The percentage interests in the trust fund not represented by the certificates will be represented by the transferor interest, which will also vary over time.

The Offered Certificates................IndyMac Home Equity Loan Trust
                                        200[o]-[o] will issue [o] classes of
                                        Home Equity Loan Asset Backed
                                        Certificates and a transferor interest.
                                        Only the Class [o] Certificates are
                                        offered by this prospectus supplement
                                        and the accompanying prospectus and are
                                        listed on the cover page of this
                                        prospectus supplement.

Other Certificates......................IndyMac Home Equity Loan Trust
                                        200[o]-[o] is also issuing the Class [o]
                                        Certificates and the transferor
                                        interest. As described in this
                                        prospectus supplement, except for
                                        limited cross-collateralization, the
                                        Class [o] Certificates are not supported by the mortgage loans in loan group [o], the group that supports the offered certificates. As described in this prospectus supplement, a portion of the transferor interest is subordinated in right of payment to the Class [ ] and Class [ ] Certificates. Information regarding the Cut-off Date Class [ ] Certificates and the transferor interest is included in this prospectus supplement chiefly to provide you with a better understanding of the Class [ ] Certificates.

Depositor...............................IndyMac ABS, Inc., a Delaware
                                        corporation, is a limited purpose
                                        finance subsidiary of IndyMac Bank,
                                        F.S.B.. Its address is 155 North Lake
                                        Avenue, Pasadena, California 91101, and
                                        its telephone number is (800) 669-2300.

                                        See "The Depositor" in the prospectus.

Seller and Master Servicer..............[IndyMac Bank, F.S.B.]

                                        See "The Master Servicer" in this
                                        prospectus supplement.

Trustee.................................[Name of Trustee].

Certificate Insurer.....................[Certificate Insurer], will insure the
                                        Class [ ] Certificates as described in
                                        this prospectus supplement.

                                        See "Description of the Certificates-The
                                        Certificate Insurer" in this prospectus
                                        supplement.

Pooling and Servicing Agreement.........The certificates will be issued pursuant to the pooling and servicing agreement
                                        among the seller and master servicer,
                                        the depositor, [Fannie Mae] and the
                                        trustee under which the trust fund will
                                        be formed.

Cut-Off Date............................[___________________], 200[ ].

Closing Date............................On or about [_____________], 200[ ].

Distribution Dates......................The trustee will make distributions on the [ ] day of each calendar month
                                        beginning in [ ] 200[ ]. If the [ ] day
                                        of a month is not a business day, then
                                        distributions will be made on the next
                                        business day after the [ ] day of the
                                        month.

Record Date.............................The [last] day preceding a distribution date or, if the certificates are no
                                        longer book-entry certificates, the last day of the month preceding a distribution date.

Denominations...........................The Class [ ] Certificates will be issued in minimum denominations of
                                        $[25,000] and multiples of $[1,000] in
                                        excess thereof.

Registration of Certificates............The Class [____________] Certificates
                                        will initially be issued in book-entry
                                        form. Persons acquiring beneficial
                                        ownership interests in the Class [ ]
                                        Certificates may elect to hold their
                                        beneficial interests through The
                                        Depository Trust Company, in the United
                                        States[, or Clearstream, Luxembourg or
                                        the Euroclear System, in Europe].

                                        See "Description of
                                        Certificates-Book-Entry Certificates" in this prospectus supplement.

The Mortgage Loans

GENERAL.................................The mortgage loans are revolving lines of credit. During the applicable draw
                                        period, each borrower may borrow
                                        additional amounts from time to time up
                                        to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed during the applicable draw period.

                                        The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the principal balances of all mortgage loans in that loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

                                        o    its cut-off date principal balance,
                                             plus

                                        o    any additional balances in respect
                                             of that mortgage loan, minus

                                        o    all collections credited against
                                             the principal balance of that
                                             mortgage loan prior to that day.

                                        Once a mortgage loan is liquidated, its
                                        principal balance will be zero.

LOAN RATE...............................Interest on each mortgage loan is payable monthly and computed on the
                                        related daily outstanding principal
                                        balance for each day in the billing
                                        cycle. The loan rate is a variable rate
                                        per annum equal to the sum of

                                        o    the highest prime rate published in
                                             the Money Rates table of The Wall
                                             Street Journal as of the first
                                             business day of each calendar month

                                        and

                                        o    a margin. The loan rate is subject
                                             to applicable usury limits and
                                             certain maximum rates. Loan rates
                                             are adjusted monthly on the first
                                             business day of the calendar month
                                             preceding the due date. As to each
                                             mortgage loan, the due date is the
                                             fifteenth day of each month.

PRINCIPAL PAYMENTS......................Each home equity loan features a draw period during which the loan may be
                                        drawn upon, immediately followed by a
                                        repayment period during which the loan
                                        must be repaid. In general, home equity
                                        loans with [ ]-year draw periods have [
                                        ]-year repayment periods. These [ ]-year draw periods are generally extendible for an additional [ ] years with the approval of the master servicer.

STATISTICS..............................The statistical information presented in this prospectus supplement concerning
                                        the pool of mortgage loans does not
                                        reflect all of the mortgage loans that
                                        will be included in the pool on the
                                        closing date. Instead, such statistical
                                        information relates to statistical
                                        calculation loan groups which include
                                        the number and principal balances of
                                        only mortgage loans originated by the
                                        seller through the statistical
                                        calculation date and included in the
                                        applicable loan group. The aggregate
                                        principal balance of each statistical
                                        calculation loan group as of the
                                        statistical calculation date is the
                                        statistical calculation loan group
                                        balance. The statistical calculation
                                        date is [ ], 200[ ].

                                        Unless otherwise noted, all statistical
                                        percentages in this prospectus
                                        supplement are measured by the aggregate principal balance of the applicable statistical calculation loan group on the statistical calculation date.

                                        See "Description of the Mortgage Loans"
                                        in this prospectus supplement for
                                        additional information concerning the
                                        statistical calculation pool and the
                                        mortgage loans in general.

                                        SUMMARY OF LOANS IN STATISTICAL
                                        CALCULATION LOAN GROUP [ ] (AS OF
                                        STATISTICAL CALCULATION DATE)

                                        Loan Group [ ]
                                        Statistical Calculation Date Balance    $
                                        Weighted Average Combined...........
                                        Loan-to-Value Ratio...............      %
                                        Weighted Average Margin.............    %
                                        Range of Principal Balances.........    $0.00 to $
                                        Average Principal Balance...........    $
                                        Range of Credit Limits...........       $ to $
                                        Average Credit Limit................    $
                                        Origination Period..................
                                        through Range of Loan Rates.......      % to %
                                        Weighted Average Loan Rate..........    %
                                        Weighted Average Maximum Loan Rate..    %
                                        Weighted Average Minimum Loan Rate..    %
                                        Maximum Credit Utilization Rate.....    %
                                        Average Credit Utilization Rate.....    %
                                        Weighted Average Credit Utilization
                                        Rate................................    %
                                        Percentage of Pool Secured by 1st Liens %
                                        Percentage of Pool Secured by 2nd Liens %
                                        Weighted Average Second Mortgage Ratio  %
                                        Percentage with Mortgaged Properties in:
                                        [California]........................    %
                                        [Michigan]..........................    %
                                        [Colorado]..........................    %
                                        [Illinois]..........................    %
                                        [Florida]...........................    %
                                        Range of Remaining Term to
                                        Scheduled Maturity..................    months to months
                                        Weighted Average Remaining Term
                                        to Scheduled Maturity...............    months
                                        Percentage Single Family Residences.    %
                                        Percent Owner Occupied..............    %


THE CLASS [ ] CERTIFICATES
CERTIFICATE RATE........................The certificate rate on the Class [ ]
                                        Certificates may change from
                                        distribution date to distribution date.
                                        On any distribution date the certificate rate for the Class [ ] Certificates will equal the least of:

                                        o    LIBOR plus [ ]% per annum,

                                        o    the weighted average of the loan
                                             rates on the mortgage loans in loan
                                             group [ ] minus certain fees,
                                             expenses and minimum spread
                                             requirements, and

                                        o    [ ] % per annum.

                                        However, on any payment date for which
                                        the certificate rate for the Class [ ]
                                        Certificates has been determined
                                        pursuant to the weighted average of the
                                        net loan rates on the mortgage loans in
                                        loan group [ ], the excess, if any, of
                                        the lesser of

                                        A. [ ]% per annum and

                                        B. LIBOR + [ ]% per annum over the
                                        certificate rate will be paid (with
                                        interest at the rate of LIBOR + [ ]% per annum, but not at a rate in excess of [ ] % per annum) to the Class [ ] Certificates on subsequent distribution dates to the extent that funds are available in the priority described in this prospectus supplement.

                                        See "Description of the
                                        Certificates-Interest" in this
                                        prospectus supplement.

INTEREST PERIOD.........................For each distribution date and class of certificates, the period beginning on
                                        the prior distribution date (or in the
                                        case of the first distribution date,
                                        beginning on the closing date) and
                                        ending on the day before the applicable
                                        distribution date. The trustee will
                                        calculate interest based on the actual
                                        number of days in the interest period
                                        and a year assumed to consist of 360
                                        days.

Certificate Principal Balance...........The original principal balance of either class of certificates may be reduced or
                                        increased by not more than [ 10] %
                                        depending on the aggregate principal
                                        balance of the mortgage loans in the
                                        related loan group actually delivered on the closing date.

Principal...............................The amount of principal distributed on a class of certificates on a distribution
                                        date will depend on whether the
                                        distribution date occurs during the
                                        managed amortization period or the rapid amortization period.

                                        The managed amortization period begins
                                        on the closing date and ends on the
                                        earlier of

                                        o    the distribution date in [ ] and

                                        o    the existence of a rapid
                                             amortization event.

                                        The rapid amortization period begins on
                                        the first distribution date after the
                                        end of the managed amortization period.

                                        See "Description of
                                        Certificates-Principal" in this
                                        prospectus supplement.

[Additional Loan Account................On the closing date approximately $[ ]
                                        will be deposited into an additional
                                        loan account held as a part of the trust fund. These funds represent the excess of the original principal balance of the Class [ ] Certificates over the cut-off date principal balance of the mortgage loans in loan group [ ] initially transferred to the trust fund. These funds are expected to be used through [ ] to acquire additional home equity loans that are not included in the cut-off date pool. Any additional home equity loans acquired by the trust fund after the cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the additional loan account on [ ] will be used to prepay the Class
                                        [ ] Certificates on the first
                                        distribution date.]

Termination.............................The trust fund will terminate on the distribution date following the later of

                                        A. payment in full of all amounts owing
                                        to the certificate insurer [and any
                                        third party credit enhancer] and

                                        B. the earliest of

                                        o    the distribution date on which the
                                             principal balance of both classes
                                             of certificates have been reduced
                                             to zero,

                                        o    the final payment or other
                                             liquidation of the last mortgage
                                             loan in the trust fund,

                                        o    the optional transfer of the
                                             mortgage loans to the owner of the
                                             transferor interest, as described
                                             below, and

                                        o    the distribution date in [______].

                                        The mortgage loans in the trust fund
                                        will be subject to optional transfer to
                                        the owner of the transferor interest on
                                        any distribution date on or after which

                                        o    the principal balance of the
                                             mortgage loans is reduced to any
                                             amount less than or equal to [10]%
                                             of the sum of the aggregate
                                             original principal balance of the
                                             initial mortgage loans and the
                                             aggregate original principal
                                             balance of any additional home
                                             equity loans, and

                                        o    all amounts due and owing to the
                                             certificate insurer [and any third
                                             party credit enhancer], including
                                             any unreimbursed draws on the
                                             policy [and any third party
                                             enhancement], together with
                                             interest on such amounts, have been
                                             paid as provided [either] in the
                                             insurance agreement under which the
                                             policy is issued [or in accordance
                                             with any third party credit
                                             enhancement].

                                        See "Description of the
                                        Certificates-Termination; Retirement of
                                        the Certificates" in this prospectus
                                        supplement and "The
                                        Agreements-Termination; Optional
                                        Termination" in the prospectus.

CREDIT ENHANCEMENT

GENERAL.................................The trust fund includes various mechanisms that are intended to protect
                                        certificateholders against losses on the mortgage loans.

EXCESS INTEREST.........................The trustee will distribute certain interest collections on the mortgage
                                        loans in each loan group to cover losses which would otherwise be allocated to the certificates related to that loan group, and to the extent described in this prospectus supplement, to the certificates related to the other loan group.

LIMITED SUBORDINATION OF TRANSFEROR
INTEREST................................The portion of each loan group in the trust fund that is not represented by
                                        the certificates is the transferor
                                        interest. [Initially, the transferor
                                        interest will be $0. The transferor
                                        interest is expected to grow as interest collections in excess of trustee fees, amounts due the certificate insurer, interest accrued on the certificates and certain loss amounts due on the certificates are applied as principal distributions on the certificates, thereby creating overcollateralization of the certificates. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related Class of Class [ ] Certificates will cease, unless it is necessary to maintain the required level of overcollateralization.] The transferor interest also is the mechanism that absorbs changes in the amount of the mortgage loans in the related loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the certificates. IndyMac Bank, F.S.B. (or one of its affiliates) will be the owner of the transferor interest on the closing date.

                                        See "Description of the
                                        Certificates-Limited Subordination of
                                        Transferor Interest" in this prospectus
                                        supplement.

POLICY..................................The policy will irrevocably and unconditionally guarantee on each
                                        distribution date to the trustee for the benefit of the certificateholders the full and complete payment of the guaranteed distributions consisting of

                                        o    the guaranteed principal
                                             distribution amount with respect to
                                             the certificates for such
                                             distribution date, and

                                        o    accrued and unpaid interest due on
                                             the certificates.

                                        The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the certificates. [The policy does not cover payment of basis risk carryforward.]

                                        In addition, the policy will guarantee
                                        the payment of the outstanding
                                        certificate principal balance on the
                                        distribution date in [ ] (after giving
                                        effect to all other amounts
                                        distributable and allocable to principal on that distribution date).

                                        In the absence of payments under the
                                        policy, certificateholders will directly bear the credit and other risks associated with their percentage interest in the trust fund.

                                        See "Description of the Certificates-The
                                        Policy" in this prospectus supplement.

[LIMITED CROSSCOLLATERALIZATION.........The pooling and servicing agreement will allow for some limited
                                        cross-collateralization, in that certain excess cashflows from either loan group on any distribution date will be applied to the funding of certain deficiencies in interest and principal with respect to the certificates related to the other loan group.]

[RESERVE FUND...........................On the closing date, an account will be set up in the name of the trustee on
                                        behalf of the certificateholders, but
                                        will not be funded. Once the required
                                        level of overcollateralization for a
                                        loan group has been reached, excess
                                        cashflow from that loan group may be
                                        deposited in the reserve fund on future
                                        distribution dates until the amount
                                        reaches a specified level. Amounts in
                                        the reserve fund may be used to cover
                                        shortfalls in amounts required to be
                                        distributed as interest to either Class
                                        of Class [ ] Certificates or to cover
                                        losses on the mortgage loans in either
                                        loan group.]

Material Federal Income Tax
Consequences............................Subject to the qualifications described under "Material Federal Income Tax
                                        Consequences" in this prospectus
                                        supplement, Thacher Proffitt & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a certificate will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool.

                                        See "Material Federal Income Tax
                                        Consequences" in this prospectus
                                        supplement and "Federal Income Tax
                                        Consequences" in the prospectus for
                                        additional information concerning the
                                        application of federal income tax laws.

ERISA Considerations....................Generally, the notes may be purchased by a pension, employee benefit or other
                                        plan subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        or Section 4975 of the Internal Revenue
                                        Code of 1986 as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

                                        See "ERISA Considerations" in this
                                        prospectus supplement and in the
                                        prospectus.

Legal Investment Considerations.........The Class [ ] Certificates will not constitute mortgage related securities
                                        for purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, because
                                        not all of the mortgages securing the
                                        loans are first mortgages. Accordingly,
                                        many institutions with legal authority
                                        to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Class [ ] Certificates.

                                        See "Legal Investment" in the
                                        prospectus.

Certificate Rating......................The certificates will not be offered unless they are each rated [ ] by
                                        [Rating Agency] and [ ] by [Rating
                                        Agency] A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

                                        See "Ratings" in this prospectus
                                        supplement and "Risk Factors-Rating of
                                        Securities Does Not Assure Their
                                        Payment" and "Rating" in the prospectus.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING
YOUR CERTIFICATES.......................The underwriter intends to make a secondary market in the certificates
                                        purchased by it, but has no obligation
                                        to do so. We cannot assure you that a
                                        secondary market will develop or, if it
                                        develops, that it will continue.
                                        Consequently, you may not be able to
                                        sell your certificates readily or at
                                        prices that will enable you to realize
                                        your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for mortgage
                                        backed and asset backed securities have
                                        experienced periods of illiquidity and
                                        can be expected to do so in the future.
                                        Illiquidity can have a severely adverse
                                        effect on the prices of securities that
                                        are especially sensitive to prepayment,
                                        credit, or interest rate risk, or that
                                        have been structured to meet the
                                        investment requirements of limited
                                        categories of investors.

CASH FLOW DISRUPTIONS COULD
CAUSE PAYMENT DELAYS AND LOSSES.........Substantial delays and shortfalls could result from liquidating delinquent
                                        mortgage loans. Resulting shortfalls in
                                        distributions to certificateholders
                                        could occur if the certificate insurer
                                        were unable to perform its obligations
                                        under the policy. Further, liquidation
                                        expenses (such as legal fees, real
                                        estate taxes, and maintenance and
                                        preservation expenses) will reduce the
                                        security for the related mortgage loans
                                        and in turn reduce the proceeds payable
                                        to certificateholders. If any of the
                                        mortgaged properties fail to provide
                                        adequate security for the related
                                        mortgage loans, you could experience a
                                        loss if the certificate insurer were
                                        unable to perform its obligations under
                                        the policy.

YIELD AND REINVESTMENT MAY
BE ADVERSELY AFFECTED BY
UNPREDICTABILITY OF PREPAYMENTS.........During the period that a borrower may borrow money under the borrower's line
                                        of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount each loan group receives in any month (and in turn the amount distributed to the holders of the related class of certificates) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. However, prepayments on loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan. Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The trust fund's prepayment experience may be affected by a wide variety of factors, including:

                                        o    general economic conditions,

                                        o    interest rates, o the availability
                                             of alternative financing and

                                        o    homeowner mobility.

                                        In addition, substantially all of the
                                        mortgage loans contain due-on-sale
                                        provisions and the master servicer
                                        intends to enforce those provisions
                                        unless doing so is not permitted by
                                        applicable law or the master servicer,
                                        in a manner consistent with reasonable
                                        commercial practice, permits the
                                        purchaser of the mortgaged property in
                                        question to assume the mortgage loan.
                                        See "Description of the Certificates" in this prospectus supplement and "Certain Legal Aspects of the Loans-Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

                                        The yield to maturity and weighted
                                        average life of your certificates will
                                        be affected primarily by

                                        o    the rate and timing of repayments
                                             and prepayments on the mortgage
                                             loans in your loan group as
                                             compared with the creation and
                                             amount, if any, of additional
                                             balances and,

                                        o    the realization of liquidation loss
                                             amounts.

                                        You bear the reinvestment risks
                                        resulting from a faster or slower rate
                                        of principal payments than you expected.
                                        [You also bear the reinvestment risk if
                                        by [ ] all of the funds in the
                                        additional loan account have not been
                                        used to acquire additional home equity
                                        loans, which would result in a
                                        prepayment of the Class [ ] Certificates in an amount equal to the amount remaining in the additional loan account on that date.] See "Maturity and Prepayment Considerations" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

WITHDRAWAL OR DOWNGRADING
OF INITIAL RATINGS WILL AFFECT
THE VALUE OF THE CERTIFICATES...........The rating of the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the certificate insurer. Any reduction in a rating assigned to the financial strength of the certificate insurer may result in a reduction in the rating of the certificates. A reduction in the rating assigned to the certificates probably would reduce the market value of the certificates and may affect your ability to sell them.

                                        The rating by each of the rating
                                        agencies of the certificates is not a
                                        recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

JUNIOR LIEN PRIORITY COULD
RESULT IN PAYMENT DELAY OR LOSS.........The mortgage loans are secured by mortgages which generally are second
                                        mortgages. The master servicer has the
                                        power under certain circumstances to
                                        consent to a new mortgage lien on the
                                        mortgaged property having priority over
                                        the mortgage loan in the trust fund.
                                        Mortgage loans secured by second
                                        mortgages are entitled to proceeds that
                                        remain from the sale of the related
                                        mortgaged property after any related
                                        senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and, the certificate insurer is unable to perform its obligations under the policy, you will bear

                                        o    the risk of delay in distributions
                                             while any deficiency judgment
                                             against the borrower is sought and

                                        o    the risk of loss if the deficiency
                                             judgment cannot be obtained or is
                                             not realized upon.

                                        See "Certain Legal Aspects of the Loans" in the prospectus.

DISTRIBUTIONS TO AND RIGHTS OF
INVESTORS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES...........[The seller] will treat its sale of the mortgage loans to the depositor as a
                                        sale of the mortgage loans. [However, in the event of insolvency of [IndyMac Bank, F.S.B.], the Federal Deposit Insurance Corporation (referred to as the FDIC) as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans. If such an attempt to recharacterize the transfer of the mortgage loans were successful, the FDIC could elect to accelerate payments on the notes and liquidate the mortgage loans with the holders of the notes entitled to no more than the outstanding principal balances, if any, of the classes of notes together with interest thereon at the applicable note rate. In the event of the acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of the appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payment in the notes and possible reductions in the amount of such payments could occur]. [In the event of [the seller's] bankruptcy, the trustee in bankruptcy of [the seller] may argue that the mortgage loans were not sold but were only pledged to secure a loan to [the seller]. If that argument is made you could experience delays or reductions in payments on the notes.] The depositor will warrant in the sale and servicing agreement that the transfer of the mortgage loans by it to the trust fund is either a valid transfer and assignment of the mortgage loans to the trust fund or the grant to the trust fund of a security interest in the mortgage loans.

                                        If certain events relating to the
                                        bankruptcy or insolvency of the
                                        transferor were to occur, [no further
                                        additional home equity loans would be
                                        acquired with any funds remaining in the additional loan account,] additional balances would not be sold to the trust fund, and the rapid amortization period would commence.

                                        If the master servicer becomes bankrupt, [the bankruptcy trustee or receiver][FDIC] may have the power to prevent the appointment of a successor master servicer.

DEVELOPMENTS IN [CALIFORNIA]
COULD HAVE DISPROPORTIONATE
EFFECT ON THE POOL OF MORTGAGE
LOANS DUE TO GEOGRAPHIC
CONCENTRATION OF MORTGAGED
PROPERTIES..............................Approximately [ ]% of the mortgage loans in statistical calculation loan group [
                                        ] and approximately [ ]% of the mortgage loans in statistical calculation loan group [ ] are secured by mortgaged properties which are located in the State of [California]. After the statistical calculation date, the geographic concentration could change as a result of the addition or removal of mortgage loans, prepayments and/or the creation of additional balances. Property in [California] may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

                                        o    economic conditions in [California]
                                             (which may or may not affect real
                                             property values) may affect the
                                             ability of borrowers to repay their
                                             loans on time;

                                        o    declines in the [California]
                                             residential real estate market may
                                             reduce the values of properties
                                             located in [California], which
                                             would result in an increase in the
                                             loan-to-value ratios; and

                                        o    any increase in the market value of
                                             properties located in [California]
                                             would reduce the loan-to-value
                                             ratios and could, therefore, make
                                             alternative sources of financing
                                             available to the borrowers at lower
                                             interest rates, which could result
                                             in an increased rate of prepayment
                                             of the mortgage loans.

MASTER SERVICER HAS ABILITY
TO CHANGE THE TERMS OF THE
MORTGAGE LOANS..........................The master servicer may agree to changes in the terms of a credit line agreement, provided that such changes

                                        o    do not materially and adversely
                                             affect the interest of the related
                                             certificateholders [, any third
                                             party credit enhancer or] the
                                             certificate insurer, and

                                        o    are consistent with prudent
                                             business practice.

                                        In addition, the master servicer, within certain limitations, may increase the credit limit of the related mortgage loan or reduce the loan rate for that mortgage loan. Any such increase in the credit limit of a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan. In addition, any reduction in the loan rate of a mortgage loan would reduce the related loan group's excess cash flow available to absorb losses.

YOUR RETURN COULD BE
ADVERSELY AFFECTED BY
DELINQUENT MORTGAGE LOANS...............The trust fund may include mortgage loans that are [59] or fewer days
                                        delinquent as of [ ] (the cut-off date
                                        for the pool of mortgage loans). We
                                        expect that the principal balance of
                                        mortgage loans that are between [30]
                                        days and [59] days delinquent as of the
                                        cut-off date will not exceed
                                        approximately $[]. Mortgage loans that
                                        are already delinquent may increase the
                                        risk that the trust fund will experience a loss if

                                        o    there are not sufficient funds from
                                             the investor interest collections
                                             to cover the investor loss amounts
                                             for any distribution date,

                                        o    amounts intended to provide
                                             protection for the certificates
                                             that are otherwise payable to the
                                             owner of the transferor interest
                                             have been exhausted and

                                        o    the certificate insurer fails to
                                             perform its obligations under the
                                             policy.

EFFECT OF LOAN RATES ON
THE CERTIFICATES........................The certificates accrue interest at a rate based on the one-month LIBOR index
                                        plus a specified margin, but are subject to a cap [based, in part, on the interest rates on the mortgage loans].

                                        The mortgage loans have interest rates
                                        that are based on the prime rate, and
                                        have periodic and maximum limitations on adjustments to the loan rate. As a result, the certificates may accrue less interest than they would accrue if the certificate rate were based solely on the LIBOR index plus the specified margin.

                                        A variety of factors could limit the
                                        certificate rate. Some of these factors
                                        are described below:

                                        o    Each certificate rate adjusts
                                             [monthly] while the loan rates on
                                             the mortgage loans may adjust less
                                             frequently. Consequently, the loan
                                             rates may limit increases in one or
                                             both certificate rates for extended
                                             periods in a rising interest rate
                                             environment.

                                        o    The prime rate may respond to
                                             different economic and market
                                             factors than LIBOR and thus may
                                             increase or decrease at different
                                             times. As a result, it is possible
                                             that the loan rates may decline
                                             while LIBOR is stable or rising. It
                                             is also possible that both the loan
                                             rates and LIBOR may either decline
                                             or increase during the same period,
                                             but that the loan rates may decline
                                             more rapidly or increase more
                                             slowly than LIBOR.

                                        These factors may adversely affect the
                                        yield to maturity on the certificates.
                                        Any basis risk carryforward will be paid on the notes only to the extent of available funds as described in this prospectus supplement. We cannot assure you that all basis risk carryforward will be paid. [In addition, the policy does not cover, and the ratings of the notes do not address the likelihood of, the payment of basis risk carryforward.

                                        For a discussion of additional risks
                                        pertaining to the certificates, see
                                        "Risk Factors" in the prospectus.

[CERTAIN RIGHTS MAY BE AFFECTED
BY THE ISSUANCE OF [TWO] CLASSES
OF CERTIFICATES FROM A SINGLE
TRUST FUND..............................The ability to declare an event of master servicing termination or to amend the pooling and servicing agreement rests with the certificate insurer and the holders of specified percentages of the certificates in both groups. In addition, under certain circumstances the third party credit enhancer will have such rights as they relate to the Class [ ] Certificates. As a result you may have less ability to control certain actions than you would have had if only a single class of certificates had been issued from the trust fund.]


                               THE MASTER SERVICER

GENERAL

         [IndyMac Bank, F.S.B. ("IndyMac Bank") will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are primarily single family properties, individual units in planned unit developments and condominium units.

         IndyMac Bank may perform any of its obligations under the pooling and servicing agreement dated as of [ ], 200[ ] among IndyMac ABS, Inc., as depositor, IndyMac Bank, as seller and master servicer, [Name of third party enhancer, if any] and [Name of trustee], as trustee, through one or more subservicers. Notwithstanding any such subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the closing date, the master servicer will service the mortgage loans without subservicing arrangements.]

THE MASTER SERVICER

         [IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.

         Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings") acquired SGV Bancorp, the holding company of First Federal Savings and Loan Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of Holdings, was merged with and into SGV Bancorp, and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac, Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac Bancorp, Inc.; SGV Bancorp changed its name to IndyMac Intermediate Holdings, Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

         The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs n servicing the mortgage loans comparable to the mortgage loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing agreement, the master servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans.

         During the first half of 1998, the former IndyMac, Inc. acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac, Inc. with direct servicing capabilities for mortgage loans, including home equity revolving credit line loans. Prior to that time, IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac Bank. As of the closing date, it is expected that IndyMac Bank will directly service substantially all of the initial mortgage loans (by cut-off date pool principal balance). With respect to the other mortgage loans in the mortgage pool, as of the closing date, it is expected that IndyMac Bank will perform its servicing obligations under the sale and servicing agreement through one or more subservicers.

         If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

         As of ___, 200_, IndyMac Bank provided servicing for approximately $___ billion in conventional mortgage loans, of which approximately $[ ] comprised home equity loans.]

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a description of the underwriting procedures customarily employed by the seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

         [Description of Specific Underwriting Procedures Relating to Home Equity Loans to be Included in the Prospectus Supplement for an Actual Transaction]

SERVICING OF THE MORTGAGE LOANS

         The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to, the collection and aggregation of payments relating to the mortgage loans; the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and the preparation of tax related information in connection with the mortgage loans.

         [Description of Specific Servicing Procedures Relating to Home Equity Loans to be Included in the Prospectus Supplement for an Actual Transaction] Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

         [IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during August 1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac Bank, resulting in IndyMac Bank performing the master servicing and servicing operations previously performed by IndyMac, Inc.]

         [The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the mortgage loans:

         For the purposes of the following table,

         o The period of delinquency is based on the number of days payments are contractually past due.

         o Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.]

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                                AS OF [___________]                        AS OF [_________]
                                   -----------------------------------------------------------------------------------
                                   PRINCIPAL                                        PRINCIPAL
                                    BALANCE               PERCENTAGE                 BALANCE                PERCENTAGE
                                   -----------------------------------------------------------------------------------
Portfolio.................
Delinquency percentage
   30-59 Days.............
   60-89 Days.............
   90+ Days...............

      Total...............

Foreclosure Rate..........
Bankruptcy Rate...........

         Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans its services and higher net losses on liquidated loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         [Certain statistical information concerning the pool of mortgage loans (such pool is referred to as the "Statistical Calculation Pool" and each such mortgage loan is referred to as a "Statistical Calculation Pool Mortgage Loan") is set forth below. The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group)-loan group [ ] and loan group [ ]. The Class [ ] Certificates will represent an interest in loan group [ ] only. Loan group [ ] information is included chiefly to provide a better understanding about the trust fund. A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Certificates. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date (the "cut-off date pool balance") and will also include, among other things, the following information regarding such mortgage loans:

         o the outstanding principal balances of such mortgage loans as of [___________________], 200[ ] (referred to as the "cut-off date") [or the related transfer date],

         o        the lien priorities of such mortgage loans,

         o the loan rates borne by such mortgage loans as of the cut-off date,

         o        the combined loan-to-value ratios of such mortgage loans,

         o the remaining term to scheduled maturity of such mortgage loans,

         o        the type of properties securing such mortgage loans,

         o the geographical distribution of such mortgage loans by state and

         o the credit limits and credit limit utilization rates of such mortgage loans as of the cut-off date.

         [The Detailed Description speaks as of the cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the additional loan accounts.] The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on mortgaged properties expected to be located in [49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments or condominium units. See "-Mortgage Loan Terms" below.

         Information regarding the Statistical Calculation Pool Mortgage Loans as of [ ], 200[ ] (the "Statistical Calculation Date") can be found on the tables on pages S-__ through S-__.]

MORTGAGE LOAN TERMS

         [General. A borrower may access a mortgage loan by writing a check in a minimum amount of $[ ]. The mortgage loans bear interest at a variable rate that changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Statistical Calculation Pool Mortgage Loans are subject to a maximum per annum interest rate ranging from [ ]% to [ ]% per annum, subject to applicable usury limitations. See "Certain Legal Aspects of the Loans, Applicability of Usury Laws" in the prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the Index Rate plus the applicable margin, divided by 365 days. The margin generally ranges between [ ]% and [ ]%. The "Index Rate" is based on the highest "prime rate" (the "Index") published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

         The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan in a second lien position divided by the sum of such credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan Group [ ] Statistical Calculation Pool Mortgage Loans was approximately [ ]%. The weighted average second mortgage ratio for the Loan Group [ ] Statistical Calculation Pool Mortgage Loans was approximately [ ]%.

         IndyMac Bank [generally offers][may offer] introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months] after origination. After such introductory period, the loan rate will adjust to the Index Rate plus the applicable margin.

         In general, the home equity loans may be drawn upon during a draw period of [either five years of three years]. Home equity loans with a draw period of [five] years (which generally may be extendible for an additional [five] years, upon IndyMac Bank's approval) constitute approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans and approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans, each by Statistical Calculation Date Principal Balance. These loans are generally subject to a [fifteen] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the draw period. Home equity loans with a draw period of [three] years constitute approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans and approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans, each by Statistical Calculation Date Principal Balance. These loans are generally subject to a [ten] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/120] of the outstanding principal balance as of the end of the draw period.

         The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any such amounts past due and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

         The "principal balance" of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

         o its principal balance as of the cut-off date for the mortgage loans purchased on the closing date [and as of the relevant date for the additional home equity loan] plus

         o any Additional Balances in respect of such mortgage loan, minus

         o all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day.

         The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

         Difference between Statistical Calculation Pool and Cut-off Date Pool. The statistical information presented in this prospectus supplement for each loan group reflects the mortgage loans originated by the seller through the Statistical Calculation Date, and is based on the number and the principal balances of such mortgage loans in each loan group as of the Statistical Calculation Date. The depositor expects that the actual pool as of the closing date will represent approximately $[ ] aggregate principal balance of mortgage loans. Loan group [ ], which has a Statistical Calculation Date Principal Balance of approximately $[ ], is expected to have a cut-off date principal balance of approximately $[ ]. Loan group [ ], which has a Statistical Calculation Date Principal Balance of approximately $[ ], is expected to have a cut-off date principal balance of $[ ]. [The trust also will include approximately $[ ] for loan group [ ] and $[ ] for loan group [ ] in the relevant additional loan accounts that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated or to be originated by the seller on or prior to the cut-off date and sold by the seller to the depositor, and by the depositor to the trust fund, on the closing date. In addition, with respect to the Statistical Calculation Pool Mortgage Loans, as to which statistical information is presented in this prospectus supplement, some amortization will occur and some Additional Balances may be created prior to the cut-off date. Moreover, certain Statistical Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of such characteristics of each Statistical Calculation Loan Group as presented in this prospectus supplement, although such variance will not be material. In the event that the seller does not, as of the cut-off date, have the full amount of mortgage loans which the depositor expects to purchase from the seller and sell to the trust fund on such date (i.e. approximately $[ ] aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the seller has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either Class of Certificates may not decrease or increase by more than [10]%. [For each loan group, the excess of the original principal balance of the related certificates over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [ ], the "Additional Loan Account"). These funds are expected to be used to acquire additional home equity loans not in the cut-off date pool (these loans for loan group [ ], the "Additional Home Equity Loans"). Consequently, the statistical distribution characteristics of loan group [ ] after the addition of Additional Home Equity Loans will vary from that of both the loan group [ ] cut-off date mortgage loan pool and the Loan Group [ ] Statistical Calculation Pool Mortgage Loans. Any funds remaining in the Additional Loan Account on [ ] will be used to prepay the Class [ ] Certificates on the first distribution date].

         The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistical Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [ ] Statistical Calculation Pool or the Loan Group [ ] Statistical Calculation Pool, as applicable, as of the close of business on the Statistical Calculation Date:]

                                 LOAN GROUP [ ]

                               PRINCIPAL BALANCES

                                                                           PERCENTAGE OF LOAN
                                                                                GROUP [ ]
                                                         AGGREGATE             STATISTICAL
                                        NUMBER OF          UNPAID              CALCULATION
                                        MORTGAGE         PRINCIPAL           DATE AGGREGATE
   RANGE OF PRINCIPAL BALANCES            LOANS           BALANCE           PRINCIPAL BALANCE
   ------------------------------------------------------------------------------------------










                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                               PERCENTAGE OF LOAN
                                                                                    GROUP [ ]
                                                                 AGGREGATE         STATISTICAL
                                                 NUMBER OF         UNPAID          CALCULATION
                                                 MORTGAGE        PRINCIPAL       DATE AGGREGATE
    RANGE OF COMBINED LOAN-TO-VALUE RATIOS         LOANS          BALANCE       PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------------








____________________

(1) [The ratio (expressed as a percentage) of (A) the sum of (i) the credit limit of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) to
     (B) the lesser of (i) the appraised value of the related mortgaged property as set forth in loan files at such date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of such mortgaged property.]

                                  LOAN RATES(1)

                                                          PERCENTAGE OF LOAN
                                                               GROUP [ ]
                                        AGGREGATE             STATISTICAL
                       NUMBER OF          UNPAID              CALCULATION
                       MORTGAGE         PRINCIPAL           DATE AGGREGATE
   LOAN RATES            LOANS           BALANCE           PRINCIPAL BALANCE
----------------------------------------------------------------------------




____________________
(1) Approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans by Statistical Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum and [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans by Statistical Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum.

                           GEOGRAPHIC DISTRIBUTION(1)

                                                           PERCENTAGE OF LOAN
                                                                GROUP [ ]
                                         AGGREGATE             STATISTICAL
                NUMBER OF                  UNPAID              CALCULATION
                MORTGAGE                 PRINCIPAL           DATE AGGREGATE
 STATE            LOANS                   BALANCE           PRINCIPAL BALANCE
 ----------------------------------------------------------------------------













____________________

(1) [Geographic location is determined by the address of the mortgaged property securing the related mortgage loan.]

                                  PROPERTY TYPE

                                                             PERCENTAGE OF LOAN
                                                                  GROUP [ ]
                                           AGGREGATE             STATISTICAL
                       NUMBER OF             UNPAID              CALCULATION
                       MORTGAGE            PRINCIPAL           DATE AGGREGATE
    PROPERTY TYPE        LOANS              BALANCE           PRINCIPAL BALANCE
-------------------------------------------------------------------------------







                                  LIEN PRIORITY

                                                             PERCENTAGE OF LOAN
                                                                  GROUP [ ]
                                           AGGREGATE             STATISTICAL
                         NUMBER OF           UNPAID              CALCULATION
                         MORTGAGE          PRINCIPAL           DATE AGGREGATE
   LIEN PROPERTY           LOANS            BALANCE           PRINCIPAL BALANCE
-------------------------------------------------------------------------------







                                     MARGINS

                                                              PERCENTAGE OF LOAN
                                                                   GROUP [ ]
                                            AGGREGATE             STATISTICAL
                           NUMBER OF          UNPAID              CALCULATION
                           MORTGAGE         PRINCIPAL           DATE AGGREGATE
  RANGE OF MARGINS           LOANS           BALANCE           PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                        CREDIT LIMIT UTILIZATION RATES(1)

                                                            PERCENTAGE OF LOAN
                                                                 GROUP [ ]
                                               AGGREGATE        STATISTICAL
                              NUMBER OF          UNPAID         CALCULATION
      RANGE OF CREDIT         MORTGAGE         PRINCIPAL      DATE AGGREGATE
  LIMIT UTILIZATION RATES       LOANS           BALANCE      PRINCIPAL BALANCE
-------------------------------------------------------------------------------








____________________
(1) [The "Credit Limit Utilization Rate" is determined by dividing the Loan Group [ ] Statistical Calculation Date Balance by the aggregate of the credit limits of the related credit line agreements.]

                                  MAXIMUM RATES

                                                              PERCENTAGE OF LOAN
                                                                   GROUP [ ]
                                                 AGGREGATE        STATISTICAL
                                  NUMBER OF        UNPAID         CALCULATION
 RANGE OF MONTHS REMAINING TO     MORTGAGE       PRINCIPAL      DATE AGGREGATE
      SCHEDULED MATURITY            LOANS         BALANCE      PRINCIPAL BALANCE
-------------------------------------------------------------------------------








                    MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                            PERCENTAGE OF LOAN
                                                                 GROUP [ ]
                                                AGGREGATE       STATISTICAL
                                  NUMBER OF       UNPAID        CALCULATION
                                  MORTGAGE      PRINCIPAL     DATE AGGREGATE
  RANGE OF PRINCIPAL BALANCES       LOANS        BALANCE     PRINCIPAL BALANCE
-------------------------------------------------------------------------------





____________________
(1) [Assumes that the Draw Period for Loan Group [ ] Statistical Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.]

                                ORIGINATION YEAR

                                                          PERCENTAGE OF LOAN
                                                               GROUP [ ]
                                        AGGREGATE             STATISTICAL
                       NUMBER OF          UNPAID              CALCULATION
                       MORTGAGE         PRINCIPAL           DATE AGGREGATE
   ORIGINATION YEAR      LOANS           BALANCE           PRINCIPAL BALANCE
-------------------------------------------------------------------------------







                               DELINQUENCY STATUS

                                                            PERCENTAGE OF LOAN
                                                                 GROUP [ ]
                                          AGGREGATE             STATISTICAL
                              NUMBER OF     UNPAID              CALCULATION
                              MORTGAGE    PRINCIPAL           DATE AGGREGATE
NUMBER OF DAYS DELINQUENT       LOANS      BALANCE           PRINCIPAL BALANCE
-------------------------------------------------------------------------------




                                  CREDIT LIMITS

                                                            PERCENTAGE OF LOAN
                                                                 GROUP [ ]
                                          AGGREGATE             STATISTICAL
                            NUMBER OF       UNPAID              CALCULATION
                            MORTGAGE      PRINCIPAL           DATE AGGREGATE
  RANGE OF CREDIT LIMITS      LOANS        BALANCE           PRINCIPAL BALANCE
-------------------------------------------------------------------------------

CONVEYANCE OF MORTGAGE LOANS

         The obligation of the trust fund to purchase mortgage loans for loan group [ ] on the closing date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Certificate
Insurer:

         o such mortgage loan may not be 60 or more days delinquent as of the closing date;

         o the remaining term to stated maturity of such mortgage loan will not exceed [ ] months;

         o such mortgage loan will be secured by a mortgage in a first or second lien position;

         o        such mortgage loan will not have, a loan rate less than [ ]%;

         o such mortgage loan will be otherwise acceptable to the Certificate Insurer;

         o following the purchase of such mortgage loan by the trust fund, the mortgage loans as of the closing date

         (a)      will have a weighted average loan rate of at least [ ]%;

         (b) will have a weighted average remaining term to stated maturity of not more than [ ] months;

         (c) will have a weighted average Combined Loan-to-Value Ratio of not more than [ ]%;

         (d) will have no mortgage loan with a principal balance in excess of $[ ];

         (e) will have a concentration in any one state not in excess [ ]%; and will have a concentration in any one zip code not in excess of [ ]%;

         (f) will have not more than [ ]% in aggregate principal balance of mortgage loans relating to non-owner occupied properties; and

         (g) will not have more than [ ]% in aggregate principal balance of mortgage loans that were appraised electronically;

         o such mortgage loan shall have a Combined Loan-to-Value Ratio not in excess of [ ];

         o such mortgage loan will have a credit limit between $[ ] and $[ ];

         o        such mortgage loan will have a margin between [ ]% and [ ]%;
                  and

         o such mortgage loan will comply with the representations and warranties in the pooling and servicing agreement.

         The trust fund may acquire Additional Home Equity Loans through [ ] that will be included in loan group [ ] so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity Loan Program-Underwriting Procedures Relating to Home Equity Loans." Additional Home Equity Loans will be purchased using amounts on deposit in the Additional Loan Account at a cash purchase price of [100]% of their principal balance on a designated cut-off date before [ ]. The amount paid from the Additional Loan Account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the aggregate principal balance of loan group [ ] will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account will decrease accordingly.

         Any conveyance of Additional Home Equity Loans is subject to various conditions including:

         o that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

         o that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the certificates and the Certificate Insurer;

         o that the trust fund receive opinions of counsel acceptable to the Certificate Insurer and the trustee with respect to the validity of the conveyance of the Additional Home Equity Loans; and

         o that as of their cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

[THE ADDITIONAL LOAN ACCOUNT

         The assets of the trust fund will include the Additional Loan Account that will contain approximately $[ ] on the closing date representing the excess of the original principal balance of the Class [ ] Certificates over the cut-off date principal balance of the mortgage loans in loan group [ ] initially transferred to the trust fund on the closing date. Monies in the Additional Loan Account are expected to be used to purchase Additional Home Equity Loans through [ ]. The Additional Loan Account will be part of the trust fund, but will not be available to cover losses on the mortgage loans. Any funds remaining on deposit in the Additional Loan Account on [ ] will be used to prepay the Class [ ] Certificates on the first distribution date. Net income on investment of funds in the Additional Loan Account will be paid to the master servicer, and will not be available for payment on the Certificates.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The pooling and servicing agreement, except as otherwise described in this prospectus supplement, provides that the Certificateholders will be entitled to receive on each distribution date distributions of principal, in the amounts described under "Description of the Certificates-Distributions on the Certificates" in this prospectus supplement, until the certificate principal balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from principal collections based upon the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition, the funds remaining in the Additional Loan Account on [ ] after the purchase of any Additional Home Equity Loans on that date will be used to prepay the Class [ ] Certificates on the first distribution date.] With respect to any date of calculation on or prior to the first distribution date on which the balance of the Transferor Interest with respect to such loan group is equal to the applicable Required Transferor Subordinated Amount, the "Investor Fixed Allocation Percentage" will equal the greater of (i) [ ]% and (ii) 100% minus the percentage obtained by dividing theamount of the Transferor Interest allocable to a loan group at the beginning of such Collection Period by the loan group balance at the beginning of such Collection Period. Thereafter, the Investor Fixed Allocation Percentage will equal [ ]%. During the related Rapid Amortization Period, Certificateholders will receive amounts from principal collections based solely upon the Investor Fixed Allocation Percentage for the related loan group. Because prior distributions of principal collections to Certificateholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive their respective Investor Principal Collections and not a lesser amount. In addition, respective Investor Interest Collections may be distributed as principal to Certificateholders of Certificates in a particular loan group in connection with the applicable Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders of Certificates related to a particular loan group, those Certificateholders may also receive as payment of principal the amount of such losses from the related Investor Interest Collections, Investor Interest Collections from the other loan group, the Subordinated Transferor Collections, [the Reserve Fund,] or, in some instances, draws under the Policy [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Certificates.

         [As of the closing date, the Transferor Interest with respect to each loan group will be $0. The Transferor Interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the Transferor Interest may grow. An increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate during the Rapid Amortization Period because the Certificateholders' share of principal collections on the mortgage loans in a loan group is based upon the applicable Investor Fixed Allocation Percentage (without reduction). The pooling and servicing agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the pooling and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group at any time during the life of the trust fund, so long as the portion of the Transferor Interest related to the applicable loan group (after giving effect to such removal) is not less than the related Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall loan group balance and thus the related amount of principal collections. See "Description of the Certificates-Optional Transfers of Mortgage Loans to the Transferor" in this prospectus supplement.

         All of the mortgage loans may be prepaid in full or in part at any time. However, mortgage loans secured by mortgaged properties in [ ] are subject to an account termination fee equal to the lesser of $[ ] or [ ] months interest on the amount prepaid, to the extent the prepaid amount exceeds [ ]% of the unpaid principal balance, if the account is terminated on or before its [ ] year anniversary. In addition, mortgage loans secured by mortgaged properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $[ ] and do not apply to accounts terminated subsequent to a date designated in the related mortgage note which, depending on the jurisdiction, ranges between [ ] months and [ ] years following origination. The prepayment experience with respect to the mortgage loans in a loan group will affect the weighted average life of the related Certificates.

         The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under "Description of the Mortgage Loans-Mortgage Loan Terms" in this prospectus supplement, rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce such provisions, unless

         o        such enforcement is not permitted by applicable law or

         o the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the mortgage loan.

         The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses" in the prospectus.

         The seller is not required to deliver certain documents relating to the mortgage loans to the trustee until [30] days after the closing date [(or in the case of the Additional Home Equity Loans, until 20 days after they are acquired by the trust fund)]. See "Description of the Certificates-Assignment of Mortgage Loans" in this prospectus supplement. If the seller fails to deliver all or a portion of such documents with respect to any such mortgage loan to the depositor, or, at the depositor's direction, to the trustee within such period, the seller will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the related loan group balance, thus reducing the amount of the Transferor Interest related to such loan group. If the deduction would cause such portion of the Transferor Interest to become less than the related Minimum Transferor Interest at such time, the seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in an amount equal to the amount by which such portion of the Transferor Interest would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan.

         The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the trust fund and it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the prospectus.

                       POOL FACTOR AND TRADING INFORMATION

         The "Pool Factor" is a seven-digit decimal that the master servicer will compute monthly expressing the Certificate Principal Balance of each Class of Certificates as of each distribution date (after giving effect to any distribution of principal to that Class of Certificates on such distribution date) as a proportion of the Original Certificate Principal Balance. On the closing date, the Pool Factor for each Class of Certificates will be 1.0000000. See "Description of the Certificates-Distributions on the Certificates" in this prospectus supplement. Thereafter, the Pool Factor for each Class of Certificates will decline to reflect reductions in the related certificate principal balance resulting from distributions of principal to that Class of Certificates and the related Invested Amount of any unreimbursed Liquidation Loss Amounts from mortgage loans in the related loan group.

         Pursuant to the pooling and servicing agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information for each Class of Certificates will be made available to the Certificateholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[ ] calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates-Book-Entry Certificates" and "-Reports to Certificateholders" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

         The Home Equity Loan Asset Backed Certificates Class [ ] and Class [ ] (each is sometimes referred to as a "Class"), Series 200[ ]-[ ] (the "Certificates") will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part. The following is a description of the material provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, such sections or defined terms are hereby incorporated in this prospectus supplement by reference.

GENERAL

         The Class [ ] Certificates will be issued in denominations of $[25,000] and multiples of $[1,000] in excess thereof and will evidence specified undivided interests in loan group [ ]. Together with the Transferor Interest and the Class [ ] Certificates (which are not offered by this prospectus supplement), they comprise IndyMac Home Equity Loan Trust 200[ ]-[ ] (referred to as the trust fund). The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

         o the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made in respect thereof under the applicable credit line agreement during the life of the trust fund ("Additional Balances");

         o collections on the mortgage loans received after the cut-off date (exclusive of payments in respect of accrued interest due on or prior to the cut-off date);

         o mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

         o the Collection Account for the Certificates (excluding net earnings thereon);

         o [the Additional Loan Account and the similar account for loan group 1 and any additional loans purchased with their proceeds;]

         o        the Reserve Fund (excluding net earnings thereon);]

         o the Policy and any further credit enhancement for the Class [ ] Certificates only; and

         o        an assignment of the depositor's rights under the Purchase
                  Agreement.

         Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially maintain the Security Register for the Certificates. See "-Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate undivided interest in the trust fund represented by the Certificates as of the closing date is expected to equal approximately $[ ] (the "Original Invested Amount"), which represents approximately [100]% of the sum of the cut-off date pool balance [and the additional loan accounts]. As of the closing date, the Class [ ] Certificates are expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"), which represents approximately [100]% of the sum of the cut-off date loan group [ ] principal balance [and approximately $[ ] deposited in the related additional loan account]. The "Class
[ ] Original Certificate Principal Balance" is expected to equal approximately $[ ]. As of the closing date, the Class [ ] Certificates are expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"), which represents approximately [100]% of the sum of the cut-off date loan group [ ] principal balance [and the amount deposited in the Additional Loan Account]. The "Class [ ] Original Certificate Principal Balance" is expected to equal approximately $[ ]. [Of the Class [ ] Original Invested Amount approximately $[ ] represents the proceeds deposited into the Additional Loan Account which may be used through [ ] to purchase additional home equity loans for addition to loan group [ ]. Following the closing date, the "Invested Amount" for each Class of Certificates with respect to any distribution date will be an amount equal to the Original Invested Amount for such Class of Certificates minus

         o the amount of the related Investor Principal Collections previously distributed on such Class of Certificates [and any return of the related additional loan account funds], minus

         o an amount equal to the product of the related Investor Floating Allocation Percentage and the Liquidation Loss Amounts on the mortgage loans in the related loan group (each as defined in this prospectus supplement) for such distribution date.

         For each Class of Certificates, the principal amount of the outstanding Certificates in that Class (the "Certificate Principal Balance") on any distribution date is equal to the applicable Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the certificates in that Class. See "-Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the related Certificate Rate and payments of principal as described below.

         The remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest (the "Transferor Interest") that will be owned by the transferor. In each loan group, the portion of the Transferor Interest in that loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding such date of determination, less the Invested Amount for such loan group as of the close of business on the preceding distribution date. The Required Transferor Subordinated Amount initially is approximately $[ ], which, in the aggregate, will represent approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the related additional loan account plus approximately [ ]% of the cut-off date loan group [ ] balance and the amount originally deposited in the Additional Loan Account], but the pooling and servicing agreement requires the Transferor Interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest (as defined in this prospectus supplement). The owner of the Transferor Interest (the "Transferor") will initially be the seller (or one of its affiliates). In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

         [The Certificate Insurer will require, based upon the terms and conditions of the Insurance Agreement, that the portion of the Transferor Interest with respect to each Class of certificates be maintained at the related Required Transferor Subordinated Amount with respect to such Class.

         The portion of the Transferor Interest related to each Class of Certificates as of the closing date will be zero, which is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the Transferor Interest on future distribution dates until it equals the Required Transferor Subordinated Amount.

         With respect to each Class of Certificates, certain excess cashflow will be applied as a payment of principal of that Class of Certificates on each distribution date to increase or maintain the portion of the Transferor Interest related to that Class to or at the Required Transferor Subordinated Amount for such Class for such distribution date. The amount of such excess cashflow with respect to a Class of Certificates so applied as a payment of principal on a distribution date is an "Accelerated Principal Distribution Amount" for the related Class of Certificates. The requirement to maintain the Transferor Interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the seller, the master servicer, the trustee, the Certificate Insurer or any other person.

         The pooling and servicing agreement requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related Class of Certificates to be applied to the funding of a reserve fund, which has been required by the Certificate Insurer to be established and maintained with respect to the certificates (the "Reserve Fund"). The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts with respect to each Class of Certificates over (y) the sum of the portion of the Transferor Interest with respect to each Class of Certificates. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.

         The Certificate Insurer may permit the Required Transferor Subordinated Amount for a Class of Certificates to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an "Overcollateralization Reduction Amount," which, with respect to each Class of Certificates, may result in a release of cash from the trust fund in an amount up to such Overcollateralization Reduction Amounts (net of any Reimbursement Amounts due to the Certificate Insurer), and/or result in the removal of cash or mortgage loans from the trust fund on distribution dates occurring after such step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount with respect to a Class will first be released from the Reserve Fund, to the extent of the amount on deposit therein. If the amount on deposit in the Reserve Fund with respect to a Class is not sufficient to fund the full amount of such Overcollateralization Reduction Amount with respect to such Class, then an amount equal to the remaining portion of such Overcollateralization Reduction Amount will be released from the monthly cashflow with respect to such Class, thus reducing the portion of the Transferor Interest for such Class.]

         The Transferor has the right to sell or pledge the Transferor Interest at any time, provided

         o the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy [or any other third party credit enhancements], and

         o certain other conditions specified in the pooling and servicing agreement are satisfied.

BOOK-ENTRY CERTIFICATES

         The Class [ ] Certificates will initially be book-entry certificates. Persons acquiring beneficial ownership interests in the Class [ ] Certificates ("Certificate Owners") may elect to hold their Class [ ] Certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing Certificate Principal Balances of $[25,000] and in multiples of $[1,000] in excess thereof. One investor in the book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $[1,000]. Except as described below, no person acquiring a book-entry certificate (each, a "beneficial owner") will be entitled to receive a definitive certificate representing such Certificate. Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the trustee through DTC and DTC Participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences-Foreign Investors" and "-Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 in this prospectus supplement.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from 14 January 2000 New CI has been renamed "Clearstream International, societe anonyme." On 18 January 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On 17 January 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences-Foreign Investors" and "-Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain definitive certificates.

         Monthly and annual reports on the trust fund provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the transferor and the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such book-entry certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

         Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if

         o DTC or the transferor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry certificates and the transferor or the trustee is unable to locate a qualified successor,

         o the transferor, at its sole option, elects to terminate a book-entry system through DTC or

         o after the occurrence of an Event of Servicing Termination (as defined in this prospectus supplement), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the book-entry certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as Certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, the depositor will transfer to the trust fund [the amounts to be deposited into the additional loan accounts and] all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the "Related Documents"), including all collections received on each such mortgage loan after the cut-off date (exclusive of payments in respect of accrued interest due on or before the cut-off date). The trustee, concurrently with such transfer, will deliver the Certificates to the depositor and the Transferor Certificate (as defined in the pooling and servicing agreement) to the transferor. [Subsequent closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor through [ ], 200[ ]. On those closing dates the depositor will transfer to the trust fund all of its interest in the Additional Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the Additional Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. Such schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.
         The pooling and servicing agreement will require that

         o on the [initial] closing date, with respect to not less than [50]% of the mortgage loans transferred to the trust fund on that date;

         o not later than [30] days after the initial closing date, with respect to the [remaining] mortgage loans; [and]

         o [not later than [20] days after the relevant closing date, with respect to the Additional Home Equity Loans,]

         [IndyMac Bank] deliver to the depositor for delivery to the trustee or, at the depositor's direction, directly to the trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents.

         In lieu of delivery of original documentation, [IndyMac Bank] may deliver documents that have been imaged optically upon delivery of an opinion of counsel that such documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of such documents in such format will not result in a reduction in the then current rating of the Certificates, without regard to the Policy [or any other third party credit enhancements].

         [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the trustee as one of the Related Documents, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in that mortgage loan.]

         Within 90 days of the closing date with respect to the mortgage loans acquired on the closing date [and within 90 days of the relevant closing date with respect to Additional Home Equity Loans], the trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the depositor by the trustee, the seller will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the applicable loan group balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the portion of the Transferor Interest related to that loan group to become less than the related Minimum Transferor Interest at such time (a "Transfer Deficiency"), the seller will be obligated to either substitute an Eligible Substitute mortgage loan and/or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the portion of the Transferor Interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. Notwithstanding the foregoing, however, no such transfer shall be considered to have occurred unless and until all required deposits to the Collection Account are actually made. The obligation of the seller to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies regarding any defects in the mortgage loans and Related Documents available to the trustee or the Certificateholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan which must, on the date of such substitution,

         o have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) that is not [10]% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan;

         o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than [1]% in excess of the loan rate of such Defective Mortgage Loan;

         o have a loan rate based on the same Index with adjustments to such loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

         o have a margin that is not less than the margin of the Defective Mortgage Loan and not more than [100] basis points higher than the margin for the Defective Mortgage Loan;

         o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

         o have a remaining term to maturity not more than [six] months earlier and not more than [60] months later than the remaining term to maturity of the Defective Mortgage Loan;

         o comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution);

         o in general, have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

         o satisfy certain other conditions specified in the pooling and servicing agreement.

         To the extent the principal balance of an Eligible Substitute Mortgage Loan is less than the principal balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the seller will be required to make a deposit to the Collection Account equal to such difference.

         The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the seller will represent and warrant on the closing date that at the time of transfer to the depositor, the seller has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien[, and likewise represent and warrant on each relevant closing date with respect to each Additional Home Equity Loan] (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that is required to be transferred because of such breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the Certificateholders.

         Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the pooling and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law and to certain limitations described in the pooling and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that such changes

         o do not adversely affect the interest of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer], and

         o        are consistent with prudent business practice.

         In addition, the pooling and servicing agreement permits the master servicer, within certain limitations described therein, to increase the credit limit of the related mortgage loan or reduce the margin for such mortgage loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

         In order to permit the transferor to remove mortgage loans from [either] loan group at such times, if any, as the portion of the Transferor Interest related to that loan group exceeds the level required by the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies, on any distribution date the transferor may, but shall not be obligated to, remove on such distribution date (the "Transfer Date") from the loan group, certain mortgage loans without notice to the Certificateholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

         o no Rapid Amortization Event (as defined in this prospectus supplement) has occurred;

         o the portion of the Transferor Interest allocable to that loan group as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;

         o the transfer of any mortgage loans from [either] loan group on any Transfer Date during the Managed Amortization Period (as defined in this prospectus supplement) shall not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

         o the transferor shall have delivered to the trustee a "Mortgage Loan Schedule" containing a list of all mortgage loans remaining in the related loan group after such removal;

         o the transferor shall represent and warrant that no selection procedures which the transferor reasonably believes are adverse to the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] were used by the transferor in selecting such mortgage loans;

         o in connection with each such retransfer of mortgage loans, the Rating Agencies and the Certificate Insurer shall have been notified of the proposed transfer and prior to the Transfer Date no Rating Agency has notified the transferor or the Certificate Insurer in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to either Class of Certificates without regard to the Policy [or any other third party credit enhancement]; and

         o the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the [six] conditions preceding this one.

         As of any date of determination within any Collection Period, the "Minimum Transferor Interest" for either loan group is an amount equal to [the lesser of (a) [5]% of the related loan group balance at the end of the immediately preceding Collection Period and (b) the Transferor Interest as of the closing date].

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

         The trustee shall establish and maintain on behalf of the master servicer an account (the "Collection Account") in trust for the Certificateholders, the Transferor, the Certificate Insurer [and any other third party credit enhancer], as their interests may appear. The Collection Account will be an Eligible Account (as defined in this prospectus supplement). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the master servicer will deposit such amounts in the Collection Account.

         Amounts so deposited may be invested in Eligible Investments (as described in this prospectus supplement) maturing no later than one business day prior to the next distribution date or on such distribution date if approved by the Rating Agencies, the Certificate Insurer [and any other third party credit enhancer]. Not later than the [third] business day prior to each distribution date (the "Determination Date"), the master servicer will notify the trustee of the amount of such deposit to be included in funds available for the related distribution date.

         An "Eligible Account" is

         o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit therein have the highest short-term debt rating by the Rating Agencies,

         o a segregated trust account maintained with the trustee or an affiliate of the trustee in its fiduciary capacity or

         o otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the Certificates without regard to the Policy [or any other third party credit enhancement).

         o Eligible Investments are specified in the pooling and servicing agreement and are limited to

         o obligations of the United States or any agency thereof, provided the timely payment of such obligations are backed by the full faith and credit of the United States;

         o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such tower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o commercial paper issued by [IndyMac Bank, F.S.B.] or any of its affiliates; provided that such commercial paper is rated no tower than ["A-I" by Standard & Poor's and "P-2" by Moody's] and the long-term debt of [IndyMac Bank, F.S.B.] is rated at least [A3 by Moody's], or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

         o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

         o securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency;

         o interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o short term investment funds sellered by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; and

         o such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive

         o interest only payments with respect to the obligations underlying such instrument or

         o both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations;

and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ALLOCATIONS AND COLLECTIONS

         All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any distribution date, "Interest Collections" will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period (as defined in this prospectus supplement), including without limitation such portion of Net Liquidation Proceeds, allocated to interest pursuant to the terms of the credit line agreements less

         o        servicing fees for the related Collection Period and

         o amounts payable to the master servicer pursuant to the pooling and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

         As to any distribution date, "Principal Collections" will be determined on a loan group basis and will be equal to the sum of

         o the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the credit line agreements and

         o        any Transfer Deposit Amounts.

         "Net Liquidation Proceeds" with respect to a mortgage loan are equal to the liquidation proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such mortgage loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

         With respect to any distribution date and loan group, the portion of interest collections allocable to the related Class of Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such distribution date and loan group and (b) the Investor Floating Allocation Percentage for such loan group. With respect to any distribution date and loan group, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding distribution date (or the closing date in the case of the first distribution date) by the loan group balance for such loan group at the beginning of the related Collection Period. The remaining amount of interest collections will be allocated to the portion of the Transferor Interest related to that loan group.

         With respect to the mortgage loans in each loan group, principal collections will be allocated between the Certificateholders and the transferor ("Investor Principal Collections" and "Transferor Principal Collections," respectively) as described in this prospectus supplement.

         The trustee will apply any amounts drawn under the Policy as provided in the pooling and servicing agreement.

         With respect to any date and loan group, the "loan group balance" will be equal to the aggregate of the principal balances of all mortgage loans in that loan group as of such date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (1) any Additional Balances in respect of such mortgage loan minus (2) all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

         Beginning with the first distribution date (which will occur on [ ]), distributions on the Certificates will be made by the trustee or the Paying Agent on each distribution date to the persons in whose names such Certificates are registered at the close of business on the day prior to each distribution date or, if the Certificates are no longer book-entry certificates, at the close of business on the record date (which is the [last] day of the month preceding such distribution date). The term "distribution date" means the [fifteenth] day of each month or, if such day is not a business day, then the first business day thereafter. Distributions on the Class [ ] Certificates will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $[1,000,000], by wire transfer or as otherwise agreed by such Certificateholder and the trustee) to the address of the person entitled thereto (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the certificate register in amounts calculated as described in this prospectus supplement on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to Certificateholders of such final distribution. For purposes of the pooling and servicing agreement, a "business day" is any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the states of New York or California are required or authorized by law to be closed.

         Application of Interest Collections. On each distribution date, the trustee or the Paying Agent will apply the Investor Interest Collections for loan group [ ] in the following manner and order of priority:

         (1) as payment to the trustee for the related fee for services rendered pursuant to the pooling and servicing agreement;

         (2) as payment to the Certificate Insurer for the portion of the premium for the Policy related to loan group [ ];

         (3) as payment to Certificateholders for the interest accrued at the related certificate rate and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the Certificates;

         (4) to pay to Certificateholders the related Investor Loss Amount for such distribution date;

         (5) as payment to Certificateholders for any related Investor Loss Amount for a previous distribution date that was not previously (a) funded by related Investor Interest Collections, (b) absorbed by a reduction in the related portion of the Transferor Interest, (c) funded by related Subordinated Transferor Collections as described below[, (d) previously funded by the Reserve Fund, (e) previously funded pursuant to clause (9) below] or (f) funded by draws on the Policy;

         (6) to reimburse the Certificate Insurer for prior draws made from the Policy (with interest thereon);

         (7) to pay to Certificateholders principal on the Certificates until the related portion of the Transferor Interest equals the related Required Transferor Subordinated Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

         (8) in respect of any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

         (9) [to pay to the other Class of Certificates any deficiency in items
(3), (4) and (5) above, after taking into account the allocation of 100% of such other Class' Investor Interest Collections relating to such other Class on such distribution date (the amount of one Class' remaining Investor Interest Collections which is allocated with respect to the other Class on such distribution date is a "Crossover Amount");]

         (10) [to the Reserve Fund for application in accordance with the pooling and servicing agreement, to the extent that the sum of the portion of the Transferor Interest for [both] loan groups as of such distribution date is less than the sum of the Required Transferor Subordinated Amounts for [both] loan groups as of such distribution date;]

         (11) as payment to the master servicer for certain amounts that may be required to be paid to the master servicer pursuant to the pooling and servicing agreement;

         (12) [to pay to the Certificateholders any Basis Risk Carryforward with respect to such Certificates;] and

         (13) to pay to the transferor to the extent permitted as described in this prospectus supplement.

         Payments to Certificateholders pursuant to clause (3) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(4), (5) and (7) will be principal payments on the Certificates and will therefore reduce the related Certificate Principal Balance; however, payments pursuant to clause (7) will not reduce the related Invested Amount. The Accelerated Principal Distribution Amount for a Class is not guaranteed by the Policy.

         [On each distribution date, if Investor Interest Collections with respect to a Class of Certificates, plus any Crossover Amount available from the other Class of Certificates, are insufficient to pay the amounts specified in items (3), (4) and (5) above with respect to a Class of Certificates, the amount of such insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit therein.]

         [The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts with respect to [both] loan groups over (y) the sum of the portion of the Transferor Interest with respect to each loan group. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.]

         To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related Class of Certificates, Investor Interest Collections for that loan group may be insufficient to cover related Investor Loss Amounts. If such insufficiency exists after the related Available Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund] [have each been] [has] reduced to zero and results in the related Certificate Principal Balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

         The "Investor Loss Amount" for a loan group is the product of the Investor Floating Allocation Percentage for that loan group and the Liquidation Loss Amount for that loan group for such distribution date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered principal balance thereof at the end of the Collection Period in which such mortgage loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith.

         A "Liquidated Mortgage Loan" means, as to any distribution date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the mortgage loan or the related mortgaged property have been recovered. The Investor Loss Amount for a loan group will be allocated to the Certificates related to that loan group.

         As to any distribution date, the "Collection Period" is the calendar month preceding each distribution date (or, in the case of the first Collection Period, the period beginning after the cut-off date and ending on the last day of [ ], 200[ ]).

         Interest will be distributed on each distribution date at the applicable certificate rate for the related Interest Period (as defined below). The "certificate rate" for the Class [ ] Certificates for a distribution date will generally equal a per annum rate equal to [the least of:]

         (a)      the sum of

         o the London Interbank offered rate for one-month [Eurodollar] deposits ("LIBOR"), calculated as specified below, as of the second LIBOR Business Day prior to the immediately preceding distribution date (or as of two LIBOR Business Days prior to the closing date, in the case of the first distribution date) plus

         o        [_____]%

         (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [ ] (weighted on the basis of the daily average balance of each mortgage loan included in loan group [ ], during the related billing cycle prior to the Collection Period relating to such distribution date) net of

         o        the Servicing Fee Rate,

         o the rate at which the fee payable to the trustee is calculated,

         o the rate at which the premium payable to the Certificate Insurer is calculated [and,

         (c)      [   ]%.]

         [However, on any distribution date for which the certificate rate for a Class of Certificates has been determined pursuant to clause (b) of the preceding sentence, the excess of

         o the amount of interest that would have accrued on those certificates during the related Interest Period had such amount been determined pursuant to clause (a) of the definition of the preceding sentence (but not at a rate in excess of [ ]% per annum) over

         o the interest actually accrued on those certificates during such Interest Period (such excess is referred to as "Basis Risk Carryforward")

will accrue interest at the certificate rate calculated pursuant to clause (a), [but not to exceed clause (c)] (as adjusted from time to time) and will be paid on subsequent distribution dates to the extent funds are available therefor.]

         Interest on the Certificates in respect of any distribution date will accrue on the Certificate Principal Balance from the preceding distribution date (or in the case of the first distribution date, from the closing date) through the day preceding such distribution date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections, Subordinated Transferor Collections, [the Reserve Fund,] and, if necessary, from draws on the Policy.

         CALCULATION OF THE LIBOR RATE. On the second LIBOR business day immediately preceding each distribution date, the trustee shall determine LIBOR for the Interest Period commencing on such distribution date. LIBOR for the first Interest Period will be determined on the second LIBOR business day preceding the closing date. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Moneyline Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the depositor after consultation with the trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the depositor after consultation with the trustee) as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. "LIBOR business day" means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         TRANSFEROR COLLECTIONS. Collections allocable to the Transferor Interest in respect of a loan group will be distributed to the transferor only to the extent that such distribution will not reduce the amount of the portion of the Transferor Interest relating to that loan group as of the related distribution date below the applicable Minimum Transferor Interest. Amounts not distributed to the transferor because of such limitations will be retained in the Collection Account until the portion of the Transferor Interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time such excess shall be released to the transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders of the related Class of Certificates as a reduction of the related Certificate Principal Balance.

         DISTRIBUTIONS OF PRINCIPAL COLLECTIONS. For each loan group, the period beginning on the closing date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the distribution date in [ ] (the "Managed Amortization Period"), the amount of principal collections payable to Certificateholders as of each distribution date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such loan group and distribution date. On any distribution date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" for a loan group shall equal the lesser of the applicable Maximum Principal Payment and the applicable Alternative Principal Payment. With respect to any loan group and distribution date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage for that loan group and principal collections for such loan group and distribution date. With respect to any loan group and distribution date, the "Alternative Principal Payment" for that loan group will equal the greater of

         o the amount (not less than zero) of Principal Collections for such loan group and distribution date less the aggregate of Additional Balances created on the mortgage loans in that loan group during the related Collection Period; and

         o [______]% of the Certificate Principal Balance immediately prior to such distribution date.

         Beginning with the first distribution date following the end of the Managed Amortization Period (such period, the "Rapid Amortization Period"), the amount of principal collections payable to Certificateholders on each distribution date will be equal to the Maximum Principal Payment for that loan group.

         If on any distribution date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to Certificateholders on such distribution date will be correspondingly reduced by the amount of such reduction.

         The amount of Principal Collections for a loan group to be distributed to Certificateholders on the first distribution date will reflect Principal Collections and Additional Balances from the mortgage loans in that loan group during the first Collection Period which is the period beginning on the cut-off date and ending on the last day of [ ].

         Distributions of Principal Collections from the mortgage loans in a loan group based upon the related Investor Fixed Allocation Percentage may result in distributions of principal to the related Certificateholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of such Invested Amount. Principal Collections from the mortgage loans in a loan group not allocated to the Certificateholders will be allocated to the portion of the Transferor Interest related to that loan group. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

         In addition, to the extent of funds available therefor (including funds available under the Policy), on the distribution date in [ ], Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

         THE PAYING AGENT. The Paying Agent shall initially be the trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

         If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any distribution date are insufficient to pay
(i) accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the related Certificates and (ii) the applicable Investor Loss Amount on such distribution date (such insufficiency being the "Required Amount"), a portion of the Interest Collections from the mortgage loans in that loan group and principal collections allocable to the portion of the Transferor Interest related to that loan group (but not in excess of the applicable Available Transferor Subordinated Amount) (the "Subordinated Transferor Collections") will be applied to cover the Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by such Subordinated Transferor Collections will be reallocated to the portion of the Transferor Interest related to that loan group, thereby reducing the Transferor Interest (up to the applicable remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts for that loan group). The portion of the Required Amount not covered by the application of funds pursuant to the provisions of the preceding sentence may then be satisfied by amounts available from the remaining Available Transferor Subordinated Amount from the other loan group. If such Investor Interest Collections for a loan group[, Crossover Amounts, amounts on deposit in the Reserve Fund] and the amount of Subordinated Transferor Collections which have been so applied to cover the applicable Required Amount are together insufficient to pay the amounts set forth in item
(i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of such shortfall. In addition, if on any distribution date on which the Available Transferor Subordinated Amount for a loan group is reduced to zero the Certificate Principal Balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such distribution date), a draw will be made on the Policy in the amount of such excess for such distribution date. See "-The Policy."
         With respect to any distribution date and loan group, the "Available Transferor Subordinated Amount" shall equal the lesser of the portion of the Transferor Interest for that loan group and the related Required Transferor Subordinated Amount for such distribution date.

RAPID AMORTIZATION EVENTS

         As described above, the Managed Amortization Period will continue through and including the distribution date in [ ], unless a Rapid Amortization Event occurs prior to such date. "Rapid Amortization Event" refers to any of the following events:

         (a) the failure on the part of the seller

         o to make a payment or deposit required under the pooling and servicing agreement within three business days after the date such payment or deposit is required to be made,

         o to observe or perform in any material respect any other covenants or agreements of the seller set forth in the pooling and servicing agreement, which failure continues unremedied for a period of 60 days after written notice;

         (b) any representation or warranty made by the seller in the pooling and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the seller has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during such period (or within an additional 60 days with the consent of the trustee) in accordance with the provisions of the pooling and servicing agreement;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor;

         (d) the trust fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

         (e) the aggregate of all draws under the Policy [or amounts paid pursuant to third party credit enhancement for loan group [ ]] incurred during the Managed Amortization Period exceeds [1]% of the Original Invested Amount.

         In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the trustee or Certificateholders holding Certificates evidencing more than 51% of the aggregate principal amount of the Certificates, the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy) [or any other third party credit enhancer], by written notice to the depositor and the master servicer (and to the trustee, if given by the Certificate Insurer, [any other third party credit enhancer] or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e) a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the trust fund, the transferor will immediately cease to transfer Additional Balances to the trust fund and the transferor will promptly give notice to the trustee of any such filing or appointment. Within 15 days, the trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the mortgage loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the trustee will sell, dispose of or otherwise liquidate the mortgage loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received . If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

THE POLICY

         [On or before the closing date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the pooling and servicing agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the closing date, among the seller, the depositor, the master servicer, the trustee and the Certificate Insurer.

         The Policy will irrevocably and unconditionally guarantee payment on each distribution date to the trustee for the benefit of the Certificateholders of each Class Of Certificates the full and complete payment of Insured Amounts with respect to the related Certificates for such distribution date. An "Insured Amount" shall equal with respect to each Class of Certificates as of any distribution date any shortfall in amounts available in the Collection Account to pay [(a)] (i) the Guaranteed Principal Distribution Amount (as defined in this prospectus supplement) with respect to the related Certificates for such distribution date and (ii) accrued and unpaid interest due on the related Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the pooling and servicing agreement after giving effect to amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) any Preference Amount (as defined in this prospectus supplement) which occurs prior to the related Determination Date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates. [The Policy does not cover any Basis Risk Carryforward.]

         The "Guaranteed Principal Distribution Amount" for any Class of Certificates and distribution date (other than the distribution date in [ ] on which the sum of the Available Transferor Subordinated Amounts for [both] loan groups and the Reserve Fund has been reduced to or equals zero, shall be the amount, if any, by which the Certificate Principal Balance of such Class of Certificates (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the related Invested Amount as of such distribution date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such distribution date) and on the distribution date in [ ] (after giving effect to all other amounts distributable and allocable to principal on such distribution date) any amount necessary to pay the outstanding Certificate Principal Balance.

         A "Preference Amount" means any amount previously distributed to a Certificateholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction. If the Certificate Insurer is required to pay any Preference Amount, the Certificate Insurer will pay such amount on the later of

         (a) the date when due to be paid pursuant to the order referred to below or

         (b) the first to occur of

         o the fourth Business Day following Receipt by the Certificate Insurer from the trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preferences under applicable bankruptcy law, (B) a certificate of the Certificateholder that the order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or

         o the date of Receipt by the Certificate Insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to Receipt, the Certificate Insurer shall have received written notice from the trustee that such items were to be delivered on such date and such date was specified in such notice

         Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant distribution date.

         The terms "Receipt" and "Received," with respect to the Policy, mean actual delivery to the Certificate Insurer prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer shall promptly so advise the trustee and the trustee may submit an amended notice.

         Under the Policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, [California or Illinois or the city in which the corporate trust office of the trustee or the Certificate Insurer is located], are authorized or obligated by law or executive order to be closed.

         The Certificate Insurer's obligations under the Policy in respect of Insured Amounts shall be discharged to the extent funds are transferred to the trustee as provided in the Policy, whether or not such funds are properly applied by the trustee.

         The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Insured Amounts and shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment.

         The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of [New York].

         Insured Amounts shall be paid only at the time set forth in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer. The Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the pooling and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Pursuant to the terms of the pooling and servicing agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder without the consent of such Holders, and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as a third party beneficiary to the pooling and servicing agreement.]

THE CERTIFICATE INSURER

         The following information set forth in this section has been provided by [Certificate Insurer] (the "Certificate Insurer"). Accordingly, none of the depositor, the seller and master servicer[, any third party credit. enhancer] or the underwriter makes any representation as to the accuracy and completeness of such information.

         [Description of Certificate Insurer, including Financial Information]

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the Certificateholders, the master servicer will forward to the trustee for mailing to such Certificateholder a statement setting forth among other items:

         (i) the Investor Floating Allocation Percentage for each loan group for the preceding Collection Period;

         (ii) the amount being distributed to each Class of Certificates;

         (iii) the amount of interest included in such distribution and the related certificate rate for each Class of Certificates;

         (iv) the amount, if any, of overdue accrued interest for a Class of Certificates included in such distribution (and the amount of interest thereon to the extent permitted by applicable law);

         (v) the amount, if any, of the remaining overdue accrued interest for a Class of Certificates after giving effect to such distribution;

         (vi) the amount, if any, of principal included in such distribution;

         (vii) the amount, if any, of the reimbursement of previous [Investor Loss Amounts][Liquidation Loss Amounts] for a Class of Certificates included in such distribution,

         (viii) [the amount, if any, of Basis Risk Carryforward for a Class of Certificates paid and the amount, if any, of Basis Risk Carryforward accrued;]

         (ix) the amount, if any, of the aggregate unreimbursed [Investor Loss Amounts][Liquidation Loss Amounts] for a Class of Certificates after giving effect to such distribution;

         (x) the Servicing Fee for such distribution date;

         (xi) [for each Class of Certificates:] the Invested Amount, [and] the Certificate Principal Balance [and the Pool Factor], each after giving effect to such distribution;

         (xii) the loan group balance of each loan group as of the end of the preceding Collection Period;

         (xiii) the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

         (xiv) the book value of any real estate in each loan group which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

         (xv) the amount of any draws on the Policy [or payments under third party credit enhancement for loan group [ ]];

         (xvi) [the amount on deposit in the Reserve Fund on the preceding distribution date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this distribution date, and the amount remaining on deposit in the Reserve Fund;] and

         (xvii) [with respect to the first and second distribution dates, the number and aggregate balance of any mortgage loans in [either] loan group not delivered to the trustee within 30 days after the closing date.]

         In the case of information furnished pursuant to clauses (iii), (iv),
(v), (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per $[1,000] increment of Certificates.

         Within 60 days after the end of each calendar year commencing in 200[ ], the master servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the pooling and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a mortgage loan.

HAZARD INSURANCE

         The pooling and servicing agreement provides that the master servicer maintain certain hazard insurance on the mortgaged properties relating to the mortgage loans. While the terms of the related credit line agreements generally require borrowers to maintain certain hazard insurance, the master servicer will not monitor the maintenance of such insurance.

         The pooling and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired upon foreclosure of a mortgage loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

         o        the maximum insurable value of such mortgaged property or

         o the outstanding balance of such mortgage loan plus the outstanding balance on any mortgage loan senior to such mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

         The pooling and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such mortgaged properties. If such blanket policy contains a deductible clause, the master servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The master servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds [and, if necessary, from other collections on or in respect of the mortgage loans,] for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to Certificateholders or the transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

         The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment for 91 days or more. Any such purchase shall be at a price equal to 100% of the principal balance of such mortgage loan plus accrued interest thereon at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Collection Period, the master servicer will receive from interest received on the mortgage loans a portion of such interest collections as a monthly servicing fee in the amount equal to [ ]% per annum ("Servicing Fee Rate") on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related net liquidation proceeds and, if necessary, other collections on or in respect of the mortgage loans.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery on or before [March 1] in each year, beginning [March 1, 200[ ]], to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before [March 1] of each year, beginning [March 1, 200[ ]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the trustee, the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the pooling and servicing agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the pooling and servicing agreement except for
(a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

         The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless

         (a) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

         (b) upon the satisfaction of the following conditions:

         o the master servicer has proposed a successor servicer to the trustee in writing and such proposed successor servicer is reasonably acceptable to the trustee;

         o the Rating Agencies have confirmed to the trustee that the appointment of such proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates without regard to the Policy [or any other third party credit enhancement]; and

         o such proposed successor servicer is reasonably acceptable to the Certificate Insurer.

         No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any such arrangement, the master servicer will remain liable and obligated to the trustee and the Certificateholders for the master servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the master servicer itself were performing such duties and obligations.

         The pooling and servicing agreement provides that the master servicer will indemnify the trust fund and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the pooling and servicing agreement. Under the pooling and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement to the extent described therein (other than losses resulting from defaults under the mortgage loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor master servicer, the successor master servicer will indemnify the transferor for any losses, claims, damages and liabilities of the transferor as described in this paragraph arising from the successor master servicer's actions or omissions. The pooling and servicing agreement provides that neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust fund, the trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor, the transferor nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

         Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of:

         (i) any failure by the master servicer to deposit in the Collection Account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for five business days [(or, if the master servicer is permitted to remit collections in respect of the mortgage loans to the Collection Account on a monthly basis as described under "-Payments on Mortgage Loans; Deposits to Collection Account," three business days)] after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer or Certificateholders evidencing an aggregate undivided interest in the Trust Fund of at least 25% of the aggregate Certificate Principal Balance;

         (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the Certificateholders[, any other third party credit enhancer] or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer[, any other third party credit enhancer] or Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Certificate Principal Balance; or

         (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer or the holders of Certificates evidencing an aggregate, undivided interest in the trust fund of at least 66 2/3% of the aggregate Certificate Principal Balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the pooling and servicing agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten or more business days or referred to under clause (ii) above for a period of 60 or more business days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the depositor, the transferor, the Certificate Insurer[, any other third party credit enhancer] and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either the trustee, or Certificateholders evidencing an aggregate undivided interest in the trust fund of at least 66 2/3% of the aggregate Certificate Principal Balance [(with the consent of the Certificate Insurer)] or the Certificate Insurer, may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $[ ] and acceptable to the Certificate Insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree upon). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the seller, the master servicer, the depositor and the trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders,

         o        to cure any ambiguity,

         o to correct any defective provision or to correct or supplement any provisions therein that may be inconsistent with any other provisions of the pooling and servicing agreement,

         o to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the certificates,

         o to add to the duties of the depositor, the seller, [the transferor] or the master servicer,

         o [to add or amend any provisions of the pooling and servicing agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the closing date, neither the transferor, the seller, the depositor, the trustee nor the master servicer is obligated to obtain, maintain, or improve any such rating),]

         o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement [or the Policy which shall not be inconsistent with the provisions of the pooling and servicing agreement [or any other third party credit enhancement],]

         o [to comply with any requirement imposed by the Code (as defined in this prospectus supplement)] or

         o [to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement][to increase the limits set forth in the pooling and servicing agreement as to the amount of senior liens which the master servicer may consent to,] provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder, the Certificate Insurer [or any other third party credit enhancer];

provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates without regard to the Policy [or any other third party credit enhancement.

         The pooling and servicing agreement may also be amended from time to time by [the seller,] the master servicer, the depositor, and the trustee [and the master servicer and the Certificate Insurer may from time to time consent to the amendment of the Policy,] with the consent of the Certificateholders with certificates evidencing at least 51% of the Certificate Principal Balance of the affected Class and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will

         o reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate,

         o [adversely affect in any material respect the interests of the Certificate Insurer [or any other third party credit enhancer]]

         o reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or

         o adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than described next to the first bullet point above, without the consent of the olders of certificates of such Class evidencing, as to such Class, percentage interests aggregating 66 2/3%.

TERMINATION; RETIREMENT OF THE CERTIFICATES

         The trust fund will terminate on the distribution date following the later of

         (A) payment in full of all amounts owing to the Certificate Insurer [and any other third party credit enhancer] and

         (B) the earliest of

         o the distribution date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero,

         o the final payment or other liquidation of the last mortgage loan in the trust fund,

         o the optional transfer to the transferor of the certificates, as described below; and

         o        the distribution date in [ ].

         The certificates will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate principal balance of the mortgage loans as of the last day of the related Collection Period is reduced to an amount less than or equal to [10]% of the sum of the aggregate principal balance of the mortgage loans as of [ ] and the aggregate principal balance of any Additional Home Equity Loans transferred to the trust fund as of the respective cut-off date and all amounts due and owing to the Certificate Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of

         o the outstanding Certificate Principal Balance of each Class of Certificates plus accrued and unpaid interest thereon at the applicable certificate rate through the day preceding the final distribution date [and

         o an amount equal to any Basis Risk Carryforward for each Class of Certificates plus accrued and unpaid interest thereon.]

         In no event, however, will the trust fund created by the pooling and servicing agreement continue for more than 21 years after the death of certain individuals named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

         [In addition, Certificates must be prepaid and redeemed in part with any funds remaining in the relevant additional loan account on [ ] after the purchase of any Additional Home Equity Loans on that day.]

THE TRUSTEE

         [Name of trustee], a [national] banking association with its principal place of business in [State], has been named trustee pursuant to the pooling and servicing agreement.

         The commercial bank or trust company serving as trustee may own Certificates and have normal banking relationships with the depositor, the master servicer, the seller and the Certificate Insurer and/or their affiliates.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the Certificate Insurer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the Certificate Insurer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         No holder of a Certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless such holder previously has given to the trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance have made written requests upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

         The Trust Fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, (except as provided in the pooling and servicing agreement) engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property (except the Certificates for the mortgage loans), or repurchase or otherwise reacquire its securities. See "-Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the terms of the pooling and servicing agreement

DEFAULT MANAGEMENT SERVICES

         In connection with the servicing of defaulted mortgage loans for which the master servicer does not service directly, the master servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those mortgage loans. The master servicer will be entitled to reasonable compensation for providing those services.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the seller pursuant to a purchase agreement (the "Purchase Agreement") to be entered into between the depositor, as purchaser of the mortgage loans, and the seller, as transferor of the mortgage loans. Under the Purchase Agreement, the seller will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the pooling and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights in, to and under the Purchase Agreement to the trust fund. The following is a description of the material provisions of the Purchase Agreement.

TRANSFERS OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the seller will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any Additional Home Equity Loans)] and all of the Additional Balances thereafter created. The purchase price of the mortgage loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of such Additional Balance.

REPRESENTATIONS AND WARRANTIES

         The seller will represent and warrant to the depositor that, among other things, as of the closing date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The seller will also represent and warrant to the depositor that, among other things, immediately prior to the sale of the mortgage loans to the depositor, the seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests. The seller will make similar representations and warranties in the pooling and servicing agreement. The seller will also represent and warrant to the depositor that, among other things, as of the closing date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the seller and (b) the Purchase Agreement constitutes a valid sale to the depositor of all right, title and interest of the seller in and to the mortgage loans and the proceeds thereof.

ASSIGNMENT TO TRUST FUND

         The seller will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the pooling and servicing agreement to the trust fund. The seller also will agree to perform its obligations under the Purchase Agreement for the benefit of the trust fund.

TERMINATION

         The Purchase Agreement will terminate upon the termination of the trust fund.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Class [ ] Certificates will be applied by the depositor towards the purchase of the initial loan group [ ] mortgage loans [and the deposit to the Additional Loan Account].

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the pooling and servicing agreement and other relevant documents and assuming compliance with the terms of the pooling and servicing agreement as in effect on the date of issuance of the Certificates, Thacher Proffitt & Wood LLP, special tax counsel to the depositor ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Federal Income Tax Consequences" in the prospectus.

         The transferor and the Certificateholders express in the pooling and servicing agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the mortgage loans. The transferor, the depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

         Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Federal Income Tax Consequences" in the prospectus.

         While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences-Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the Certificates constitutes a sale of the mortgage loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership between the Certificate Owners and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the Code because payments on each loan group support only one class of indebtedness.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the pooling and servicing agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" in the prospectus.

         Interest paid (or accrued) to a Certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to U.S. federal income and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person provides the trust fund or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person and providing that non-U.S. person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If such interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the Trust Fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

         If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         In addition, the interest paid on Certificates could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if such mortgage loan interest were to be treated as portfolio interest, interest payments on the Certificates could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

         If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

         Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owner, upon issuance, fails to supply the trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                   STATE TAXES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

         [The fiduciary of any pension or other employee benefit plan (a "Plan") which proposes to cause such Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

         Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (together with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including

         o        the requirement of investment prudence and diversification and

         o the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         A fiduciary that decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans.

         [In Prohibited Transaction Exemption 83-1 (the "Exemption"), the Department of Labor ("DOL") exempted from ERISA's prohibited transaction rules

         o certain transactions relating to the operation of residential mortgage pool investment trusts and

         o the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates.

         The Exemption permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and "parties in interest" with respect to those Plans related to

         o the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and

         o the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

         If the general conditions of the Exemption are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with "parties in interest" who are not fiduciaries) if

         o the Plan purchases the Single Family Certificates at no more than fair market value and

         o the Certificates are not subordinated to the other Certificates issued by the same pool,

         and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition,

         o        the purchase is approved by an independent fiduciary,

         o        no sales commission is paid to the pool seller,

         o a Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and

         o at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool seller or pool trustee.

         It is believed that the Exemption will apply to the acquisition and holding of the Class [ ] Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

         Any Plan fiduciary considering whether to purchase any Class [ ] Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class [ ] Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.]

         [The U.S. Department of Labor has granted to [Underwriter] an administrative exemption (Prohibited Transaction Exemption[ ]; Exemption Application No.[ ], Fed. Reg.] ([ ]) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of such asset-backed pass-through trusts; provided that the conditions and requirements of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met. For a general description of the Exemption and the conditions that must be satisfied for the exemption to apply, see "ERISA Considerations" in the prospectus.

         It is believed that the Exemption will apply to the acquisition and holding of the Class [ ] Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.]

         Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Class [ ] Certificates will be rated in the highest rating category of each of the Rating Agencies, the Class [ ] Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class [ ] Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated [ ], 200[ ], between the depositor and [ ] ("[ ]"), which is an affiliate of the depositor, the seller and the master servicer), the depositor has agreed to sell to [ ], and [ ] has agreed to purchase from the depositor, the Class [ ] Certificates.

         In the underwriting agreement, [ ] has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

         The depositor has been advised by [ ] that it proposes initially to offer the Class [ ] Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of [ ]% of the Certificate denominations. [ ] may allow and such dealers may reallow a discount not in excess of [ ]% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         Until the distribution of the Class [ ] Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of [ ] and certain selling group members to bid for and purchase the Class [ ] Certificates. As an exception to these rules, [ ] is permitted to engage in certain transactions that stabilize the price of the Class [ ] Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Class [ ] Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the depositor nor [ ] makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the depositor nor [ ] makes any representation that [ ] will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice. .

         The underwriting agreement provides that the depositor will indemnify [ ] against certain civil liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York. [ ], will pass upon certain legal matters on behalf of the underwriters.

                                     EXPERTS

         [The consolidated financial statements of the [Certificate Insurer] and its subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of [ ], independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.]

                                     RATINGS

         It is a condition to the issuance of the Class [ ] Certificates that they be rated [ ] by [Rating Agency] and [ ] by [Rating Agency] (each a "Rating Agency").

         A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that Certificateholders might realize a lower than anticipated yield. [The ratings on the Certificates do not address the likelihood of the receipt by Certificateholders of Basis Risk Carryforward.]

         The ratings assigned to the Class [ ] Certificates will depend primarily upon the financial strength of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS


Accelerated Principal Distribution Amount..........
Additional Balances................................
Additional Home Equity Loans.......................
Additional Loan Account............................
Alternative Principal Payment......................
Available Transferor Subordinated Amount...........
Bankruptcy Rate....................................
Basis Risk Carryforward............................
beneficial owner...................................
business day.......................................
Cedel S.A..........................................
Certificate Insurer................................
Certificate Owners.................................
Certificate Principal Balance......................
certificate rate...................................
certificateholder..................................
Certificateholder..................................
Certificates.......................................
CI.................................................
Class [ ] Original Certificate Principal Balance...
Class [ ] Original Invested Amount.................
Clearstream, Luxembourg............................
Code...............................................
Collection Account.................................
Collection Period..................................
Cooperative........................................
Credit Limit Utilization Rate......................
Crossover Amount...................................
cut-off date.......................................
cut-off date pool balance..........................
DBC................................................
Debt Securities....................................
Defective Mortgage Loans...........................
Detailed Description...............................
Determination Date.................................
distribution date..................................
DOL................................................
DTC................................................
DTC Participants...................................
Eligible Account...................................
Eligible Substitute Mortgage Loan..................
ERISA..............................................
ERISA Considerations...............................
Euroclear Operator.................................
Euroclear Participants.............................
European Depositaries..............................
Events of Servicing Termination....................
Exemption..........................................
Financial Intermediary.............................
First Federal......................................
Foreclosure Rate...................................
Global Securities..................................
Guaranteed Distributions...........................
Guaranteed Principal Distribution Amount...........
Holdings...........................................
Index..............................................
Index Rate.........................................
Indirect Participants..............................
IndyMac Bank.......................................
Insurance Agreement................................
Insured Amount.....................................
Interest Collections...............................
Interest Period....................................
Invested Amount....................................
Investor Fixed Allocation Percentage...............
Investor Floating Allocation Percentage............
Investor Interest Collections......................
Investor Loss Amount...............................
Investor Principal Collections.....................
LIBOR..............................................
LIBOR business day.................................
Liquidated Mortgage Loan...........................
Liquidation Loss Amount............................
Liquidation Proceeds...............................
loan group balance.................................
Managed Amortization Period........................
Maximum Principal Payment..........................
Minimum Transferor Interest........................
Mortgage Loan Schedule.............................
mortgage pool pass-through certificates............
Net Liquidation Proceeds...........................
New CI.............................................
OID................................................
OID Regulations....................................
Original Invested Amount...........................
Overcollateralization Reduction Amount.............
Paying Agent.......................................
Plan...............................................
Plans..............................................
Pool Factor........................................
Preference Amount..................................
principal balance..................................
Principal Collections..............................
Purchase Agreement.................................
Rapid Amortization Event...........................
Rapid Amortization Period..........................
Receipt............................................
Received...........................................
Reference Bank Rate................................
Related Documents..................................
Required Amount....................................
Reserve Fund.......................................
Rules..............................................
Scheduled Principal Collections Distribution Amount
Servicing Fee Rate.................................
Single Family Certificates.........................
SMMEA..............................................
Statistical Calculation Date.......................
Statistical Calculation Pool.......................
Statistical Calculation Pool Mortgage Loan.........
Subordinated Transferor Collections................
Tax Counsel........................................
taxable mortgage pool..............................
Telerate Screen Page 3750..........................
Terms and Conditions...............................
Transfer Date......................................
Transfer Deficiency................................
Transfer Deposit Amount............................
Transferor.........................................
Transferor Interest................................
Transferor Principal Collections...................
U.S. PERSON........................................

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series [200[ ]-[ ] ](the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in such capacity) and other DTC Participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold interests in Global Securities through DTC Participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or the Euroclear Operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC Participant's account against delivery of an interest in the Global Securities. After such settlement has been completed, such interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The credit of such interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case such Clearstream, Luxembourg Participants or Euroclear Participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear Operator until interests in the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear Operator has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC Participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC Participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC Participant.

         Finally, intra-day traders that use Clearstream, Luxembourg Participants or Euroclear Participants to purchase interests in Global Securities from DTC Participants or sellers settling through them for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing interests in Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear Operator through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Beneficial Owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Certificate Owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification), U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                        $[____________________________]
                                  (Approximate)

                    INDYMAC HOME EQUITY LOAN TRUST 200[ ]-[ ]
                                INDYMAC ABS, INC.
                                    Depositor

                               [INDYMAC BANK LOGO]
                           Seller and Master Servicer

                                HOME EQUITY LOAN
                  ASSET BACKED CERTIFICATES, SERIES 200[ ]-[ ]
                            _________________________

                              PROSPECTUS SUPPLEMENT
                            _________________________

                                  [UNDERWRITER]

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 200[ ]-[ ] Home Equity Loan Asset Backed Certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[ ]-[ ] Home Equity Loan Asset Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[ ]-[ ] Home Equity Loan Asset Backed Certificates will be required to deliver a prospectus supplement and prospectus until [ ], 200[ ].

                         [____________________], 200[ ]

                                                                     [Version 2]

               SUBJECT TO COMPLETION DATED [            ], 200[ ]

PROSPECTUS SUPPLEMENT
(To Prospectus dated [ ], 200[ ])

                           $[________________________]
                                  (Approximate)

                                INDYMAC ABS, INC.
                                    Depositor

                             [LOGO OF INDYMAC BANK]
                           Seller And Master Servicer

                    INDYMAC HOME EQUITY LOAN TRUST 200[ ]-[ ]
                                SERIES 200[ ]-[ ]
                                     Issuer
--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------
-------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS       THE NOTES
BEGINNING ON PAGE [S-12] IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE         The Class [ ] [and Class [ ]]notes
[3] IN THE PROSPECTUS.                    have [an] original principal
                                          balance[s] of $[ ] [and $[ ],
The notes represent non-recourse          respectively, each] subject to a
obligations of the trust only and         permitted variance of plus or minus
do not represent an interest in or        [5]%.
obligation of IndyMac ABS, Inc.,
IndyMac Bank, F.S.B. or any of
their affiliates.

This prospectus supplement may be
used to offer and sell the notes
only if accompanied by the
prospectus.
-------------------------------------

                                                                 UNDERWRITING
                                                                   DISCOUNT          PROCEEDS
 APPROXIMATE PRINCIPAL      PASS-THROUGH          PRICE TO            AND               TO
       AMOUNT(1)                RATE               PUBLIC         COMMISSIONS       COMPANY(2)
       ---------                ----               ------         -----------       ----------



(1)      Subject to a permitted variance in the aggregate of [10]%.
(2)      Before deducting expenses.

THE TRUST FUND

The notes will be secured by the trust fund consisting primarily of [two] loan groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on [one- to four-family] residential properties and will bear interest at rates that adjust based on [the prime rate]. [The trust fund will also initially include funds from the sale of the notes in excess of the cut-off date principal balances. These excess funds are expected to be used to acquire additional home equity revolving credit line loans after the cut-off date.] The Class [ ] notes will represent an interest in loan group [ ] only.]

THE POLICY

[Note Insurer] will issue an irrevocable and unconditional note guaranty insurance policy which will guarantee certain payments to noteholders. prospectus.

                               [NOTE INSURER LOGO]

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[Underwriter] will offer the notes subject to prior sale and subject to its right to reject orders in whole or in part. The notes will be issued in book-entry form on or about [ ], 200[ ] [and will be offered in the United States and Europe].

                                  [UNDERWRITER]
                            [______________], 200[ ]

                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT


Summary
Risk Factors
The Trust
The Master Servicer
The Home Equity Loan Program
Description of The Mortgage Loans
Maturity and Prepayment Considerations
Pool Factor
Description of the Notes
Description of the Indenture
Description of the Sale and Servicing Agreement
Description of the Purchase Agreement
Use of Proceeds
Material Federal Income Tax Consequences
Other Taxes
ERISA Considerations
Legal Investment Considerations
Underwriting
Legal Matters
Experts
Ratings
INDEX OF DEFINED TERMS
Annex I


                                   PROSPECTUS



Important Notice About Information in This Prospectus and Each Accompanying
      Prospectus Supplement
Risk Factors
The Trust Fund
Use of Proceeds
The Depositor
Loan Program
Description of the Securities
Credit Enhancement
Yield and Prepayment Considerations
The Agreements
Certain Legal Aspects of the Loans
Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index to Defined Terms


         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series [ ] Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series [ ] Notes will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

         You should rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, carefully read this entire document and the accompanying prospectus.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

TRUST FUND

IndyMac Home Equity Loan Trust 200[ ]-[ ]. The trust fund will own a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. [The original principal balance of the notes will exceed the aggregate cut-off date principal balances of the home equity loans initially transferred to the trust fund. Funds in an amount equal to this excess are expected to be used to acquire additional home equity loans that are not included in the cut-off date pool. Until they are so used, they will be held in the trust fund.]

We will be dividing the mortgage loans in the trust fund into [two] groups. Each will be referred to as a loan group. The repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ] and the repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ]. Likewise, holders of Class [ ] Notes will receive payments from collections on mortgage loans in loan group [ ] and holders of Class [ ] Notes will receive payments from collections on mortgage loans in loan group [ ].

[THE OFFERED NOTES

IndyMac Home Equity Loan Trust 200[ ]-[ ] will issue [ ] classes of Home Equity Loan Asset Backed Notes and a transferor's interest. Only the Class [ ] Notes are offered by this prospectus supplement and the accompanying prospectus and are listed on the cover page of this prospectus supplement.]

[OTHER NOTES

IndyMac Home Equity Loan Trust 200[ ]-[ ] is also issuing the Class [ ] Notes and the transferor's interest. As described in this prospectus supplement, except for limited cross-collateralization, the Class [ ] Notes are not supported by the mortgage loans in loan group [ ], the group that supports the offered notes. As described in this prospectus supplement, a portion of the transferor's interest is subordinated in right of payment to the payment of the notes. Information regarding the Class [ ] Notes and the transferor's interest is included in this prospectus supplement chiefly to provide you with a better understanding of the Class [ ] Notes.]

DEPOSITOR

IndyMac ABS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in the prospectus.

SELLER AND MASTER SERVICER

[IndyMac Bank, F.S.B.]

See "The Master Servicer" in this prospectus supplement.

INDENTURE TRUSTEE

[Name of Indenture Trustee].

OWNER TRUSTEE

[Name of Owner Trustee].

NOTE INSURER

[Note Insurer][, will insure the [Class [ ]] Notes as described in this prospectus supplement].

See "The Note Insurer" in this prospectus supplement.

INDENTURE

The notes will be issued pursuant to an indenture between the trust and the indenture trustee.

CUT-OFF DATE

[                    ], 200[  ].

CLOSING DATE

On or about [                    ], 200[  ].

PAYMENT DATES

The indenture trustee will make distributions on the [ ] day of each calendar month beginning in [ ] 200[ ]. If the [ ] day of a month is not a business day, then payments will be made on the next business day after the [ ] day of the month.

RECORD DATE

The [last] day preceding a payment date or, if the notes are no longer book-entry notes, the last day of the month preceding a payment date.

DENOMINATIONS

[The Class [ ] Notes will be issued in minimum denominations of] $[25,000] and multiples in excess of that.

REGISTRATION OF NOTES

The [Class [ ]] Notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the [Class [ ]] Notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Notes - Book-Entry Notes" in this prospectus supplement.

THE MORTGAGE LOANS

GENERAL

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period.

The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the principal balances of all mortgage loans in that loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

o        its cut-off date principal balance,

         plus

o        any additional borrowings on that mortgage loan,

         minus

o all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is liquidated, its principal balance will be zero.

LOAN RATE

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of

o the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of each calendar month

         and

o        a margin.

Each loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are adjusted monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is the [fifteenth] day of each month.

PRINCIPAL PAYMENTS

Each home equity loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with [ ]-year draw periods have [ ]-year repayment periods. These [ ]-year draw periods are generally extendible for an additional [ ] years with the approval of the master servicer.

STATISTICAL CALCULATION DATE INFORMATION

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans does not reflect all of the mortgage loans that will be included in the pool on the closing date. The statistical calculation information presented in this prospectus supplement relates to a statistical calculation pool that comprises approximately [ ]% of the mortgage loans that will be included in the trust fund. The aggregate principal balance of each statistical calculation loan group as of the statistical calculation date is the statistical calculation loan group balance. The statistical calculation date is
[                ], 200[ ].

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the applicable statistical calculation loan group on the statistical calculation date.

See "Description of the Mortgage Loans" in this prospectus supplement for additional information concerning the statistical calculation pool and the mortgage loans in general.

THE [CLASS [  ]] NOTES

NOTE RATE

[Class [  ] Notes]

The note rate on the Class [ ] Notes may change from payment date to payment date. On any payment date the note rate for the [Class [ ]] Notes will equal [the least of]:

o        LIBOR plus [                    ]% per annum,

o [the weighted average of the loan rates on the mortgage loans in loan group [__________________________________] minus certain fees, expenses and minimum spread requirements, and

o        [                    ]% per annum.]

[However, on any payment date for which the note rate for the Class [ ] Notes has been determined pursuant to the weighted average of the net loan rates on the mortgage loans in loan group [ ], the excess of the lesser of

o        [                    ]% per annum and

o        LIBOR + [                    ]% per annum

over the note rate will be paid (with interest at the rate of LIBOR + [ ]% per annum, but not at a rate in excess of [ ]% per annum) on the Class [ ] Notes on subsequent payment dates to the extent that funds are available in the priority described in this prospectus supplement.]

[Class [  ] Notes

The note rate on the Class [ ] Notes may change from payment date to payment date. On any payment date the note rate for the Class [ ] Notes will equal [the least of]:

o        LIBOR plus [                    ]% per annum,

o [the weighted average of the loan rates on the mortgage loans in loan group [_________________] minus certain fees, expenses and minimum spread requirements, and

o        [                    ]% per annum.]

[However, on any payment date for which the note rate for the Class [ ] Notes has been determined pursuant to the weighted average of the net loan rates on the mortgage loans in loan group [ ], the excess of the lesser of

o        [                    ]% per annum and

o        LIBOR + [                    ]% per annum

over the note rate will be paid (with interest at the rate of LIBOR + [ ]% per annum, but not at a rate in excess of [ ]% per annum) on the Class [ ] Notes on subsequent payment dates to the extent that funds are available in the priority described in this prospectus supplement.]] The insurance policy issued by [ ] does not cover payment of basis risk carryforward.

See "Description of the Notes - Payments on the Notes - Application of Interest Collections" in this prospectus supplement.

INTEREST PERIOD

For each payment date and class of notes, the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

ORIGINAL NOTE PRINCIPAL BALANCE

THE ORIGINAL PRINCIPAL BALANCE OF [EITHER] CLASS OF NOTES MAY BE REDUCED OR INCREASED BY NOT MORE THAN [5]% DEPENDING ON THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP ACTUALLY DELIVERED ON THE CLOSING DATE.

Principal

The amount of principal paid on a class of notes on a payment date will depend on whether the payment date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

o        the payment date in [                    ] and

o        the date on which a rapid amortization event first occurs.

The rapid amortization period begins on the first payment date after the end of the managed amortization period.

See "Description of Notes - Payments on the Notes - Distributions of Principal Collections" in this prospectus supplement.

[ADDITIONAL LOAN ACCOUNT

On the closing date approximately $[ ] will be deposited into an additional loan account [for loan group [ ] and approximately $[ ] will be deposited into an additional loan account for loan group [ ], each] held as a part of the trust fund. These funds represent the excess of the original principal balance of the Class [ ] [and Class [ ]] Notes [,as applicable,] over the cut-off date principal balance of the mortgage loans in [their related] loan group [ ] initially transferred to the trust fund. These funds are expected to be used through [ ] to acquire additional home equity loans that are not included in the cut-off date pool. Any additional home equity loans acquired by the trust fund after the cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the additional loan account[s] on [ ] will be used to prepay the [Class [ ]] [related class of] Notes on the first payment date following such date.]

TERMINATION

The trust fund will terminate on the payment date following the later of

A. payment in full of all amounts owing to the note insurer [and any third party credit enhancer] and

B.       the earliest of

o the payment date on which the principal balance of [both] classes of notes have been reduced to zero,

o the final payment or other liquidation of the last mortgage loan in the trust fund,

o the optional transfer of the mortgage loans to the owner of the transferor interest, as described below, and

o        the payment date in [                    ].

The mortgage loans in the trust fund will be subject to optional transfer to the owner of the transferor interest on any payment date on or after which

o the aggregate principal balance of the mortgage loans is reduced to any amount less than or equal to [10]% of the sum of the aggregate original principal balance of the initial mortgage loans as of the initial cut-off date and the aggregate original principal balance of any additional home equity loans as of the respective cut-off dates, and

o all amounts due and owing to the note insurer [and any third party credit enhancer], including any unreimbursed draws on the policy [and any third party enhancement], together with interest on those amounts, have been paid as provided [either] in the insurance agreement under which the policy is issued [or in accordance with any third party credit enhancement].

See "Description of the Indenture - Termination; Retirement of the Notes" in this prospectus supplement and "The Agreements - Termination; Optional Termination" in the prospectus.

CREDIT ENHANCEMENT

GENERAL

The trust fund includes various mechanisms that are intended to protect noteholders against losses on the mortgage loans.

EXCESS INTEREST

The indenture trustee will distribute certain interest collections on the mortgage loans in each loan group to cover losses that would otherwise be allocated to the notes related to that loan group, and to the extent described in this prospectus supplement, to the notes related to the other loan group.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

The sum of the amounts by which the loan group balance of each loan group in the trust fund exceeds the principal balance of its related notes is the transferor interest. Initially, the transferor interest will be $[__]. The transferor interest is expected to grow as interest collections in excess of trustee fees, amounts due the note insurer, interest accrued on the notes and certain loss amounts due on the notes are applied as principal payments on the notes, thereby creating overcollateralization of the notes. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related class of notes will cease, unless it is necessary to maintain the required level of overcollateralization. The transferor interest is also the mechanism that absorbs changes in the principal amount of mortgage loans in a loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the notes. IndyMac Bank, F.S.B. (or one of its affiliates) will be the owner of the transferor interest on the closing date.

See "Description of the Notes - Limited Subordination of Transferor Interest" in this prospectus supplement.

POLICY

The policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the noteholders the full and complete payment of the guaranteed distributions consisting of

o the guaranteed principal distribution amount with respect to the notes for the payment date, and

o        accrued and unpaid interest due on the notes.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The policy does not cover payment of basis risk carryforward.

In addition, the policy will guarantee the payment of the outstanding note principal balance on the payment date in [______________________________] (after giving effect to all other amounts distributable and allocable to principal on that payment date).

IN THE ABSENCE OF PAYMENTS UNDER THE POLICY, NOTEHOLDERS WILL DIRECTLY BEAR THE CREDIT AND OTHER RISKS ASSOCIATED WITH THEIR PERCENTAGE INTEREST IN THE TRUST FUND.

See "Description of the Indenture - The Policy" in this prospectus supplement.

[LIMITED CROSS-COLLATERALIZATION

The indenture will allow for limited cross-collateralization, in that certain excess cashflows from either loan group on any payment date will be applied to the funding of certain deficiencies in interest and principal on the notes related to the other loan group.]

[RESERVE FUND

On the closing date, an account will be set up in the name of the indenture trustee on behalf of the noteholders, but will not be funded. Once the required level of overcollateralization for a loan group has been reached, excess cashflow from that loan group may be deposited in the reserve fund on future payment dates until the amount reaches a specified level. Amounts in the reserve fund may be used to cover shortfalls in amounts required to be distributed as interest to either Class of Class [ ] Notes or to cover losses on the mortgage loans in either loan group.]

TAX STATUS

Subject to the qualifications described under "Material Federal Income Tax Consequences" in this prospectus supplement, Thacher Proffitt & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.

See "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Generally, the notes may be purchased by a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986 as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The [Class [ ]] Notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the [Class [_____________________]] Notes.

See "Legal Investment" in the prospectus.

NOTE RATING

The notes will not be offered unless they are each rated [_________________] by [Rating Agency] and [_________________________] by [Rating Agency]. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors - Rating of the Securities Does Not Assure their Payment" and "Rating" in the prospectus.

                                  RISK FACTORS

o The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING
   YOUR NOTES...........................The underwriter intends to make a secondary market in the notes purchased
                                        by it, but has no obligation to do so.
                                        We cannot assure you that a secondary
                                        market will develop or, if it develops,
                                        that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for mortgage
                                        backed and asset backed securities have
                                        experienced periods of illiquidity and
                                        can be expected to do so in the future.
                                        Illiquidity can have a severely adverse
                                        effect on the prices of securities that
                                        are especially sensitive to prepayment,
                                        credit, or interest rate risk, or that
                                        have been structured to meet the
                                        investment requirements of limited
                                        categories of investors.

CASH FLOW DISRUPTIONS COULD
   CAUSE PAYMENT DELAYS AND LOSSES......Substantial delays and shortfalls could result from liquidating delinquent
                                        mortgage loans. Resulting shortfalls in
                                        distributions to noteholders could occur if the note insurer were unable to perform its obligations under the policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to noteholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss if the note insurer were unable to perform its obligations under the policy.

YIELD AND REINVESTMENT MAY BE
   ADVERSELY AFFECTED BY
   UNPREDICTABILITY OF PREPAYMENTS......During the period that a borrower may borrow money under the borrower's line
                                        of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in any month (and in turn the amount distributed to the holders of the related class of notes) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. [However, prepayments on loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan.] Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The trust fund's prepayment experience may be affected by a wide variety of factors, including:

                                        o    general economic conditions,

                                        o    interest rates,

                                        o    the availability of alternative
                                             financing and

                                        o    homeowner mobility.

                                        In addition, substantially all of the
                                        mortgage loans contain due-on-sale
                                        provisions and the master servicer
                                        intends to enforce those provisions
                                        unless doing so is not permitted by
                                        applicable law or the master servicer
                                        permits the purchaser of the mortgaged
                                        property in question to assume the
                                        mortgage loan in a manner consistent
                                        with reasonable commercial practice. See
                                        "Description of the Notes" in this
                                        prospectus supplement and "Certain Legal
                                        Aspects of the Loans - Due-on-Sale
                                        Clauses" in the prospectus for a
                                        description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

                                        The yield to maturity and weighted
                                        average life of your notes will be
                                        affected primarily by

                                        o    the rate and timing of repayments
                                             and prepayments on the mortgage
                                             loans in your loan group as
                                             compared with the creation and
                                             amount of additional balances and

                                        o    the realization of liquidation loss
                                             amounts.

                                        You bear the reinvestment risks
                                        resulting from a faster or slower rate
                                        of principal payments than you expected.
                                        [You also bear the reinvestment risk if
                                        by [ ] all of the funds in the
                                        additional loan account[s] have not been used to acquire additional home equity loans, which would result in a prepayment of [each class of] [the Class [ ]] Notes in an amount equal to the amount remaining in [its related] [the] additional loan account on that date]. See "Maturity and Prepayment
                                        Considerations" in this prospectus
                                        supplement and "Yield and Prepayment
                                        Considerations" in the prospectus.

WITHDRAWAL OR DOWNGRADING OF
   INITIAL RATINGS WILL AFFECT THE VALUE
   OF THE NOTES.........................The rating of the notes will depend primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the note insurer. Any reduction in a rating assigned to the financial strength of the note insurer may result in a reduction in the rating of the notes. A reduction in the rating assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.

                                        The rating by each of the rating
                                        agencies of the notes is not a
                                        recommendation to purchase, hold or sell the notes since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the notes at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

JUNIOR LIEN PRIORITY COULD RESULT IN
   PAYMENT DELAY OR LOSS................The mortgage loans are secured by mortgages that generally are second
                                        mortgages. The master servicer has the
                                        power under certain circumstances to
                                        consent to a new mortgage lien on the
                                        mortgaged property having priority over
                                        the mortgage loan in the trust fund.
                                        Mortgage loans secured by second
                                        mortgages are entitled to proceeds that
                                        remain from the sale of the related
                                        mortgaged property after any related
                                        senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the note insurer is unable to perform its obligations under the policy, you will bear

                                        o    the risk of delay in payments while
                                             any deficiency judgment against the
                                             borrower is sought and

                                        o    the risk of loss if the deficiency
                                             judgment cannot be obtained or is
                                             not realized on.

                                        See "Certain Legal Aspects of the Loans" in the prospectus.

DISTRIBUTIONS TO AND RIGHTS OF
   INVESTORS COULD BE ADVERSELY
   AFFECTED BY THE BANKRUPTCY
   OR INSOLVENCY OF CERTAIN PARTIES.....[The seller] will treat its sale of the mortgage loans to the depositor as a
                                        sale of the mortgage loans. [However, in the event of insolvency of [IndyMac Bank, F.S.B.], the Federal Deposit Insurance Corporation (referred to as the FDIC) as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans. If such an attempt to recharacterize the transfer of the mortgage loans were successful, the FDIC could elect to accelerate payments on the notes and liquidate the mortgage loans with the holders of the notes entitled to no more than the outstanding principal balances, if any, of the classes of notes, together with interest thereon at the applicable note rate. In the event of the acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of the appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payment in the notes and possible reductions in the amount of such payments could occur]. [In the event of [the Seller's] bankruptcy, the trustee in bankruptcy of [the Seller] may argue that the mortgage loans were not sold but were only pledged to secure a loan to [the Seller]. If that argument is made you could experience delays or reductions in payments on the notes.] The depositor will warrant in the sale and servicing agreement that the transfer of the mortgage loans by it to the trust fund is either a valid transfer and assignment of the mortgage loans to the trust fund or the grant to the trust fund of a security interest in the mortgage loans.

                                        If certain events relating to the
                                        bankruptcy or insolvency of the
                                        transferor were to occur, [no further
                                        additional home equity loans would be
                                        acquired with any funds remaining in the additional loan account,] additional balances would not be sold to the trust fund, and the rapid amortization period would commence.

                                        If the master servicer becomes bankrupt, [the bankruptcy trustee or receiver][FDIC] may have the power to prevent the appointment of a successor master servicer.

                                        o    any purchaser of a mortgage loan
                                             who had no notice of the prior
                                             conveyance to the trust fund if the
                                             purchaser perfects his interest in
                                             the mortgage loan by taking
                                             possession of the related documents
                                             or other evidence of indebtedness
                                             or otherwise.

                                        In those events, the trust fund would be an unsecured creditor of IndyMac Bank, F.S.B.

DEVELOPMENTS IN [CALIFORNIA] COULD
   HAVE DISPROPORTIONATE EFFECT ON
   THE POOL OF MORTGAGE LOANS DUE TO
   GEOGRAPHIC CONCENTRATION OF
   MORTGAGED PROPERTIES.................Approximately [____________________]% of
                                        the mortgage loans in statistical
                                        calculation loan group [ ] and
                                        approximately [________________]% of the
                                        mortgage loans in statistical
                                        calculation loan group [ ] are secured
                                        by mortgaged properties located in the
                                        State of [California]. After the
                                        statistical calculation date, the
                                        geographic concentration could change
                                        because of the addition or removal of
                                        mortgage loans, prepayments or the
                                        creation of additional balances.
                                        Property in [California] may be more
                                        susceptible than homes located in other
                                        parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

                                        o    economic conditions in [California]
                                             (which may or may not affect real
                                             property values) may affect the
                                             ability of borrowers to repay their
                                             loans on time;

                                        o    declines in the [California]
                                             residential real estate market may
                                             reduce the values of properties
                                             located in [California], which
                                             would result in an increase in the
                                             loan-to-value ratios; and

                                        o    any increase in the market value of
                                             properties located in [California]
                                             would reduce the loan-to-value
                                             ratios and could, therefore, make
                                             alternative sources of financing
                                             available to the borrowers at lower
                                             interest rates, which could result
                                             in an increased rate of prepayment
                                             of the mortgage loans.

MASTER SERVICER HAS ABILITY TO
   CHANGE THE TERMS OF THE MORTGAGE
   LOANS................................The master servicer may agree to changes in the terms of a credit line agreement
                                        if the changes

                                        o    do not materially and adversely
                                             affect the interest of the related
                                             noteholders[, any third party
                                             credit enhancer] or the note
                                             insurer, and

                                        o    are consistent with prudent
                                             business practice.

                                        In addition, the master servicer, within certain limitations, may increase the credit limit related to a mortgage loan or reduce the loan rate for a mortgage loan. Any increase in the credit limit related to a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan. In addition, any reduction in the loan rate of a mortgage loan would reduce the related loan group's excess cash flow available to absorb losses.

YOUR RETURN COULD BE ADVERSELY
   AFFECTED BY DELINQUENT MORTGAGE
   LOANS................................The trust fund may include mortgage loans that are 59 or fewer days
                                        delinquent as of [ ] (the cut-off date
                                        for the pool of mortgage loans). We
                                        expect that the principal balance of
                                        mortgage loans that are between 30 days
                                        and 59 days delinquent as of the cut-off date will not exceed approximately $[ ]. Mortgage loans that are already delinquent may increase the risk that the trust fund will experience a loss if

                                        o    the investor interest collections
                                             are not sufficient to cover the
                                             investor loss amounts for any
                                             payment date,

                                        o    amounts intended to provide
                                             protection for the notes that are
                                             otherwise payable to the owner of
                                             the transferor interest have been
                                             exhausted and

                                        o    the note insurer fails to perform
                                             its obligations under the policy.

EFFECT OF LOAN RATES ON THE
   LIBOR NOTES..........................The notes accrue interest at a rate based on the one-month index plus a
                                        specified margin, but are subject to a
                                        cap [based in part on the interest rates on the mortgage loans].

                                        The mortgage loans have interest rates
                                        that are based on the [Index], and have
                                        periodic and maximum limitations on
                                        adjustments to the loan rate. As a
                                        result, the notes may accrue less
                                        interest than they would accrue if the
                                        note rate were based solely on the LIBOR index plus the specified margin.

                                        A variety of factors could affect the
                                        interest rates on the mortgage loans and thus limit the note rate. Some of these factors are described below:

                                        o    Each note rate adjusts [monthly]
                                             while the loan rates on the
                                             mortgage loans may adjust less
                                             frequently. Consequently, the loan
                                             rates may limit increases in one or
                                             both note rates for extended
                                             periods in a rising interest rate
                                             environment.

                                        o    The [Index] may respond to
                                             different economic and market
                                             factors than LIBOR and thus may
                                             increase or decrease at different
                                             times. As a result, the loan rates
                                             could decline while LIBOR is stable
                                             or rising. And although both the
                                             loan rates and LIBOR may either
                                             decline or increase during the same
                                             period, the loan rates could
                                             decline more rapidly or increase
                                             more slowly than LIBOR.

                                        These factors may adversely affect the
                                        yield to maturity on the notes. Any
                                        basis risk carryforward will be paid on
                                        the notes only to the extent of
                                        available funds as described in this
                                        prospectus supplement. We cannot assure
                                        you that all basis risk carryforward
                                        will be paid. [In addition, the policy
                                        does not cover, and the ratings of the
                                        notes do not address the likelihood of,
                                        the payment of basis risk carryforward.]

[CERTAIN RIGHTS MAY BE AFFECTED
   BY THE ISSUANCE OF [TWO] CLASSES
   OF NOTES FUND TRUST..................The ability to declare an event of master servicing termination under the
                                        sale and servicing agreement or an event of default under the indenture, or to amend the sale and servicing agreement or the indenture rests with the note insurer and the holders of specified percentages of the notes in both groups. [In addition, under certain circumstances the third party credit enhancer will have those rights as they relate to the Class [ ] Notes.] As a result you may have less ability to control certain actions than you would have had if only a single class of notes had been issued.]

                                        For a discussion of additional risks
                                        pertaining to the notes, see "Risk
                                        Factors" in the prospectus.

[IMPACT OF WORLD EVENTS.................The economic impact of the United
                                        States' military operations in Iraq, as
                                        well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact to the mortgage loans resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Relief Act.]


                                    THE TRUST

GENERAL

         IndyMac Home Equity Loan Trust 200[ ]-[ ] is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, dated [ , 200[ ]], between IndyMac ABS, Inc., as depositor, and [Name of owner trustee], as owner trustee, to enter into the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than

         o acquiring, holding and managing the mortgage loans and the other assets of the trust and their proceeds,

         o        issuing the Notes and the transferor's interest,

         o making payments on the Notes and the transferor's interest, and

         o engaging in other activities that are appropriate in connection these activities.

         The trust's principal offices are located in [Wilmington, Delaware], in care of [Name of owner trustee], as owner trustee, at its address below.

TRUST ASSETS

         The property of the trust will generally consist of:

         o the principal balance of each mortgage loan as of the close of business on cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement during the life of the trust fund ("Additional Balances");

         o        the related mortgage files;

         o collections on the mortgage loans received after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date);

         o mortgaged properties securing the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

         o the collection account for the Notes (excluding its net earnings);

         o [the Additional Loan Account[s] and any additional loans purchased with their proceeds;]

         o        [the Reserve Fund (excluding its net earnings);]

         o        the Policy and any further credit enhancement for the Notes;
                  and

         o an assignment of the depositor's rights under the purchase agreement.

         The assets of the trust comprising loan group [ ], the related collection account, [the related Additional Loan Account, the Reserve Fund,] the Policy, and the depositor's rights under the agreement under which it purchased the mortgage loans will be pledged to the indenture trustee as security for the Class [ ] Notes pursuant to the indenture. [The assets of the trust comprising loan group [ ], the related collection account, [the related Additional Loan Account, the Reserve Fund,] the Policy, and the depositor's rights under the agreement under which it purchased the mortgage loans will be pledged to the indenture trustee as security for the Class [ ] Notes pursuant to the indenture.]

         A substantial portion of the economic interest in the mortgage loans, and consequently the trust, is related to the repayment of the Notes and subject to the lien of the indenture. All of the remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest that will be owned by the transferor.

         The transferor has the right to sell or pledge the transferor interest at any time, if

         o the Rating Agencies have notified the transferor and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy [or any other third party credit enhancements], and

         o certain other conditions specified in the trust agreement are satisfied.

         The owner trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the trust fund under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

         The owner trustee may resign at any time, in which event the indenture trustee must appoint a successor acceptable to the Note Insurer. The indenture trustee may also remove the owner trustee if it ceases to be eligible to continue as such under the trust agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

DUTIES OF THE OWNER TRUSTEE

         The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the Notes, or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the Notes, or the mortgage loans, or the investment of any monies by the master servicer before being deposited into the collection accounts. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement.

CERTAIN ACTIVITIES

         The trust fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, except as provided in the trust agreement, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property (except the Notes for the mortgage loans), or repurchase or otherwise reacquire its securities. See "Description of the Sale and Servicing Agreement - Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the sale and servicing agreement.

TERMINATION

         In no event, however, will the trust fund created by the trust agreement continue for more than 21 years after the death of certain individuals named in the sale and servicing agreement. Written notice of termination of the trust agreement will be given to each noteholder, and the final distribution will be made only upon surrender and cancellation of the Notes at an office or agency appointed by the indenture trustee which will be specified in the notice of termination.

THE OWNER TRUSTEE

         [Name of owner trustee] will act as the owner trustee under the trust agreement. [Name of owner trustee] is a Delaware banking corporation and its principal officers are located at [ ], [Wilmington, Delaware].

THE NOTE INSURER

         The following information in this section has been provided by [Note Insurer] (the "Note Insurer"). Accordingly, none of the depositor, the seller and master servicer[, any third party credit enhancer] or the underwriter makes any representation as to the accuracy and completeness of the information in this section.

         [Description of Note Insurer, including financial information]

                               THE MASTER SERVICER

GENERAL

         [IndyMac Bank, F.S.B. ("IndyMac Bank") will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are primarily single family properties, individual units in planned unit developments or condominium units.

         IndyMac Bank may perform any of its obligations under the sale and servicing agreement dated as of [________________], 200[ ] among IndyMac ABS, Inc., as depositor, IndyMac Bank, as seller and master servicer [Name of third party enhancer, if any] and [Name of owner trustee], as owner trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.]

THE MASTER SERVICER

         [IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.

         Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings") acquired SGV Bancorp, the holding company of First Federal Savings and Loan Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of Holdings, was merged with and into SGV Bancorp, and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac, Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac Bancorp, Inc., SGV Bancorp changed its name to IndyMac Intermediate Holdings, Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

         The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs n servicing the mortgage loans comparable to the mortgage loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing agreement, the master servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans.

         During the first half of 1998, the former IndyMac, Inc. acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac, Inc. with direct servicing capabilities for mortgage loans, including home equity revolving credit line loans. Prior to that time, IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac Bank. As of the closing date, it is expected that IndyMac Bank will directly service [__%] of the initial mortgage loans (by cut-off date pool principal balance). With respect to the other mortgage loans in the mortgage pool, as of the closing date, it is expected that IndyMac Bank will perform its servicing obligations under the sale and servicing agreement through one or more subservicers.

         If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

         As of ______, 200_, IndyMac Bank provided servicing for approximately $___ billion in conventional mortgage loans, of which approximately $[ ] comprised home equity loans.]

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a description of the underwriting procedures customarily employed by the seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the seller's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan

         [Description of Specific Underwriting Procedures to be Included in the Prospectus Supplement for an Actual Transaction]

SERVICING OF THE MORTGAGE LOANS

         [The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

         o the collection and aggregation of payments relating to the mortgage loans;

         o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and

         o the preparation of tax related information in connection with the mortgage loans.

           [Description of Specific Servicing Standards to be Included in the Prospectus Supplement for an Actual Transaction]

FORECLOSURE AND DELINQUENCY EXPERIENCE

         [IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during August 1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac Bank, resulting in IndyMac Bank performing the master servicing and servicing operations previously performed by IndyMac, Inc.]

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans in the loan groups. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans in the loan groups will experience.

         For the purposes of the following table:

         o The period of delinquency is based on the number of days payments are contractually past due.

         o Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.]

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                            AS OF [          ]         AS OF [          ]       AS OF [          ]
                                          ---------------------------------------------------------------------------
                                          PRINCIPAL                 PRINCIPAL                  PRINCIPAL
                                           BALANCE     PERCENTAGE    BALANCE     PERCENTAGE     BALANCE    PERCENTAGE
                                          ---------------------------------------------------------------------------
Portfolio...........................
Delinquency percentage
   30-59 Days.......................
   60-89 Days.......................
   90+ Days.........................

      Total.........................

Foreclosure Rate....................
Bankruptcy Rate.....................

         Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans its services and higher net losses on liquidated loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         [Certain statistical information concerning the pool of mortgage loans is set forth below (the pool is referred to as the "Statistical Calculation Pool" and each mortgage loan is referred to as a "Statistical Calculation Pool Mortgage Loan"). The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group) - loan group [ ] and loan group [ ]. The repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ] only [and the repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ].] [Loan group [ ] information is included chiefly to provide a better understanding about the trust fund.] A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available to purchasers of the Notes at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Notes. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date and will also include, among other things, the following information regarding the mortgage loans:

         o the outstanding principal balances of the mortgage loans as of [______________], 200[ ] (the cut-off date) [or the related transfer date],

         o        the lien priorities of the mortgage loans,

         o the loan rates borne by the mortgage loans as of the cut-off date,

         o        the combined loan-to-value ratios of the mortgage loans,

         o the remaining term to scheduled maturity of the mortgage loans,

         o        the type of properties securing the mortgage loans,

         o the geographical distribution of the mortgage loans by state and

         o the credit limits and credit limit utilization rates of the mortgage loans as of the cut-off date.

         [The Detailed Description speaks as of the cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the additional loan accounts.] The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are either first or second mortgages or deeds of trust on mortgaged properties expected to be located in [49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments or condominium units. See " - Mortgage Loan Terms" below.

         Information regarding the Statistical Calculation Pool Mortgage Loans as of [ ], 200[ ] (the "Statistical Calculation Date") can be found on the tables on pages [S-__] through [S-__].]

MORTGAGE LOAN TERMS

         [General. A borrower may access a mortgage loan by writing a check in a minimum amount of $[ ]. The mortgage loans bear interest at a variable rate that changes monthly on the first business day of the related month with changes in the applicable index rate. The Statistical Calculation Pool Mortgage Loans are subject to a maximum per annum interest rate ranging from [ ]% to [ ]% per annum, subject to applicable usury limitations. See "Certain Legal Aspects of the Loans - Applicability of Usury Laws" in the prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365 days. The margin generally ranges between [ ]% and [ ]%. The index rate is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

         The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan Group [ ] Statistical Calculation Pool Mortgage Loans was approximately [ ]%. The weighted average second mortgage ratio for the Loan Group [ ] Statistical Calculation Pool Mortgage Loans was approximately [ ]%.

         IndyMac Bank generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months or first six months] after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

         In general, the home equity loans may be drawn on during a draw period of either [five] years or [three] years. Home equity loans with a draw period of [five] years (which generally may be extendible for an additional [five] years, with IndyMac Bank's approval) constitute approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans and approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans, each by Statistical Calculation Date Principal Balance. Home equity loans with a draw period of [three] years (which generally may be extendible for an additional [three] years, with IndyMac

         Bank's approval) constitute approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans and approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans, each by Statistical Calculation Date Principal Balance. Mortgage loans with a [five] year draw period are generally subject to a [fifteen] year repayment period following the end of the draw period. Mortgage loans with a [three] year draw period are generally subject to a [ten] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance at the end of the draw period for loans with a [five] year draw period or [1/120] of the outstanding principal balance at the end of the draw period for loans with a [three] year draw period.

         The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

         The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

         o its principal balance as of the cut-off date for the mortgage loans purchased on the Closing Date [and as of the relevant date for the additional home equity loans] plus

         o        any Additional Balances for the mortgage loan, minus

         o all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

         Difference between Statistical Calculation Pool and Cut-off Date Pool. The statistical information presented in this prospectus supplement for each loan group reflects the mortgage loans originated by the seller through the Statistical Calculation Date, and is based on the number and the principal balances of the mortgage loans in each loan group as of the Statistical Calculation Date. The depositor expects that the actual pool as of the Closing Date will represent approximately $[ ] aggregate principal balance of mortgage loans. Loan group [ ], which has a Statistical Calculation Date Principal Balance of approximately $[ ], is expected to have a cut-off date principal balance of approximately $[ ]. Loan group [ ], which has a Statistical Calculation Date Principal Balance of approximately $[ ], is expected to have a cut-off date principal balance of $[ ]. [The trust also will include approximately $[ ] for loan group [ ] and $[ ] for loan group [ ] in the relevant additional loan accounts that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated by the seller on or before the cut-off date and sold by the seller to the depositor, and by the depositor to the trust fund, on the Closing Date. In addition, with respect to the Statistical Calculation Pool Mortgage Loans, as to which statistical information is presented in this prospectus supplement, some amortization will occur and some Additional Balances may be created before the cut-off date. Moreover, certain Statistical Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of characteristics of each Statistical Calculation Loan Group as presented in this prospectus supplement, although the variance will not be material. If the seller does not, as of the cut-off date, have the full amount of mortgage loans that the depositor expects to purchase from the seller and sell to the trust fund on the cut-off date (i.e. approximately $[ ] aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the seller has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either class of Notes may not decrease or increase by more than [5]%. [For each loan group, the excess of the original principal balance of the related Notes over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [ ], the "Additional Loan Account"). These funds are expected to be used to acquire additional home equity loans not in the cut-off date pool (these loans for loan group [ ], the "Additional Home Equity Loans"). Consequently, the statistical distribution characteristics of loan group [ ] after the addition of Additional Home Equity Loans will vary from that of both the loan group [ ] cut-off date mortgage loan pool and the Loan Group [ ] Statistical Calculation Pool Mortgage Loans. Any funds remaining in the Additional Loan Account on [ ] will be used to prepay the Class [ ] Notes on the first payment date].

         The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistical Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [ ] Statistical Calculation Pool or the Loan Group [ ] Statistical Calculation Pool, as applicable, as of the close of business on the Statistical Calculation Date:

                                 LOAN GROUP [ ]

                               PRINCIPAL BALANCES

                                                                    PERCENTAGE OF LOAN
                                                                         GROUP [ ]
                                                      AGGREGATE         STATISTICAL
                                     NUMBER OF          UNPAID          CALCULATION
                                     MORTGAGE         PRINCIPAL       DATE AGGREGATE
   RANGE OF PRINCIPAL BALANCES         LOANS           BALANCE       PRINCIPAL BALANCE
--------------------------------------------------------------------------------------








         The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the mortgage loans and
(ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) and whose denominator is the lesser of (i) the appraised value of the related mortgaged property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of the mortgaged property.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                              PERCENTAGE OF LOAN
                                                                                   GROUP [ ]
                                                                AGGREGATE         STATISTICAL
                                                NUMBER OF         UNPAID          CALCULATION
                                                MORTGAGE        PRINCIPAL       DATE AGGREGATE
   RANGE OF COMBINED LOAN-TO-VALUE RATIOS         LOANS          BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------









         The loan rates in the following table reflect the fact that approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans by Statistical Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum and [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans by Statistical Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum.

                                   LOAN RATES

                                                                   PERCENTAGE OF LOAN
                                                                        GROUP [ ]
                                                     AGGREGATE         STATISTICAL
                                    NUMBER OF          UNPAID          CALCULATION
                                    MORTGAGE         PRINCIPAL       DATE AGGREGATE
         LOAN RATES                   LOANS           BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------







                             GEOGRAPHIC DISTRIBUTION

                                                        PERCENTAGE OF LOAN
                                                             GROUP [ ]
                                      AGGREGATE             STATISTICAL
                     NUMBER OF          UNPAID              CALCULATION
                     MORTGAGE         PRINCIPAL           DATE AGGREGATE
    STATE              LOANS           BALANCE           PRINCIPAL BALANCE
--------------------------------------------------------------------------









         The geographic location used for the above table is determined by the address of the mortgaged property securing the related mortgage loan.

                                  PROPERTY TYPE

                                                                                   PERCENTAGE OF LOAN
                                                                                        GROUP [ ]
                                                                     AGGREGATE         STATISTICAL
                                                     NUMBER OF         UNPAID          CALCULATION
                                                     MORTGAGE        PRINCIPAL       DATE AGGREGATE
                   PROPERTY TYPE                       LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------
Single Family Residence...........................
Planned Unit Development..........................
Condominium Unit..................................
2-4 Family Residence..............................
    Total.........................................


                                  LIEN PRIORITY

                                                                                   PERCENTAGE OF LOAN
                                                                                       GROUP [ ]
                                                                     AGGREGATE        STATISTICAL
                                                     NUMBER OF         UNPAID         CALCULATION
                                                     MORTGAGE        PRINCIPAL      DATE AGGREGATE
                   LIEN PROPERTY                       LOANS          BALANCE      PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------
1st Liens.........................................
2nd Liens.........................................
    Total.........................................


                                     MARGINS

                                                                                  PERCENTAGE OF LOAN
                                                                                       GROUP [ ]
                                                                     AGGREGATE       STATISTICAL
                                                     NUMBER OF         UNPAID        CALCULATION
                                                     MORTGAGE        PRINCIPAL     DATE AGGREGATE
                  RANGE OF MARGINS                     LOANS          BALANCE     PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------








         The credit limit utilization rates in the following table are determined by dividing the Loan Group [ ] Statistical Calculation Date Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                         CREDIT LIMIT UTILIZATION RATES

                                                                                   PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                    AGGREGATE        STATISTICAL
                                                     NUMBER OF        UNPAID         CALCULATION
                  RANGE OF CREDIT                    MORTGAGE       PRINCIPAL      DATE AGGREGATE
              LIMIT UTILIZATION RATES                  LOANS         BALANCE      PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------






                                  MAXIMUM RATES

                                                                                   PERCENTAGE OF LOAN
                                                                                        GROUP [ ]
                                                                     AGGREGATE         STATISTICAL
                                                     NUMBER OF         UNPAID          CALCULATION
            RANGE OF MONTHS REMAINING TO             MORTGAGE        PRINCIPAL       DATE AGGREGATE
                 SCHEDULED MATURITY                    LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------









                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                    NUMBER OF        UNPAID          CALCULATION
                                                    MORTGAGE       PRINCIPAL       DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES               LOANS         BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







         The above table assumes that the draw period for Loan Group [ ] Statistical Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and
(b) five year draw periods and ten year repayment periods will not be extended.

                                ORIGINATION YEAR

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                    NUMBER OF        UNPAID          CALCULATION
                                                    MORTGAGE       PRINCIPAL       DATE AGGREGATE
                  ORIGINATION YEAR                    LOANS         BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------








                               DELINQUENCY STATUS

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                    NUMBER OF        UNPAID          CALCULATION
                                                    MORTGAGE       PRINCIPAL       DATE AGGREGATE
             NUMBER OF DAYS DELINQUENT                LOANS         BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------








                                  CREDIT LIMITS

                                                                                  PERCENTAGE OF LOAN
                                                                                       GROUP [ ]
                                                                   AGGREGATE          STATISTICAL
                                                    NUMBER OF        UNPAID           CALCULATION
                                                    MORTGAGE       PRINCIPAL        DATE AGGREGATE
               RANGE OF CREDIT LIMITS                 LOANS         BALANCE        PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







                                 LOAN GROUP [ ]

                               Principal Balances

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                  AGGREGATE          STATISTICAL
                                                    NUMBER OF       UNPAID           CALCULATION
                                                    MORTGAGE      PRINCIPAL        DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES               LOANS        BALANCE        PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







         The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the mortgage loans and
(ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) and whose denominator is the lesser of (i) the appraised value of the related mortgaged property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of the mortgaged property.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                PERCENTAGE OF LOAN
                                                                                     GROUP [ ]
                                                                  AGGREGATE         STATISTICAL
                                                    NUMBER OF       UNPAID          CALCULATION
                                                    MORTGAGE      PRINCIPAL       DATE AGGREGATE
       RANGE OF COMBINED LOAN-TO-VALUE RATIOS         LOANS        BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







         The loan rates in the following table reflect the fact that approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans by Statistical Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum and [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans by Statistical Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum.

                                   LOAN RATES

                                                                                  PERCENTAGE OF LOAN
                                                                                       GROUP [ ]
                                                                  AGGREGATE           STATISTICAL
                                                    NUMBER OF       UNPAID            CALCULATION
                                                    MORTGAGE      PRINCIPAL         DATE AGGREGATE
                     LOAN RATES                       LOANS        BALANCE         PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







                             GEOGRAPHIC DISTRIBUTION

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                   NUMBER OF         UNPAID          CALCULATION
                                                   MORTGAGE        PRINCIPAL       DATE AGGREGATE
                       STATE                         LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------








         The geographic location used for the above table is determined by the address of the mortgaged property securing the related mortgage loan.

                                  PROPERTY TYPE

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                    NUMBER OF        UNPAID          CALCULATION
                                                    MORTGAGE       PRINCIPAL       DATE AGGREGATE
                   PROPERTY TYPE                      LOANS         BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------
Single Family Residence...........................
Planned Unit Development..........................
Condominium Unit..................................
2-4 Family Residence..............................
    Total.........................................


                                  LIEN PRIORITY

                                                                                  PERCENTAGE OF LOAN
                                                                                       GROUP [ ]
                                                                   AGGREGATE          STATISTICAL
                                                     NUMBER OF       UNPAID           CALCULATION
                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
                   LIEN PROPERTY                       LOANS        BALANCE        PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------
1st Liens.........................................
2nd Liens.........................................
    Total.........................................



                                     MARGINS

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                     NUMBER OF       UNPAID          CALCULATION
                                                     MORTGAGE      PRINCIPAL       DATE AGGREGATE
                  RANGE OF MARGINS                     LOANS        BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







         The credit limit utilization rates in the following table are determined by dividing the Loan Group [ ] Statistical Calculation Date Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                         CREDIT LIMIT UTILIZATION RATES

                                                                                   PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                    AGGREGATE        STATISTICAL
                                                     NUMBER OF        UNPAID         CALCULATION
                  RANGE OF CREDIT                    MORTGAGE       PRINCIPAL      DATE AGGREGATE
              LIMIT UTILIZATION RATES                  LOANS         BALANCE      PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------








                                  MAXIMUM RATES

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                   NUMBER OF         UNPAID          CALCULATION
            RANGE OF MONTHS REMAINING TO           MORTGAGE        PRINCIPAL       DATE AGGREGATE
                 SCHEDULED MATURITY                  LOANS          BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                 PERCENTAGE OF LOAN
                                                                                     GROUP [ ]
                                                                  AGGREGATE         STATISTICAL
                                                    NUMBER OF       UNPAID          CALCULATION
                                                    MORTGAGE      PRINCIPAL       DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES               LOANS        BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------








                                  MAXIMUM RATES

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                    NUMBER OF        UNPAID          CALCULATION
            RANGE OF MONTHS REMAINING TO            MORTGAGE       PRINCIPAL       DATE AGGREGATE
                 SCHEDULED MATURITY                   LOANS         BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                  PERCENTAGE OF LOAN
                                                                                       GROUP [ ]
                                                                   AGGREGATE          STATISTICAL
                                                    NUMBER OF        UNPAID           CALCULATION
                                                    MORTGAGE       PRINCIPAL        DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES               LOANS         BALANCE        PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------






         The above table assumes that the draw period for Loan Group [ ] Statistical Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and
(b) five year draw periods and ten year repayment periods will not be extended.

                                ORIGINATION YEAR

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                    NUMBER OF        UNPAID          CALCULATION
                                                    MORTGAGE       PRINCIPAL       DATE AGGREGATE
                  ORIGINATION YEAR                    LOANS         BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------






                               DELINQUENCY STATUS

                                                                                  PERCENTAGE OF LOAN
                                                                                       GROUP [ ]
                                                                   AGGREGATE          STATISTICAL
                                                    NUMBER OF        UNPAID           CALCULATION
                                                    MORTGAGE       PRINCIPAL        DATE AGGREGATE
             NUMBER OF DAYS DELINQUENT                LOANS         BALANCE        PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------








                                  CREDIT LIMITS

                                                                                 PERCENTAGE OF LOAN
                                                                                      GROUP [ ]
                                                                   AGGREGATE         STATISTICAL
                                                    NUMBER OF        UNPAID          CALCULATION
                                                    MORTGAGE       PRINCIPAL       DATE AGGREGATE
               RANGE OF CREDIT LIMITS                 LOANS         BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------







CONVEYANCE OF MORTGAGE LOANS

         The obligation of the trust fund to purchase mortgage loans [for loan group [ ]] on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Note Insurer:

         o the mortgage loan may not be [60] or more days delinquent as of the Closing Date;

         o the remaining term to stated maturity of the mortgage loan will not exceed [____________] months;

         o the mortgage loan will be secured by a mortgage in a first or second lien position;

         o        the mortgage loan will not have a loan rate less than [ ]%;

         o        the mortgage loan will be otherwise acceptable to the Note
                  Insurer;

         o following the purchase of the mortgage loan by the trust fund, the mortgage loans as of the Closing Date

                  (a)      will have a weighted average loan rate of at least
                           [___]%;

                  (b) will have a weighted average remaining term to stated maturity of not more than [_______] months;

                  (c) will have a weighted average combined loan-to-value ratio of not more than [________ ]%;

                  (d) will have no mortgage loan with a principal balance in excess of $[ ___________ ];

                  (e) will have a concentration in any one state not in excess of [ _________]%; and will have a concentration in any one zip code not in excess of [__________]%;

                  (f) will have not more than [ ]% in aggregate principal balance of mortgage loans relating to non-owner occupied properties;

                  (g) will not have more than [___]% in aggregate principal balance of mortgage loans that were appraised electronically; and

                  (h) will have a weighted average FICO score of at least [______ ] points.

         o the mortgage loan shall have a combined loan-to-value ratio not in excess of [___];

         o the mortgage loan will have a credit limit between $[ ] and $[_____ ];

         o        the mortgage loan will have a margin between [ ]% and [ ]%;
                  and

         o the mortgage loan will comply with the representations and warranties in the sale and servicing agreement.

         The trust fund may acquire Additional Home Equity Loans through [ ] [that will be included in loan group [ ]] so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity Loan Program - Underwriting Procedures Relating to Home Equity Loans." Additional Home Equity Loans will be purchased using amounts on deposit in the Additional Loan Account[s] at a cash purchase price of [100]% of their principal balance on a designated cut-off date before [ ]. The amount paid from the Additional Loan Account[s] for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans [for a loan group], the aggregate principal balance of [the relevant] loan group [ ] will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account will decrease accordingly.

         Any conveyance of Additional Home Equity Loans is subject to various conditions including:

         o that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

         o that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the Notes and the Note Insurer;

         o that the trust fund receive opinions of counsel acceptable to the Note Insurer and the indenture trustee with respect to the validity of the conveyance of the Additional Home Equity Loans; and

         o that as of their cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

         [No discretion will be exercised in the selection of the Additional Home Equity Loans to be acquired by the trust fund. They will all be mortgage loans that had been applied for by the related borrowers before the cut-off date, but that were not included in the cut-off date pool. The exact mortgage loans to be acquired will be determined on a first-in, first-out basis. Mortgage loans otherwise meeting the eligibility requirements will be aggregated by the date on which they were funded, and all of these Additional Home Equity Loans will be purchased in date order up through the day substantially all of the funds in the Additional Loan Account are expended. On that last day, the Additional Home Equity Loans will be ordered and acquired alphabetically by the last name of the primary obligor. These acquisitions may occur in one or more closings after the initial closing date.]

[THE ADDITIONAL LOAN ACCOUNT

         The assets of the trust fund will include the Additional Loan Account[s] that will contain approximately $[ ] on the closing date representing the excess of the original principal balance of the [Class [ ]] Notes over the cut-off date principal balance of the mortgage loans [in loan group [ ]] initially transferred to the trust fund on the closing date. Monies in the Additional Loan Account[s] are expected to be used to purchase Additional Home Equity Loans through [ ]. The Additional Loan Account[s] will be part of the trust fund, but will not be available to cover losses on the mortgage loans. Any funds remaining on deposit in the Additional Loan Account[s] on [ ] will be used to prepay the [relevant class of] [Class [ ]] Notes on the first payment date. Net income on investment of funds in the Additional Loan Account[s] will be paid to the master servicer, and will not be available for payment on the Notes.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each payment date distributions of principal, in the amounts described under "Description of the Notes - Distributions on the Notes," until the Note principal balance is reduced to zero. During the Managed Amortization Period, noteholders will receive amounts from principal collections based on the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition, the funds remaining in the Additional Loan Account[s] on [ ] after the purchase of any Additional Home Equity Loans on that date will be used to prepay the [relevant class of] [Class [ ]] Notes on the first payment date.]

         For any date of calculation through the first payment date on which the balance of the transferor interest for a loan group is greater than or equal to the applicable Required Transferor Subordinated Amount, the "Investor Fixed Allocation Percentage" will equal the greater of (i) [ ]% and (ii) 100% minus the percentage obtained by dividing the amount of the transferor interest allocable to a loan group at the beginning of the relevant Collection Period by the loan group balance at the beginning of the relevant Collection Period. Thereafter, the Investor Fixed Allocation Percentage will equal [ ]%. During a Rapid Amortization Period, noteholders will receive amounts from principal collections based solely on the Investor Fixed Allocation Percentage for the related loan group. Because prior distributions of principal collections to noteholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the noteholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to noteholders. This is especially true during the Rapid Amortization Period when the noteholders are entitled to receive their respective Investor Principal Collections and not a lesser amount.

         In addition, respective Investor Interest Collections may be distributed as principal to noteholders of Notes in a particular loan group in connection with the applicable Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Notes related to a particular loan group, those noteholders may also receive the amount of those losses as payment of principal from the related Investor Interest Collections, Investor Interest Collections from the other loan group, the Subordinated Transferor Collections, [the Reserve Fund,] or, in some instances, draws under the Policy [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Notes.

         [As of the closing date, the transferor interest with respect to each loan group will be $0. The transferor interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the transferor interest may grow. An increase in the transferor interest due to additional draws may also result in noteholders receiving principal at a greater rate during the Rapid Amortization Period because the noteholders' share of principal collections on the mortgage loans in a loan group is based on the applicable Investor Fixed Allocation Percentage (without reduction). The sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group and release them from the lien of the indenture at any time during the life of the trust fund, so long as the portion of the transferor interest related to the applicable loan group (after giving effect to the removal) is not less than the related Minimum Transferor Interest. See "Description of the Sale and Servicing Agreement - Optional Transfers of Mortgage Loans to the Transferor."

         All of the mortgage loans may be prepaid in full or in part at any time. [However, mortgage loans secured by mortgaged properties in [ ] are subject to an account termination fee equal to the lesser of $[ ] or [ ] months interest on the amount prepaid, to the extent the prepaid amount exceeds [ ]% of the unpaid principal balance, if the account is terminated on or before its [ ] year anniversary.] In addition, mortgage loans secured by mortgaged properties [in other jurisdictions] may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $[ ] and do not apply to accounts terminated after a date designated in the related mortgage note that, depending on the jurisdiction, ranges between [ ] months and [ ] years following origination. The prepayment experience of the mortgage loans in a loan group will affect the weighted average life of the related Notes.

         The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described in this prospectus supplement under "Description of the Mortgage Loans - Mortgage Loan Terms," rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce them, unless

         o        enforcement is not permitted by applicable law or

         o the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

         The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans - Due-on-Sale Clauses" in the prospectus.

         The seller is not required to deliver certain documents relating to the mortgage loans to the indenture trustee until [30] days after the Closing Date [(or in the case of the Additional Home Equity Loans, until 21 days after they are acquired by the trust fund)]. See "Description of the Sale and Servicing Agreement - Assignment of Mortgage Loans." If the seller fails to deliver all or a portion of the required documents for any mortgage loan to the depositor, or, at the depositor's direction, to the indenture trustee within the required period, the seller must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the related loan group balance, thus reducing the amount of the transferor interest related to relevant loan group. If the deduction would cause the portion of the transferor interest related to the relevant loan group to become less than the related Minimum Transferor Interest at the time, the seller must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account equal to the amount by which the portion of the transferor interest would be reduced to less than the related Minimum Transferor Interest at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust fund will be treated as a payment in full of the mortgage loan.

         The yield to an investor who purchases the Notes in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by the investor at the time the Notes were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

         We cannot predict the level of prepayments that will be experienced by the trust fund and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the prospectus.

                                   POOL FACTOR

         The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note principal balance of each class of Notes as of each payment date as a proportion of the Original Note Principal Balance after giving effect to any distribution of principal to that class of Notes on the payment date. On the Closing Date, the pool factor for each class of Notes will be 1.0000000. See "Description of the Notes - Distributions on the Notes." Thereafter, the pool factor for each class of Notes will decline to reflect reductions in the related Note principal balance resulting from distributions of principal to that class of Notes and the related Invested Amount of any unreimbursed Liquidation Loss Amounts from mortgage loans in the related loan group.

         Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the Invested Amount, the pool factor and various other items of information for each class of Notes will be made available to the noteholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[ ]calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "Description of the Notes - Book-Entry Notes" and "Description of the Indenture - Reports to Noteholders."

                            DESCRIPTION OF THE NOTES

         The Home Equity Loan Asset Backed Notes Class [ ] and Class [ ] (each is sometimes referred to as a "Class"), Series 200[ ]-[ ] (the "Notes") will be issued pursuant to the indenture. The form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part.

GENERAL

         The [Class [ ]] Notes will be issued in denominations of $[25,000] and multiples in excess of that. The repayment of the Class [ ] Notes will be secured by a securities interest in loan group [ ] and the repayment of the Class [ ] Notes [(which are not offered by this prospectus supplement)] will be secured by a security interest in loan group [ ].

         Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the Notes. See " - Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate undivided interest in the trust fund represented by the Notes as of the Closing Date is expected to equal approximately $[ ] (the "Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date pool balance [and the additional loan accounts].

         As of the Closing Date, the principal balance of the Class [ ] Notes is expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date loan group [ ] principal balance [and approximately $[ ] deposited in the related additional loan account]. The "Class [ ] Original Note Principal Balance" is expected to equal approximately $[ ].

         As of the Closing Date, the principal balance of the Class [ ] Notes is expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date loan group [ ] principal balance [and the amount deposited in the Additional Loan Account]. The "Class [ ]Original Note Principal Balance" is expected to equal approximately $[ ]. [Of the Class [ ] Original Invested Amount approximately $[ ] represents the proceeds deposited into the Additional Loan Account which may be used through [ ] to purchase additional home equity loans for addition to loan group [ ].]

         Following the Closing Date, the "Invested Amount" for each class of Notes for any payment date will be an amount equal to the Original Invested Amount for the class of Notes minus

         o the amount of the related Investor Principal Collections previously distributed on the class of Notes [and any return of the related additional loan account funds], and minus

         o an amount equal to the product of the related Investor Floating Allocation Percentage and the Liquidation Loss Amounts on the mortgage loans in the related loan group for the payment date.

         For each class of Notes, the principal amount of the outstanding Notes in that class on any payment date is equal to the applicable Original Note Principal Balance minus the aggregate of amounts actually distributed as principal to the Notes in that class. See " - Distributions on the Notes" below. Each Note represents the right to receive payments of interest at the related note rate and payments of principal as described below.

         The residual interest in the mortgage loans in the trust fund will be represented by a single transferor interest that will be owned by the transferor. The portion of the transferor interest related to a loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding the date of determination, less the Invested Amount for the loan group as of the close of business on the preceding payment date.

         The Required Transferor Subordinated Amount initially is approximately $[ ], which, in the aggregate, will represent approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the related additional loan account] plus approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the Additional Loan Account], but the indenture requires the transferor interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest. The owner of the transferor interest will initially be the seller (or one of its affiliates). In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

         The Note Insurer requires, based on the Insurance Agreement, that the portion of the transferor's interest related to each class of Notes be maintained at the related Required Transferor Subordinated Amount for the class. The portion of the transferor's interest related to each class of Notes as of the closing date will be zero, which is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the transferor's interest on future payment dates until it equals the Required Transferor Subordinated Amount.

BOOK-ENTRY NOTES

         The [Class [ ]] Notes will be book-entry notes. Persons acquiring beneficial ownership interests in the [Class [ ]] Notes may elect to hold their [Class [ ]] Notes through the Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more notes that equal the aggregate principal balance of the [Class [ ]] Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing [Class [ ]] Note principal balances of $[1,000] and in multiples in excess of that. Except as described below, no person acquiring a book-entry note will be entitled to receive a definitive note representing the [Class [ ]] Note. Until definitive notes are issued, Cede & Co., as nominee of DTC, is expected to be the only "noteholder" of the [Class [ ]] Notes. Beneficial owners of [Class [ ]] Notes will not be noteholders as that term is used in the indenture. Beneficial owners of [Class [ ]] Notes are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

         The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Beneficial owners of [Class [ ]] Notes will receive all distributions of principal of, and interest on, the [Class [ ]] Notes from the indenture trustee through DTC and DTC participants. While the [Class [ ]] Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the [Class [ ]] Notes and must receive and transmit distributions of principal of, and interest on, the [Class [ ]] Notes. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom beneficial owners of [Class [ ]] Notes have accounts for [Class [ ]] Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners of [Class [ ]] Notes. Accordingly, although beneficial owners of [Class [ ]] Notes will not possess [Class [ ]] Notes, the Rules provide a mechanism by which beneficial owners of [Class [ ]] Notes will receive distributions and will be able to transfer their interest.

         Beneficial owners of [Class [ ]] Notes will not receive or be entitled to receive notes representing their respective interests in the [Class [ ]] Notes, except under the limited circumstances described below. Until definitive notes are issued, beneficial owners of [Class [ ]] Notes who are not participants may transfer ownership of [Class [ ]] Notes only through participants and indirect participants by instructing them to transfer [Class [ ]] Notes, by book-entry transfer, through DTC for the account of the purchasers of the [Class [ ]] Notes, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of [Class [ ]] Notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners of [Class [ ]] Notes.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Consequences
- Foreign Investors" and " - Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures - Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules and on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the relevant European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         In furtherance of the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000, New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme." On January 17, 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is Euroclear Bank S.A./N.V.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry notes will be made on each payment date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of the distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the distributions to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

         Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co. Distributions on [Class [ ]] Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences - Foreign Investors" and " - Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry notes, may be limited due to the lack of physical notes for book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of [Class [ ]] Notes in the secondary market since certain potential investors may be unwilling to purchase [Class [ ]] Notes for which they cannot obtain definitive notes.

         Monthly and annual reports on the trust fund provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

         DTC has advised the transferor and the indenture trustee that, until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, for some [Class [ ]] Notes that conflict with actions taken for other [Class [ ]] Notes.

         Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if

         o DTC or the transferor advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and the transferor or the indenture trustee is unable to locate a qualified successor,

         o the transferor, at its sole option, elects to terminate a book-entry system through DTC or

         o after the occurrence of an Event of Servicing Termination, beneficial owners having interests aggregating not less than 51% of the Note principal balance of the book-entry notes advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the availability of definitive notes, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event resulting in their availability and the availability through DTC of definitive notes. Upon surrender by DTC of the global notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of definitive notes as noteholders under the indenture.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of [Class [ ]] Notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         The foregoing information with respect to DTC has been provided for informational purposes only and is not a representation, warranty, or contract modification of any kind by DTC.

DISTRIBUTIONS ON THE NOTES

         Beginning with the first payment date (which will occur on [ ]), distributions on the Notes will be made by the indenture trustee or the paying agent on each payment date to the persons in whose names the Notes are registered at the close of business on the day before each payment date or, if the Notes are no longer book-entry notes, at the close of business on the record date (which is the day before a distribution date, so long as the notes are book-entry notes or, if the notes are no longer book-entry notes, the [last] day of the month preceding the payment date). The term payment date means the [fifteenth] day of each month or, if that day is not a business day, then the next business day. Generally, distributions on the [Class [ ]] Notes will be made by check or money order mailed to the address of the person entitled to it (which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the determination date. At the request of a noteholder owning at least $[1,000,000] principal amount of Notes, distributions will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final distribution on the Notes will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final distribution. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, [California or [ ]] are required or authorized by law to be closed.

         Application of Interest Collections. On each payment date, the indenture trustee or a paying agent will apply the Investor Interest Collections for [a] loan group [ ] in the following order of priority:

         (1) to pay the indenture trustee's fees under the indenture and the owner trustee's fees under the trust;

         (2) to pay the Note Insurer for the portion of the premium for the Policy [related to loan group [ ]];

         (3) to pay noteholders the interest accrued at the related note rate and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the principal balance of the Notes;

         (4) to pay noteholders the related Investor Loss Amount for the payment date;

         (5) to pay noteholders for any related Investor Loss Amount for a previous payment date that was not previously (a) funded by related Investor Interest Collections, (b) absorbed by a reduction in the related portion of the transferor interest, (c) funded by related Subordinated Transferor Collections [, (d) funded by the Reserve Fund, (e) funded pursuant to clause (9) below] or
(f) funded by draws on the Policy;

         (6) to reimburse the Note Insurer for prior draws made from the Policy (with interest on the draws);

         (7) to pay noteholders the principal of the Notes until the related portion of the transferor interest equals the related Required Transferor Subordinated Amount (the principal so paid, the "Accelerated Principal Distribution Amount");

         (8) to pay any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

         (9) [to pay the other class of notes any deficiency in items (3), (4) and (5) above, after taking into account the allocation of 100% of the other class' Investor Interest Collections on the payment date (the amount of one class' remaining Investor Interest Collections allocated to the other class on a payment date is a "Crossover Amount");]

         (10) [to the Reserve Fund for application in accordance with the indenture, to the extent that the sum of the portion of the transferor's interest for [both] loan groups as of the payment date is less than the sum of the Required Transferor Subordinated Amounts for [both] loan groups as of the payment date;]

         (11) to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement;

         (12) to pay the noteholders any Basis Risk Carryforward of the Notes;
and

         (13) the remaining amounts to the transferor.

         Payments to noteholders pursuant to clause (3) will be interest payments on the Notes. Payments to noteholders pursuant to clauses (4), (5) and
(7) will be principal payments on the Notes and will therefore reduce the related Note principal balance; however, payments pursuant to clause (7) will not reduce the related Invested Amount. The Accelerated Principal Distribution Amount for a Class is not guaranteed by the Policy.

         [On each payment date, if Investor Interest Collections for a class of Notes, plus any Crossover Amount available from the other class of Notes, are insufficient to pay the amounts specified in items (3), (4) and (5) above for a class of Notes, the amount of the insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit in it.]

         [The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts for [both] loan groups over (y) the sum of the portion of the transferor's interest for each loan group. Amounts in the Reserve Fund may only be withdrawn and applied in accordance with the indenture.]

         To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related class of Notes, Investor Interest Collections for that loan group may be insufficient to cover related Investor Loss Amounts. If this insufficiency exists after the related Available Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund] [have each] [has] been reduced to zero and results in the related Note principal balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the Policy.

         The "Investor Loss Amount" for a loan group is the product of the Investor Floating Allocation Percentage for that loan group and the Liquidation Loss Amount for that loan group for the payment date. The Investor Loss Amount for a loan group will be allocated to the Notes related to that loan group.

         The "Liquidation Loss Amount" for any Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its Net Liquidation Proceeds.

         A "Liquidated Mortgage Loan" means, as to any payment date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

         The "Collection Period" related to a payment date is the calendar month preceding the payment date (or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of [ ], 200[ ]).

         Interest will be distributed on each payment date at the applicable note rate for the related Interest Period. The note rate for the [Class [ ]] Notes for a payment date will generally equal a per annum rate equal to [the least of]:

(a) the sum of

         o the London Interbank offered rate for one-month United States dollar deposits ("LIBOR"), plus

         o        [________]% [for the Class [ ] Notes and [ ]% for the Class [
                  ] Notes];

(b) [a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [ ] net of

         o        the servicing fee rate,

         o the rate at which the fees payable to the indenture trustee and the owner trustee are calculated,

         o the rate at which the premium payable to the Note Insurer [and the guaranty fee [to Fannie Mae] are each] [is] calculated and,

         o commencing with the payment date in [ ], [ ]% per annum, weighted on the basis of the daily average balance of each mortgage loan included in loan group [ ], during the related billing cycle before the Collection Period relating to the payment date, and

(c)      [____________]%.]

However, on any payment date for which the note rate for a class of notes has been determined pursuant to clause (b) of note rate, the excess of

         o the amount of interest that would have accrued on those notes during the related Interest Period had interest been determined pursuant to clause (a) of note rate (but not at a rate in excess of [ ]% per annum) over

         o the interest actually accrued on those notes during the Interest Period (the excess is referred to as "Basis Risk Carryforward")

will accrue interest at the note rate calculated pursuant to clause (a) (as adjusted from time to time), but not to exceed clause (c), and will be paid on subsequent payment dates to the extent funds are available therefor.

         Interest on the Notes for any payment date will accrue on the Note principal balance from the preceding payment date (or in the case of the first payment date, from the Closing Date) through the day preceding the payment date (each period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Investor Interest Collections, Subordinated Transferor Collections, [the Reserve Fund,] and, if necessary, from draws on the Policy.

         CALCULATION OF THE LIBOR RATE. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the payment date. The reset date for each Interest Period is the second LIBOR business day before the payment date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the reset date for an Interest Period. Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 a.m., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on the reset date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         TRANSFEROR COLLECTIONS. Collections allocable to the transferor interest in respect of a loan group will be distributed to the transferor only to the extent that the distribution will not reduce the amount of the portion of the transferor interest relating to that loan group as of the related payment date below the applicable Minimum Transferor Interest. Amounts not distributed to the transferor because of these limitations will be retained in the collection account until the portion of the transferor interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time the excess shall be released to the transferor. Any of these amounts in the collection account at the start of the Rapid Amortization Period will be paid to the noteholders of the related class of notes as a reduction of the related Note principal balance.

         DISTRIBUTIONS OF PRINCIPAL COLLECTIONS. For each loan group, the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the payment date in [ ] is the "Managed Amortization Period." The amount of principal collections payable to noteholders for each payment date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for the loan group and payment date. The Scheduled Principal Collections Distribution Amount for the first Collection Period is computed for the period beginning on the cut-off date and ending on the last day of [ ]. On any payment date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" for a loan group is the lesser of the applicable Maximum Principal Payment and the applicable Alternative Principal Payment. For any loan group and payment date, the "Maximum Principal Payment" is the product of the Investor Fixed Allocation Percentage for the loan group and principal collections for the loan group and payment date. For any loan group and payment date, the "Alternative Principal Payment" for the loan group is the sum of the amount of principal collections for the loan group and payment date minus the aggregate of Additional Balances created on the mortgage loans in that loan group during the related Collection Period, but not less than zero.

         Beginning with the first payment date following the end of the Managed Amortization Period (the "Rapid Amortization Period"), the amount of principal collections payable to noteholders on each payment date will be equal to the Maximum Principal Payment for that loan group.

         If on any payment date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to noteholders on the payment date will be correspondingly reduced by the amount of the reduction.

         Distributions of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the related noteholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of such Invested Amount. Principal collections from the mortgage loans in a loan group not allocated to the noteholders will be allocated to the portion of the transferor interest related to that loan group. The aggregate distributions of principal to the noteholders will not exceed the Original Note Principal Balance.

         In addition, to the extent of funds available therefor (including funds available under the Policy), on the payment date in [ ], noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note principal balance.

         THE PAYING AGENT. The paying agent shall initially be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the collection account for the purpose of making distributions to the noteholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

         If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any payment date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the related Notes and
(ii) the applicable Investor Loss Amount on the payment date (the insufficiency being the "Required Amount"), a portion of the interest collections from the mortgage loans in that loan group and principal collections allocable to the portion of the transferor interest related to that loan group (but not in excess of the applicable Available Transferor Subordinated Amount) (the "Subordinated Transferor Collections") will be applied to cover the Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by the Subordinated Transferor Collections will be reallocated to the portion of the transferor interest related to that loan group, thereby reducing the transferor interest (up to the applicable remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts for that loan group). The portion of the Required Amount not covered by the application of funds pursuant to the preceding sentence may then be satisfied by amounts available from the remaining Available Transferor Subordinated Amount from the other loan group. If the Investor Interest Collections for a loan group[, Crossover Amounts, amounts on deposit in the Reserve Fund] and the amount of Subordinated Transferor Collections that have been so applied to cover the applicable Required Amount are together insufficient to pay the amounts in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of the shortfall. In addition, if on any payment date on which the Available Transferor Subordinated Amount for a loan group is reduced to zero the Note principal balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions of principal to be made on the Notes on the payment date), a draw will be made on the Policy in the amount of the excess. See "Description of the Indenture - The Policy."

         The "Available Transferor Subordinated Amount" for any payment date and loan group is the lesser of the portion of the transferor interest for that loan group and the related Required Transferor Subordinated Amount for the payment date.

                          DESCRIPTION OF THE INDENTURE

         The following is a description of the material provisions of the indenture. Wherever particular defined terms of the indenture are referred to, the defined terms are incorporated in this prospectus supplement by this reference.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

         The master servicer will establish and maintain a collection account in trust for the noteholders, the transferor, the Note Insurer [and any other third party credit enhancer], as their interests may appear. The collection account will be an Eligible Account. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt.

         Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next payment date or on the next payment date if approved by the Rating Agencies, the Note Insurer [and any other third party credit enhancer]. Not later than the [fifth] business day before each payment date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

         An "Eligible Account" is

         o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have the highest short-term debt rating by the Rating Agencies,

         o an account with a depository institution having a minimum long-term unsecured debt rating of ["BBB" by Standard & Poor's and "Baa3" by Moody's], which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

         o a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity or

         o otherwise acceptable to each Rating Agency and the Note Insurer as evidenced by a letter from each Rating Agency and the Note Insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the Notes without regard to the Policy [or any other third party credit enhancement].

         o        Eligible Investments are limited to:

         o        obligations of the United States;

         o obligations of any agency of the United States the timely payment of which are backed by the full faith and credit of the United States;

         o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o commercial paper issued by [IndyMac Bank, F.S.B.] or any of its affiliates that is rated no lower than ["A-1" by Standard & Poor's and "P-2" by Moody's] if the long-term debt of [IndyMac Bank, F.S.B.] is rated at least [A3 by Moody's], or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o notes of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o demand or time deposits or notes of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

         o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

         o securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency;

         o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held has the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o short term investment funds sold by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; and

         o any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency.

However, no instrument is an Eligible Investment if it evidences the right to receive

         o        interest only payments on the obligations underlying it or

         o both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

ALLOCATIONS AND COLLECTIONS

         All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. Interest collections for any payment date will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, less

         o        servicing fees for the related Collection Period and

         o amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

Principal collections will be determined for any payment date on a loan group basis and will be equal to the sum of

         o the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and

         o        any Transfer Deposit Amounts.

         Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan. Liquidation proceeds are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

         The portion of interest collections allocable to the related class of Notes ("Investor Interest Collections") for any payment date and loan group will equal the product of (a) interest collections for the payment date and loan group and (b) the Investor Floating Allocation Percentage for the loan group. The "Investor Floating Allocation Percentage" for any payment date and loan group is a fraction whose numerator is the Invested Amount at the close of business on the preceding payment date (or the Closing Date in the case of the first payment date) and whose denominator is the loan group balance for the loan group at the beginning of the related Collection Period. The remaining amount of interest collections will be allocated to the portion of the transferor interest related to that loan group.

         Principal collections on the mortgage loans in each loan group will be allocated between the noteholders and the transferor ("Investor Principal Collections" and "Transferor Principal Collections," respectively).

         The indenture trustee will apply any amounts drawn under the Policy as provided in the indenture.

         The loan group balance for any date and loan group is the aggregate of the principal balances of all mortgage loans in that loan group as of the date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (1) any Additional Balances for the mortgage loan minus (2) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

         Certain excess cashflow for each class of Notes will be applied as a payment of principal of that class of Notes on each payment date to increase or maintain the portion of the transferor's interest related to that class to or at the Required Transferor Subordinated Amount for the class for the payment date. The amount of the excess cashflow of a class of Notes so applied as a payment of principal on a payment date is an "Accelerated Principal Distribution Amount" for the related class of Notes. The requirement to maintain the transferor's interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the seller, the master servicer, the indenture trustee, the Note Insurer or any other person.

         [The indenture requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related class of Notes to be applied to the funding of a reserve fund, which has been required by the Note Insurer to be established and maintained for the Notes (the "Reserve Fund"). The amount on deposit in the Reserve Fund will not exceed the excess of
(x) the sum of the Required Transferor Subordinated Amounts for each class of Notes over (y) the sum of the portion of the transferor's interest related to each class of Notes. Amounts in the Reserve Fund may only be withdrawn and applied in accordance with the indenture.]

         [The Note Insurer may permit the Required Transferor Subordinated Amount for a class of Notes to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an "Overcollateralization Reduction Amount" which, with respect to each class of Notes, may result in a release of cash from the trust fund in an amount up to the Overcollateralization Reduction Amounts (net of any Reimbursement Amounts due to the Note Insurer), or result in the removal of cash or mortgage loans from the trust fund on payment dates occurring after the step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount for a class will first be released from the Reserve Fund, to the extent of the amount on deposit. If the amount on deposit in the Reserve Fund for a class is not sufficient to fund the full amount of the Overcollateralization Reduction Amount for the class, then an amount equal to the remaining portion of the Overcollateralization Reduction Amount will be released from the monthly cashflow for the class, thus reducing the portion of the transferor's interest for the class.]

THE POLICY

         [The Policy will be issued by the Note Insurer by the Closing Date pursuant to the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among the seller, the depositor, the master servicer, the indenture trustee and the Note Insurer.

         The Policy will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee for the benefit of the noteholders of each class of Notes the full and complete payment of Insured Amounts with respect to the related Notes for the payment date. An "Insured Amount" for each class of Notes as of any payment date is any shortfall in amounts available in the collection account to pay (a) (i) the Guaranteed Principal Distribution Amount for the related Notes for the payment date and (ii) the Guaranteed Distributions for the related Notes for the payment date and (b) any Preference Amount that occurs before the related determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Notes. The Policy does not cover any Basis Risk Carryforward.

         The "Guaranteed Principal Distribution Amount" for any class of Notes on the payment date in [ ] is the amount needed to pay the outstanding principal balance of the Notes, and for any other payment date on which the sum of the Available Transferor Subordinated Amounts for [both] loan groups and the Reserve Fund has been reduced to or equals zero, is the amount by which the Note principal balance of the class of Notes exceeds the related Invested Amount as of the payment date. All calculations under the Policy are after giving effect to all other amounts distributable and allocable to principal on the Notes for the payment date.

         "Guaranteed Distributions" are accrued and unpaid interest for a payment date due on the related Notes calculated in accordance with the original terms of the Notes or the indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent.

         A "Preference Amount" means any amount previously distributed to a noteholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Payment of claims on the Policy will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 NOON, New York City time, on the second Business Day following Receipt of the notice for payment and (ii) 12:00 NOON, New York City time, on the relevant payment date.

         Receipt means actual delivery to the Note Insurer and occurs on the day delivered if delivered before 12:00 NOON, New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 12:00 NOON, New York City time. If any notice or note given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it is not received, and the Note Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Under the Policy, "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California or Illinois or the city in which the corporate trust office of the indenture trustee or the Note Insurer is located are authorized or obligated by law or executive order to be closed.

         The Note Insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee. The Note Insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest, as applicable, on the Notes to the extent of any payment by the Note Insurer under the Policy. The Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

         Insured Amounts will be paid only at the time stated in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Note Insurer. The Policy does not cover shortfalls attributable to the liability of the trust fund or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         Pursuant to the sale and servicing agreement, unless a Note Insurer default exists, the Note Insurer will be treated as a noteholder for certain purposes, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders, and the noteholders may exercise their rights under the indenture only with the written consent of the
Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.]

RAPID AMORTIZATION EVENTS

         The Managed Amortization Period will continue through and including the payment date in [ ], unless a Rapid Amortization Event occurs before then. A "Rapid Amortization Event" refers to any of the following events:

(a) the failure of the seller

         o to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

         o to record assignments of mortgage loans when required pursuant to the sale and servicing agreement or

         o to observe or perform in any material respect any other covenants or agreements of the seller in the sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

(b) any representation or warranty made by the seller or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] are materially and adversely affected; except that a Rapid Amortization Event will not occur if the seller has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the sale and servicing agreement;

(c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor;

(d) the trust fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

(e) the aggregate of all draws under the Policy [or amounts paid pursuant to third party credit enhancement for loan group [ ]] incurred during the Managed Amortization Period exceeds [ ]% of the Original Invested Amount.

         If any event described in clause (a) or (b) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee or noteholders holding Notes evidencing more than 51% of the aggregate principal amount of the Notes, the Note Insurer (so long as there is no default by the Note Insurer in the performance of its obligations under the Policy) [or any other third party credit enhancer], by written notice to the transferor, the depositor and the master servicer (and to the indenture trustee, if given by the Note Insurer, [any other third party credit enhancer] or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d) or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of the event.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

REPORTS TO NOTEHOLDERS

         Concurrently with each distribution to the noteholders, the master servicer will forward to the indenture trustee for mailing to each noteholder a statement setting forth among other items:

         (i) the Investor Floating Allocation Percentage for each loan group for the preceding Collection Period;

         (ii) the amount being distributed to each class of Notes;

         (iii) the amount of interest included in the distribution and the related note rate for each class of Notes;

         (iv) the amount of overdue accrued interest for a class of Notes included in the distribution (and the amount of interest or overdue interest to the extent permitted by applicable law);

         (v) the amount of the remaining overdue accrued interest for a class of Notes after giving effect to the distribution;

         (vi) the amount of principal included in the distribution;

         (vii) the amount of the reimbursement of previous Investor Loss Amounts for a class of notes included in the distribution;
         (viii) the amount of Basis Risk Carryforward for a class of notes paid and the amount of Basis Risk Carryforward accrued;

         (ix) the amount of the aggregate unreimbursed Investor Loss Amounts for a class of notes after giving effect to the distribution;

         (x) the servicing fee for the payment date;

         (xi) for each class of notes: the Invested Amount, the Note principal balance and the pool factor, each after giving effect to the distribution;

         (xii) the loan group balance of each loan group as of the end of the preceding Collection Period;

         (xiii) the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

         (xiv) the book value of any real estate in each loan group that is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

         (xv) the amount of any draws on the Policy [or payments under third party credit enhancement for loan group [ ]];

         (xvi) [the amount on deposit in the Reserve Fund on the preceding payment date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this payment date, and the amount remaining on deposit in the Reserve Fund;] and

         (xvii) with respect to the first and second payment dates, the number and aggregate balance of any mortgage loans in [either] loan group not delivered to the indenture trustee within 30 days after the Closing Date.

         The amounts in clauses (iii), (iv), (v), (vi), (vii) and (viii) above shall be expressed as a dollar amount per $1,000 increment of Notes.

         Within 60 days after the end of each calendar year commencing in 200[ ], the master servicer will be required to forward to the indenture trustee a statement containing the information in clauses (iii) and (vi) above aggregated for the calendar year.

EVENTS OF DEFAULT UNDER THE INDENTURE

         Events of Default under the indenture include:

         o a default in the payment of any interest when it becomes due and continuance of the default for five days;

         o        a default in the payment of any principal when it becomes due;

         o failure by the trust to perform in any material respect any covenant or agreement under the indenture (other than a covenant covered under the first bullet point of this paragraph) or the breach of a representation or warranty of the trust under the indenture or the sale and servicing agreement, that continues for thirty days after notice of it is given; and

         o certain events of bankruptcy, insolvency, receivership, or liquidation of the trust.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

         If an event of default under the indenture has occurred and is continuing, either the indenture trustee or noteholders representing a majority of the then outstanding principal amount of the Notes may declare the principal amount of the Notes payable immediately. A declaration of acceleration may be rescinded by noteholders representing a majority of the then outstanding principal amount of the Notes. [Although a declaration of acceleration has occurred, the indenture trustee may elect not to liquidate the assets of the trust if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.]

         The indenture trustee may not sell or otherwise liquidate the assets of the trust following an event of default unless

         o the holders of 100% of the Notes and the Note Insurer consent to the sale, or

         o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and the Note Insurer, or

         o the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the Notes as they become due and the indenture trustee obtains the consent of the holders of 66 K% of the aggregate outstanding principal balance of the Notes.

         No noteholder may institute any proceeding with respect to the indenture unless the Note Insurer has consented in writing to the institution of the proceeding and the holder has previously notified the indenture trustee of a default and unless noteholders representing not less than [25]% of the aggregate outstanding principal balance of the Notes have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, the indenture trustee for 60 days has neglected or refused to institute the proceeding and the indenture trustee has not received an inconsistent written request from noteholders representing a majority of the aggregate outstanding principal balance of the Notes during the 60-day period. The indenture trustee is not obligated to exercise any of the trusts or powers vested in it unless the noteholders requesting the action have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred and the Note Insurer has consented to the action.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

         Neither the depositor, the indenture trustee nor any director, officer or employee of the depositor of the indenture trustee will be liable to the trust or the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment. However, none of the depositor, the indenture trustee or any of their directors, officers or employees will be protected against any liability that would otherwise be imposed on them for willful malfeasance, bad faith or gross negligence in the performance of their duties or for their reckless disregard of their obligations under the indenture.

         The indenture trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee may appoint co-trustees or separate trustees of any part of the trust fund under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

DUTIES OF THE INDENTURE TRUSTEE

         The indenture trustee will make no representations about the validity or sufficiency of the indenture, the Notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the Notes or the mortgage loans, or the use or investment of any monies by the master servicer before being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement unless the indenture trustee has actual knowledge of the failure.

AMENDMENT

         The indenture provides that, without the consent of any noteholder but with the consent of the Note Insurer and notice to the trust and the indenture trustee, the trust may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA")), in form satisfactory to the indenture trustee, for any of the following purposes:

         o to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

         o to add to the covenants of the trust for the benefit of the noteholders, or to surrender any right of the trust in the indenture;

         o to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

         o to cure any ambiguity or mistake, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other transaction documents;

         o        to conform the indenture to this prospectus supplement;

         o to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture if the action will not materially and adversely affect the interests of the noteholders or the Note Insurer;

         o to modify, eliminate or add to the provisions of the indenture, (i) as required by any Rating Agency to maintain or improve any rating of the notes or (ii) to comply with any requirement imposed by the Code;

         o to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

         o to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the TIA or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

         No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the noteholders.

         The indenture also provides that the indenture trustee, at the request of the trust, may, with prior notice to the Note Insurer and with the consent of the Note Insurer and the Noteholders affected thereby representing not less than a majority of the aggregate outstanding principal balance of the Notes, enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or to modify in any manner the rights of the noteholders, except that no supplemental indenture may, without the consent of each noteholder affected thereby:

         o change the date of payment of any installment of principal of or interest on any Note, or reduce its principal amount or interest rate, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the trust to payment of principal or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates they become due;

         o reduce the percentage of the outstanding principal balances of the Notes the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences;

         o modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the indenture or modify or alter the exception in the definition of the term "Holder";

         o reduce the percentage of the outstanding principal balances of the Notes required to direct the indenture trustee to direct the trust to sell or liquidate the corpus of the trust pursuant to the indenture;

         o modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of each Noteholder affected thereby;

         o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any payment date; or

         permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust fund or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholders of the security provided by the lien of the indenture.

TERMINATION; RETIREMENT OF THE NOTES

         The indenture will terminate on the payment date following the later of

         (A) in full of all amounts owing to the Note Insurer [and any other third party credit enhancer] and

         (B)      the earliest of

         o the payment date on which the Note principal balance of each class of Notes has been reduced to zero,

         o the final payment or other liquidation of the last mortgage loan in the trust fund,

         o the optional transfer to the transferor of the mortgage loans, as described below; and

         o        the payment date in [_______________ ].

         The mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate principal balance of the mortgage loans is reduced to an amount less than or equal to [ ]% of the sum of the aggregate original principal balance of the initial mortgage loans as of the initial cut-off date and the aggregate original principal balance of any Additional Home Equity Loans as of their respective cut-off dates and all amounts due to the Note Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of

         o the outstanding Note principal balance of each class of Notes plus accrued and unpaid interest on them at the applicable note rate through the day preceding the final payment date and

         o an amount equal to any Basis Risk Carryforward for each class of Notes plus accrued and unpaid interest on it.

         [In addition, Notes must be prepaid and redeemed in part with any funds remaining in the relevant additional loan account on [ ] after the purchase of any Additional Home Equity Loans on that day.]

THE INDENTURE TRUSTEE

         [Name of indenture trustee], a [ _______________] banking association with its principal place of business in [___________________ ], is the indenture trustee.

         The commercial bank or trust company serving as indenture trustee may own Notes and have normal banking relationships with the master servicer, the transferor and the Note Insurer and their affiliates.

         The indenture trustee may resign at any time, in which event the trust must appoint a successor indenture trustee with the consent of the Note Insurer. The Note Insurer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Notes, the depositor will transfer to the trust fund [the amounts to be deposited into the additional loan accounts and] all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the "Related Documents"), including all collections received on each mortgage loan after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date). The owner trustee, concurrently with the transfer, will deliver the Notes to the depositor and the transferor certificate to the transferor. [Subsequent closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor through [ ], 200[ ]. On those closing dates the depositor will transfer to the trust fund all of its interest in the Additional Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the Additional Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the owner trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

         The sale and servicing agreement will require that [IndyMac Bank] deliver to the depositor for delivery to the owner trustee or, at the depositor's direction, directly to the owner trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents

         o on the Closing Date, with respect to not less than [50]% of the mortgage loans transferred to the trust fund on that date;

         o not later than [30] days after the Closing Date, with respect to the [remaining] mortgage loans; [and]

         o [not later than [21] days after the relevant transfer date, with respect to the Additional Home Equity Loans.]

         In lieu of delivery of original documentation, [IndyMac Bank] may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the Notes without regard to the Policy [or any other third party credit enhancements].

         [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.]

         Within 90 days of the Closing Date with respect to the mortgage loans acquired on the Closing Date [and within 90 days of the relevant closing date with respect to Additional Home Equity Loans], the indenture trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of it to the seller and the depositor by the indenture trustee, the seller must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the applicable loan group balance, thus reducing the amount of the transferor interest. If the deduction would cause the portion of the transferor interest related to the loan group to become less than the related Minimum Transferor Interest at the time (a "Transfer Deficiency"), the seller must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account (the "Transfer Deposit Amount") equal to the amount by which the portion of the transferor interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust fund will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. No transfer shall be considered to have occurred unless all required deposits to the collection account are actually made. The obligation of the seller to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan that must, on the date of substitution,

         o have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not [10]% more or less than the Transfer Deficiency relating to the Defective Mortgage Loan;

         o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of the Defective Mortgage Loan;

         o have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

         o have a FICO Score not less than the FICO Score of the Defective Mortgage Loan and not more than [ ] points higher than the FICO Score for the Defective Mortgage Loan;

         o have a margin that is not less than the margin of the Defective Mortgage Loan and not more than [ ] basis points higher than the margin for the Defective Mortgage Loan;

         o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

         o have a remaining term to maturity not more than [six] months earlier and not more than [60] months later than the remaining term to maturity of the Defective Mortgage Loan;

         o comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of substitution);

         o have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

         o satisfy certain other conditions specified in the sale and servicing agreement.

         The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the owner trustee on behalf of the trust fund with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the seller will represent and warrant on the Closing Date that at the time of transfer to the depositor, the seller has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien[, and likewise represent and warrant on each relevant closing date with respect to each Additional Home Equity Loan]. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller must accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

         Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes

         o do not materially and adversely affect the interest of the noteholders, the Note Insurer [or any other third party credit enhancer], and

         o        are consistent with prudent business practice.

In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan or reduce the margin for the mortgage loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

         To permit the transferor to reduce the transferor interest any time the portion of the transferor interest related to a loan group exceeds the level required by the Note Insurer[, any other third party credit enhancer] and the Rating Agencies, on any payment date the transferor may, but is not obligated to, remove on the payment date (the "Transfer Date") from the loan group, certain mortgage loans without notice to the noteholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

         o        no Rapid Amortization Event has occurred;

         o the portion of the transferor interest allocable to the loan group as of the Transfer Date (after giving effect to the removal) exceeds the Minimum Transferor Interest;

         o the transfer of any mortgage loans from [either] loan group on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

         o the transferor delivers to the owner trustee and the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the related loan group after the removal;

         o the transferor represents and warrants that no selection procedures that the transferor reasonably believes are adverse to the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] were used by the transferor in selecting the mortgage loans;

         o in connection with each retransfer of mortgage loans, the Rating Agencies and the Note Insurer shall have been notified of the proposed transfer and before the Transfer Date no Rating Agency has notified the transferor or the Note Insurer in writing that the transfer would result in a reduction or withdrawal of the ratings assigned to either class of Notes without regard to the Policy [or any other third party credit enhancement]; and

         o the transferor shall have delivered to the owner trustee, the indenture trustee and the Note Insurer an officer's note confirming the six conditions preceding this one.

As of any date of determination within any Collection Period, the "Minimum Transferor Interest" for either loan group is an amount equal to [the lesser of
(a) 5% of the related loan group balance at the end of the immediately preceding Collection Period and (b) 1.5% of the cut-off date balance of the related loan group].

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

HAZARD INSURANCE

         The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. While the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

         The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

         o        the maximum insurable value of the mortgaged property or

         o the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

         The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the master servicer must deposit in the collection account the sums that would have been deposited but for the deductible. The master servicer will satisfy these requirements by maintaining a blanket policy. As stated above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the collection account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION ON DEFAULTED MORTGAGE LOANS

         The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to noteholders or the transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

         The master servicer may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment for 91 days or more. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which the purchase proceeds are to be distributed to noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to [ ]% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

EVIDENCE AS TO COMPLIANCE

         The sale and servicing agreement provides for delivery by [March 31] in each year, beginning [March 31, [200[ ]], to the indenture trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         By [March 31] of each year, beginning [March 31, [200[ ]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee, the Note Insurer[, any other third party credit enhancer] and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm believes that such servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

         The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

         (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

         (b) on satisfaction of the following conditions:

         o the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

         o the Rating Agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the Notes without regard to the Policy [or any other third party credit enhancement]; and

         o the proposed successor servicer is reasonably acceptable to the Note Insurer.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the sale and servicing agreement.

         The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee and the noteholders for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

         The sale and servicing agreement provides that the master servicer will indemnify the trust fund and the owner trustee against any loss, liability, expense, damage or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. Under the sale and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of the sale and servicing agreement to the extent provided in the sale and servicing agreement (other than losses resulting from defaults under the mortgage loans). The sale and servicing agreement provides that other than the indemnification by the master servicer neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be liable to the trust fund, the owner trustee, the noteholders or any other person for any action taken or for refraining from taking any action pursuant to the sale and servicing agreement. However, neither the depositor, the transferor nor the master servicer nor its directors, officers, employees or agents will be protected against any liability that would otherwise be imposed for willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement and the interests of the noteholders.

EVENTS OF SERVICING TERMINATION

         The "Events of Servicing Termination" are:

         (i) any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for five business days (or, if the master servicer is permitted to remit collections on the mortgage loans to the collection account on a monthly basis as described under "- Payments on Mortgage Loans; Deposits to Collection Account," three business days) after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer [, any other third party credit enhancer] or noteholders evidencing an aggregate undivided interest in the trust fund of at least 25% of the aggregate Note principal balance;

         (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders[, any other third party credit enhancer] or the Note Insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer[, any other third party credit enhancer] or noteholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Note principal balance; or

         (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

         Under certain other circumstances, the Note Insurer or the holders of Notes evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Note principal balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five or more business days or referred to under clause (ii) above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, the Note Insurer[, any other third party credit enhancer] and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

RIGHTS AFTER AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either the indenture trustee, or noteholders evidencing an aggregate undivided interest in the trust fund of at least 51% of the aggregate Note principal balance (with the consent of the Note Insurer) or the Note Insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $[ ] and acceptable to the Note Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

AMENDMENT

         The sale and servicing agreement may be amended from time to time by the seller, the master servicer, the depositor and the indenture trustee and with the consent of the Note Insurer, but without the consent of the noteholders,

         o        to cure any ambiguity,

         o to correct any defective provision or to correct or supplement any provisions in it that may be inconsistent with any other provisions of the sale and servicing agreement,

         o to add to the duties of the depositor, the seller, the transferor or the master servicer,

         o to add or amend any provisions of the sale and servicing agreement as required by the Rating Agencies to maintain or improve any rating of the Notes (after obtaining the ratings in effect on the Closing Date, neither the transferor, the seller, the depositor, the owner trustee, the indenture trustee nor the master servicer must obtain, maintain, or improve any rating),

         o to conform the sale and servicing agreement to this prospectus supplement,

         o to add any other provisions with respect to matters arising under the sale and servicing agreement or the Policy that are not be inconsistent with the sale and servicing agreement [or any other third party credit enhancement],

         o        to comply with any requirement of the Internal Revenue Code or

         o to increase the limits in the sale and servicing agreement as to the amount of senior liens that the master servicer may consent to, if the amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder, the Note Insurer [or any other third party credit enhancer].

         No amendment will be considered to materially and adversely affect the noteholders and no opinion of counsel will be required to be delivered if the person requesting the amendment obtains a letter from the Rating Agencies stating that the amendment would not result in a downgrading of the then current rating of the Notes without regard to the Policy [or any other third party credit enhancement].

         The sale and servicing agreement may also be amended from time to time by the seller, the master servicer, the depositor, and the owner trustee on behalf of the trust fund, and the master servicer and the Note Insurer may from time to time consent to the amendment of the Policy, with the consent at least 51% of the Note principal balance of the affected class and the Note Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders, so long as the amendment does not

         o reduce in any manner the amount of, or delay the timing of, payments on the Notes or distributions or payments under the Policy that are required to be made on any Note without the consent of each affected noteholder,

         o reduce the aforesaid percentage required to consent to any such amendment, without the consent of all the noteholders

         o        adversely affect in any material respect the interests of the
                  Note Insurer [or any other third party credit enhancer].

         The mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate Note principal balance [of both classes of Notes] is reduced to an amount less than or equal to [10]% of the aggregate Original Note Principal Balance [for both classes of Notes] and all amounts due and owing to the Note Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest on the draws, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of

         o the outstanding Note principal balance of each class of Notes plus accrued interest at the applicable note rate through the day preceding the final payment date and

         o an amount equal to any Basis Risk Carryforward for each class of Notes plus accrued interest.

DEFAULT MANAGEMENT SERVICES

IN CONNECTION WITH THE SERVICING OF DEFAULTED MORTGAGE LOANS FOR WHICH THE MASTER SERVICER DOES NOT SERVICE DIRECTLY, THE MASTER SERVICER MAY PERFORM CERTAIN DEFAULT MANAGEMENT AND OTHER SIMILAR SERVICES (INCLUDING, BUT NOT LIMITED TO, APPRAISAL SERVICES) AND MAY ACT AS A BROKER IN THE SALE OF MORTGAGED PROPERTIES RELATED TO THOSE MORTGAGE LOANS. THE MASTER SERVICER WILL BE ENTITLED TO REASONABLE COMPENSATION FOR PROVIDING THOSE SERVICES.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the seller pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the seller, as transferor of the mortgage loans. Under the purchase agreement, the seller will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights under the purchase agreement to the trust fund. The following is a description of the material provisions of the purchase agreement.

TRANSFERS OF MORTGAGE LOANS

         Pursuant to the purchase agreement, the seller will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any Additional Home Equity Loans)] and all of the Additional Balances subsequently created. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

REPRESENTATIONS AND WARRANTIES

         The seller will represent and warrant to the depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. The seller will also represent and warrant to the depositor that, among other things, immediately before the sale of the mortgage loans to the depositor, the seller was the sole owner and holder of the mortgage loans free and clear of any liens and security interests. The seller will make similar representations and warranties in the sale and servicing agreement. The seller will also represent and warrant to the depositor that, among other things, as of the Closing Date, the purchase agreement constitutes a valid and legally binding obligation of the seller and a valid sale to the depositor of all interest of the seller in the mortgage loans and their proceeds.

ASSIGNMENT TO TRUST FUND

         The seller will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the trust fund and the security interest granted in those rights under the indenture. The seller also will agree to perform its obligations under the purchase agreement for the benefit of the trust fund.

TERMINATION

         The purchase agreement will terminate on the termination of the trust fund.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the [Class [ ]] Notes will be applied by the depositor towards the purchase of the initial [loan group [ ]] mortgage loans [and the deposit to the Additional Loan Account].

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of [Class [ ]] Notes in light of their personal investment circumstances or to certain types of beneficial owners of [Class [ ]] Notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         Based on the application of existing law to the facts established by the indenture and other relevant documents and assuming compliance with the indenture as in effect on the date of issuance of the Notes, Thacher Proffitt & Wood LLP, special tax counsel to the depositor ("Tax Counsel"), is of the opinion that the Notes will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Federal Income Tax Consequences" in the prospectus.

         THE TRANSFEROR AND THE NOTEHOLDERS EXPRESS IN THE SALE AND SERVICING AGREEMENT THEIR INTENT THAT, FOR APPLICABLE TAX PURPOSES, THE NOTES WILL BE INDEBTEDNESS SECURED BY THE MORTGAGE LOANS. The transferor, the depositor and the noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the beneficial owners of [Class [ ]] Notes.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF BENEFICIAL OWNERS

         Assuming that the beneficial owners of [Class [ ]] Notes are holders of debt obligations for U.S. federal income tax purposes, the Notes generally will be taxable as Debt Securities. See "Federal Income Tax Consequences" in the prospectus.

         While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Notes would be includible in income of beneficial owners of [Class [ ]] Notes as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences - Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE TRUST FUND AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         Tax Counsel is of the opinion that neither the trust nor any portion of the trust will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus Supplement and the accompanying prospectus with respect to the Notes constitutes a sale of the mortgage loans (or an interest therein) to the beneficial owners of [Class [ ]] Notes and that the proper classification of the legal relationship between the transferor and the beneficial owners of [Class [ ]] Notes resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the beneficial owners of [Class [ ]] Notes. Cash distributions to the beneficial owners of [Class [ ]] Notes generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the trust estate were treated as creating a partnership between the beneficial owners of [Class [ ]] Notes and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner could differ if the Notes were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the trust agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the Code because payments on each loan group support only one class of indebtedness.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That a tax might reduce amounts available for distributions to beneficial owners of [Class [ ]] Notes. The amount of the tax would depend upon whether distributions to beneficial owners of [Class [ ]] Notes would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification. See "Federal Income Tax Consequences - Tax Treatment of Foreign Investors" in the prospectus.

         [Interest paid (or accrued) to a noteholder who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person provides the trust fund or other person who is otherwise required to withhold U.S. tax with respect to the Note with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that non-U.S. person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the trust fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.]

         If the interests of the beneficial owners of [Class [ ]] Notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

         In addition, the interest paid on Notes could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if the mortgage loan interest were to be treated as portfolio interest, interest payments on the Notes could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

         If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

         Certain beneficial owners of [Class [ ]] Notes may be subject to backup withholding with respect to interest paid on the Notes if the Note Owner, upon issuance, fails to supply the indenture trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the indenture trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "noteholder" of record is Cede & Co., as nominee for DTC, beneficial owners of [Class [ ]] Notes and the IRS will receive tax and other information including the amount of interest paid on the Notes owned from participants and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a note on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold 28% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                   OTHER TAXES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts, annuities or arrangements are invested, persons acting on behalf of a plan, or persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulation").

PROHIBITED TRANSACTIONS

         General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

         Plan Asset Regulation and the Notes. The United States Department of Labor has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of the plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" such that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

         Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Notes are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a plan's investment in the Notes would not cause the assets of the issuer to be deemed plan assets. Based on the features of the notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuer believes that the notes should be treated as indebtedness without substantial equity features for ERISA purposes. Nevertheless, the issuer, the master servicer, a servicer, the indenture trustee and the underwriter may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

         The Notes may not be purchased with the assets of a plan if the issuer, the master servicer, a servicer, the indenture trustee, the underwriter or any of their respective affiliates:

         o has investment or administrative discretion with respect to the plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice
                  (i) will serve as a primary basis for investment decisions with respect o the plan assets, and (ii) will be based on the particular investment needs for the plan; or

         o        is an employer maintaining or contributing to the plan.

         If the Notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan's investment in the Notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer may be deemed to be fiduciaries with respect to investing plans and thus subject to the fiduciary responsibility provisions of Title 1 of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the issuer's assets. We cannot assure you that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of a equity interest in the issuer by a plan.

         Without regard to whether the Notes are considered to be equity interests in the issuer, certain affiliates of the issuer or the master servicer might be considered or might become parties in interest or disqualified persons with respect to a plan. In either case, the acquisition or holding of Notes by or on behalf of the plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE-91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a Note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the notes.

         The sale of Notes to a plan is in no respect a representation by the issuer or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

         ANY PLAN INVESTOR PROPOSING TO INVEST IN THE NOTES SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT THE INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the [Class [ ]] Notes will be rated in the highest rating category of each of the Rating Agencies, the [Class [ ]] Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the [Class [ ]] Notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

         Pursuant to the underwriting agreement, dated [ ], 200[ ], between the depositor and [ ] ("[ ]"), [which is an affiliate of the depositor, the seller and the master servicer,] the depositor has agreed to sell to [ ], and [ ] has agreed to purchase from the depositor, the [Class [ ]] Notes.

         Pursuant and subject to the underwriting agreement, [_______________] has agreed to purchase all the [Class [ ]] Notes if any of the [Class [ ]] Notes are purchased.

         The depositor has been advised by [ ] that it proposes initially to offer the [Class [ ]] Notes to the public in Europe and the United States at the offering price on the cover page and to certain dealers at the offering price less a discount not in excess of [ ]% of the Note denominations. [ ] may allow and the dealers may reallow a discount not in excess of [ ]% of the Note denominations to certain other dealers. After the initial public offering, the public offering price, the concessions and the discounts may be changed.

         Until the distribution of the [Class [ ]] Notes is completed, rules of the Securities and Exchange Commission may limit the ability of [ ] and certain selling group members to bid for and purchase the [Class [ ]] Notes. As an exception to these rules, [ ] is permitted to engage in certain transactions that stabilize the price of the [Class [ ]] Notes. Stabilizing transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the [Class [ ]] Notes. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of stabilizing purchases. Neither the depositor nor [ ] makes any representation or prediction as to the direction or magnitude of any effect that the stabilizing transactions may have on the prices of the Notes. In addition, neither the depositor nor [ ] makes any representation that [ ] will engage in stabilizing transactions or that stabilizing transactions, once commenced, will not be discontinued without notice.

         The underwriting agreement provides that the depositor will indemnify [ ] against certain civil liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed on for the depositor by Thacher Proffitt & Wood LLP, New York, New York. [ ], will pass on certain legal matters on behalf of the underwriters.

                                     EXPERTS

         [The consolidated financial statements of [Note Insurer] and subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of [ ], independent certified public accountants, incorporated by reference in this prospectus supplement, and on the authority of that firm as experts in accounting and auditing.]

                                     RATINGS

         It is a condition to the issuance of the Class [ ] [and Class [ ]] Notes that they [each] be rated [ ] by [Rating Agency] and [ ] by [Rating Agency] (each a "Rating Agency").

         A securities rating addresses the likelihood of the receipt by noteholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the [Class [ ]] Notes. The ratings on the [Class [ ]] Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield. The ratings on the [Class [ ]] Notes do not address the likelihood of the receipt by noteholders of Basis Risk Carryforward.
         The ratings assigned to the [Class [ ]] Notes will depend primarily upon the financial strength of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the [Class [ ]] Notes may result in a reduction of one or more of the ratings assigned to the [Class [ ]] Notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The depositor has not requested a rating of the [Class [ ]] Notes by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the [Class [ ]] Notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the [Class [ ]] Notes could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS


Accelerated Principal Distribution Amount...........
Additional Balances.................................
Additional Home Equity Loans........................
Additional Loan Account.............................
Alternative Principal Payment.......................
Available Transferor Subordinated Amount............
Bankruptcy Rate.....................................
Basis Risk Carryforward.............................
business day........................................
Class...............................................
Class [  ] Original Invested Amount.................
Class [  ] Original Note Principal Balance..........
Clearstream, Luxembourg.............................
Code................................................
Collection Period...................................
Crossover Amount....................................
Debt Securities.....................................
Defective Mortgage Loans............................
Detailed Description................................
Determination Date..................................
DTC.................................................
Eligible Account....................................
Eligible Substitute Mortgage Loan...................
Events of Servicing Termination.....................
First Federal.......................................
Foreclosure Rate....................................
Global Securities...................................
Guaranteed Distributions............................
Guaranteed Principal Distribution Amount............
Holdings............................................
IndyMac Bank........................................
Insurance Agreement.................................
Insured Amount......................................
Interest Period.....................................
Investor Fixed Allocation Percentage................
Investor Floating Allocation Percentage.............
Investor Interest Collections.......................
Investor Loss Amount................................
Investor Principal Collections......................
LIBOR...............................................
Liquidated Mortgage Loan............................
Liquidation Loss Amount.............................
Managed Amortization Period.........................
Maximum Principal Payment...........................
Minimum Transferor Interest.........................
Note Insurer........................................
Notes...............................................
OID.................................................
OID Regulations.....................................
Original Invested Amount............................
Overcollateralization Reduction Amount..............
Plan Asset Regulation...............................
Preference Amount...................................
Principal Collections Distribution Amount...........
PTCE................................................
Rapid Amortization Event............................
Rapid Amortization Period...........................
Rating Agency.......................................
Related Documents...................................
Required Amount.....................................
Reserve Fund........................................
Rules...............................................
Statistical Calculation Date........................
Statistical Calculation Pool........................
Statistical Calculation Pool Mortgage Loan..........
Subordinated Transferor Collections.................
Tax Counsel.........................................
taxable mortgage pool...............................
TIA.................................................
Transfer Date.......................................
Transfer Deficiency.................................
Transfer Deposit Amount.............................
Transferor Principal Collections....................
U.S. Person.........................................

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Notes, Series [200[ ]-[ ]] (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors" interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors" securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers" securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (W-8BEN). Beneficial Owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form Form W-8BEN. Form Form W-8BEN may be filed by the Beneficial Owner or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                        $[________________] (APPROXIMATE)
                    INDYMAC HOME EQUITY LOAN TRUST 200[ ]-[ ]
                                INDYMAC ABS, INC.
                                    Depositor

                                     [LOGO]

                           Seller And Master Servicer

                                HOME EQUITY LOAN
                      ASSET BACKED NOTES, SERIES 200[ ]-[ ]
                          ____________________________
                              PROSPECTUS SUPPLEMENT

                          ____________________________

                                  [UNDERWRITER]

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the Series 200[ ]-[ ] Home Equity Loan Asset Backed Notes in any state where the offer is not permitted. Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[ ]-[ ] Home Equity Loan Asset Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[ ]-[ ] Home Equity Loan Asset Backed Notes will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement. [ ], 200[ ]

         The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED _______________.

                                                                     [Version 3]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED      , 200[ ])

                              $[__________________]
                                  (APPROXIMATE)

                           INDYMAC ABS, INC. DEPOSITOR
                                     [LOGO]

                           Seller and Master Servicer


    HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES SPMD 200[ ]- ISSUER DISTRIBUTIONS PAYABLE ON THE [ ]TH DAY OF EACH MONTH, COMMENCING IN [ ] 200[ ]

Consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and on page [ ] in the prospectus. The certificates represent obligations of the trust only and do not represent an interest in or obligation of IndyMac ABS, Inc., [IndyMac Bank, F.S.B.] or any of their affiliates. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus. The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus.

                   INITIAL CLASS                                                       UNDERWRITING
CLASS           CERTIFICATE BALANCE     PASS-THROUGH RATE      PRICE TO PUBLIC           DISCOUNT        PROCEEDS TO DEPOSITOR
------------------------------------------------------------------------------------------------------------------------------
 AF-1
 MF-1
 MF-2
 BF
 AV-1
 MV-1
 MV-2
 BV
 R

 Total

         These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

         [Name of Underwriter], as underwriters, will purchase the offered certificates from the depositor. See "Method of Distribution" in this prospectus supplement. Delivery of the certificates will take place in book entry form on or about [_____________________].

                              [NAME OF UNDERWRITER]

                       [_________________________], 200[ ]

                                TABLE OF CONTENTS



SUMMARY
RISK FACTORS
THE MORTGAGE POOL
   GENERAL
   ASSIGNMENT OF THE MORTGAGE LOANS
   CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS
   UNDERWRITING STANDARDS
SERVICING OF MORTGAGE LOANS
   THE MASTER SERVICER
   FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES
   ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID
     MORTGAGE LOANS
   ADVANCES
   CERTAIN MODIFICATIONS AND REFINANCINGS
   DEFAULT MANAGEMENT SERVICES
DESCRIPTION OF THE CERTIFICATES
   GENERAL
   BOOK-ENTRY CERTIFICATES
   PAYMENTS ON MORTGAGE LOANS; ACCOUNTS
   DISTRIBUTIONS
   PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES
   DISTRIBUTIONS OF INTEREST AND PRINCIPAL
   CALCULATION OF ONE-MONTH LIBOR
   EXCESS RESERVE FUND ACCOUNT
   OVERCOLLATERALIZATION PROVISIONS
   STRUCTURING ASSUMPTIONS
   OPTIONAL TERMINATION
   THE TRUSTEE
   RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATES


YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
   GENERAL
   DEFAULTS IN DELINQUENT PAYMENTS
   PREPAYMENT CONSIDERATIONS AND RISKS
   ADJUSTABLE RATE CERTIFICATES
   FIXED RATE CERTIFICATES
   OVERCOLLATERALIZATION PROVISIONS
   SUBORDINATED CERTIFICATES
   ADDITIONAL INFORMATION
   WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES
   DECREMENT TABLES
   LAST SCHEDULED DISTRIBUTION DATE
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
   GENERAL
TAXATION OF REGULAR INTERESTS
   STATUS OF THE OFFERED CERTIFICATES
   THE CAP CONTRACT COMPONENT
   THE CLASS R CERTIFICATE
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
RATINGS
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
   INITIAL SETTLEMENT
   SECONDARY MARKET TRADING
   CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS
INDEX OF DEFINED TERMS

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

CERTAIN STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

Offered Certificates....................On the closing date, Home Equity
                                        Mortgage Loan Asset-Backed Trust, Series
                                        SPMD 200[ ]- will issue [ ] classes of
                                        certificates, [ ] of which are being
                                        offered pursuant to this prospectus
                                        supplement and the accompanying
                                        prospectus and are listed on the cover
                                        page of this prospectus supplement. The
                                        assets of the trust fund that will
                                        support the certificates will consist
                                        primarily of a pool of fixed and
                                        adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one-to four-family residential properties and certain other property and assets described in this prospectus supplement.

Other Certificates......................In addition to the offered certificates, the trust fund will issue the Class X
                                        Certificates, which are not being
                                        offered to the public pursuant to this
                                        prospectus supplement and the
                                        prospectus. Any information contained in this prospectus supplement with respect to the Class X Certificates is provided only to permit a better understanding of the offered certificates.]

Cut-Off Date............................For any initial mortgage loan,
                                        [_______], 200[ ]; for any subsequent
                                        mortgage loan, [______], 200[ ].

Closing Date............................On or about [__________], 200[ ].

Depositor...............................IndyMac ABS, Inc., a Delaware
                                        corporation, is a limited purpose
                                        finance subsidiary of IndyMac Bank,
                                        F.S.B. Its address is 155 North Lake
                                        Avenue, Pasadena, California 91101, and
                                        its telephone number is (800) 669-2300.

Seller And Master Servicer..............[IndyMac Bank, F.S.B.]

Trustee.................................[Name of Trustee].

Designations............................Each class of certificates will have different characteristics. Certain of
                                        these characteristics are reflected in
                                        the following general designations.

                                        o        Loan Group 1

                                        All mortgage loans with fixed interest
                                        rates

                                        o        Loan Group 2

                                        All mortgage loans with adjustable
                                        interest rates

                                        o        Group 1 Certificates

                                        Class AF-1, Class MF-1, Class MF-2,
                                        Class BF and Class R Certificates.

                                        o        Group 2 Certificates

                                        Class AV-1, Class MV-1, Class MV-2 and
                                        Class BV Certificates.

                                        o        Certificate Group

                                        Either the Group 1 Certificates or the
                                        Group 2 Certificates.

                                        o        Regular Certificates

                                        All classes of certificates except the
                                        Class R Certificates.

                                        o        Residual Certificates

                                        Class R Certificates

                                        o        Group 1 Class A Certificates

                                        Class AF-1 Certificates

                                        o        Group 1 Mezzanine Certificates

                                        Class MF-1 and Class MF-2 Certificates

                                        o        Group 1 Subordinated
                                                 Certificates

                                        Group 1 Mezzanine Certificates and Class
                                        BF Certificates

                                        o        Group 2 Class A Certificates

                                        Class AV-1 Certificates

                                        o        Group 2 Mezzanine Certificates

                                        Class MV-1 and Class MV-2 Certificates

                                        o        Group 2 Subordinated
                                                 Certificates

                                        Group 2 Mezzanine Certificates and Class
                                        BV Certificates

                                        o        Adjustable Rate Certificates

                                        Group 2 Certificates

                                        o        Fixed Rate Certificates

                                        Group 1 and Class R Certificates

                                        o        Physical Certificates

                                        Class X and Class R Certificates

                                        o        Book-Entry Certificates

                                        All classes of certificates except the
                                        Physical Certificates.

                                        References to "Class A," "Class M-1,"
                                        "Class M-2," "Class B," "Mezzanine
                                        Certificates," and "Subordinated
                                        Certificates" are references to
                                        certificates of either or both
                                        certificate groups of similar
                                        designations, as the context requires.

Distribution Rates......................The trustee will make distributions on the [__] th day of each calendar month
                                        beginning in [_______], 200[ ] to the
                                        holders of record of the certificates as of the last business day of the month preceding the distributions. If the th day of a month is not a business day, then the distributions will be made on the next business day after the [__] th day of the month.

Record Dates............................The record date for the fixed rate certificates, the physical certificates, and any definitive certificates is the last business day of the month preceding the distribution date. The record date for the adjustable rate certificates as long as they are in book entry form is the business day before the related distribution date.

Interest Payments.......................The pass-through rate for each class of fixed-rate certificates is specified on
                                        the cover page of this prospectus
                                        supplement, and is subject to a cap.
                                        Interest will accrue on the fixed rate
                                        certificates on the basis of a 360-day
                                        year divided into twelve 30-day months.
                                        The pass-through rate for each class of
                                        adjustable rate certificates will be
                                        equal to the sum of LIBOR plus a fixed
                                        margin, subject to a cap. Interest will
                                        accrue on the adjustable rate
                                        certificates on the basis of a 360-day
                                        year and the actual number of days
                                        elapsed in the applicable interest
                                        accrual period. The interest accrual
                                        period for the fixed rate certificates
                                        for any distribution date will be the
                                        calendar month preceding the month of
                                        that distribution date. The interest
                                        accrual period for the adjustable rate
                                        certificates for any distribution date
                                        will be the period from and including
                                        the preceding distribution date (or, in
                                        the case of the first distribution date, the closing date) to and including the day prior to the current distribution date.

                                        See "Description of the
                                        Certificates-Distributions of Interest
                                        and Principal" in this prospectus
                                        supplement.

Principal Payments......................Principal will be paid on the certificates on each distribution date
                                        as described under "Description of the
                                        Certificates-Distributions" in this
                                        prospectus supplement.

Mortgage Loans..........................On the closing date the trust fund will acquire a pool of initial mortgage loans that will be divided into two loan groups, loan group 1 and loan group 2.

                                        Loan group 1 will consist of fixed-rate
                                        mortgage loans secured by first or
                                        second liens on mortgaged properties
                                        that are transferred to the trust fund
                                        on the closing date and any additional
                                        fixed-rate mortgage loans that are
                                        purchased by the trust fund during the
                                        pre-funding period using the amount on
                                        deposit in the related pre-funding
                                        account.

                                        Loan group 2 will consist of
                                        adjustable-rate mortgage loans secured
                                        by first liens on mortgaged properties
                                        that are transferred to the trust fund
                                        on the closing date and any additional
                                        mortgage loans that are purchased by the trust fund during the pre-funding period using the amount on deposit in the related pre-funding account.

Statistical Calculation Information.....The statistical calculation information presented in this prospectus supplement
                                        concerning the initial mortgage loans
                                        does not reflect all of the mortgage
                                        loans that will be included in the trust fund as of the closing date. The statistical calculation information presented in this prospectus supplement concerning the initial mortgage loans relates to a statistical calculation pool that comprises % of the initial mortgage loans that will be included in the trust fund as of the closing date. The pool of initial mortgage loans for which information is presented in this prospectus supplement is referred to in this prospectus supplement as the statistical calculation mortgage pool and the initial mortgage loans for which information is presented in this prospectus supplement are referred to in this prospectus supplement as statistical calculation initial mortgage loans. The depositor believes that the information set forth in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although [ ]% of the initial mortgage loans that will be included in the mortgage pool as of the closing date are not included in the statistical calculation mortgage pool.

                                        The initial mortgage loans will be
                                        transferred to the trust fund on the
                                        closing date. The additional mortgage
                                        loans to be included in loan group 1 and loan group 2 will be transferred to the trust fund during the pre-funding period, which begins on the closing date and ends no later than [ ], 200[ ]. Accordingly, the statistical profile of the final pool of mortgage loans following the pre-funding period will vary somewhat from the statistical profile of the statistical calculation initial mortgage loans presented in this prospectus supplement.

                                        The statistical calculation initial
                                        mortgage loans in loan group 1 consist
                                        of fixed-rate mortgage loans with an
                                        aggregate outstanding principal balance
                                        of approximately $[ ] as of [ ], 200[ ], after giving effect to principal payments due on or before that date. The statistical calculation initial mortgage loans in loan group 2 consist of adjustable-rate mortgage loans with an aggregate outstanding principal balance of approximately $[ ] as of , 200[ ], after giving effect to principal payments due on or before that date.

                                        As described in this prospectus
                                        supplement under "The Mortgage Pool",
                                        the interest rates for the adjustable
                                        rate mortgage loans will generally
                                        adjust semi-annually or annually,
                                        subject to certain caps and floors, as
                                        described in this prospectus supplement.

                                        Approximately [ ]% of the statistical
                                        calculation initial loan group 2
                                        mortgage loans are mortgage loans that
                                        initially have a fixed rate of interest
                                        for two or more years following their
                                        origination, and thereafter have an
                                        adjustable rate of interest for the
                                        remaining life of the mortgage loan, as
                                        described under "The Mortgage Pool" in
                                        this prospectus supplement.

                                        Approximately [ ]% and [ ]% of the
                                        statistical calculation initial mortgage loans in loan group 1 and loan group 2, respectively, will carry borrower-paid or lender-paid mortgage insurance.

                                        See "The Mortgage Pool" in this
                                        prospectus supplement.

Pre-Funding Accounts And
Capitalized Interest Accounts...........At closing, the seller will deposit up to $[ ] into two separate pre-funding
                                        accounts, to be used to acquire
                                        additional mortgage loans from the
                                        seller during the pre-funding period.

                                        Of this amount, the trust fund will
                                        apply up to $[ ] to purchase additional
                                        fixed-rate mortgage loans for inclusion
                                        in loan group 1 and up to $[ ] to
                                        purchase additional adjustable-rate
                                        mortgage loans for inclusion in loan
                                        group 2.

                                        The purchase of additional mortgage
                                        loans will occur only during the
                                        pre-funding period, which generally
                                        terminates upon the earlier of:

                                        o    the date on which the remaining
                                             pre-funding amount for both loan
                                             groups is less than $[ ], and

                                        o    the close of business on [ ],
                                             200[ ].

                                        At closing, the seller also will deposit funds into two separate capitalized interest accounts, for use as necessary during the pre-funding period to offset shortfalls in interest amounts attributable to the pre-funding mechanism.

                                        Any amounts in the pre-funding accounts
                                        not used during the pre-funding period
                                        to purchase subsequent mortgage loans
                                        will be distributed as a prepayment of
                                        principal of the group 1 senior and
                                        group 2 senior certificates, as
                                        applicable, on the first distribution
                                        date following the pre-funding period.

Optional Termination....................The master servicer may purchase all of the remaining assets of the trust fund
                                        after the aggregate principal balance of the mortgage loans and any real estate owned by the trust fund as of the last day of the related remittance period declines to 10% or less of the aggregate principal balance of the initial mortgage loans as of the initial cut-off date plus the aggregate principal balance of any subsequent mortgage loans the trust fund purchases as of the applicable subsequent cut-off date.

                                        See "Description of the
                                        Certificates-Optional Termination" in
                                        this prospectus supplement.

Advances................................The master servicer will make cash advances with respect to delinquent
                                        payments of principal and interest on
                                        the mortgage loans unless the master
                                        servicer reasonably believes that the
                                        cash advances cannot be repaid from
                                        future payments on the applicable
                                        mortgage loans. These cash advances are
                                        only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

                                        See "Servicing of Mortgage
                                        Loans-Advances" in this prospectus
                                        supplement.

Credit Enhancement......................Credit enhancements provide limited protection to certain holders of
                                        certificates against shortfalls in
                                        payments received on the mortgage loans.
                                        This transaction employs the following
                                        forms of credit enhancement.

                                                (a) Subordination

                                        On each distribution date, classes of a
                                        certificate group that are lower in
                                        order of payment priority than the other classes of that certificate group will not receive payments until the classes that are higher in order of payment priority have been paid. If there is not enough money from the mortgage loans in a loan group on a distribution date to pay all classes of the related certificate group, the subordinate classes of that certificate group are the first to forego payment.

                                                (b) Application of Realized
                                                Losses

                                        If on any distribution date, after the
                                        balances of the certificates of a
                                        certificate group have been reduced by
                                        the amount of principal paid on that
                                        date, the total principal balance of
                                        those certificates is greater than the
                                        total principal balance of the mortgage
                                        loans in the related loan group plus any amount remaining in the related pre-funding account, the principal balance of the outstanding certificates in that group that are lowest in order of payment priority will be reduced by the amount of that excess.

                                                (c) Overcollateralization

                                        Although the sum of the total principal
                                        balance of the mortgage loans in loan
                                        group 1 and the amount on deposit in the related pre-funding account is approximately $[ ], the trust is issuing only $[ ] total principal amount of certificates related to loan group 1. Similarly, although the sum of the total principal balance of the mortgage loans in loan group 2 and the amount on deposit in the related pre-funding account is approximately $[ ] the trust is issuing only $[ ] total principal amount of certificates related to loan group 2. The certificates are therefore "overcollateralized," and on any distribution date, the amount of any overcollateralization will be available to absorb losses from liquidated mortgage loans in the related loan group. If the level of overcollateralization falls below what is required, the excess interest described in the next section will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans in the related loan group so that the required level of overcollateralization is reached.

                                        The mortgage loans in each loan group
                                        are expected to generate more interest
                                        than is needed to pay interest on the
                                        related certificates because the
                                        weighted average interest rate of the
                                        mortgage loans in each loan group is
                                        expected to be higher than the weighted
                                        average pass-through rate on the related certificates. Some of the excess interest with respect to a loan group will be used to pay interest on the related certificates that was previously earned but not paid, and some of such excess interest will be used to reimburse the related subordinated certificates for losses that they experienced previously.

                                        See "Description of the
                                        Certificates-Overcollateral-ization
                                        Provisions" in this prospectus
                                        supplement.

                                        The classes of certificates listed below will not be offered unless they are assigned the following ratings by [ ] and by [ ].

                                             CLASS               RATING
                                        ----------------------------------------
                                            A
                                            R
                                            M-1
                                            M-2
                                            B



                                        See "Ratings" in this prospectus
                                        supplement.

Tax Status..............................For federal income tax purposes, in accordance with the pooling and
                                        servicing agreement, the trustee will
                                        elect to treat the trust fund (exclusive of certain assets) as one or more REMICs. The Regular Certificates will represent ownership of REMIC regular interests. The Class R Certificate will represent ownership of the sole class of residual interest in each REMIC. Holders of Regular Certificates will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholder's regular method of accounting.

                                        For further information regarding the
                                        federal income tax consequences of
                                        investing in the offered certificates,
                                        see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Erisa Considerations....................Subject to the considerations set forth in "ERISA Considerations" in this
                                        prospectus supplement and in the
                                        prospectus, the Class A Certificates may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or
                                        Section 4975 of the Internal Revenue
                                        Code, as amended.

                                        If you are a fiduciary of any employee
                                        benefit plan or other retirement
                                        arrangement subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended, or Section 4975 of the
                                        Internal Revenue Code, as amended, you
                                        should review carefully with your lawyer whether you can buy or hold an offered certificate.

                                        A fiduciary of an employee benefit plan
                                        must determine that the purchase of a
                                        certificate is consistent with its
                                        fiduciary duties under applicable law
                                        and does not result in a nonexempt
                                        prohibited transaction under applicable
                                        law.

                                        See "ERISA Considerations" in this
                                        prospectus supplement and in the
                                        prospectus.

Legal Investment........................Upon termination of the pre-funding period, the [Class AV-1 and the Class
                                        MV-1] Certificates will be "mortgage
                                        related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. All other certificates will not be "mortgage related securities" for purposes of SMMEA.

                                        See "Legal Investment" in the
                                        prospectus.

                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES...............

                                        Each underwriter intends to make a
                                        secondary market in the certificates
                                        purchased by it, but no underwriter has
                                        any obligation to do so. We cannot
                                        assure you that a secondary market will
                                        develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for mortgage
                                        backed and asset backed securities have
                                        experienced periods of illiquidity and
                                        can be expected to do so in the future.
                                        Illiquidity can have a severely adverse
                                        effect on the prices of securities
                                        especially those that are sensitive to
                                        prepayment, credit, or interest rate
                                        risk, or that have been structured to
                                        meet the investment requirements of
                                        limited categories of investors.

SUBPRIME MORTGAGE LOANS ARE
SUBJECT TO GREATER RISK OF
DELINQUENCY  AND LOSS...................Most of the mortgage loans in the mortgage pool were made to borrowers
                                        with prior credit difficulties[ and do
                                        not satisfy the underwriting guidelines
                                        for mortgage loans eligible for sale to
                                        Fannie Mae or Freddie Mac]. We expect
                                        that the rates of delinquency,
                                        bankruptcy and foreclosure for the
                                        mortgage loans will be higher, and may
                                        be substantially higher, than those of
                                        mortgage loans underwritten in
                                        accordance with Fannie Mae and Freddie
                                        Mac standards. See "The Mortgage
                                        Pool-Underwriting Standards" in this
                                        prospectus supplement.

                                        The subordinated certificates have a
                                        greater risk of loss than the Class A
                                        Certificates, and subordination may not
                                        be sufficient to protect the

CLASS A CERTIFICATES FROM LOSSES........If you buy a Class M-1, Class M-2 or
                                        Class B Certificate, you will not
                                        receive any payments on your certificate until the holders of the related Class A Certificates have received all payments to which they are entitled.
                                        Additionally, payments on the Class M-2
                                        Certificates will be subordinate to
                                        payments on the related Class M-1
                                        Certificates and payments on the Class B
                                        Certificates will be subordinate to
                                        payments on the related Class M-1 and
                                        Class M-2 Certificates. As a result, the yield on your subordinated certificate will be sensitive to losses on the mortgage loans in the related loan group. This sensitivity increases with the subordination of a certificate, so that the yield on the Class B
                                        Certificate is the most sensitive. You
                                        should carefully consider the risk that
                                        you may lose all or a part of the money
                                        that you paid for the subordinated
                                        certificate if losses are greater than
                                        expected.

                                        If you buy a subordinated certificate
                                        you will not receive any principal
                                        distributions until at the earliest,
                                        unless the related Class A Certificates
                                        have been paid down to zero before that
                                        date. As a result, your subordinated
                                        certificate will be outstanding longer
                                        than would be the case if principal were distributed on a proportionate basis among the Class A Certificates and the subordinated certificates. Because your subordinated certificate is outstanding longer, there is a greater period of time during which losses on the mortgage loans in the related loan group will affect your subordinated certificate. Therefore the risk that you will lose all or part of the money you paid for the certificate also increases.

                                        You should consider the risk that the
                                        subordination of the related
                                        subordinated classes may not be
                                        sufficient to protect your certificates
                                        from loss.

EXCESS INTEREST FROM THE MORTGAGE LOANS
MAY NOT PROVIDE ADEQUATE CREDIT
ENHANCEMENT.............................Each group of mortgage loans is expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate on those mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates. If the amount of interest generated by a group of mortgage loans is more than the amount that is needed to pay interest on the related certificates, some of such "excess interest" will be used to make additional principal payments on the related certificates, some will be used to pay interest on the related certificates that was previously earned but not paid, and some will be used to reimburse the related subordinated certificates for losses that they experienced previously. The use of excess interest to make additional principal payments on the related certificates will reduce the total principal balance of those certificates below the aggregate principal balance of the related mortgage loans, thereby creating "overcollateralization."
                                        Overcollateralization is intended to
                                        provide limited protection to
                                        certificateholders by absorbing the
                                        related certificates' share of losses
                                        from liquidated mortgage loans in the
                                        applicable loan group.

                                        However, we cannot assure you that
                                        enough excess interest will be generated on the mortgage loans of either loan group to establish or maintain the required levels of overcollateralization for the related certificate group.

                                        The excess interest available on any
                                        distribution date will be affected by
                                        the actual amount of interest received,
                                        collected or advanced in respect of the
                                        related mortgage loans during the
                                        preceding month. Such amount will be
                                        influenced by changes in the
                                        pass-through rates on the group 2
                                        certificates and changes to the weighted average of the mortgage rates resulting from prepayments and liquidations of the related mortgage loans, and in the case of the group 2 certificates, adjustments of the mortgage rates on adjustable rate mortgage loans. Because the index used to determine the mortgage rates on the adjustable rate mortgage loans is different from the index used to determine the pass-through rates on the group 2 certificates, it is possible that the pass-through rates on these certificates may be higher than the interest rates on the related mortgage loans. In that event, it may be necessary to apply all or a portion of the available excess interest to make required payments of interest on the related classes of certificates. As a result, excess interest may be unavailable for any other purpose.

                                        Investors in the offered certificates,
                                        and particularly the Class B
                                        Certificates, should consider the risk
                                        that the overcollateralization may not
                                        be sufficient to protect your
                                        certificates from loss. Excess interest
                                        and overcollateralization are the only
                                        forms of credit enhancement for the
                                        Class B Certificates.

RISK REGARDING MORTGAGE RATES...........The pass-through rate on each class of group 2 certificates adjusts monthly and is generally based on one-month LIBOR. The mortgage rates on the adjustable rate mortgage loans generally adjust semi-annually and, in the case of approximately % of the group 2 statistical calculation initial mortgage loans, only after a two, three or five year period after origination, based on six-month LIBOR or CMT (called the Loan Index). Because the Loan Index may respond to different economic and market factors than one-month LIBOR, there is not necessarily a correlation in movement between such indices. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the related certificates are stable or rising. In addition, although it is possible that both the mortgage rates and certificate pass-through rates may decline or increase during the same period, because of the difference between interest rate adjustment periods and pass-through rate adjustment periods, mortgage rates may decline or increase more slowly than the related certificate pass-through rates.

                                        This absence of a correlation between
                                        movement in the mortgage rates and the
                                        certificate pass-through rates may
                                        reduce the interest payable on the group
                                        2 certificates because of the imposition of a pass-through rate cap called the "Group 2 WAC Cap." Although it is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the Group 2 WAC Cap will be paid to such certificateholder from excess funds on future distribution dates, we cannot assure you that excess funds will be available or sufficient to make any such payments. The ratings assigned to the group 2 certificates do not address the likelihood that these payments will be made.

                                        In addition, the pass-through rate for
                                        each class of fixed-rate certificates
                                        will be subject to the imposition of a
                                        pass-through rate cap equal to the
                                        weighted average of the net mortgage
                                        rates on the fixed-rate mortgage loans
                                        called the Group 1 WAC Cap. Unlike the
                                        holder of a group 2 certificate, a
                                        holder of a group 1 certificate whose
                                        interest payment has been reduced by
                                        operation of the Group 1 WAC Cap on any
                                        distribution date will not be entitled
                                        to receive the amount of such reduction
                                        from the excess funds on any future
                                        distribution date.

RISK REGARDING MORTGAGE LOANS
WITH BALLOON PAYMENTS...................[Approximately [ ]% and [ ]% of the
                                        statistical calculation initial mortgage loans in loan group 1 and loan group 2, respectively, by principal balance as of [ ], 200[ ], are balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the servicer is not obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance the balloon balance, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

CASH FLOW CONSIDERATIONS AND
RISKS COULD CAUSE PAYMENT
DELAYS AND LOSSES.......................Substantial delays could result while liquidating delinquent mortgage loans.
                                        Further, liquidation expenses (such as
                                        legal fees, real estate taxes, and
                                        maintenance and preservation expenses)
                                        will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to certificateholders. In the event any of the mortgaged properties fail to provide adequate security for the related mortgage loans, and the credit enhancement is insufficient, you could experience a loss.

UNPREDICTABILITY AND
EFFECT OF PREPAYMENTS...................A majority of the borrowers under the statistical calculation initial mortgage loans generally cannot prepay their mortgage loans during the first one, two, three, four or five years after origination without incurring prepayment penalties. However, we cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in a prepayment on the certificates.

                                        o    If you purchase your certificates
                                             at a discount and principal is
                                             repaid slower than you anticipate,
                                             then your yield may be lower than
                                             you anticipate.

                                        o    If you purchase your certificates
                                             at a premium and principal is
                                             repaid faster than you anticipate,
                                             then your yield may be lower than
                                             you anticipate.

                                        In addition, the weighted average life
                                        of the certificates will be affected by
                                        any prepayment resulting from the
                                        distribution of amounts, if any, on
                                        deposit in the pre-funding accounts
                                        after the end of the pre-funding period.

                                        None of the prepayment penalties will be distributed to holders of the offered certificates.

                                        In addition, prepayments on fixed-rate
                                        mortgage loans with interest rates in
                                        excess of the Group 1 WAC Cap can have
                                        the effect of reducing the Group 1 WAC
                                        Cap, and prepayments on adjustable-rate
                                        mortgage loans with interest rates in
                                        excess of the Group 2 WAC Cap can have
                                        the effect of reducing the Group 2 WAC
                                        Cap. In the event that either the Group
                                        1 WAC Cap or the Group 2 WAC Cap is in
                                        effect on any distribution date, the
                                        reduction of the Group 1 WAC Cap or the
                                        Group 2 WAC Cap will have the effect of
                                        reducing the pass-through rates paid to
                                        the related certificateholders on such
                                        distribution day.

                                        See "Yield, Prepayment and Maturity
                                        Considerations" for a description of
                                        factors that may influence the rate and
                                        timing of prepayments on the mortgage
                                        loans.

POSSIBLE PREPAYMENT DUE TO
INABILITY TO ACQUIRE RELATED
SUBSEQUENT MORTGAGE LOANS...............The ability of the trust fund to acquire subsequent mortgage loans for inclusion
                                        in the related loan group depends on the ability of the seller to originate and acquire mortgage loans during the pre-funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of the seller to originate and acquire subsequent mortgage loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                                        If the full amounts on deposit in the
                                        pre-funding account allocated to
                                        purchase subsequent mortgage loans for a loan group cannot be used by the end of the pre-funding period for that purpose, the amounts remaining on deposit in that pre-funding account will be distributed to the holders of the related Class A certificates as a prepayment on the [ ] 200[ ] distribution date.

JUNIOR LIEN PRIORITY COULD
RESULT IN PAYMENT DELAY OR LOSS.........Approximately [ ]% of the statistical calculation initial mortgage loans in
                                        loan group 1 (by principal balance as of [ ], 200[ ]) are secured by second liens on mortgaged properties. The master servicer has the power under certain circumstances to consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan in the trust fund. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the credit enhancement is insufficient, you will bear the risk of delay in distributions while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

                                        See "Certain Legal Aspects of the Loans" in the prospectus.

INSOLVENCY MAY AFFECT THE
TIMING AND AMOUNT OF
DISTRIBUTIONS ON THE CERTIFICATES.......The transfer of the mortgage loans by the seller to the depositor will be
                                        characterized in the pooling and
                                        servicing agreement as a sale
                                        transaction. Nevertheless, in the event
                                        of insolvency of the seller, the Federal
                                        Deposit Insurance Corporation (referred
                                        to as the FDIC) as conservator or
                                        receiver, could attempt to
                                        recharacterize the sale of the mortgage
                                        loans to the depositor as a borrowing
                                        secured by a pledge of the mortgage
                                        loans. If such an attempt to
                                        recharacterize the transfer of the
                                        mortgage loans were successful, the FDIC could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rates. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of such payments could occur.

DEVELOPMENTS IN [CALIFORNIA] COULD
HAVE DISPROPORTIONATE EFFECT ON THE
POOL OF MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF
MORTGAGED PROPERTIES....................Approximately [ ]% of the statistical calculation initial mortgage loans,
                                        based on principal balances as of [ ],
                                        200[ ], expected to be in the trust fund on the closing date are secured by property in [California]. Property in [California] may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

                                        In addition:

                                        o    Economic conditions in California
                                             (which may or may not affect real
                                             property values) may affect the
                                             ability of borrowers to repay their
                                             loans on time;

                                        o    Declines in the California
                                             residential real estate market may
                                             reduce the values of properties
                                             located in California, which would
                                             result in an increase in the
                                             loan-to-value ratios; and

                                        o    Any increase in the market value of
                                             properties located in California
                                             would reduce the loan-to-value
                                             ratios and could, therefore, make
                                             alternative sources of financing
                                             available to the borrowers at lower
                                             interest rates, which could result
                                             in an increased rate of prepayment
                                             of the mortgage loans.

CERTIFICATES MAY NOT BE
APPROPRIATE FOR CERTAIN INVESTORS.......The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                        o    The yield to maturity of offered
                                             certificates purchased at a price
                                             other than par will be sensitive to
                                             the uncertain rate and timing of
                                             principal prepayments on the
                                             related mortgage loans;

                                        o    The rate of principal distributions
                                             on and the weighted average lives
                                             of the offered certificates will be
                                             sensitive to the uncertain rate and
                                             timing of principal prepayments on
                                             the related mortgage loans and the
                                             priority of principal distributions
                                             among the classes of certificates.
                                             Accordingly, the offered
                                             certificates may be an
                                             inappropriate investment if you
                                             require a distribution of a
                                             particular amount of principal on a
                                             specific date or an otherwise
                                             predictable stream of
                                             distributions;

                                        o    You may not be able to reinvest
                                             amounts distributed in respect of
                                             principal on an offered certificate
                                             (which, in general, are expected to
                                             be greater during periods of
                                             relatively low interest rates) at a
                                             rate at least as high as the
                                             pass-through rate applicable to
                                             your certificate; or

                                        o    A secondary market for the offered
                                             certificates may not develop or
                                             provide certificateholders with
                                             liquidity of investment.

                                        You should also carefully consider the
                                        further risks discussed above and under
                                        the heading "Yield, Prepayment and
                                        Maturity Considerations" in this
                                        prospectus supplement and under the
                                        heading "Risk Factors" in the
                                        prospectus.

CERTIFICATES ARE OBLIGATIONS
OF ONLY THE TRUST FUND..................The offered certificates will not represent an ownership interest in or
                                        obligation of any entity except for the
                                        obligations of the depositor and of the
                                        seller pursuant to certain limited
                                        representations and warranties made with respect to the mortgage loans and of the master servicer with respect to its servicing obligations under the pooling and servicing agreement (including the limited obligation to make certain monthly advances). Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. The offered certificates are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the mortgage loans) [and proceeds from the borrower-paid mortgage insurance policies] will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

                                        For a discussion of additional risks
                                        pertaining to the certificates, see
                                        "Risk Factors" in the prospectus.

IMPACT OF WORLD EVENTS..................The economic impact of the United
                                        States' military operations in Iraq, as
                                        well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact to the mortgage loans resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Relief Act.

CERTAIN MORTGAGE LOANS HAVE
HIGH LOAN-TO-VALUE RATIOS
WHICH MAY PRESENT A GREATER
RISK OF LOSS RELATING TO
SUCH MORTGAGE LOANS.....................Mortgage loans with a loan-to-value or combined loan-to-value ratio of greater
                                        than 80% may present a greater risk of
                                        loss than mortgage loans with
                                        loan-to-value or combined loan-to-value
                                        ratios of 80% or below. Of the
                                        statistical calculation mortgage loans
                                        in loan group 1 and loan group 2 that
                                        had a loan-to-value (in the case of the
                                        first lien Mortgage Loans) or combined
                                        loan-to-value ratio (in the case of the
                                        second lien Mortgage Loans) at
                                        origination in excess of 80%,
                                        approximately [ ]% and [ ]% of the
                                        statistical calculation mortgage loans
                                        in loan group 1 and loan group 2,
                                        respectively, are not covered by any
                                        primary mortgage insurance. No mortgage
                                        loan conveyed to the trust fund will
                                        have had a loan-to-value or combined
                                        loan-to-value ratio exceeding 100.00% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value or combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value or combined loan-to-value ratio. See "The Mortgage Pool-General" in this prospectus supplement.

INCREASED RISK OF LOSS DUE TO
SIMULTANEOUS SECOND LIENS...............With respect to certain first lien mortgage loans included in each loan
                                        group, at the time of origination of the first lien mortgage loan, the seller also originated a second lien mortgage loan which will not be included in the trust fund. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors have less equity in the mortgaged property. In addition, the loan-to-value or combined loan-to-value ratios shown in this prospectus supplement do not reflect those simultaneous second lien loans. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

VIOLATION OF VARIOUS FEDERAL
AND STATE LAWS MAY RESULT IN
LOSSES ON THE MORTGAGE LOANS............Applicable state laws generally regulate interest rates and other charges,
                                        require certain disclosure, and require
                                        licensing of the seller. In addition,
                                        other state laws, public policy and
                                        general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to federal laws, including:

                                        o    the Federal Truth-in-Lending Act
                                             and Regulation Z promulgated
                                             thereunder, which require certain
                                             disclosures to the borrowers
                                             regarding the terms of the mortgage
                                             loans;

                                        o    the Equal Credit Opportunity Act
                                             and Regulation B promulgated
                                             thereunder, which prohibit
                                             discrimination on the basis of age,
                                             race, color, sex, religion, marital
                                             status, national origin, receipt of
                                             public assistance or the exercise
                                             of any right under the Consumer
                                             Credit Protection Act, in the
                                             extension of credit;

                                        o    the Fair Credit Reporting Act,
                                             which regulates the use and
                                             reporting of information related to
                                             the borrower's credit experience;

                                        o    the Depository Institutions
                                             Deregulation and Monetary Control
                                             Act of 1980, which preempts certain
                                             state usury laws; and

                                        o    the Alternative Mortgage
                                             Transaction Parity Act of 1982,
                                             which preempts certain state
                                             lending laws that regulate
                                             alternative mortgage transactions.

                                        Violations of certain provisions of
                                        these federal and state laws may limit
                                        the ability of the master servicer to
                                        collect all or part of the principal of
                                        or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers' rescinding the mortgage loans against the trust fund. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans and restrict the master servicer's ability to foreclose in response to the mortgagor's default. The seller's failure to comply with these laws could subject the trust fund to significant monetary penalties, could result in the borrowers rescinding the mortgage loans against the trust fund and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default. See "Certain Legal Aspects of the
                                        Loan-Anti-Deficiency Legislation and
                                        Other Limitations on Lenders" in the
                                        prospectus. The seller will represent
                                        that as of the closing date, each
                                        mortgage loan is in compliance with
                                        applicable federal and state laws and
                                        regulations. The seller will also
                                        represent that none of the mortgage
                                        loans are subject to Section 32 of
                                        Regulation Z and that none of the
                                        mortgagors have been required to
                                        purchase single-premium credit life
                                        insurance in connection with the
                                        origination of the related mortgage
                                        loan. In the event of a breach of such
                                        representation, the seller will be
                                        obligated to cure such breach or
                                        repurchase or replace the affected
                                        mortgage loan in the manner described in the prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

PREPAYMENT INTEREST SHORTFALLS
AND RELIEF ACT SHORTFALLS...............When a mortgage loan is prepaid, the mortgagor is charged interest on the
                                        amount prepaid only up to (but not
                                        including) the date on which the
                                        prepayment is made, rather than for an
                                        entire month. This may result in a
                                        shortfall in interest collections
                                        available for distribution on the next
                                        distribution date. The Master Servicer
                                        is required to cover a portion of the
                                        shortfall in interest collections that
                                        are attributable to prepayments. In
                                        addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act (referred to as the "Relief Act") will not be covered by the master servicer.

                                        On any distribution date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the master servicer and any shortfalls resulting from the application of the Relief Act will be allocated, to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

ENVIRONMENTAL RISKS.....................Federal, state and local laws and regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment, health and
                                        safety. In certain circumstances, these
                                        laws and regulations impose obligations
                                        on owners or operators of residential
                                        properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage.
                                        Further, a mortgage lender may be held
                                        liable as an "owner" or "operator" for
                                        costs associated with the release of
                                        petroleum from an underground storage
                                        tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

                                THE MORTGAGE POOL

GENERAL

         The depositor will purchase the mortgage loans from [IndyMac Bank, F.S.B. (referred to as IndyMac Bank)] pursuant to a pooling and servicing agreement dated as of [ ], 200[ ] among [IndyMac Bank], as seller and master servicer, the depositor and the trustee or pursuant to the pooling and servicing agreement and a subsequent transfer agreement dated as of the subsequent transfer date among [IndyMac Bank], as seller and master servicer, the depositor and the trustee and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates. The mortgage loans purchased pursuant to the pooling and servicing agreement shall be designated "initial mortgage loans" and the mortgage loans purchased pursuant to the pooling and servicing agreement and a subsequent transfer agreement shall be designated "subsequent mortgage loans."

         Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described below under "?-Assignment of Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the certificateholders in that mortgage loan; provided, however, that the seller will not be obligated to make any repurchase or substitution (or cure any breach) if the breach constitutes fraud in the origination of the affected mortgage loan and the seller did not have knowledge of the fraud. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one-to four-family mortgage loans in the seller's sub-prime mortgage portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan Program-Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. [IndyMac Bank] is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of [IndyMac Bank], as master servicer, with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

         Certain information with respect to the statistical calculation initial mortgage loans to be included in the statistical calculation mortgage pool is set forth below. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted therefor. The depositor believes that the information set forth in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the statistical calculation initial mortgage loans as of the cut-off date.

         As of the cut-off date, the aggregate of the Stated Principal Balances of the statistical calculation initial mortgage loans is expected to be approximately $[ ], which is referred to as the statistical calculation cut-off date principal balance. The initial mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. The initial mortgage loans to be included in the mortgage pool were acquired by the seller in the normal course of its business.

         At origination, substantially all of the statistical calculation initial mortgage loans had stated terms to maturity of 30 years. Each of the statistical calculation initial mortgage loans provides for payments due on the first day of each month (referred to as a "Due Date"). Scheduled monthly payments made by the mortgagors on the statistical calculation initial mortgage loans (referred to as scheduled payments) either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of those payments to principal and interest.

         Of the statistical calculation initial mortgage loans, [ ]mortgage loans in loan group 1, representing approximately [ ]% of the cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 1, and [ ]mortgage loans in loan group 2, representing approximately [ ]% of the cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 2, contain prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the mortgage loan in full at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (referred to as the Prepayment Penalty Period), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Penalty Period for the statistical calculation initial mortgage loans vary from 1 year to 5 years, depending on the terms set forth in the related mortgage note. The amount of the prepayment penalty varies from state to state.

         With respect to the statistical calculation initial mortgage loans in loan group 2, each mortgage loan has a mortgage rate subject to adjustment on the Due Date specified in the related mortgage note (referred to as the Initial Rate Adjustment Date) and every six months (in the case of [ ] Adjustable Mortgage Loans and[ ]Adjustable Mortgage Loans (each as defined below)) and one year (in the case of [ ]Adjustable Mortgage Loans and [ ]Adjustable Mortgage Loans (each as defined below)) thereafter (referred to as an Adjustment Date), equal to (a) in the case of [ ] Adjustable Mortgage Loans and [ ]Adjustable Mortgage Loans, the sum, rounded to the nearest one-eighth of one percentage point (0.125%), of (i) the average of interbank offered rates for six month U.S. dollar deposits in the London market (referred to as the Index) based on quotations of major banks, as published either (x) by Fannie Mae either 30 or 45 days prior to the Adjustment Date or (y) in the "Money Rates" section of The Wall Street Journal as of the first business day of the month prior to the Adjustment Date, as specified in the related mortgage note, and (ii) the margin specified in the related mortgage note and (b) in the case of the [ ] Adjustable Mortgage Loans, the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve, in each case as specified in the related mortgage note; provided, however, that the mortgage rate will not increase or decrease on any Adjustment Date by more than
(A) with respect to [ ]statistical calculation initial mortgage loans (representing approximately [ ]% of the statistical calculation cut-off date principal balance of loan group 2), one percentage point (1%), (B) with respect to [ ]statistical calculation initial mortgage loans (representing approximately [ ]% of the statistical calculation cut-off date principal balance of loan group
2), one and one-half percentage points (1.5%), (C) with respect to [ ] statistical calculation initial mortgage loans (representing approximately % of the statistical calculation cut-off date principal balance of loan group 2), two percentage points (2.0%), (D) with respect [ ] statistical calculation initial mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of loan group 2), three percentage points (3%),
(E) with respect to [ ] statistical calculation initial mortgage loans (representing approximately 0.25% of the statistical calculation cut-off date principal balance of loan group 2), five percentage points (5%) and (F) with respect to statistical calculation initial mortgage loans (representing approximately [ ] % of the cut-off date principal balance of loan group 2), seven percentage points or greater (7%) (referred to as the Periodic Rate Cap). Approximately [ ] % of the statistical calculation initial mortgage loans in loan group 2 (by statistical calculation cut-off date principal balance) have an Initial Rate Adjustment Date occurring on the Due Date following the second anniversary of the date of origination (referred to as _______ Adjustable Mortgage Loans). Approximately [ ] % of the statistical calculation initial mortgage loans in loan group 2 have an Initial Rate Adjustment Date occurring on the sixth Due Date following the related date of origination (referred to as [ ] Adjustable Mortgage Loans). Approximately [ ] % of the statistical calculation initial mortgage loans in loan group 2 (by statistical calculation cut-off date principal balance) have an Initial Rate Adjustment Date occurring on the Due Date following the third anniversary of the date of origination (referred to as
[ ] Adjustable Mortgage Loans).

         With respect to the statistical calculation initial mortgage loans in loan group 2, statistical calculation initial mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of loan group 2) are subject to an initial rate cap of 1%, [ ] statistical calculation initial mortgage loans (representing approximately % of the statistical calculation cut-off date principal balance of loan group 2) are subject to an initial rate cap of 3% and [ ] statistical calculation initial mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of loan group 2) are subject to an initial rate cap of 5%.

         The [ ] Adjustable Mortgage Loans will include "performance loans" (referred to as Performance Loans) that provide borrowers the potential of a margin reduction for good payment history. The payment history for the Performance Loan is evaluated in the second month preceding the month in which the Initial Rate Adjustment Date occurs. If the related borrower has made scheduled payments in full since the origination of that loan with a maximum of one late payment (which, however, cannot be in the month of evaluation) the loan is eligible for a reduction (ranging from [ ] % to [ ] %) in the margin used to calculate the mortgage rate. Approximately [ ] % of the mortgage loans in loan group 2 are Performance Loans.

         All of the statistical calculation initial mortgage loans in loan group 2 provide that over the life of the mortgage loan the mortgage rate will in no event be more than the mortgage rate fixed at origination plus a fixed number of percentage points specified in the related mortgage note (referred to as the Maximum Rate). The statistical calculation initial mortgage loans in loan group 2 are generally not subject to minimum mortgage rates. Effective with the first payment due on a statistical calculation initial mortgage loan in loan group 2 after each related Adjustment Date, the scheduled payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the mortgage loan in loan group 2 over its remaining term. If the applicable Loan Index ceases to be published or is otherwise unavailable, the master servicer will select an alternative index based upon comparable information.

         Each statistical calculation initial mortgage loan in loan group 2 is, by its terms, assumable in connection with a transfer of the related mortgaged property if the proposed transferee submits certain information to the master servicer required to enable it to evaluate the transferee's ability to repay that mortgage loan and if the master servicer reasonably determines that the security for that mortgage loan would not be impaired by the assumption. The statistical calculation initial mortgage loans in loan group 1 are subject to the "due-on-sale" provisions included therein.

         All of the statistical calculation initial mortgage loans in loan group 1 were originated on or after [ ] . All of the statistical calculation initial mortgage loans in loan group 2 were originated on or after .

         The latest stated maturity date of any statistical calculation initial mortgage loan in loan group 1 is [ ] . The earliest stated maturity date of any statistical calculation initial mortgage loan in loan group 1 is [ ] . The latest stated maturity date of any statistical calculation initial mortgage loan in loan group 2 is [ ] . The earliest stated maturity date of any statistical calculation initial mortgage loan in loan group 2 is .

         As of the cut-off date, [ ] % of the statistical calculation initial mortgage loans in loan group 1 and [ ] % of the statistical calculation initial mortgage loans in loan group 2 were delinquent more than 30 days.

         With respect to [ ] statistical calculation initial mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 1) the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

         With respect to [ ] statistical calculation initial mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 2) the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

         [None] of the statistical calculation initial mortgage loans in either of the loan groups were originated in connection with the relocation of employees of various corporate employers. None of the statistical calculation initial mortgage loans in loan group 2 are convertible into fixed-rate mortgage loans.

         Of the statistical calculation initial mortgage loans in loan group 1, [ ] mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of the initial mortgage loans in loan group 1) are secured by first liens on the related mortgaged properties, and [ ] mortgage loans in loan group 1 (representing approximately % of the statistical calculation cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 1) are secured by second liens on the related mortgaged properties. All of the statistical calculation initial mortgage loans in loan group 2 are secured by first liens on the related mortgaged properties.

         [No] statistical calculation initial mortgage loans in loan group 1 had a Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) at origination of more than 95%. No statistical calculation initial mortgage loan in loan group 2 had a Loan-to-Value Ratio at origination of more than 95%. Except for [ ] statistical calculation initial mortgage loans in loan group 1, representing approximately [ ] % of the statistical calculation cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 1, and except for [ ] statistical calculation initial mortgage loans in loan group 2, representing approximately [ ] % of the statistical calculation cut-off date principal balance of the mortgage loans in loan group 2, each statistical calculation initial mortgage loan with a Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae, Freddie Mac or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related mortgage loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses. No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan (i) after the date on which the related Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or (ii) if maintaining the policy is prohibited by applicable law. See "-Underwriting Standards" in this prospectus supplement.

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the Collateral Value of the related mortgaged property. The "Combined Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the mortgage loan and (b) the outstanding principal balance at the date of origination of the mortgage loan of any senior mortgage loans(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to that mortgage loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the mortgage loan, to
(ii) the Collateral Value of the related mortgaged property. The "Collateral Value" of the mortgaged property, other than with respect to certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (referred to as a Refinance Loan), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that mortgage loan and (b) the sales price for the mortgaged property. In the case of Refinance Loans, the Collateral Value of the related mortgaged property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as applicable) might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to those mortgage loans.

         "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help access a borrower's credit-worthiness. FICO Credit Scores are generated by models developed by a third party which analyze data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

         The following information sets forth in tabular format certain information, as of the cut-off date, as to the statistical calculation initial mortgage loans in each loan group. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the mortgage loans in the related loan group as of the cut-off date and the sum of the columns below may not equal the total indicated due to rounding.

                                                          * * *

                      STATISTICAL CALCULATION LOAN GROUP 1
                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

         ORIGINAL LOAN-TO-VALUE RATIOS OR                                                             PERCENT OF
          COMBINED LOAN-TO-VALUE RATIOS              NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
               (AS APPLICABLE) (%)                         LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
10.00  -  60.00................................
60.01  -  65.00................................
65.01  -  70.00................................
70.01  -  75.00................................
75.01  -  80.00................................
80.01  -  85.00................................
85.01  -  90.00................................
90.01  -  95.00................................

Total..........................................

(1) The statistical calculation initial mortgage loans in loan group 1 with lender acquired mortgage insurance are shown in the preceding table at mortgage rates inclusive of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 1 without adjusting for the interest premium is expected to be approximately %. If the mortgage rates for the lender acquired mortgage insurance loans are shown net of the interest premium charged by the related lenders, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 1 is expected to be approximately [ ]%.

                          ORIGINAL TERMS TO MATURITY(1)

                                                        NUMBER OF         AGGREGATE PRINCIPAL   PERCENT OF AGGREGATE
       ORIGINAL TERM TO MATURITY (MONTHS)            MORTGAGE LOANS       BALANCE OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------
180  -  180..................................
181  -  240..................................
301  -  260..................................

Total........................................

-----------------------------
(1) The weighted average Original Combined Loan-to-Value Ratio of the statistical calculation initial mortgage loans in loan group 1 is expected to be approximately [ ]%.

                                MORTGAGE RATES(1)

                                                      NUMBER OF          AGGREGATE PRINCIPAL    PERCENT OF AGGREGATE
              MORTGAGE RATES (%)                    MORTGAGE LOANS       BALANCE OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------
 7.750    -  7.750.........................
 7.751    -  8.000.........................
 8.250    -  8.500.........................
 8.508    -  8.750.........................
 8.751    -  9.000.........................
 9.501    -  9.750.........................
 9.751    -  10.000........................
10.001    -  10.250........................
10.251    -  10.500........................
10.501    -  10.750........................
10.750    -  11.000........................
11.001    -  11.250........................
11.250    -  11.500........................
11.501    -  11.750........................
11.751    -  12.000........................
12.001    -  12.250........................
12.250    -  12.500........................
12.501    -  12.750........................
12.751    -  13.000........................
13.001    -  13.250........................
13.251    -  13.500........................
13.501    -  13.750........................
13.750    -  14.000........................
14.001    -  14.250........................
14.250    -  14.500........................
14.501    -  14.750........................

       Total...............................

(1) The statistical calculation initial mortgage loans in loan group 1 with lender acquired mortgage insurance are shown in the preceding table at mortgage rates inclusive of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 1 without adjusting for the interest premium is expected to be approximately [ ]%. If the mortgage rates for the lender acquired mortgage insurance loans are shown net of the interest premium charged by the related lenders, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 1 is expected to be approximately [ ]%.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)

               RANGE OF CURRENT                   NUMBER OF MORTGAGE     AGGREGATE PRINCIPAL    PERCENT OF AGGREGATE
       MORTGAGE LOAN PRINCIPAL BALANCE                  LOANS            BALANCE OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------
 $8,800.00   to   50,000.00...............
$50,000.01   to  100,000.00...............
$100,000.01  to  150,000.00...............
$150,000.01  to  200,000.00...............
$200,000.01  to  250,000.00...............
$250,000.01  to  300,000.00...............
$300,000.01  to  350,000.00...............
$350,000.01  to  400,000.00...............
$400,000.01  to  450,000.00...............
$450,000.01  to  500,000.00...............
$550,000.01  to  559,416.18...............

     Total................................

-------------------------
(1) The average current principal balance of the statistical calculation initial mortgage loans in loan group 1 is expected to be approximately $[ ].


                               OCCUPANCY TYPES(1)

                                                      NUMBER OF          AGGREGATE PRINCIPAL    PERCENT OF AGGREGATE
                OCCUPANCY TYPE                      MORTGAGE LOANS       BALANCE OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------
Primary Home...............................
Investor...................................
Second Home................................

     Total.................................

-----------------------
(1) Based on representations of the related mortgagors at the time of origination.

                   STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                                        NUMBER OF         AGGREGATE PRINCIPAL   PERCENT OF AGGREGATE
               STATE OR TERRITORY                    MORTGAGE LOANS       BALANCE OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------

California...................................
New York.....................................
Florida......................................
New Jersey...................................
Texas........................................
North Carolina...............................
Colorado.....................................
South Carolina...............................
Connecticut..................................
Georgia......................................
Michigan.....................................
Washington...................................
Virginia.....................................
Tennessee....................................
Pennsylvania.................................
Maryland.....................................
Arizona......................................
Oklahoma.....................................
Nevada.......................................
Oregon.......................................
Illinois.....................................
Wisconsin....................................
Massachusetts................................
Missouri.....................................
Idaho........................................
Ohio.........................................
New Hampshire................................
Minnesota....................................
Indiana......................................
Alaska.......................................
District of Columbia.........................
Hawaii.......................................
Kentucky.....................................
Arkansas.....................................
Montana......................................
Utah.........................................
Iowa.........................................
New Mexico...................................
Maine........................................
Vermont......................................
Kansas.......................................
Louisiana....................................
Nebraska.....................................
Mississippi..................................
Delaware.....................................
West Virginia................................
Wyoming......................................

Total........................................

                            PURPOSE OF MORTGAGE LOANS

                                                      NUMBER OF          AGGREGATE PRINCIPAL    PERCENT OF AGGREGATE
                 LOAN PURPOSE                       MORTGAGE LOANS       BALANCE OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------

Purchase (Cash Out)........................
Refinance (Rate or Term)...................

Total......................................

                  DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS(1)

                                                  NUMBER OF MORTGAGE     AGGREGATE PRINCIPAL    PERCENT OF AGGREGATE
        TYPE OF DOCUMENTATION PROGRAM                   LOANS            BALANCE OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------
Full Documentation.........................
Reduced Documentation......................
No Ratio...................................
No Documentation...........................

Total......................................

--------------------------
(1) The Full, Reduced, No Ratio, and No Documentation Programs are described under the heading "-Underwriting Standards."

                           TYPE OF MORTGAGE PROPERTIES

                                                                                                      PERCENT OF
                                                         NUMBER OF         AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                  PROPERTY TYPE                        MORTGAGE LOANS      BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------

Single Family Resident/D-PUD...................
Manufactured Home(1)...........................
PUD............................................
Two Units......................................
Low Rise Condominium...........................
Three Units....................................
Cooperative....................................
Four Units.....................................
Townhouse......................................
High Rise Condominium..........................

Total..........................................

---------------------
(1) Treated as real property.

                      FICO CREDIT SCORES FOR MORTGAGE LOANS

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                FICO CREDIT SCORE                          LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
500 - 549......................................
550 - 599......................................
600 - 649......................................
650 - 699......................................
700 - 749......................................
750 - 784......................................
Not Available..................................

Total..........................................


                       CREDIT LEVELS FOR MORTGAGE LOANS(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                   CREDIT LEVEL                            LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
1..............................................
1+.............................................
2..............................................
3..............................................
4..............................................
Not Available..................................

Total..........................................

-----------------------
(1) Credit Levels are assigned as described under the heading "-Underwriting Standards."

                      STATISTICAL CALCULATION LOAN GROUP 2
                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
         ORIGINAL LOAN-TO-VALUE RATIOS(%)                  LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
 8.79 -   60.00................................
60.01 -   65.00................................
65.01 -   70.00................................
70.01 -   75.00................................
75.01 -   80.00................................
80.01 -   85.00................................
85.01 -   90.00................................
90.01 -   95.00................................

     Total.....................................

----------------------
(1) The weighted average Original Loan-to-Value Ratio of the statistical calculation initial mortgage loans in loan group 2 is expected to be approximately [ ]%.

                          ORIGINAL TERMS TO MATURITY(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
        ORIGINAL TERM TO MATURITY (MONTHS)                 LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
360 - 360......................................

Total..........................................

-----------------------------
(1) The weighted average remaining term to maturity of the statistical calculation initial mortgage loans in loan group 2 is expected to be approximately [ ] months.

                            CURRENT MORTGAGE RATES(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
            CURRENT MORTGAGE RATES(%)                      LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
  8.000  -    8.000............................
  8.001  -    8.250............................
  8.251  -    8.500............................
  8.501  -    8.750............................
  8.751  -    9.000............................
  9.001  -    9.250............................
  9.251  -    9.500............................
  9.501  -    9.750............................
  9.751  -   10.000............................
 10.001  -   10.250............................
 10.251  -   10.500............................
 10.501  -   10.750............................
 10.751  -   11.000............................
 11.001  -   11.250............................
 11.251  -   11.500............................
 11.501  -   11.750............................
 11.751  -   12.000............................
 12.001  -   12.250............................
 12.251  -   12.500............................
 12.501  -   12.750............................
 12.751  -   13.000............................
 13.001  -   13.250............................
 13.251  -   13.500............................
 13.501  -   13.750............................
 13.751  -   14.000............................

     Total.....................................

--------------------
(1) The statistical calculation initial mortgage loans in loan group 2 with lender acquired mortgage insurance are shown in the preceding table at mortgage rates inclusive of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 2 without adjusting for the interest premium is expected to be approximately [ ]%. If the mortgage rates for the lender acquired mortgage insurance loans are shown net of the interest premium charged by the related lenders, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 2 is expected to be approximately [ ]%.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)

                                                                                                      PERCENT OF
            RANGE OF CURRENT MORTGAGE                NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
              LOAN PRINCIPAL BALANCE                       LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
   $16,494.11  to      50,000.00...............
   $50,000.01  to     100,000.00..............
  $100,000.01  to     150,000.00..............
  $150,000.01  to     200,000.00..............
  $200,000.01  to     250,000.00..............
  $250,000.01  to     300,000.00..............
  $300,000.01  to     350,000.00..............
  $350,000.01  to     400,000.00..............
  $400,000.01  to     450,000.00..............
  $450,000.01  to     500,000.00..............
  $500,000.01  to     550,000.00..............
  $550,000.01  to     600,000.00..............
  $600,000.01  to     650,000.00..............
  $650,000.01  to     700,000.00..............
  $700,000.01  to     750,000.00..............
  $750,000.01  to     800.000.00..............
  $800,000.01  to     850,000.00..............
  $850,000.01  to     900,000.00..............
  $900,000.01  to     950,000.00..............
  $950,000,01  to   1,000,000.00..............

      Total...................................

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)

                                                                                                      PERCENT OF
            RANGE OF CURRENT MORTGAGE                NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
              LOAN PRINCIPAL BALANCE                       LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------





------------------------------
(1) The average current principal balance of the statistical calculation initial mortgage loans in loan group 2 is expected to be approximately $[ ].

                               OCCUPANCY TYPES(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                  OCCUPANCY TYPE                           LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
Primary Home...................................
Investor.......................................
Second Home....................................

Total..........................................

------------------------------
(1) Based upon representations of the related mortgagors at the time of origination.

                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                STATE OR TERRITORY                         LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
California.....................................
Texas..........................................
New Jersey.....................................
New York.......................................
Arizona........................................
Florida........................................
Colorado.......................................
Minnesota......................................
North Carolina.................................
Utah...........................................
Maryland.......................................
Connecticut....................................
Massachusetts..................................
Nevada.........................................
Washington.....................................
Pennsylvania...................................
Virginia.......................................
Michigan.......................................
South Carolina.................................
Missouri.......................................
Illinois.......................................
Oregon.........................................
Georgia........................................
Iowa...........................................
Kansas.........................................
Tennessee......................................
Vermont........................................
Alaska.........................................
Montana........................................
Hawaii.........................................
Ohio...........................................
Wisconsin......................................
New Mexico.....................................
New Hampshire..................................
Delaware.......................................
Indiana........................................
Arkansas.......................................
Maine..........................................
Oklahoma.......................................
Rhode Island...................................
District of Columbia...........................
Wyoming........................................
Louisiana......................................
West Virginia..................................
South Dakota...................................
Alabama........................................
North Dakota...................................
Nebraska.......................................

Total..........................................

                            PURPOSE OF MORTGAGE LOANS

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                   LOAN PURPOSE                            LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
Purchase.......................................
Refinance (Cash Out)...........................
Refinance (Rate or Term).......................

Total..........................................


                  DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS(1)

Full Documentation.............................
Reduced Documentation..........................
No Ratio.......................................

Total..........................................
                  .........
(1) The Full, Reduced, No Ratio, and No Documentation Programs are described under the heading "-Underwriting Standards."

                           TYPE OF MORTGAGE PROPERTIES

                                                                                                      PERCENT OF
                                                         NUMBER OF         AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                  PROPERTY TYPE                        MORTGAGE LOANS      BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
Single Family Residence/D-PUD..................
PUD............................................
Manufactured Home(1)...........................
Two Units......................................
Low Rise Condominium...........................
Three Units....................................
Cooperative....................................
Four Units.....................................
High Rise Condominium..........................
Townhouse......................................

Total..........................................

---------------------------
(1) Treated as real property.

                      FICO CREDIT SCORES FOR MORTGAGE LOANS

                                                     NUMBER OF MORTGAGE         PRINCIPAL             AGGREGATE
                FICO CREDIT SCORE                          LOANS           BALANCE OUTSTANDING    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------
500 - 549......................................
550 - 599......................................
600 - 649......................................
650 - 699......................................
700 - 749......................................
750 - 784......................................
850 - 899......................................
900 - 900......................................
Not Available..................................

Total..........................................

                       CREDIT LEVELS FOR MORTGAGE LOANS(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                   CREDIT LEVEL                            LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
1..............................................
1+.............................................
2..............................................
3..............................................
4..............................................
Not Available..................................

Total..........................................

------------------------
(1) Credit Levels are assigned as described under the heading "-Underwriting Standards."

                                    MARGIN(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                    MARGIN (%)                             LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------
  4.750  -    4.750............................
  4.751  -    5.000............................
  5.001  -    5.250............................
  5.251  -    5.500............................
  5.501  -    5.750............................
  5.751  -    6.000............................
  6.001  -    6.250............................
  6.251  -    6.500............................
  6.501  -    6.750............................
  6.751  -    7.000............................
  7.001  -    7.250............................
  7.251  -    7.500............................
  7.501  -    7.750............................
  7.751  -    8.000............................
  8.001  -    8.250............................
  8.251  -    8.500............................
  8.501  -    8.750............................
  8.751  -    9.000............................
  9.001  -    9.250............................

     Total.....................................

-----------------------
(1) The weighted average Margin of the statistical calculation initial mortgage loans in loan group 2 is expected to be approximately [ ]%.

                            NEXT ADJUSTMENT DATES(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                      MONTHS                               LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------



Total

----------------------------
(1) The weighted average months to next Adjustment Date for the statistical calculation initial mortgage loans in loan group 2 is expected to be [ ] months.

                                MAXIMUM RATES(1)

                                                                                                      PERCENT OF
                                                     NUMBER OF MORTGAGE    AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                 MAXIMUM RATE (%)                          LOANS           BALANCE OUTSTANDING         BALANCE
--------------------------------------------------------------------------------------------------------------------------






Total

-----------------------------
(1) The weighted average Maximum Rate of the statistical calculation initial mortgage loans in loan group 2 is expected to be approximately [ ]%.

ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to the pooling and servicing agreement, on the closing date the seller will sell, transfer, assign, set over and otherwise convey without recourse to the depositor all right, title and interest of the seller, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor, in and to each mortgage loan and all right, title and interest in and to all other assets included in Home Equity Mortgage Loan Asset-Backed Trust, Series SPMD 200[ ]-[ ], including all principal and interest received on or with respect to the mortgage loans, exclusive of principal and interest due on or prior to the cut-off date and the pre-funded amount deposited in the pre-funding accounts on the closing date.

         In connection with the transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, among other things, the original mortgage note (and any modification or amendment thereto) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first or second lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any document not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to [ ]% of the initial mortgage loans and [ ]% of the Subsequence Mortgage Loans (referred to as Delayed Delivery Loans), the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

         The trustee will review each mortgage file within 90 days of the closing date or subsequent transfer date, as applicable (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date or subsequent transfer date, as applicable), and if any document in a mortgage file is found to be missing or non-compliant with the review criteria set forth in the pooling and servicing agreement and the seller does not cure that defect within 90 days of notice thereof from the trustee (or within a longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the mortgage loan (referred to as deleted mortgage loan) from the trust fund and substitute in its place another mortgage loan (a replacement mortgage loan); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify the trust fund as a REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

         o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date (referred to as a Substitution Adjustment Amount)),

         o have a current Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

         o with respect to the mortgage loans in loan group 2, (a) have a mortgage rate based upon the same Loan Index and a Margin at least equal to and not greater than 50 basis points higher than the deleted mortgage loan, (b) have a mortgage rate subject to a maximum rate that is no less than the maximum Rate applicable to the deleted mortgage loan, (c) have Adjustment Dates that are no more or less frequent than the deleted mortgage loan and (d) not be a Performance Loan,

         o have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) not higher than that of the deleted mortgage loan,

         o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

         o comply with all of the representations and warranties set forth in the agreement as of the date of substitution.

         o This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         On the closing date the excess of the aggregate class certificate balance of the certificates over the principal balance of the initial mortgage loans on , 200[ ] (which excess is not expected to exceed $ ) will be deposited in two pre-funding accounts established and maintained by the trustee on behalf of the certificateholders. The amount on deposit in one pre-funding account will be allocated to purchase fixed rate mortgage loans for loan group 1 and the amount on deposit in the second pre-funding account will be allocated to purchase adjustable rate mortgage loans for loan group 2. During the pre-funding period, the depositor is expected to purchase conventional subprime mortgage loans acquired by the seller after [ ], 200[ ] from the seller and sell those subsequent mortgage loans to the trust fund as described below. The purchase price for each subsequent mortgage loan will equal the Stated Principal Balance of such subsequent mortgage loan as of the date of origination of such subsequent mortgage loan (unless such subsequent mortgage loan was originated prior to , 200[ ], in which case, as of , 200[ ]) and will be paid from the related pre-funding account. Accordingly, the purchase of subsequent mortgage loans will decrease the amount on deposit in the pre-funding accounts and increase the Stated Principal Balance of the mortgage pool. The pre-funding period terminates upon the earlier of the date on which the remaining pre-funding amount is less than $[100,000] and the close of business on [ ], 200[ ].

         Pursuant to the pooling and servicing agreement and a subsequent transfer agreement to be executed by the seller, the depositor and the trustee, the conveyance of subsequent mortgage loans may be made on any business day during the pre-funding period, subject to certain conditions in the pooling and servicing agreement being satisfied, including that:

         o the subsequent mortgage loans conveyed on the subsequent transfer date satisfy the same representations and warranties in the pooling and servicing agreement applicable to all mortgage loans,

         o the subsequent mortgage loans conveyed on the subsequent transfer date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

         o the trustee receives an opinion of counsel with respect to the validity of the conveyance of the subsequent mortgage loans conveyed on the subsequent transfer date and the absence of any adverse effect on the REMIC,

         o the conveyance of the subsequent mortgage loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates,

         o no subsequent mortgage loan conveyed on the subsequent transfer date was 30 or more days delinquent,

         o each subsequent mortgage loan conveyed on the subsequent transfer date that is an adjustable rate mortgage loan is secured by a first lien on the related mortgaged property, and

         o following the conveyance of the subsequent mortgage loans on the subsequent transfer date, the characteristics of each loan group to which mortgage loans were added pursuant to such conveyance will remain substantially similar to the characteristics of each loan group as of the initial cut-off date.

UNDERWRITING STANDARDS

         [The mortgage loans were originated in accordance with [IndyMac Bank]'s underwriting standards for sub-prime mortgage loans described below. [IndyMac, Inc.], the entity whose assets were transferred to [IndyMac Bank] as described in this prospectus supplement under "Servicing of the Mortgage Loans-The Master Servicer", began operating a mortgage conduit program in 1993 and began in April 1995 to purchase mortgage loans made to borrowers with prior credit difficulties (so-called "subprime mortgage loans"). All of the subprime mortgage loans purchased by IndyMac Bank are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and that conform to Fannie Mae or Freddie Mac underwriting guidelines) secured by first or second liens on one-to four-family residential properties.

         [IndyMac Bank] purchases subprime mortgage loans from, or provides funding for subprime mortgage loans originated by, banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with [IndyMac Bank]) and mortgage brokers (each is referred to as a loan originator) either under flow or bulk purchase arrangements, the terms of which may vary from loan originator to loan originator. The loan originators are required to be HUD approved mortgagees. In addition to purchasing mortgage loans from (or providing funding to) loan originators, [IndyMac Bank] also engages in the direct origination of mortgage loans.

         [IndyMac Bank]'s underwriting standards for subprime mortgage loans are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. Its underwriting standards are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the [IndyMac Bank] underwriting standards for subprime mortgage loans generally have payment histories and debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         In the process of underwriting mortgage loans, [IndyMac Bank] may use its "electronic Mortgage Information and Transaction System" (or "e-MITS"), a proprietary, internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of [IndyMac Bank]'s historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgager and the mortgaged property before rendering an approval and a risk-based price. As with [IndyMac Bank]'s traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with [IndyMac Bank]'s underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

         Each of the sub-prime mortgage loans purchased or originated by IndyMac Bank is assigned to one of five credit levels. The credit levels are, in descending order of credit-worthiness, 1+, 1, 2, 3 and 4. Through December 2000, the credit level for sub-prime mortgage loans purchased or originated was primarily based on the prospective mortgagor's FICO Credit Score. After December 2000, the credit level was further evaluated based on the prospective mortgagor's mortgage payment history, foreclosure, and bankruptcy history. Higher frequency of late mortgage payments and recency of foreclosure and bankruptcy cause the loans to be rated with a higher numerical credit level. The mortgage pool will also include some number of Mortgage Loans that were underwritten to standards targeted at borrowers with generally better credit ratings than sub-prime borrowers. Such Mortgage Loans are indicated in this prospectus supplement as having a credit level of "NSP."

         Borrowers are assigned a credit grade primarily on the basis of their FICO Score, mortgage/rent payments delinquent in the prior 12 months, prior foreclosures, and prior bankruptcies. The following table summarizes the various credit levels:

                                  CREDIT LEVEL

                             1+                  1                   2                  3                   4
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
      DECISION
    CREDIT SCORE          600 - 619          575 - 599           550 - 574          525 - 549           500 - 524
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Mortgage/Rent              1 x 30              2 x 30             4 x 30              6 x 30        No limit
Payments Delinquent        0 x 60              0 x 60             1 x 60              1 x 60
in Last 12 Months          0 x 90              0 x 90             0 x 90              1 x 90
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------


Foreclosure(1) -             36                  24                 24                  12          No time
Months Since                                                                                        requirement - an
Completion                                                                                          open foreclosure
                                                                                                    is acceptable
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

Bankruptcy -              24 months          24 months           24 months          12 months       No time
Chapter 7, 11, 12 -                                                                                 requirement -
Months Since                                                                                        must be
Discharge /                                                                                         discharged or
Dismissal                                                                                           dismissed
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

Bankruptcy -            24 months          24 months           24 months          12 months           No time
Chapter 13 -            If open, rating    If open, rating     If open, rating    If open, rating     requirement -
Months since            from trustee with  from trustee with   from trustee with  from trustee with   bankruptcy must
Discharge/Dismissal or  a maximum          a maximum of 2x30   a maximum of       a maximum of 6x30   be paid,
Filing Date             of 1x30 in last    in last 12 months   4x30 in last       in last 12 months   discharged or
                        12 months                              12 months                              dismissed
                                                                                                      through Loan
                                                                                                      closing
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

-----------------------------
(1) A delinquency of 120 days or greater is considered a foreclosure, regardless of whether foreclosure action has been commenced. Requirements apply to all properties owned by the borrower.

         IndyMac Bank also accepts loans underwritten under one of five documentation programs: Full/Alternate Documentation, Full Doc Express, Limited Documentation, Stated Income, and No Ratio Documentation. For each credit level and documentation program, IndyMac Bank has a maximum permitted loan amount, a maximum Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) and, in some cases, a limitation on the loan purpose. The maximum debt to income ratio for all loans is 55%. As with other underwriting guidelines, this limitation may have been waived on a case by case basis.

         Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

         Under the Full Doc Express Documentation Program, there is no minimum requirement for length of employment for borrowers who do not use income from self-employment for qualification purposes. Self-employed borrowers must have two continuous years of self-employment. Borrowers may generally verify their employment income with a recent Form W-2 statement. The borrower generally may not use many of the other forms of income acceptable under the Full/Alternate Documentation Program. Borrowers are only required to verify those assets that are necessary to close the mortgage loan and are not required to verify other assets shown on the loan application.

         The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for six months (rather than one or two years, as required by the Full/Alternate Documentation Program).

         Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program is only available to borrowers who use self-employment income as all or part of their qualifying income and requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

         IndyMac may also acquire loans underwritten to a seller's guidelines that permit other documentation programs including no doc programs.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

         [IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.

         Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings") acquired SGV Bancorp, the holding company of First Federal Savings and Loan Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of Holdings, was merged with and into SGV Bancorp, and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac, Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac Bancorp, Inc.; SGV Bancorp changed its name to IndyMac Intermediate Holdings, Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

         The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the pooling and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing agreement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

         During the first half of 1998, the former IndyMac, Inc. acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac, Inc. with direct servicing capabilities for mortgage loans, including sub-prime mortgage loans. Prior to that time, IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac Bank. As of the closing date, it is expected that IndyMac Bank will directly service substantially all of the initial mortgage loans (by cut-off date pool principal balance). With respect to the other mortgage loans in the mortgage pool, as of the closing date, it is expected that IndyMac Bank will perform its servicing obligations under the pooling and servicing agreement through one or more subservicers.

         If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

         IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during August 1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac Bank, resulting in IndyMac Bank performing the master servicing and servicing operations previously performed by IndyMac, Inc.

         The delinquency and loss statistics may be affected by the size and relative lack of seasoning of the portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency and loss indicated in the charts below. Accordingly, the information in the tables below (which includes mortgage loans with underwriting, payment and other characteristics which differ from those of the mortgage loans in the trust fund) should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the delinquency, foreclosure and loss experience presented these tables will be indicative of the experience on the mortgage loans in the future.

         The following table summarizes the delinquency and foreclosure experience as of [ ], [ ], and on approximately $[ ], $[ ], $[ ] million and $[ ] billion, respectively, in outstanding principal balance of sub-prime mortgage loans master serviced or serviced by IndyMac Bank (does not include loans that were part of First Federal's portfolio prior to its acquisition by IndyMac Bancorp). The table below excludes sub-prime mortgage loans where the borrower has filed for bankruptcy.


                                                   --------------------- ------------------ ------------------- ------------------

Total Number of Sub-Prime Mortgage
Loans in Portfolio...............................
                                                   --------------------- ------------------ ------------------- ------------------
Delinquent Mortgage Loans and Pending
Foreclosures at Period End(1)....................
      30-59 days.................................
      60-89 days.................................
      90 days or more (excluding pending
          foreclosures)..........................

Total delinquencies..............................

Foreclosures pending.............................

Total delinquencies and foreclosures pending.....

-----------------------------
(1) As a percentage of the total number of loans master serviced or serviced.

         The following table summarizes the loss experience on the dates indicated of sub-prime mortgage loans originated or acquired by IndyMac Bank and serviced or master serviced by IndyMac Bank and securitized by the depositor or CWMBS, Inc. (does not include loans that were part of First Federal's portfolio prior to its acquisition by IndyMac Bancorp):

                                                    CUMULATIVE           CUMULATED STATED
                                                    NET LOSSES         AMOUNT OF SECURITIES        LOSS RATIO(1)
                                                    ------------------------------------------------------------
As of December 31,.......................
As of December 31,.......................
As of December 31,.......................
As of ...................................

-------------------------------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate principal balance of sub-prime mortgage loans securitized.

         Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The "Expense Fee Rate" is the rate at which expense fees accrue on the principal balances of each mortgage loan. The expense fees are payable out of the interest payments of each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. As of the cut-off date, the weighted average expense fee rate is expected to equal approximately [ ]%. The expense fees consist of (a) master servicing compensation, (b) servicing compensation, (c) fees payable to trustee in respect of its activities as trustee under the pooling and servicing agreement and (d) lender-paid primary mortgage insurance premiums. In cases where a mortgage loan is being directly serviced by the master servicer, the master servicer will be entitled to the master servicing fee and the servicing fee. In cases where a mortgage loan is being directly serviced by a subservicer, the subservicer will be entitled to the servicing fee and the master servicer will only be entitled to the master servicing fee. The master servicer is obligated to pay certain ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of its fee. The amount of the master servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described in this prospectus supplement under "-Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer will also be entitled to receive late payment fees, assumption fees, prepayment fees and other similar charges. The master servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the certificate account and the distribution account. The adjusted net mortgage rate of a mortgage loan is the mortgage loan's mortgage rate (net of the interest premium charged by the related lenders for any lender-acquired primary mortgage insurance) minus the related expense fee rate.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the master servicer purchases a mortgage loan as described in this prospectus supplement under "-Certain Modifications and Refinancings," the trust fund is entitled to the interest paid by the borrower only to the first day of the month in which the purchase price is to be distributed. Except with respect to the month of the initial cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments on such mortgage loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans will result. Conversely, principal prepayments on such mortgage loans received by the master servicer from the sixteenth day (or, in the case of the first distribution date, from the initial cut-off date) through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid mortgage loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the master servicer will be required to reduce its servicing compensation, but the reduction for any distribution date will be limited to an amount (this amount is referred to as "Compensating Interest") equal to the lesser of (i) prepayment interest shortfalls or (ii) the product of

         o        0.125% multiplied by

         o        one-twelfth multiplied by

         o the pool principal balance as of the first day of the prior month.

ADVANCES

         Except as described below, the master servicer will be required to advance prior to each distribution date, from its own funds or amounts received with respect to the mortgage loans that do not constitute Available Funds for this distribution date, an amount (referred to as an advance) equal to all of the payments of principal and interest on the mortgage loans due during the related Remittance Period and delinquent as of the "determination date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

         minus

         o        the total of

         o        the master servicing fee for the related period

         o        the applicable servicing fee for the related period

         plus

         o an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make or deposit in the certificate account, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice thereof. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

         The master servicer may modify any mortgage loan upon the request of the related mortgagor, provided that the master servicer purchases the mortgage loan from the trust fund immediately preceding the modification. Any modification of a mortgage loan may not be made unless the master servicer determines that the modification includes a change in the interest rate on the related mortgage loan to approximately a prevailing market rate. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the outstanding stated principal balance of the mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the date of purchase at a rate equal to the applicable mortgage rate minus the master servicing fee rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the certificate account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any modification or purchase.

DEFAULT MANAGEMENT SERVICES

         In connection with the servicing of defaulted mortgage loans, the master servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those mortgage loans. The master servicer will be entitled to reasonable compensation for providing those services.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates were issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD 200[ ]- will consist of the following certificates: (a) Class AF-1 Certificates (referred to as the Group 1 Class A Certificates), the Class MF-1 and Class MF-2 Certificates (referred to as the Group 1 Mezzanine Certificates) and the Class BF Certificates (referred to, with the Group 1 Mezzanine Certificates, as the Group 1 Subordinated Certificates), (b) Class AV-1 Certificates (referred to as the Group 2 Class A Certificates), the Class MV-1 and Class MV-2 Certificates (referred to as the Group 2 Mezzanine Certificates) and the Class BV Certificates (referred to, with the Group 2 Mezzanine Certificates, as the Group 2 Subordinated Certificates), and (c) the Class R Certificates (referred to as the Residual Certificates). The classes of offered Certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or described in this prospectus supplement. In addition to the offered certificates, the trust fund will issue the Class X Certificates. The Class X Certificates are not being offered hereby. Any information contained in the prospectus supplement with respect to the Class X Certificates is provided only to permit a better understanding of the offered certificates.

         The Class Certificate Balance of any class of offered certificates as of any distribution date is the initial Class Certificate Balance thereof reduced by the sum of

         o all amounts previously distributed to holders of certificates of that class as payments of principal and,

         o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts applicable to that class of Subordinated Certificates not reimbursed before that distribution date.

         The book-entry certificates will be issuable in book-entry form only. The physical certificates will be issued in fully registered certificated form. The offered certificates (other than the Class R Certificates) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. A single certificate of those classes may be issued in an amount different than described above. The Class R Certificates will be issued as a single certificate in a denomination of $100.

BOOK-ENTRY CERTIFICATES

         Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their offered certificates through The Depository Trust Company (referred to as the Depository) in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe. Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of those classes of certificates and which will be held by a nominee of the Depository. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of the Depository. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described in this prospectus supplement. Investors may hold those beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the Depository that its nominee will be CEDE & Co. Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities-Book-Entry Registration of Securities" no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the Depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the Depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose Depository accounts the book-entry certificates of those beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities-Book-Entry Registration of Securities" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or prior to the closing date, the master servicer will establish an account (referred to as the distribution account), which shall be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each distribution date, the master servicer will withdraw from the certificate account the amount of Available Funds and will deposit the Available Funds in the distribution account. Funds credited to the certificate account and the distribution account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement. The amount, if any, remaining in the pre-funding accounts at the end of the pre-funding period shall also be deposited in the distribution account.

         "Available Funds" with respect to any distribution date and the mortgage loans in a loan group will be equal to the sum of:

         o all scheduled installments of interest (net of the related expense fees for that loan group) and principal due on the Due Date on those mortgage loans in the related Remittance Period and received prior to the related determination date, together with any advances in respect thereof;

         o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively referred to as insurance proceeds) and all other cash amounts received and retained in connection with the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise (referred to as liquidation proceeds) during the related Remittance Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any);

         o all partial or full prepayments on the mortgage loans in that loan group received during the related Remittance Period together with all Compensating Interest thereon;

         o amounts received with respect to that distribution date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan in that loan group or a mortgage loan repurchased by the seller or the master servicer in that loan group as of that distribution date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed pursuant to the pooling and servicing agreement; and

         o for the distribution dates in [ ] and [ ], 200[ ], any amounts withdrawn from the related Capitalized Interest Account and on the distribution date immediately following the end of the pre-funding period, any amounts remaining in the related pre-funding account, excluding any reinvestment earnings.

         reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

         The "Remittance Period" with respect to any distribution date is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

         The "Prepayment Period" means for any distribution date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first distribution date, [ ]) and ending on the fifteenth day of the calendar month in which such distribution date occurs.

DISTRIBUTIONS

         Distributions on the certificates will be made by the trustee on the th day of each month, or if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in 200[ ], to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of the distribution date.

         Distributions on each distribution date will be made by wire transfer to any certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities or by check upon the written request of the certificateholder; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office that the trustee may designate for such purposes from time to time.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

         As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds for the related loan group and will be made to the classes of certificates of the related certificate group in the following order of priority:

         o        to interest on each class of certificates;

         o to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "-Distributions of Interest and Principal";

         o to principal on the classes of certificates then entitled to receive distributions of principal in order to maintain the Specified Subordinated Amount for that certificate group;

         o to unpaid interest and Applied Realized Loss Amounts in the order and subject to the priorities described in this prospectus supplement under "-Distributions of Interest and Principal"; and

         o to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amount and then to be released to the Class X Certificates, in each case subject to certain limitations set forth in this prospectus supplement under "-Distributions of Interest and Principal."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

         The pass-through rates for each class of fixed rate certificates shall be as set forth on the cover page hereof, provided, however, that after the first optional termination date, the pass-through rate for each class of fixed rate certificates shall be increased by % ( basis points) per annum. In addition, the pass-through rate for each class of fixed rate certificates will be limited to the Group I WAC Cap for that distribution date. The pass-through rate for each class of group 2 certificates will be equal to the least of (x) One-Month LIBOR plus the related pass-through margin for that class, (y) the weighted average of the maximum lifetime mortgage rates on the mortgage loans in loan group 2 less the expense fee rate (referred to as the Group 2 Maximum Cap), and (z) the weighted average of the mortgage rates then in effect on the beginning of the related Remittance Period on the mortgage loans in loan group 2 minus the expense fee rate (referred to as the Group 2 WAC Cap). In addition to the foregoing, after the optional termination date, the pass-through margin for the Class AV-1 certificates shall be [doubled] and the pass-through margin for the Class MV-1, Class MV-2 and Class BV certificates shall be multiplied by [1.5].

         Interest for each interest accrual period will be calculated on the basis of the Class Certificate Balance immediately prior to the related distribution date. [Interest on the fixed rate certificates will be calculated and payable on the basis of a 360 day year divided into twelve 30 day months.] [Interest on the adjustable-rate will be calculated on the basis of the actual number of days in the related interest accrual period and a 360 day year.]

         The "pass-through margin" for each class of adjustable rate certificates is as follows: Class AV-1, [ ]%; Class MV-1, [ ]%; Class MV-2, [ ]% and Class BV, [ ]%.

         On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount for the related certificate group. The "Principal Distribution Amount" for each certificate group and distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date for that certificate group, (ii) the Extra Principal Distribution Amount for that distribution date for that certificate group and (iii) for the first distribution date following the end of the pre-funding period, any amount remaining in the related pre-funding account (net of any investment income therefrom).

         On each distribution date, the trustee is required to make the disbursements and transfers from the Available Funds for each loan group then on deposit in the distribution account specified below in the following order of priority:

         (i) to the holders of each class of offered certificates in the related certificate group in the following order or priority:

                  (a) to the Class A Certificates for the related certificate group, the related Accrued Certificate Interest and any Unpaid Interest Amounts for those classes, on that distribution date;

                  (b) to the Class M-l Certificates of that certificate group, the Accrued Certificate Interest for that class on that distribution date;

                  (c) to the Class M-2 Certificates of that certificate group, the Accrued Certificate Interest for that class on that distribution date;

                  (d) to the Class B Certificates of that certificate group, the Accrued Certificate Interest for that class on that distribution date;

         (ii) A. with respect to each certificate group on each distribution date (a) before the related Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the related class or classes of offered certificates then entitled to distributions of principal as set forth below, an amount equal to the applicable Principal Distribution Amount in the following order or priority:

         (x) (1) in the case of certificate group 1, sequentially to the Class R and Class AF-1 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero;

         (2) in the case of certificate group 2, to the Class AV-1 Certificates until the Class Certificate Balance thereof is reduced to zero;

         (y) for each certificate group, sequentially to the related Class M-1, Class M-2 and Class B Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

         B. with respect to each certificate group on each distribution date (a) on and after the related Stepdown Date and (b) as long as a Trigger Event for that certificate group is not in effect, to the holders of the related class or classes of offered certificates then entitled to distribution of principal an amount equal to the applicable Principal Distribution Amount in the following amounts and order of priority:

                  (a) the lesser of (x) the Principal Distribution Amount and
         (y) the Class A Principal Distribution Amount, in the following order of priority:

         (1) in the case of certificate group 1, to the Class AF-1 Certificates, until the Class Certificate Balance thereof is reduced to zero;

         (2) in the case of certificate group 2, to the Class AV-1 Certificates until the Class Certificate Balance thereof is reduced to zero;

                  (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

                  (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above and to the Class M-1 Certificates in clause (ii) B. (b) above and (y) the Class M-2 Principal Distribution Amount to the Class M-2 Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

                  (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above, to the Class M-1 Certificates in clause (ii) B. (b) above and to the Class M-2 Certificates in clause (ii) B. (c) above and (y) the Class B Principal Distribution Amount to the Class B Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

         (iii) any amount remaining after the distributions in clauses (i) and
(ii) above shall be distributed in the following order of priority with respect to the offered certificates in the related certificate group:

                  (a) to fund the Extra Principal Distribution Amount for that distribution date to be paid as a component of the Principal Distribution Amount in the same order of priority as described in clause (ii) above;

                  (b) to the holders of the Class M-1 Certificates, any Unpaid Interest Amounts for that class;

                  (c) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

                  (d) to the holders of the Class M-2 Certificates, any Unpaid Interest Amounts for that class;

                  (e) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

                  (f) to the holders of the Class B Certificates, any Unpaid Interest Amounts for that class;

                  (g) to the holders of the Class B Certificates, any Unpaid Realized Loss Amount for that class;

                  (h) to the Excess Reserve Fund Account the amount of any Basis Risk Payment for such distribution date;

                  (i) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk CarryForward Amount with respect to the Adjustable Rate Certificates for such distribution date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates;

                  (j) to the Class X Certificates those amounts as described in the pooling and servicing agreement; and

                  (k) to the holders of the Class R Certificates, the remaining amount.

         If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the certificates in a certificate group exceeds the sum of (i) the aggregate Stated Principal Balance of the mortgage loans in the related loan group and (ii) the amounts, if any, on deposit in the related pre-funding account, the Class Certificate Balance of the Subordinated Certificates (but not the Class A Certificates) of that certificate group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount."

         "Accrued Certificate Interest" for each class of offered certificates on any distribution date shall equal the amount of interest accrued during the related interest accrual period on the related Class Certificate Balance at the related Pass-Through Rate.

         "Basic Principal Distribution Amount" means, with respect to either loan group and any distribution date, the excess of (i) the Principal Remittance Amount for that loan group for that distribution date over (ii) the Excess Subordinated Amount, if any, for that loan group for that distribution date.

         "Class A Principal Distribution Amount" for a loan group is the excess of (A) the aggregate Class Certificate Balance of the Class A Certificates for the related certificate group immediately prior to that distribution date over
(B) the lesser of (x) approximately % for loan group 1 and approximately % for loan group 2, of the aggregate Stated Principal Balances of the mortgage loans in that loan group as of the last day of the related Remittance Period and (y) the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the last day of the related Remittance Period minus $ for loan group 1 and $ for loan group 2.

         "Class B Principal Distribution Amount" for a loan group and with respect to any distribution date is the excess of (i) the sum for the related certificate group of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class B Certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately % for loan group 1 and approximately % for loan group 2, of the aggregate Stated Principal Balances of the mortgage loans in that loan group as of the last day of the related Remittance Period and (B) the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the last day of the related Remittance Period minus $ for loan group 1 and $ for loan group 2; provided, however, that with respect to any distribution date on which the Class Certificate Balances of the related Class A, Class M-1 and Class M-2 Certificates have been reduced to zero, the Class B Principal Distribution Amount is the lesser of (x) the Class Certificate Balance of the Class B Certificates and (y) the Principal Distribution Amount.

         "Class M-1 Principal Distribution Amount" for a loan group and with respect to any distribution date is the excess of (i) the sum for the related certificate group of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately % for loan group 1 and approximately % for loan group 2, of the aggregate Stated Principal Balances of the mortgage loans in that loan group as of the last day of the related Remittance Period and (B) the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the last day of the related Remittance Period minus $ for loan group 1 and $ for loan group 2.

         "Class M-2 Principal Distribution Amount" for a loan group and with respect to any distribution date is the excess of (i) the sum for the related certificate group of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately % for loan group 1 and approximately % for loan group 2, of the aggregate Stated Principal Balances of the mortgage loans in that loan group as of the last day of the related Remittance Period and (B) the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the last day of the related Remittance Period minus $ for loan group 1 and $ for loan group 2.

         "Excess Subordinated Amount" is described in this prospectus supplement under "-Overcollateralization Provisions."

         "Extra Principal Distribution Amount" means, as of any distribution date and either certificate group, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

         "Principal Remittance Amount" means, with respect to any distribution date and each loan group, to the extent of funds available therefor as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Remittance Period: (i) each payment of principal on a mortgage loan in the related loan group received during that Remittance Period, including all full and partial principal prepayments and any advances of principal with respect to that Remittance Period, (ii) the liquidation proceeds on the mortgage loans in the related loan group allocable to principal actually collected by the master servicer during the related Remittance Period, (iii) the portion of the purchase price with respect to each deleted mortgage loan in the related loan group that was repurchased during the related Remittance Period, (iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a mortgage loan in the related loan group as of that distribution date and (v) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

         "Realized Loss" means, with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of net Liquidation Proceeds applied to the principal balance of the related mortgage loan.

         "Senior Enhancement Percentage" means, with respect to each certificate group and for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates of the related certificate group and (ii) the related Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the last day of the related Remittance Period.

         "Senior Specified Enhancement Percentage" on any date of determination is % with respect to certificate group 1 and % with respect to certificate group 2.

         "60+ Day Delinquent Loan" means each mortgage loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Remittance Period, 60 day or more past due (without giving effect to any grace period) and all REO Property.

         "Specified Subordinated Amount" means, with respect to each loan group prior to the Stepdown Date for the related certificate group, an amount equal to % for loan group 1 and % for loan group 2, of the cut-off date principal balance of the mortgage loans in the related loan group; with respect to each loan group on and after the Stepdown Date for the related certificate group, an amount equal to % for loan group 1 and % for loan group 2, of the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the last day of the related Remittance Period, subject to a minimum amount equal to % for each loan group of the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the respective cut-off dates, provided, however, that if, on any distribution date, a Trigger Event for a certificate group has occurred, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the mortgage loans in the related loan group until the distribution date on which a Trigger Event for that certificate group is no longer occurring.

         "Stated Principal Balance" means, as to any mortgage loan and Due Date, the unpaid principal balance of that mortgage loan as of that Due Date as specified in the amortization schedule at the time relating thereto, after giving effect to (x) the principal portion of payments due on or before that Due Date whether or not received from the related Mortgagor and (y) any principal prepayments and Liquidation Proceeds received prior to the end of the Prepayment Period that includes such Due Date.

         "Stepdown Date" means, with respect to each certificate group, the earlier to occur of (a) the Class Certificate Balances of the related senior certificates being reduced to zero and (b) the later to occur of (i) the distribution date in and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans in the related loan group on the last day of the related Remittance Period but prior to any applications of Principal Distribution Amount to the Certificates) is greater than or equal to the related Senior Specified Enhancement Percentage.

         "Subordinated Amount" is described in this prospectus supplement under "-Overcollateralization Provisions."

         "Subordinated Deficiency" is described in prospectus supplement under "-Overcollateralization Provisions."

         "Subordination Reduction Amount" is described in prospectus supplement under "-Overcollateralization Provisions."

         A "Trigger Event" with respect to each certificate group and a distribution date after the Stepdown Date, exists if the quotient (expressed as a percentage) of (x) the three month rolling average of 60+ Day Delinquent Loans for the related loan group, as of the last day of the related Remittance Period, and (y) the Stated Principal Balance of the mortgage loans in that loan group, as of the last day of the related Remittance Period, equals or exceeds % (in the case of loan group 1) or % (in the case of loan group 2) of the related Senior Enhancement Percentage.

         "Total Monthly Excess Spread" as to either loan group and any distribution date equals the excess, if any, of (x) the interest collected or advanced for that loan group in the related Remittance Period over (y) the amounts paid pursuant to clause (i) above under the fourth paragraph of "-Distributions of Interest and Principal" to the classes of certificates in the related certificate group.

         "Unpaid Interest Amounts" for any class of certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest for that distribution date and any portion of Accrued Certificate Interest from prior distribution dates remaining unpaid over
(ii) the amount in respect of interest on that class of certificates actually distributed on the preceding distribution date and (b) 30 days' interest on that excess at the applicable pass-through rate (to the extent permitted by applicable law).

         "Unpaid Realized Loss Amount" with respect to any class of Subordinated Certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

         In the event that, on a particular distribution date, amounts applied in the order described above are not sufficient to make a full distribution of the interest entitlement on the certificates of the related certificate group, interest will be distributed on each class of certificates of equal priority based on the amount of interest that each class would otherwise have been entitled to receive in the absence of a shortfall. Any unpaid amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next distribution date. Such a shortfall could occur, for example, if losses realized on the mortgage loans for the related loan group were exceptionally high or were concentrated in a particular month. See "-Overcollateralization Provisions" below for the meanings of certain other defined terms used in this section.

CALCULATION OF ONE-MONTH LIBOR

         On each LIBOR Determination Date (as defined below), the trustee will determine One-Month LIBOR for the next interest accrual period for the adjustable rate certificates.

         "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

         "LIBOR Determination Date" means, with respect to any interest accrual period, the second London business day preceding the commencement of that interest accrual period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

EXCESS RESERVE FUND ACCOUNT

         The "Basis Risk Payment" for any distribution date will be the sum of
(1) any Basis Risk CarryForward Amount and (2) the Required Reserve Amount for that date, provided however that with respect to any distribution date the payment cannot exceed the amount otherwise distributable on the Class X Certificates.

         If on any distribution date, the pass-through rate for any class of group 2 certificates is based upon the Group 2 WAC Cap, the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the pass-through rate not been subject to the Group 2 WAC Cap, up to the Group 2 Maximum Cap, over (ii) the amount of interest that class of group 2 Certificates received on that distribution date based on the Group 2 WAC Cap, together with the unpaid portion of any excess from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on that class of group 2 certificates, without giving effect to the Group 2 WAC Cap) is the "Basis Risk CarryForward Amount" on those classes of group 2 certificates. Any Basis Risk CarryForward Amount on any class of group 2 certificates will be paid on future distribution dates from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described in this prospectus supplement). The ratings on the group 2 certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

         The pooling and servicing agreement establishes an account (referred to as the Excess Reserve Fund Account), which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Adjustable Rate Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk CarryForward Amount for that class of Certificates. On the closing date, $ will be deposited into the Excess Reserve Fund Account. Thereafter, if the Group 2 WAC Cap exceeds the pass-through rate on the Class BV Certificates by less than %, the amount to be held in the Excess Reserve Fund Account (referred to as the Required Reserve Amount) on any distribution date thereafter shall equal the greater of (i) % of the sum of the outstanding Class Certificate Balance of the Adjustable Rate Certificates as of that distribution date and (ii) $ and shall be funded from amounts otherwise to be paid to the Class X Certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account shall be made on the applicable distribution date.

OVERCOLLATERALIZATION PROVISIONS

         The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, with respect to each loan group on each distribution date be applied as an accelerated payment of principal of the certificates of the related certificate group, but only to the limited extent hereafter described.

         The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount of the class or classes of certificates in a certificate group then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the offered certificates as described above on any distribution date will, to the extent not otherwise required to be held in the Excess Reserve Fund Account, be paid to the holders of the Class X Certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amount, Unpaid Interest Amounts or Applied Realized Losses.

         With respect to any distribution date and loan group, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans in that loan group immediately following that distribution date plus the amount, if any, on deposit in the related pre-funding account over (b) the Class Certificate Balance of the offered certificates in the related certificate group as of that date (after taking into account the payment of principal on those certificates on that distribution date) is the "Subordinated Amount" for that certificate group as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread for a loan group be applied as an accelerated payment of principal on the certificates in the related certificate group then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount for that certificate group exceeds the Subordinated Amount for that certificate group as of that distribution date (as to either loan group, the excess is referred to as a Subordination Deficiency). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal with respect to a certificate group is an "Extra Principal Distribution Amount2" for that certificate group. The required level of the Subordinated Amount with respect to a distribution date and certificate group is the "Specified Subordinated Amount." As described above, the Specified Subordinated Amount with respect to a loan group may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Subordinated Amount for a loan group may not "step down". Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates in the related certificate group then entitled to distributions of principal during the period that the related loan group is unable to meet the performance tests described in the definition of "Trigger Event."

         Subordination Reduction Amount. In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, or in the event that an Excess Subordinated Amount for a certificate group otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the certificates in the related certificate group on that distribution date will (to the extent not otherwise required to be held in the Excess Reserve Fund Account) be distributed to the Holders of the Class X Certificates on that distribution date until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the certificates in the related certificate group relative to the amortization of the mortgage loans in the related loan group, and of reducing the related Subordinated Amount. With respect to a certificate group and any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to that distribution date. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on that distribution date, would be, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the certificates in the related certificate group on that distribution date will (to the extent not otherwise required to be held in the Excess Reserve Fund Account) instead be distributed to the holders of the Class X Certificates in an amount equal to the lesser of
(x) the related Excess Subordinated Amount and (y) the Net Monthly Excess Cashflow for the related certificate group (referred to as the Subordination Reduction Amount for that distribution date). The "Net Monthly Excess Cashflow" for a loan group is the amount of Available Funds for such loan group remaining after the amount necessary to maintain the Required Reserve Amount has been deposited in the Excess Reserve Fund Account.

STRUCTURING ASSUMPTIONS

         The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the mortgage loans in loan group 1, a 100% prepayment assumption (PPC) assumes conditional prepayment rates of 4.00% per annum of the then outstanding principal balance of the mortgage loans in loan group 1 in the first month of the life of the related mortgage loans and an additional 1.64% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans in loan group 1, 100% prepayment assumption assumes a conditional prepayment rate of 22.00% per annum each month. 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption i.e., no prepayments. Correspondingly, 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption, and so forth. The prepayment assumption with respect to loan group 2 assumes a Constant Prepayment Rate (CPR).

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.

         Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

         o the assumed mortgage loans of each loan group are as set forth below;

         o        the closing date for the certificates occurs on , 200[ ];

         o distributions on the certificates are made on the 25th day of each month, commencing on , 200[ ], in accordance with the priorities described in this prospectus supplement;

         o the mortgage loans prepayment rates with respect to the mortgage loans in loan group 1 are a multiple of the applicable prepayment assumption and with respect to the mortgage loans in loan group 2 are constant percentages of CPR each as stated in the tables below;

         o        prepayments include 30 days' interest thereon;

         o the optional termination is exercised (except with respect to the weighted average life to maturity);

         o the Specified Subordinated Amount for each loan group is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

         o with respect to loan group 2, (a) the mortgage rate for each mortgage loan is adjusted on its next rate adjustment date (and on subsequent adjustment dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic adjustment cap and maximum interest rate),
                  (b) the assumed level of six-month LIBOR is [ %] and of One-Year CMT is [ %] and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

         o        One-Month LIBOR remains constant at [ %];

         o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

         o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

         o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

         o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page hereof;

         o interest accrues on each class of certificates at the applicable interest rate set forth or described on the cover hereof; and

         o all of the amounts on deposit in the pre-funding accounts are used to purchase subsequent mortgage loans during the pre-funding period with a first scheduled principal and interest payment due on , 200[ ].

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

                                  LOAN GROUP 1
      STATISTICAL CALCULATION INITIAL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                     ORIGINAL
                                                             ORIGINAL TERM TO   AMORTIZATION TERM    REMAINING TERM
                          PRINCIPAL      GROSS COUPON RATE       MATURITY        TO MATURITY (IN       TO MATURITY
       GROUP            BALANCES ($)            (%)             (IN MONTHS)          MONTHS)           (IN MONTHS)
---------------------------------------------------------------------------------------------------------------------





                        ASSUMED SUBSEQUENT MORTGAGE LOANS

                                                                                     ORIGINAL
                                                             ORIGINAL TERM TO   AMORTIZATION TERM    REMAINING TERM
                          PRINCIPAL      GROSS COUPON RATE       MATURITY        TO MATURITY (IN       TO MATURITY
       GROUP            BALANCES ($)            (%)             (IN MONTHS)          MONTHS)           (IN MONTHS)
---------------------------------------------------------------------------------------------------------------------





                                  LOAN GROUP 2
      STATISTICAL CALCULATION INITIAL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                       ORIGINAL     REMAINING
                                                       INITIAL                          TERM TO      TERM TO
           PRINCIPAL  GROSS      GROSS      MONTHS     PERIODIC  PERIODIC   LIFETIME   MATURITY     MATURITY
           BALANCES   COUPON     MARGIN     TO NEXT    RATE      RATE CAP   RATE          (IN          (IN
  GROUP       ($)     RATE (%)      (%)      CHANGE    CAP (%)      (%)     CAP (%)     MONTHS)      MONTHS)    INDEX
---------------------------------------------------------------------------------------------------------------------





                        ASSUMED SUBSEQUENT MORTGAGE LOANS

                                                                                       ORIGINAL     REMAINING
                                                       INITIAL                          TERM TO      TERM TO
           PRINCIPAL  GROSS      GROSS      MONTHS     PERIODIC  PERIODIC   LIFETIME   MATURITY     MATURITY
           BALANCES   COUPON     MARGIN     TO NEXT    RATE      RATE CAP   RATE          (IN          (IN
  GROUP       ($)     RATE (%)      (%)      CHANGE    CAP (%)      (%)     CAP (%)     MONTHS)      MONTHS)    INDEX
---------------------------------------------------------------------------------------------------------------------






OPTIONAL TERMINATION

         The master servicer will have the right to repurchase all remaining mortgage loans and REO Properties and thereby effect early retirement of the certificates on any distribution date (referred to as the "OPTIONAL TERMINATION DATE") following the date on which the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Remittance Period and REO Properties first equals an amount less than 10% of the sum of the aggregate principal balance of the mortgage loans as of [ ], 200[ ] and the aggregate principal balance of any subsequent mortgage loans transferred to the trust fund as of the respective cut-off date. If the master servicer exercises its option, the purchase price distributed with respect to the certificates will be 100% of their then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO Properties and the appraised value is less than the Stated Principal Balance of the mortgage loans) together with any Basis Risk Carry Over Amount. Distributions on the certificates in respect of any optional termination will first be paid as set forth under "Description of the Certificates-Distributions of Interest and Principal" in this prospectus supplement. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

THE TRUSTEE

         Deutsche Bank National Trust Company will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with Deutsche Bank National Trust Company. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041, Attention:
Corporate Trust Administration. Certificateholders may access monthly statements from the trustee's website located at https://www.corporatetrust.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at (800) 735-7777.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATES

         The Class R Certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Consequences-Taxation of Holders of Residual Interest Securities-Restrictions on Ownership and Transfer of Residual Interest Securities." The pooling and servicing agreement provides that the Class R Certificates (in addition to certain other classes of certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" in this prospectus supplement. Each Class R Certificate will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The effective yields to the holders of the Fixed Rate Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of those Certificates because monthly distributions will not be payable to those holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings thereon in respect of the delay).

         Each interest accrual period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first interest accrual period, from the closing date) through the day before the applicable distribution date.

DEFAULTS IN DELINQUENT PAYMENTS

         The yield to maturity of the offered certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans in the related loan group. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the offered certificates may not receive reimbursement for Realized Losses in the month following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         In general, a "Realized Loss" means, with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. A "liquidated mortgage loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the seller or master servicer). Because certain of the mortgage loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The fixed-rate mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

         Prepayments, liquidations and purchases of the mortgage loans in a loan group (including any optional purchase by the master servicer of a defaulted mortgage loan in that loan group and any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the offered certificates in the related certificate group of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans in the related loan group could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans in the related loan group could result in an actual yield to that investor that is lower than the anticipated yield. In addition, the weighted average life of the certificates will be affected by any prepayment resulting from the distribution of amounts, if any, on deposit in the pre-funding account after the end of the pre-funding period that are allocable to the related loan group.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans in loan group 1, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans in loan group 1 would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         [All] of the mortgage loans in loan group 2 are ARMs. As is the case with fixed rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the [ ] Adjustable Mortgage Loans, the Adjustable Mortgage Loans and the [ ] Adjustable Mortgage Loans) will not have their initial Adjustment Date until 2, 3 or 5 years after the origination thereof. The prepayment experience of the [ ] Adjustable Mortgage Loans, the [ ] Adjustable Mortgage Loans and the Adjustable Mortgage Loans may differ from that of the other ARMs. The [ ] Adjustable Mortgage Loans, the [ ] Adjustable Mortgage Loans and the [ ] Adjustable Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Adjustable Mortgage Loans, the [ ] Adjustable Mortgage Loans or the Adjustable Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

         As described under "The Mortgage Pool-Assignment of the Mortgage Loans" in this prospectus supplement, with respect to up to 30% of the initial mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any such related mortgage file to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within the time periods described under "The Mortgage Pool-Assignment of the Mortgage Loans" in this prospectus supplement, the seller will be obligated to repurchase the related mortgage loan from the trust fund or, in certain circumstances, remove the mortgage loan from the trust fund and substitute in its place another mortgage loan. Any repurchases pursuant to this provision would have the effect of accelerating the rate of prepayments on the initial mortgage loans.

         The pre-funding feature of the trust fund also presents a prepayment risk. It is anticipated that the trust fund will use substantially all of the pre-funded amount as the consideration for the acquisition of additional mortgage loans during the funding period, although there can be no assurance that all of such cash will be so used. If the amounts on deposit in the pre-funding accounts have not been exchanged by the trust fund for mortgage loans on or before the end of the funding period, then such remaining amounts in the pre-funding accounts will be released by the trust fund as a prepayment of the principal of the related Class A Certificates.

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

ADJUSTABLE RATE CERTIFICATES

         Each interest accrual period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The pass-through rate for each Class of Adjustable Rate Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

         The pass-through rate for each class of Group 2 Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans in loan group 2, which are based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in either Loan Index. It is possible that a decrease in either Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of group 2 certificates were to be higher than the Group 2 WAC Cap, the pass-through rate on the related Group 2 Certificates would be lower than otherwise would be the case. Although holders of the Group 2 Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Group 2 Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

FIXED RATE CERTIFICATES

         Each interest accrual period for the fixed-rate certificates for any distribution date will be the calendar month preceding the month of that distribution date. The pass-through rate for each class of fixed-rate certificates is specified on the cover page of this prospectus supplement, subject to the effects of the applicable limitations described in this prospectus supplement.

         The pass-through rate for each class of Group 1 Certificates is subject to the imposition of a pass-through rate cap equal to the weighted average adjusted net mortgage rate on the group 1 mortgage loans and referred to in this prospectus supplement as the Group 1 WAC Cap. If the group 1 mortgage loans bearing higher mortgage rates were to prepay, the resulting group 1 weighted average adjusted net mortgage rate would be lower than would otherwise be the case. If the pass-through rate for any class of fixed-rate certificates (as specified on the cover page of this prospectus supplement) were to be higher than the Group 1 WAC Cap, the rate of interest actually paid on the related Group 1 Certificates would be lower than would otherwise be the case. Additionally, unlike with respect to the Group 2 certificateholders, there is no provision by which a Group 1 Certificateholder's interest payment which has been reduced by operation of the Group 1 WAC Cap on any distribution date will be paid to such certificateholder from the excess funds on any future distribution date.

OVERCOLLATERALIZATION PROVISIONS

         The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the offered certificates and consequently the yields to maturity of those certificates. Unless and until the Subordinated Amount equals the Specified Subordinated Amount for a loan group, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates in the related certificate group then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Subordinated Amount for a loan group may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Subordinated Amount will equal the Specified Subordinated Amount.

         Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the offered certificates in the related certificate group.

         As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES

         The subordinated certificates provide credit enhancement for the senior certificates in the related certificate group and may absorb losses on the mortgage loans in the related loan group. The weighted average lives of, and the yields to maturity on, the subordinated certificates, in reverse order of their relative payment priorities will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in the related loan group. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related subordinated certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized losses on the mortgage loans in a loan group will reduce the class certificate balance of the class of the related subordinated certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate class certificate balances of all classes of certificates in a certificate group, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on such class of subordinated certificates than would otherwise be the case.

         The Basic Principal Distribution Amount to be made to the holders of the offered certificates include the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans in a loan group will decline more than the aggregate class certificate balances of the related offered certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of subordinated certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the subordinated certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates in the related certificate group with a higher relative payment priority have been paid in full). Because each Trigger Event is based on the delinquency, as opposed to the loss, experience on the related mortgage loans, a holder of a subordinated certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of realized losses, the subordinated certificates in the related certificate group may bear a disproportionate percentage of the realized losses on the mortgage loans in the related loan group.

         For all purposes, the Class B Certificates in each certificate group will have the lowest payment priority of any class of subordinated certificates.

ADDITIONAL INFORMATION

         The depositor filed certain yield tables and other computational materials with respect to certain classes of the offered certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Such tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "-Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

         In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans in the related loan group increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates-Distributions of Interest and Principal" in this prospectus supplement.

         The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables below.

DECREMENT TABLES

         The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

                              PREPAYMENT SCENARIOS

                                         SCENARIO I     SCENARIO II     SCENARIO III    SCENARIO IV      SCENARIO V
                                         ----------     -----------     ------------    -----------      ----------
Loan Group I (% of PPC)...........
Loan Group II (% of CPR)..........

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                   CLASS AP-1                     CLASS MF-1                     CLASS MF-2
                               PREPAYMENT SCENARIO            PREPAYMENT SCENARIO            PREPAYMENT SCENARIO
                               -------------------            -------------------            -------------------
   DISTRIBUTION DATE       I     II   III    IV     V     I     II    III    IV    V     I     II    III    IV    V
   -----------------       -     --   ---    --     -     -     --    ---    --    -     -     --    ---    --    -

Initial Percentage...     100   100   100    100   100   100   100    100   100   100   100    100   100   100   100





Weighted Average Life
to Maturity**........
Weighted Average Life
to Call**............

-----------------------
* Rounded to the nearest whole percentage.
**   The weighted average life of a Certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i) above.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                    CLASS BF                      CLASS AV-1                     CLASS MV-1
                               PREPAYMENT SCENARIO            PREPAYMENT SCENARIO            PREPAYMENT SCENARIO
                               -------------------            -------------------            -------------------
   DISTRIBUTION DATE       I     II   III    IV     V     I     II    III    IV    V     I     II    III    IV    V
   -----------------       -     --   ---    --     -     -     --    ---    --    -     -     --    ---    --    -
Initial Percentage...     100   100   100    100   100   100   100    100   100   100   100    100   100   100   100





Weighted Average Life
to Maturity**........
Weighted Average Life
to Call**............

-----------------------
*        Rounded to the nearest whole percentage.
** The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i) above.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                                 CLASS MV-2                                 CLASS BV
                                            PREPAYMENT SCENARIO                        PREPAYMENT SCENARIO
                                            -------------------                        -------------------
       DISTRIBUTION DATE             I       II      III      IV       V       I       II      III      IV       V
       -----------------             -       --      ---      --       -       -       --      ---      --       -
Initial Percentage............      100     100      100     100      100     100      100     100      100     100





Weighted Average Life
to Maturity**.................
Weighted Average Life
to Call**.....................

--------------------------
*        Rounded to the nearest whole percentage.
** The weighted average life of a Certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i) above.

LAST SCHEDULED DISTRIBUTION DATE

         The last scheduled distribution dates for each class of offered certificates are as follows:

                                                             LAST SCHEDULED
                                                            DISTRIBUTION DATE
                                                            -----------------
Class AF-1 Certificates
Class MF-1 Certificates
Class MF-2 Certificates
Class BF Certificates
Class AV-1 Certificates
Class MV-1 Certificates
Class MV-2 Certificates
Class BV Certificates
Class R Certificates


         The last scheduled distribution date for each class of offered certificates is the date on which the initial Class Certificate Balance set forth on the cover page hereof for that class would be reduced to zero. The last scheduled distribution dates for all Classes except for the Class R Certificates have been calculated on the basis of the structuring assumptions and the assumptions that no prepayments are received on the mortgage loans and each monthly payment of principal of and interest on the mortgage loans is timely received. The last scheduled distribution date for the Class R Certificates is the month after the month of the last scheduled payment of the latest maturing mortgage loan in the trust fund.

         Because the rate of distributions in reduction of the Class Certificate Balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "-Prepayment Considerations and Risks" and "-Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement, will comprise a "Lower Tier REMIC" and an "Upper Tier REMIC" organized in two-tiered REMIC structure. Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the Upper Tier REMIC. The Class R Certificate will represent ownership of the sole Class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. In addition, each of the Adjustable Rate Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

         Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

                          TAXATION OF REGULAR INTERESTS

         A holder of a Class of Offered Certificates, other than the Class R Certificate, will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the Upper Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of an Adjustable Rate Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Cap Contracts"). A holder of an Adjustable Rate Certificate must allocate its purchase price for the Adjustable Rate Certificate between its components-the REMIC Regular Interest component and the Cap Contract component. To the extent the Cap Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences-Taxation of Debt Securities-Interest and Acquisition Discount" in the prospectus.

         Upon the sale, exchange, or other disposition of an Adjustable Rate Certificate, the holder must allocate the amount realized between the components of the Adjustable Rate Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Adjustable Rate Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

         Interest on the Regular Interest component of an Adjustable Rate Certificate and on a Fixed Rate Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Adjustable Rate Certificates and the Fixed Rate Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences-Taxation of Debt Securities-Interest and Acquisition Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to the Prepayment Assumption relating to each loan group. No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

         OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

         The IRS has issued regulations under sections 1271 to 1275 of the Code, addressing the treatment of debt instruments issued with OID. Purchasers of the offered certificates should be aware that the OID regulations and section 1272(a)(6) of the Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

         If the holders of any offered certificates are treated as holding those certificates at a premium, those holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

STATUS OF THE OFFERED CERTIFICATES

         The Regular Interest components of the Adjustable Rate Certificates and the Fixed Rate Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Basis Risk Reserve Fund, would be so treated. In addition, to the extent the Regular Interest component of an Adjustable Rate Certificate or Fixed Rate Certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component or Certificate would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of the Adjustable Rate Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE CAP CONTRACT COMPONENT

         As indicated above, a portion of the purchase price paid by a holder to acquire an Adjustable Rate Certificate will be attributable to the Cap Contract component of such Certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method-the level yield constant interest method-the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Adjustable Rate Certificate.

         Any payments made to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

THE CLASS R CERTIFICATE

         The Class R Certificate represents ownership of the residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. Accordingly, the holder of the Class R Certificate must take into account the "daily portions" of REMIC taxable income or net loss for each REMIC for each calendar quarter in determining such holder's federal taxable income. Moreover, all or a significant portion of the income attributable to the residual interests will be "excess inclusions," which cannot be offset with otherwise allowable losses. For a more thorough discussion of the tax consequences of owning a residual interest, see "Federal Income Tax Consequences-Taxation of Holders of Residual Interest Securities" in the prospectus.

         The residual interests represented by the Class R Certificate will likely be treated as "noneconomic residual interests" within the meaning of Treasury Regulations interpreting the REMIC provisions of the Code. Generally, a transfer of a noneconomic residual interest will be disregarded and the transferor will continue to be treated as the owner of the residual interest unless no significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. The prospectus outlines these restrictions and describes a safe harbor set out in Treasury Regulations under which transfers of residual interests will be respected. See "Federal Income Tax Consequences-Taxation of Holders of Residual Interest Securities-Restrictions on Ownership and Transfer of Residual Interest Securities" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in the prospectus.

                              ERISA CONSIDERATIONS

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and/or Section 4975 of the Code, of the Plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit "parties in interest" (under ERISA) and "disqualified persons" (under the Code) with respect to an employee benefit or similar plan subject to ERISA and/or to the excise tax provisions set forth under Section 4975 of the Code from engaging in certain transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans subject to that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans.

         [The U.S. Department of Labor has granted an individual administrative exemption to [ ] (Prohibited Transaction Exemption [ ], Exemption Application No. D-[ ], [ ] Fed. Reg. [ ] (referred to as the Exemption), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund.]

         On July 21, 1997, the Department of Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, including the conditions that apply to any pre-funding account, see "ERISA Considerations" in the prospectus.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.
         Because the characteristics of the Subordinated Certificates and the Class R Certificates may not meet the requirements of the Exemption or any other exemption issued under ERISA, the purchase and holding of the Subordinated Certificates and the Class R Certificates by a Plan or by individual retirement accounts or other plans subject to section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfer of the Subordinated Certificates and the Class R Certificates will not be registered by the trustee unless the trustee receives the following:

         o a representation from the transferee of that certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not a Plan, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such Plan to effect the transfer;

         o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as that term is defined in section V(e) of Prohibited Transaction Class Exemption 95-60) and that the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60; or

         o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the agreement.

         This representation shall be deemed to have been made to the trustee by the transferee's acceptance of a Subordinated Certificate. In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, as described in the prospectus, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated , 200[ ], and (referred to as the underwriters) have agreed to purchase, and the depositor has agreed to sell to the underwriters, the principal amount of the Offered Certificates set forth under their respective names.

                             ---------------------     ------------------------
Class AF-1................    $                         $
Class MF-1................
Class MF-2................
Class BF..................
Class AV-1................
Class MV-1................
Class MV-2................
Class BV..................
Class R...................

         The depositor has been advised that the underwriters propose initially to offer the offered certificates, other than the Class R Certificates, to certain dealers at the prices set forth on the cover page of this prospectus supplement less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                          SELLING CONCESSION              REALLOWANCE DISCOUNT
                          ------------------              --------------------
Class AF-1                             %                                 %
Class MF-1                             %                                 %
Class MF-2                             %                                 %
Class BF                               %                                 %
Class AV-1                             %                                 %
Class MV-1                             %                                 %
Class MV-2                             %                                 %
Class BV                               %                                 %

         After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

         Each underwriter intends to make a secondary market in each class of the offered certificates purchased by it, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

         Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered certificates. As an exception to the rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates other than the Class R Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates other than the Class R Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the depositor nor either of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates other than the Class R Certificates. In addition, neither the depositor nor either of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Class R Certificates will be purchased by and may be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. There will be no proceeds to the depositor from the sale of the Class R Certificates.

         The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. New York, New York, will pass upon certain legal matters on behalf of the underwriters.

                                     RATINGS

         It is a condition to the issuance of the Class A Certificates that they be rated by and by . It is a condition to the issuance of the Class R Certificates that they be rated at least by and . It is a condition to the issuance of the Class M-1, Class M- 2 and Class B Certificates that they be rated at least ,and , respectively, by and .

         The ratings assigned by to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued, `s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. `s ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. The ratings on the adjustable rate certificates do not address the likelihood of payment of any Basis Risk CarryForward Amount.

         The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

         The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by any other rating agency. The rating assigned by another rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD 200[ ]- (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.

         Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Certificate Owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX OF DEFINED TERMS

60+ Day Delinquent Loan............................
Accrued Certificate Interest.......................
Adjustable Mortgage Loans..........................
Adjustment Date....................................
advance............................................
Applied Realized Loss Amount.......................
Available Funds....................................
Basic Principal Distribution Amount................
Basis Risk CarryForward Amount.....................
Basis Risk Payment.................................
Cap Contracts......................................
capital asset......................................
Class A Principal Distribution Amount..............
Class B Principal Distribution Amount..............
Class Certificate Balance..........................
Class M-1 Principal Distribution Amount............
Class M-2 Principal Distribution Amount............
Class X Certificate................................
Code...............................................
Collateral Value...................................
combined loan-to-value ratio.......................
Compensating Interest..............................
conventional non-conforming mortgage loans.........
CPR................................................
cut-off date pool principal balance................
Delayed Delivery Loans.............................
deleted mortgage loan..............................
Depository.........................................
determination date.................................
disqualified persons...............................
distribution account...............................
distribution date..................................
DTC................................................
electronic Mortgage Information and Transaction System.
ERISA..............................................
Euroclear..........................................
event of default...................................
Excess Reserve Fund Account........................
Excess Subordinated Amount.........................
Extra Principal Distribution Amount................
FDIC...............................................
FICO Credit Scores.................................
First Federal......................................
Full/Alternate Documentation Program...............
Global Securities..................................
Group 1 Class A Certificates.......................
Group 1 Mezzanine Certificates.....................
Group 1 Subordinated Certificates..................
Group 1 WAC Cap....................................
Group 2 Class A Certificates.......................
Group 2 Maximum Cap................................
Group 2 Mezzanine Certificates.....................
Group 2 Subordinated Certificates..................
Group 2 WAC Cap....................................
Holdings...........................................
Index..............................................
IndyMac Bank.......................................
Initial Rate Adjustment Date.......................
insurance company general account..................
insurance proceeds.................................
interest accrual period............................
last scheduled distribution date...................
LIBOR Determination Date...........................
liquidated mortgage loan...........................
liquidation proceeds...............................
Loan Index.........................................
Loan-to-Value Ratio................................
Lower Tier REMIC...................................
Maximum Rate.......................................
Net Monthly Excess Cashflow........................
no doc program.....................................
No Ratio Program...................................
OID................................................
One-Month LIBOR....................................
OPTIONAL TERMINATION DATE..........................
parties in interest................................
pass-through margin................................
performance loans..................................
Periodic Rate Cap..................................
Plan...............................................
plan assets........................................
Prepayment Penalty Period..........................
Principal Distribution Amount......................
Principal Remittance Amount........................
Prohibited Transaction Class Exemption 95-60.......
PTCE 95-60.........................................
real estate assets.................................
Realized Loss......................................
Reference Banks....................................
Refinance Loan.....................................
Remittance Period..................................
replacement mortgage loan..........................
Required Reserve Amount............................
Residual Certificates..............................
scheduled payments.................................
Senior Enhancement Percentage......................
Senior Specified Enhancement Percentage............
Specified Subordinated Amount......................
Stated Principal Balance...........................
Stepdown Date......................................
Subordinated Amount................................
Subordinated Deficiency............................
Subordination Deficiency...........................
Subordination Reduction Amount.....................
subprime mortgage loans............................
Substitution Adjustment Amount.....................
Tax Counsel........................................
Telerate Page 3750.................................
Total Monthly Excess Spread........................
Trigger Event......................................
U.S. PERSON........................................
underwriters.......................................
Unpaid Interest Amounts............................
Unpaid Realized Loss Amount........................
Upper Tier REMIC...................................

                                                                     [Version 1]

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 6
--------------------------------------------------------------------------------

PROSPECTUS

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)


THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac ABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed-use loans),

o closed-end second-lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties, or

o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

THE SECURITIES

IndyMac ABS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 17, 2005.

                   TABLE OF CONTENTS

Important Notice About Information in this
  Prospectus and Each Accompanying Prospectus
  Supplement .......................................
Risk Factors........................................
The Trust Fund......................................
   General..........................................
   The Loans........................................
   Mortgage-Backed Securities.......................
   Substitution of Trust Fund Assets................
   Available Information............................
   Incorporation of Certain Documents by Reference..
   Reports to Securityholders.......................
Use of Proceeds.....................................
The Depositor.......................................
Loan Program........................................
   Underwriting Standards...........................
   Qualifications of Sellers........................
   Representations by Sellers; Repurchases..........
Description of the Securities.......................
   General..........................................
   Distributions on Securities......................
   Advances.........................................
   Mandatory Auction................................
   Reports to Securityholders.......................
   Categories of Classes of Securities..............
   Indices Applicable to Floating Rate and Inverse
     Floating Rate Classes..........................
   Derivative Transactions..........................
   Book-Entry Registration of Securities............
Credit Enhancement..................................
   General..........................................
   Subordination....................................
   Letter of Credit.................................
   Insurance Policies, Surety Bonds and Guaranties..
   Over-Collateralization...........................
   Reserve Accounts.................................
   Pool Insurance Policies..........................
   Financial Instruments............................
   Deposit Agreements...............................
   Cross-Collateralization..........................
Yield and Prepayment Considerations.................
The Agreements......................................
   Assignment of the Trust Fund Assets..............
   Assignment of Mortgage-Backed Securities.........
   Payments on Trust Fund Assets; Deposits to
     Security Account...............................
   Pre-Funding Account..............................
   Sub-Servicing by Sellers.........................
   Collection Procedures............................
   The Surety Provider..............................
   Hazard Insurance.................................
   Realization Upon Defaulted Loans.................
   Servicing and Other Compensation and Payment of
     Expenses.......................................
   Evidence as to Compliance........................
   Certain Matters Regarding the Master Servicer
     and the Depositor..............................
   Events of Default; Rights Upon Event of Default..
   Amendment........................................
   Termination; Optional Termination................
   The Trustee......................................
Certain Legal Aspects of the Loans..................
   General..........................................
   Foreclosure and Repossession.....................
   Environmental Risks..............................
   Rights of Redemption.............................
   Anti-Deficiency Legislation and Other
     Limitations on Lenders.........................
   Due-On-Sale Clauses..............................
   Prepayment Charges And Late Payment Fees.........
   Applicability of Usury Laws......................
   Home Improvement Contracts.......................
   Installment Contracts............................
   Servicemembers Civil Relief Act..................
   Junior Mortgages and Rights of Senior Mortgagees.
   Other Loan Provisions and Lender Requirements....
   Priority of Additional Advances..................
   The Title I Program..............................
   Consumer Protection Laws.........................
FEDERAL INCOME TAX CONSEQUENCES.....................
   General..........................................
   REMICs...........................................
   Notes............................................
   Grantor Trust Funds..............................
   Partnership Trust Funds..........................
STATE AND OTHER TAX CONSEQUENCES....................
ERISA Considerations................................
Legal Investment....................................
Method of Distribution..............................
Legal Matters.......................................
Financial Information...............................
Rating..............................................
Index of Principal Terms............................

   IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING
                              PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.


                             -----------------------


If you require additional information, the mailing address of our principal executive offices is IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund-Incorporation of Certain Documents by Reference" beginning on page 36.

                                  RISK FACTORS

         You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

LIMITED LIQUIDITY....................................  No market for the securities of any series will exist before those securities are issued. We cannot assure you
                                                       that a secondary market will develop. Even if a secondary
                                                       market develops, we cannot assure you that it will provide you with liquidity of investment or that it will continue
                                                       for the life of the securities of that series.

LIMITED SOURCE OF
PAYMENTS - NO RECOURSE
TO SELLERS, DEPOSITOR
OR MASTER SERVICER...................................  The applicable prospectus supplement may provide that securities will be payable from trust funds other than
                                                       their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have enough assets to distribute the
                                                       full amount due to you as a securityholder, your yield
                                                       will be impaired, and the return of your principal may be
                                                       impaired, without you having recourse to anyone else.
                                                       Furthermore, at the times specified in the applicable
                                                       prospectus supplement, certain assets of the trust fund
                                                       and/or any balance remaining in the security account
                                                       immediately after making all payments due on the
                                                       securities of that series, may be released and paid out to other persons, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to
                                                       payments from the trust fund. Those assets will no longer
                                                       be available to make payments to you. Those payments are
                                                       generally made only after other specified payments that
                                                       may be described in the applicable prospectus supplement
                                                       have been made.

                                                       You will not have any recourse against the depositor or
                                                       any servicer if you do not receive a required distribution on the securities. You will also not have recourse against the assets of the trust fund of any other series of
                                                       securities.

                                                       The securities will not represent an interest in the
                                                       depositor, any servicer, any seller to the depositor, or
                                                       anyone else except the trust fund. The only obligation of
                                                       the depositor to a trust fund will come from certain
                                                       representations and warranties made by it about assets
                                                       transferred to the trust fund. If these representations
                                                       and warranties are untrue, the depositor may be required
                                                       to repurchase some of the transferred assets. IndyMac ABS,
                                                       Inc., which is the depositor, does not have significant
                                                       assets and is unlikely to have significant assets in the
                                                       future. If the depositor were required to repurchase a
                                                       loan because of a breach of a representation, its only
                                                       sources of funds for the repurchase would be:

                                                       o      funds obtained from the enforcement of a
                                                              corresponding obligation of a seller or originator
                                                              of the loan or

                                                       o      funds from a reserve account or similar credit
                                                              enhancement established to pay for loan repurchases.

                                                       The only obligations of the master servicer to a trust
                                                       fund (other than its master servicing obligations) will
                                                       come from certain representations and warranties made by
                                                       it in connection with its loan servicing activities. If
                                                       these representations and warranties turn out to be
                                                       untrue, the master servicer may be required to repurchase
                                                       or substitute for some of the loans. However, the master
                                                       servicer may not have the financial ability to make the
                                                       required repurchase or substitution.

                                                       The only obligations to a trust fund of a seller of loans
                                                       to the depositor will come from certain representations
                                                       and warranties made by it in connection with its sale of
                                                       the loans and certain document delivery requirements. If
                                                       these representations and warranties turn out to be
                                                       untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial
                                                       ability to make the required repurchase or substitution.

                                                       As described in this prospectus, a master servicer may be
                                                       obligated to enforce the sellers' obligations. However,
                                                       the master servicer will not be obligated to purchase or
                                                       replace any loan if a seller defaults on its obligation or for any other reason.

CREDIT ENHANCEMENT MAY
NOT BE SUFFICIENT TO PROTECT
YOU FROM LOSSES......................................  Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities, and the amount of any
                                                       credit enhancement will be limited as described in the
                                                       applicable prospectus supplement. Furthermore, the amount
                                                       of a credit enhancement may decline over time pursuant to
                                                       a schedule or formula or otherwise, and could be depleted
                                                       from payments or for other reasons before the securities
                                                       covered by the credit enhancement are paid in full. In
                                                       addition, a credit enhancement may not cover all potential sources of loss. For example, credit enhancement may or
                                                       may not cover fraud or negligence by a loan originator or
                                                       other parties. Also, the trustee may be permitted to
                                                       reduce, substitute for or even eliminate all or a portion
                                                       of a credit enhancement as long as the trustee's actions
                                                       would not cause the rating agencies that have rated the
                                                       securities at the request of the depositor to change
                                                       adversely their ratings of the securities. Consequently,
                                                       securityholders may suffer losses even though a credit
                                                       enhancement exists and its provider does not default.

PREPAYMENT AND YIELD
CONSIDERATIONS

     YOUR YIELD WILL BE AFFECTED
     BY PREPAYMENTS AND BY THE
     ALLOCATION OF DISTRIBUTIONS
     TO THE SECURITIES...............................  The timing of principal payments on the securities of a series will be affected by a number of factors, including:

                                                       o      the extent of prepayments on the loans in the
                                                              related trust fund,

                                                       o      how payments of principal are allocated among the
                                                              classes of securities of a series as specified in
                                                              the related prospectus supplement,

                                                       o      whether the party entitled to any right of optional
                                                              termination of the trust fund exercises that right,
                                                              and

                                                       o      the rate and timing of payment defaults and losses
                                                              on the trust fund assets.

                                                       Prepayments include prepayments resulting from refinancing or liquidation of a loan due to defaults, casualties and
                                                       condemnations, as well as repurchases by the depositor or
                                                       a seller due to a breach of representations and
                                                       warranties. Prepayments may be affected by a variety of
                                                       factors, including:

                                                       o      general economic conditions,

                                                       o      interest rates,

                                                       o      the availability of alternative financing and

                                                       o      homeowner mobility.

                                                       The rate and timing of prepayment of the loans will affect the yields to maturity and weighted average lives of the
                                                       securities. Any reinvestment risks from faster or slower
                                                       prepayments of loans will be borne entirely by the holders of one or more classes of the related series of
                                                       securities.

     YOUR YIELD WILL BE AFFECTED
     BY DELAYED INTEREST PAYMENTS....................  Interest payable on the securities of a series on each distribution date will include all interest accrued during the period specified in the related prospectus supplement.
                                                       If interest accrues on your securities over a period
                                                       ending two or more days prior to the related distribution
                                                       date, your effective yield will be lower than the yield
                                                       that you would obtain if interest on your securities were
                                                       to accrue through the day immediately preceding each
                                                       distribution date. In addition, your effective yield (at
                                                       par) will be less than the indicated coupon rate.

THE TYPES OF LOANS
INCLUDED IN THE TRUST FUND
MAY BE ESPECIALLY PRONE TO
DEFAULTS WHICH MAY EXPOSE
YOUR SECURITIES TO GREATER
LOSSES.................................................The securities will be directly or indirectly backed by certain types of loans.  Certain types of
                                                       loans included in the trust fund may have a
                                                       greater likelihood of delinquency and foreclosure, and
                                                       a greater likelihood of loss in the event of delinquency
                                                       and foreclosure.  You should be aware that if the
                                                       properties fail to provide adequate security
                                                       for the loans included in the trust fund, any
                                                       resulting losses, to the extent not covered by credit
                                                       enhancement, will be allocated to the related securities
                                                       in the manner described in the related prospectus
                                                       supplement and consequently would adversely affect
                                                       the yield to maturity on those securities.  The depositor
                                                       cannot assure you that the realizable values of the
                                                       properties have been or will be at the
                                                       appraised values on the dates of origination of the
                                                       related loans.  The prospectus supplement
                                                       for each series of securities will describe the mortgage
                                                       loans which are included in the trust fund related to
                                                       your security and the risks associated with those
                                                       loans which you should carefully consider in
                                                       connection with the purchase of your security. The
                                                       following describes in general risks associated with
                                                       certain types of loans:

     BALLOON LOANS...................................  Some of the loans held in the trust fund may not be fully amortizing over their terms to maturity. These loans will
                                                       require substantial principal payments ("BALLOON
                                                       payments") at their stated maturities. A loan with balloon payments involves a greater degree of risk than a fully
                                                       amortizing loan because, typically, a borrower must be
                                                       able to refinance its loan or sell the property to make
                                                       the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates
                                                       at the time of sale or refinancing, the borrower's equity
                                                       in the property, the relative strength of the local
                                                       housing market, the financial condition of the borrower,
                                                       and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the
                                                       holders of one or more classes of securities of the
                                                       related series.

     MULTIFAMILY LOANS...............................  Multifamily lending may expose the lender to a greater risk of loss than single family residential lending.
                                                       Owners of multifamily residential properties rely on
                                                       monthly rent payments from tenants to:

                                                       o      pay for maintenance and other operating expenses of
                                                              those properties,

                                                       o      fund capital improvements, and

                                                       o      service any loan or other debt that may be secured
                                                              by those properties.

                                                       Various factors, many of which are beyond the control of
                                                       the owner or operator of a multifamily property, may
                                                       affect the economic viability of that property.

                                                       Changes in payment patterns by tenants may result from a
                                                       variety of social, legal and economic factors. Economic
                                                       factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing.
                                                       Shifts in economic factors may trigger changes in payment
                                                       patterns including increased risks of defaults by tenants
                                                       and higher vacancy rates. Adverse economic conditions,
                                                       either local or national, may limit the amount of rent
                                                       that can be charged and may result in a reduction in
                                                       timely lease payments or a reduction in occupancy levels.
                                                       Occupancy and rent levels may also be affected by
                                                       construction of additional housing units, competition and
                                                       local politics, including rent stabilization or rent
                                                       control laws and policies. In addition, the level of
                                                       mortgage interest rates may encourage tenants to purchase
                                                       single family housing. We cannot determine and have no
                                                       basis to predict whether, or to what extent, economic,
                                                       legal or social factors will affect future rental or
                                                       payment patterns.

                                                       The location and construction quality of a particular
                                                       property may affect the occupancy level as well as the
                                                       rents that may be charged for individual units. The
                                                       characteristics of a neighborhood may change over time or
                                                       in relation to newer developments. The effects of poor
                                                       construction quality will increase over time in the form
                                                       of increased maintenance and capital improvements. Even
                                                       good construction will deteriorate over time if adequate
                                                       maintenance is not performed in a timely fashion.

     JUNIOR LIENS......................................The mortgages and deeds of trust securing the closed-
                                                       end second-lien loans will be, the home equity line of
                                                       credit loans and home improvement contracts will primarily be, and other loans may be junior liens subordinate to the rights of the related senior mortgage(s) or deed(s) of
                                                       trust. Accordingly, the proceeds from any liquidation,
                                                       insurance policy or condemnation proceeding will be
                                                       available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related
                                                       senior mortgagees have been satisfied in full, including
                                                       any related foreclosure costs. In addition, if a junior
                                                       mortgagee forecloses on the property securing a junior
                                                       mortgage, the junior mortgagee will have to foreclose
                                                       subject to any senior mortgage and must take one of the
                                                       following steps to protect its interest in the property:

                                                       o      pay the senior mortgage in full at or prior to the
                                                              foreclosure sale, or

                                                       o      assume the payments on the senior mortgage if the
                                                              mortgagor is in default under that mortgage.

                                                       Unless the master servicer is obligated under the
                                                       applicable agreement to advance such funds, the trust fund may effectively be prevented from foreclosing on the
                                                       related property because it will not have sufficient funds to satisfy any senior mortgages or make payments due to
                                                       any senior mortgagees.

                                                       Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale
                                                       under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender.
                                                       In some states, including California, if a lender
                                                       simultaneously originates a loan secured by a senior lien
                                                       on a particular property and a loan secured by a junior
                                                       lien on the same property, that lender as the holder of
                                                       the junior lien may be precluded from obtaining a
                                                       deficiency judgment with respect to the excess of:

                                                       o      the aggregate amount owed under both the senior and
                                                              junior loans, over

                                                       o      the proceeds of any sale under a deed of trust or
                                                              other foreclosure proceedings.

                                                       See "Certain Legal Aspects of the Loans-Anti-Deficiency
                                                       Legislation; Bankruptcy Laws; Tax Liens."

     PARTIALLY UNSECURED LOANS.........................The trust fund for any series may include closed-end second-lien loans, home equity line of credit loans and
                                                       home improvement contracts that were originated with
                                                       loan-to-value ratios or combined loan-to-value ratios in
                                                       excess of the value of the related property.

                                                       Under these circumstances, the trust fund for the related
                                                       series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a
                                                       borrower defaults under a loan that is unsecured in part,
                                                       the related trust fund generally will have recourse only
                                                       against the borrower's assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding
                                                       relating to a borrower on a partially unsecured loan, the
                                                       borrower's unsecured obligation on that loan will be
                                                       treated as an unsecured loan and may be discharged by the
                                                       bankruptcy court. Losses on any partially unsecured loans
                                                       that are not otherwise covered by a credit enhancement
                                                       will be borne by the holders of one or more classes of
                                                       securities of the related series.

     HOME EQUITY LINES OF CREDIT.......................Generally, a home equity line of credit has a draw period that lasts for the first ten years (during which no
                                                       principal or minimal amount of principal is due) and,
                                                       unless otherwise specified in the related prospectus
                                                       supplement, a repayment term following the draw period of
                                                       zero, ten, fifteen or twenty years. As a result, there may be limited collections available to make payments to
                                                       related securityholders or payments of principal may be
                                                       received more slowly than anticipated, which will affect
                                                       the yield on one or more classes of securities of the
                                                       related series.

                                                       Home equity lines of credit that do not have a repayment
                                                       term following the draw period are effectively balloon
                                                       loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of
                                                       the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more
                                                       classes of securities of the related series may suffer a
                                                       loss if the related credit enhancement is not sufficient
                                                       to cover such shortfall.

DECLINES IN PROPERTY
VALUES MAY RESULT IN
LOSSES BORNE BY YOU....................................The value of the properties underlying the loans held in the trust fund may decline over time. Among factors
                                                       that could reduce the value of the properties are:

                                                       o      an overall decline in the residential real estate
                                                              market in the areas in which the properties are
                                                              located,

                                                       o      a decline in the general condition of the
                                                              properties caused by the borrowers' failure to
                                                              maintain these properties adequately, and

                                                       o      natural disasters, such as earthquakes and floods,
                                                              that are not covered by insurance.

                                                       In the case of loans secured by subordinate liens,
                                                       declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a
                                                       senior mortgage on the same property.

                                                       If property values decline, the actual rates of
                                                       delinquencies, foreclosures and losses on all underlying
                                                       loans could be higher than those currently experienced in
                                                       the mortgage lending industry in general. If these losses
                                                       are not otherwise covered by a credit enhancement, they
                                                       will be borne by the holders of one or more classes of
                                                       securities of the related series.

DELAYS IN LIQUIDATION MAY
RESULT IN LOSSES BORNE BY YOU........................  Even if the properties underlying the loans held in the trust fund provide adequate security for the loans,
                                                       substantial delays could occur before defaulted loans are
                                                       liquidated and their proceeds are forwarded to investors.
                                                       Property foreclosure actions are regulated by state
                                                       statutes and rules and are subject to many of the delays
                                                       and expenses of other lawsuits if defenses or
                                                       counterclaims are made, sometimes requiring several years
                                                       to complete. In addition, in some states, if the proceeds
                                                       of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower
                                                       defaults, these restrictions may impede the master
                                                       servicer's ability to dispose of the property and obtain
                                                       sufficient proceeds to repay the loan in full. In
                                                       addition, the master servicer will be entitled to deduct
                                                       from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including
                                                       payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation
                                                       expenses.

                                                       If, as a result of such delays and deductions, any
                                                       properties fail to provide adequate security for the
                                                       related loans in the trust fund and insufficient funds are available from any applicable credit enhancement, you
                                                       could experience a loss on your investments.

DISPROPORTIONATE EFFECT
OF LIQUIDATION EXPENSES MAY
ADVERSELY AFFECT YOU.................................  Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of
                                                       the loan at the time of default. Therefore, if a servicer
                                                       takes the same steps for a defaulted loan having a small
                                                       remaining principal balance as it does for a defaulted
                                                       loan having a large remaining principal balance, the
                                                       amount realized after expenses is a smaller percentage of
                                                       the outstanding principal balance of the small loan than
                                                       it is for the defaulted loan with a large remaining
                                                       principal balance.

VIOLATIONS OF CONSUMER
PROTECTION LAWS MAY RESULT
IN LOSSES ON THE MORTGAGE
LOANS AND YOUR SECURITIES .............................Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and
                                                       collecting loans secured by consumers' dwellings.
                                                       Among other things, these laws may regulate interest
                                                       rates and other charges, require disclosures, impose
                                                       financial privacy requirements, mandate specific
                                                       business practices, and prohibit unfair and deceptive
                                                       trade practices. In addition, licensing requirements
                                                       may be imposed on persons that broker, originate,
                                                       service or collect loans.

                                                       Additional requirements may be imposed under federal,
                                                       state or local laws on so-called "high cost mortgage
                                                       loans", which typically are defined as loans secured by
                                                       consumers' dwellings that have interest rates or
                                                       origination costs in excess of prescribed levels. These
                                                       laws may limit certain loan terms, such as prepayment
                                                       penalties, or the ability of a creditor to refinance a
                                                       loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan
                                                       brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against
                                                       persons acquiring the loans, such as the trust fund.

                                                       The federal laws that may apply to loans held in the trust include the following:

                                                       o      the federal Truth in Lending Act and its
                                                              regulations, which (among other things) require
                                                              disclosures to the borrowers regarding the terms of
                                                              any applicable loan and provide consumers who
                                                              pledged their principal dwelling as collateral in a
                                                              non-purchase money transaction with a right of
                                                              rescission that generally extends for three days
                                                              after proper disclosures are given; a loan
                                                              originator's failure to comply with the Truth in
                                                              Lending Act  could subject both the originator and
                                                              the assignee of such loan to monetary penalties and
                                                              could result in an obligor's rescinding the loan
                                                              against either the loan originator or the assignee.

                                                       o      the Equal Credit Opportunity Act and its
                                                              regulations, which (among other things) prohibit
                                                              discrimination in the extension of credit on the
                                                              basis of age, race, color, sex, religion, marital
                                                              status, national origin, receipt of public
                                                              assistance or the exercise of any right under the
                                                              Consumer Credit Protection Act;

                                                       o      the Fair Credit Reporting Act, which (among other
                                                              things) regulates the use and reporting of
                                                              information related to the borrower's credit
                                                              experience;

                                                       o      Home Equity Loan Consumer Protection Act, which
                                                              (among other things) limits changes made to
                                                              open-end loans secured by the consumer's dwelling,
                                                              and restricts the ability to accelerate balances or
                                                              suspend credit privileges on such loans;

                                                       o      the Home Ownership and Equity Protection Act of
                                                              1994, which (among other things) imposes additional
                                                              disclosure and other requirements on creditors with
                                                              respect to non-purchase money mortgage loans
                                                              secured by the consumer's principal dwelling that
                                                              have interest rates or origination costs in excess
                                                              of prescribed levels. These provisions can impose
                                                              specific statutory liabilities upon creditors who
                                                              fail to comply with their provisions and may affect
                                                              the enforceability of the related loans. In
                                                              addition, any assignee of the creditor would
                                                              generally be subject to all claims and defenses
                                                              that the consumer could assert against the
                                                              creditor, including the right to rescind the loan;

                                                       o      In addition to the Homeownership and Equity
                                                              Protection Act, a number of legislative proposals
                                                              have been introduced at both the federal and state
                                                              level that are designed to discourage predatory
                                                              lending practices. Some states have enacted, and
                                                              other states or local governments may enact, laws
                                                              that impose requirements and restrictions greater
                                                              than those in the Homeownership and Equity
                                                              Protection Act. These laws prohibit inclusion of
                                                              some provisions in applicable loans that have
                                                              interest rates or origination costs in excess of
                                                              prescribed levels, and require that borrowers be
                                                              given certain disclosures prior to the consummation
                                                              of such loans. Purchasers or assignees of a loan,
                                                              including the related trust, could be exposed to
                                                              all claims and defenses that the mortgagor could
                                                              assert against the originator of the loan for a
                                                              violation of state law. Claims and defenses
                                                              available to the mortgagor could include monetary
                                                              penalties, rescission and defenses to a foreclosure
                                                              action or an action to collect;

                                                       o      the Real Estate Settlement Procedures Act and its
                                                              regulations, which (among other things) prohibit
                                                              the payment of referral fees for real estate
                                                              settlement services (including mortgage lending and
                                                              brokerage services) and regulate escrow accounts
                                                              for taxes and insurance and billing inquiries made
                                                              by borrowers; and

                                                       o      Holder in Due Course Rules, which apply to home
                                                              improvement contracts, which are comprised of the
                                                              Preservation of Consumers' Claims and Defenses
                                                              regulations of the Federal Trade Commission and
                                                              other similar federal and state statutes and
                                                              regulations. The Holder in Due Course Rules protect
                                                              the homeowner from defective craftsmanship or
                                                              incomplete work by a contractor. These laws permit
                                                              the obligor to withhold payment if the work does
                                                              not meet the quality and durability standards
                                                              agreed to by the homeowner and the contractor. The
                                                              holder in due course rules have the effect of
                                                              subjecting any assignee of the seller in a consumer
                                                              credit transaction to all claims and defenses which
                                                              the obligor in the credit sale transaction could
                                                              assert against the seller of the goods.

                                                       The penalties for violating these federal, state or local
                                                       laws vary depending on the applicable law and the
                                                       particular facts of the situation. However, private
                                                       plaintiffs typically may assert claims for actual damages
                                                       and, in some cases, also may recover civil money penalties or exercise a right to rescind a loan against either the
                                                       originator of the loan or the assignee thereof. Violations of certain laws may limit the ability to collect all or
                                                       part of the principal or interest on a loan and, in some
                                                       cases, borrowers even may be entitled to a refund of
                                                       amounts previously paid. Federal, state and local
                                                       administrative or law enforcement agencies also may be
                                                       entitled to bring legal actions, including actions for
                                                       civil money penalties or restitution, for violations of
                                                       certain of these laws.

                                                       Depending on the particular alleged misconduct, it is
                                                       possible that claims may be asserted against various
                                                       participants in secondary market transactions, including
                                                       assignees that hold the loans, such as the trust fund.
                                                       Losses on loans from the application of these federal,
                                                       state and local laws that are not otherwise covered by a
                                                       credit enhancement will be borne by the holders of one or
                                                       more classes of securities.

VIOLATIONS OF ENVIRONMENTAL
LAWS MAY RESULT IN LOSSES
ON THE LOANS AND
YOUR SECURITIES........................................Federal, state and local laws and regulations impose a wide range of requirements on activities that may
                                                       affect the environment, health and safety. In certain
                                                       circumstances, these laws and regulations impose
                                                       obligations on owners or operators of residential
                                                       properties such as those that secure the loans held in
                                                       the trust fund. Failure to comply with these laws and
                                                       regulations can result in fines and penalties that could
                                                       be assessed against the trust as owner of the related
                                                       property.

                                                       In some states, a lien on the property due to
                                                       contamination has priority over the lien of an existing
                                                       mortgage. Also, a mortgage lender may be held liable as an
                                                       "owner" or "operator" for costs associated with the
                                                       release or threat of release of petroleum and/or hazardous substances under certain circumstances if the lender has
                                                       actually participated in the management of the property.
                                                       If the trust is considered the owner or operator of a
                                                       property, it will suffer losses as a result of any
                                                       liability imposed for environmental hazards on the
                                                       property.

RATING OF THE SECURITIES DOES
NOT ASSURE THEIR PAYMENT.............................  Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in
                                                       one of the four highest rating categories of at least one
                                                       nationally recognized rating agency. A rating is based on
                                                       the adequacy of the value of the related trust assets and
                                                       any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or
                                                       guarantees, primarily on the claims paying ability of any
                                                       related surety provider, insurer, letter of credit
                                                       provider or guarantor, and reflects the rating agency's
                                                       assessment of how likely it is that holders of the class
                                                       of securities will receive the payments to which they are
                                                       entitled. A rating is not an assessment of how likely it
                                                       is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it
                                                       is that the securities of a series will be redeemed early.
                                                       A rating is not a recommendation to purchase, hold or sell securities because it does not address the market price or the securities or the suitability of the securities for
                                                       any particular investor.

                                                       A rating does not take into account the possibility that
                                                       prepayment at higher or lower rates than an investor
                                                       anticipates may cause a reduction in that investor's
                                                       yield. A rating does not take into account the possibility that an investor purchasing a security at a premium might
                                                       lose money on its initial investment under certain
                                                       prepayment scenarios. In addition, if the rating relates
                                                       to a series with a pre-funding account, it does not take
                                                       into account:

                                                       o      the ability of the related trust fund to acquire
                                                              subsequent loans,

                                                       o      any prepayment of the securities resulting from the
                                                              distribution of amounts remaining in the
                                                              pre-funding account after the end of the funding
                                                              period, or

                                                       o      the effect on an investor's yield resulting from
                                                              any such distribution.

                                                       A rating may not remain in effect for any given period of
                                                       time and the rating agency could lower or withdraw the
                                                       rating entirely in the future. For example, the rating
                                                       agency could lower or withdraw its rating due to:

                                                       o      a decrease in the adequacy of the value of the
                                                              trust assets or any related credit enhancement,

                                                       o      an adverse change in the financial or other
                                                              condition of a credit enhancement provider, or

                                                       o      a change in the rating of the credit enhancement
                                                              provider's long term debt.

                                                       The amount, type and nature of credit enhancement
                                                       established for a class of securities will be determined
                                                       based on criteria established by each rating agency rating classes of that series. These criteria are sometimes based upon an actuarial analysis of the behavior of similar
                                                       loans in a larger group. That analysis is often the basis
                                                       upon which each rating agency determines the amount of
                                                       credit enhancement required for a class. The historical
                                                       data supporting any actuarial analysis may not accurately
                                                       reflect future experience, and the data derived from a
                                                       large pool of similar loans may not accurately predict the delinquency, foreclosure or loss experience of any
                                                       particular pool of loans. Properties may not retain their
                                                       values. If residential real estate markets experience an
                                                       overall decline in property values such that the
                                                       outstanding principal balances of the loans in a
                                                       particular trust fund and any secondary financing on the
                                                       related properties become equal to or greater than the
                                                       value of the properties, the rates of delinquencies,
                                                       foreclosures and losses could be higher than those now
                                                       generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain
                                                       mortgagors from making timely payments on their loans. If
                                                       that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne,
                                                       at least in part, by the holders of one or more classes of securities of the related series.

RISKS ASSOCIATED WITH THE
BOOK-ENTRY REGISTRATION OF
SECURITIES

     LIMIT ON LIQUIDITY..............................  Securities issued in book-entry form may have only limited liquidity in the resale market because investors may not
                                                       want to buy securities for which they may not be able to
                                                       obtain physical instruments.

     LIMIT ON ABILITY TO TRANSFER
     OR PLEDGE.......................................  Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating
                                                       organizations, its indirect participants and certain
                                                       banks. Therefore, your ability to transfer or pledge
                                                       securities issued in book-entry form may be limited.

     DELAYS IN DISTRIBUTIONS.........................  You may experience some delay in receiving distributions on book-entry securities because the trustee will send the distributions to The Depository Trust Company for it to
                                                       credit the accounts of its participants. In turn, these
                                                       participants will then credit the distributions to your
                                                       account either directly or indirectly through indirect
                                                       participants.

PRE-FUNDING ACCOUNTS

     PRE-FUNDING ACCOUNTS WILL NOT
     BE USED TO COVER LOSSES ON
     THE LOANS.......................................  The prospectus supplement for a series of securities may provide that on the closing date for that series,  the
                                                       depositor will deposit cash into a pre-funding  account.
                                                       The amount deposited into the pre-funding account will
                                                       never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series.
                                                       The pre-funding account will only be used to purchase
                                                       additional loans from the depositor during the period
                                                       beginning with the related closing date and ending not
                                                       more than one year after the closing date. The depositor
                                                       will acquire these additional loans from the seller or
                                                       sellers specified in the related prospectus supplement.
                                                       The trustee for the related series will maintain the
                                                       pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect
                                                       of the related loans.

UNUSED AMOUNTS ON DEPOSIT IN ANY
PRE-FUNDING ACCOUNT WILL BE
PAID AS PRINCIPAL TO
SECURITYHOLDERS......................................  Any amounts remaining in a pre-funding account at the end of the period specified in the applicable prospectus
                                                       supplement will be distributed as a prepayment of
                                                       principal to the related securityholders on the first
                                                       distribution date after the end of that period. Any such
                                                       distribution will be made in the amounts and according to
                                                       the priorities specified in the related prospectus
                                                       supplement. The holders of one or more classes of the
                                                       related series of securities will bear the entire
                                                       reinvestment risk resulting from that prepayment.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
SECURITIES........................................... The seller and the depositor will treat the transfer of the loans held in the trust fund by the seller to the
                                                      depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the loans
                                                      from the depositor to the trust fund as a sale for
                                                      accounting purposes. If these characterizations are
                                                      correct, then if the seller were to become bankrupt, the
                                                      loans would not be part of the seller's bankruptcy estate
                                                      and would not be available to the seller's creditors. On
                                                      the other hand, if the seller becomes bankrupt, its
                                                      bankruptcy trustee or one of its creditor's may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this
                                                      position to a bankruptcy court could prevent timely
                                                      payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the
                                                      depositor's bankruptcy estate and would not be available
                                                      to the depositor's creditors. On the other hand, if the
                                                      depositor becomes bankrupt, its bankruptcy trustee or one
                                                      of its creditor's may attempt to recharacterize the sale
                                                      of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a
                                                      bankruptcy court could prevent timely payments on the
                                                      securities and even reduce the payments on the securities.

                                                      If the master servicer becomes bankrupt, the bankruptcy
                                                      trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash
                                                      collections may be commingled with the master servicer's
                                                      own funds before each distribution date for securities
                                                      will be specified in the applicable prospectus supplement.
                                                      If the master servicer becomes bankrupt and cash
                                                      collections have been commingled with the master
                                                      servicer's own funds for at least ten days, the trust fund will probably not have a perfected interest in those
                                                      collections. In this case the trust might be an unsecured
                                                      creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor,
                                                      which might be nothing. Collections commingled less than
                                                      ten days but still in an account of the master servicer
                                                      might also be included in the bankruptcy estate of the
                                                      master servicer even though the trust may have a perfected security interest in them. Their inclusion in the
                                                      bankruptcy estate of the master servicer may result in
                                                      delays in payment and failure to pay amounts due on the
                                                      securities.

                                                      Federal and state statutory provisions affording
                                                      protection or relief to distressed borrowers may affect
                                                      the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in
                                                      a proceeding under the federal Bankruptcy Code, a lender
                                                      may not foreclose on a property without the permission of
                                                      the bankruptcy court. Additionally, in certain instances a bankruptcy court may allow a borrower to reduce the
                                                      monthly payments, change the rate of interest, and alter
                                                      the loan repayment schedule for under-collateralized
                                                      loans. The effect of these types of proceedings can be to
                                                      cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of
                                                      payments on the loans underlying securities.

HOLDERS OF ORIGINAL ISSUE
DISCOUNT SECURITIES ARE REQUIRED
TO INCLUDE ORIGINAL ISSUE
DISCOUNT IN ORDINARY GROSS
INCOME AS IT ACCRUES.................................  Debt securities that are compound interest securities will be, and certain other debt may be, securities issued with
                                                       original issue income discount for federal tax purposes. A holder of debt securities issued with original issue
                                                       discount is required to include original issue discount in ordinary gross income for federal income tax purposes as
                                                       it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be
                                                       treated as original issue discount for this purpose.

                                                       See "Federal Income Tax Consequences-Taxation of Debt
                                                       Securities-Interest and Acquisition Discount" and "-Market
                                                       Discount."

RESIDUAL INTEREST IN A REAL
ESTATE MORTGAGE INVESTMENT
CONDUIT HAS ADVERSE TAX
CONSEQUENCES

     INCLUSION OF TAXABLE INCOME
     IN EXCESS OF CASH RECEIVED......................  If you own a certificate that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax
                                                       return as ordinary income your pro rata share of the
                                                       taxable income of that REMIC, regardless of the amount or
                                                       timing of your possible receipt of any cash on the
                                                       certificate. As a result, your offered certificate may
                                                       have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the
                                                       amount of economic income, if any, attributable to the
                                                       certificate. Although you will have a corresponding amount of tax losses later in the term of the REMIC, the present
                                                       value of the phantom income may significantly exceed the
                                                       present value of the tax losses. Therefore, the after-tax
                                                       yield on any REMIC residual certificate may be
                                                       significantly less than that of a corporate bond or other
                                                       instrument having similar cash flow characteristics. In
                                                       fact, some offered certificates that are residual
                                                       interests, may have a negative value.

                                                       You have to report your share of the taxable income and
                                                       net loss of the REMIC until all the certificates in the
                                                       related series have a principal balance of zero. See
                                                       "Federal Income Tax Consequences - Taxation of Holders of
                                                       Residual Interest Securities."

SOME TAXABLE INCOME OF A
RESIDUAL INTEREST CANNOT BE OFFSET...................  A portion of the taxable income from a REMIC residual certificate may be treated as "excess inclusion income"
                                                       as defined in the Internal Revenue Code of 1986, as
                                                       amended (the "CODE"). You will have to pay tax on the
                                                       excess inclusions regardless of whether you have other
                                                       credits, deductions or losses. In particular, the tax on
                                                       excess inclusion income:

                                                       o      generally will not be reduced by losses from other
                                                              activities,

                                                       o      for a tax-exempt holder, will be treated as
                                                              unrelated business taxable income, and

                                                       o      for a foreign holder, will not qualify for any
                                                              exemption from withholding tax.

INDIVIDUALS, ESTATES, TRUSTS AND
CERTAIN PASS-THROUGH ENTITIES
SHOULD NOT INVEST IN REMIC
RESIDUAL CERTIFICATES..................................The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual
                                                       interest in the REMIC. However, individuals will only be
                                                       able to deduct these expenses as miscellaneous itemized
                                                       deductions, which are subject to numerous restrictions and limitations under the Code.  Therefore, the certificates
                                                       that are residual interests generally are not appropriate
                                                       investments for:

                                                       o      individuals,

                                                       o      estates,

                                                       o      trusts beneficially owned by any individual or
                                                              estate, and

                                                       o      pass-through entities having any individual, estate
                                                              or trust as a shareholder, member or partner.

                                                       In addition, the REMIC residual certificates will be
                                                       subject to numerous transfer restrictions. These
                                                       restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate
                                                       otherwise in the related prospectus supplement, you will
                                                       not be able to transfer a REMIC residual certificate to a
                                                       foreign person under the Code or to an entity treated as a partnership under the Code, unless all of its beneficial
                                                       owners are United States persons.

                                                       See "Federal Income Tax Consequences - Taxation of Holders
                                                       of Residual Interest Securities."

THE PRINCIPAL AMOUNT OF
SECURITIES MAY EXCEED THE
MARKET VALUE OF THE TRUST
FUND ASSETS..........................................  The market value of the assets relating to a series of securities at any time may be less than the principal
                                                       amount of the securities of that series then outstanding,
                                                       plus accrued interest. After an event of default and a
                                                       sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related
                                                       prospectus supplement generally will be entitled to
                                                       receive the proceeds of that sale to the extent of unpaid
                                                       fees and other amounts owing to them under the related
                                                       transaction documents before any distributions to
                                                       securityholders. Upon any such sale, the proceeds may be
                                                       insufficient to pay in full the principal of and interest
                                                       on the securities of the related series.

DERIVATIVE TRANSACTIONS..............................  A trust fund may enter into privately negotiated, over-the-counter hedging transactions with various
                                                       counterparties for the purpose of effectively fixing the
                                                       interest rate it pays on one or more borrowings or series
                                                       of borrowings These transactions may include such
                                                       instruments as interest rate and securities-based swaps,
                                                       caps, collars and floors, and are referred to as
                                                       derivative transactions.

     CREDIT RISKS....................................  If a trust fund enters into derivative transactions, it is expected to do so with banks, financial institutions and
                                                       recognized dealers in derivative transactions. Entering
                                                       into a derivative transaction directly with a counterparty subjects a trust fund to the credit risk that the
                                                       counterparty may default on its obligation to the trust
                                                       fund. By contrast, in transactions done through exchange
                                                       markets, credit risk is reduced by the collection of
                                                       variation margin and by the interposition of a clearing
                                                       organization as the guarantor of all transactions.
                                                       Clearing organizations transform the credit risk of
                                                       individual counterparties into the more remote risk of the failure of the clearing organization. In addition, the
                                                       financial integrity of over-the-counter derivative
                                                       transactions is generally unsupported by other regulatory
                                                       or self-regulatory protections such as margin
                                                       requirements, capital requirements, or financial
                                                       compliance programs. Therefore, the risk of default is
                                                       much greater in an over-the-counter, privately negotiated
                                                       derivative transaction than in an exchange-traded
                                                       transaction. In the case of a default, the related trust
                                                       fund will be limited to contractual remedies under the
                                                       agreements governing that derivative transaction. These
                                                       remedies may be limited by bankruptcy, insolvency or
                                                       similar laws.

     LEGAL ENFORCEABILITY RISKS......................   Privately negotiated, over-the-counter derivative
                                                       transactions also may subject a trust fund to the
                                                       following risks:

                                                       o      if the counterparty does not have the legal
                                                              capacity to enter into or perform its obligations
                                                              under the transaction, the transaction would be
                                                              unenforceable,

                                                       o      if a court or regulatory body ruled that classes of
                                                              derivative transactions were unlawful or not in
                                                              compliance with applicable laws or regulations,
                                                              those transactions would be invalid and
                                                              unenforceable, or

                                                       o      if new legislation changed the legal, regulatory or
                                                              tax status of derivative transactions, those
                                                              changes might be detrimental to the related trust
                                                              fund's interests.

     BASIS RISK......................................  Using derivative transactions successfully depends upon the ability to predict movements of securities or interest rate markets. There might be an imperfect correlation, or
                                                       even no correlation, between price movements of a
                                                       derivative transaction and price movements of the
                                                       investments or instruments being hedged. If a trust fund
                                                       enters into derivative transactions at the wrong time, or
                                                       if market conditions are not predicted accurately, the
                                                       derivative transaction may result in a substantial loss to that trust fund and the related securityholders.

                                                       Certain capitalized terms are used in this prospectus to
                                                       assist you in understanding the terms of the securities.
                                                       The capitalized terms used in this prospectus are defined
                                                       on the pages indicated under the caption "Index of
                                                       Principal Terms" beginning on page 142.

                                 THE TRUST FUND

GENERAL

            The certificates of each series will represent interests in the assets of a trust fund. The notes of each series will be secured by a pledge of the assets of the related trust fund. The trustee will hold the trust fund for each series for the benefit of the related securityholders. Each trust fund will consist of the related trust fund assets (the "TRUST FUND ASSETS"), which include a pool of loans specified in the related prospectus supplement together with payments relating to those loans, or other mortgage pass-through certificates or collateralized mortgage obligations ("MORTGAGE-BACKED SECURITIES") evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans, as specified in the related prospectus supplement.(1) Unless the related prospectus supplement provides otherwise, the pool will be created on the first day of the month of issuance of the related series of securities. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Trust Fund Assets that a trust fund will consist of, but if it does not, the Trust Fund Assets of any trust fund will consist of loans or Mortgage-Backed Securities, but not a combination of them.

         The depositor will acquire the Trust Fund Assets (either directly or through affiliates) from originators or sellers that may be affiliates of the depositor. The depositor will then convey the Trust Fund Assets without recourse to the related trust fund. Loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified in this prospectus under "Loan Program-Underwriting Standards" or as otherwise described in the related prospectus supplement.

         The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to:

         o a pooling and servicing agreement among the depositor, the master servicer and the trustee, in the case of a series consisting of certificates,

         o a master servicing agreement between the trustee and the master servicer, in the case of a series consisting of certificates and notes, or

         o a sale and servicing agreement among the depositor, the master servicer and the trustee, in the case of a series consisting of notes.

         The master servicer will receive a fee for its services. See "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

-----------
(1) Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. The term pass-through rate will refer to the pass-through rate borne by the certificates, and the term interest rate will refer to the interest rate borne by the notes, as applicable, of one specific series. The term trust fund will refer to one specific trust fund.


         In the case of a series consisting of certificates, the term "AGREEMENT" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "AGREEMENT" means the related trust agreement, indenture and master servicing agreement, as the context requires. In the case of a series consisting of notes, the term "AGREEMENT" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

         If specified in the related prospectus supplement, a trust fund for a series may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

         Before the initial offering of a series of securities, the trust fund for that series will have no assets or liabilities. The trust fund for a series is not expected to engage in any activities other than:

         o acquiring, holding and managing the related Trust Fund Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

         o        issuing securities and making distributions on them, and

         o        certain other related activities.

         The trust fund for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

         The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Trust Fund Assets." The master servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as described in this prospectus under "Loan Program-Representations by Sellers; Repurchases" and "The Agreements-Sub-Servicing By Sellers" and "-Assignment of the Trust Fund Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The master servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

         The following is a brief description of the assets expected to be included in the trust funds. If specific information about the Trust Fund Assets is not known when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A maximum of 10% of the Trust Fund Assets as they will be constituted at the time that the applicable detailed description of Trust Fund Assets is filed will deviate in any material respect from the Trust Fund Asset pool characteristics described in the related prospectus supplement (other than the aggregate number or amount of loans). A copy of the agreement with respect to each series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series as of the cut-off date will be delivered to the trustee upon delivery of the securities and such schedule may be updated and supplemented from time to time in the case of a series that is subject to a revolving period during which additional loans may be placed in the trust fund.

THE LOANS

         GENERAL. Loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

         The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the loans in a mortgage pool will be due, but if it does not, all the loans in a pool will have payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The related prospectus supplement will describe the payment terms of the loans to be included in a trust fund. The payment terms may include any of the following features, any combination of these features, or other features:

         o Interest may be payable at a fixed rate, a rate that adjusts from time to time in relation to a specified index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a loan as described more fully in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "LOAN RATE") for a period of time or for the life of the loan; the amount of any difference may be contributed by the seller of the property or by another source.

         o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate, or may not be amortized during all or a portion of the original term. Payment (referred to as a "BALLOON PAYMENT") of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o Payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest-only. The terms of a loan may include limits on periodic increases or decreases in the amount of payments and may include maximum or minimum amounts of payments.

         o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods (called lockout periods). Certain loans may permit prepayments after expiration of the applicable lockout period, and may impose a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         A trust fund may contain buydown loans. In a buydown loan, a third party partially subsidizes monthly payments of the mortgagor during the early years of the loan. The difference is made up from a buydown fund contributed by the third party at the time the loan is originated. The amount of the buydown fund will equal either the discounted value or the full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the loan at the time the master servicer receives the mortgagor's portion of a monthly payment. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund, combined with the monthly payment received from the mortgagor, equals the scheduled monthly payment on the loan. A buydown plan assumes that the mortgagor's income will increase during the buydown period so that the mortgagor will be able to make the full mortgage payments at the end of the buydown period. If the mortgagor's income does not increase, the mortgagor might default on its buydown loan. If a trust fund contains buydown loans, the related prospectus supplement will describe any limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate, and on the length of the buydown period.

         The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "PROPERTIES" and are individually referred to as a "PROPERTY." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

         The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

         SINGLE FAMILY LOANS. The properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will be at least as long as the stated term of the loan.

         MULTIFAMILY LOANS. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

         MIXED-USE LOANS. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

         CLOSED-END SECOND-LIEN LOANS. The properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         HOME EQUITY LINE OF CREDIT LOANS. The properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Trust Fund Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         LOT LOANS. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such parcel and construction loans which convert into permanent loans upon the completion of construction.

         HOME IMPROVEMENT CONTRACTS. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

         ADDITIONAL INFORMATION. Each prospectus supplement will contain information about the loans in the related pool, as of the date of the prospectus supplement and to the extent then known to the depositor. This information will include:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series or any other date referred to in the related prospectus supplement as a cut-off date,

         o the type of property securing the loans (e.g., single family residences, individual units in condominium apartment buildings, small multi-family properties, or other real property or home improvements),

         o        the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of any of the loans,

         o the earliest origination date and latest maturity date of any of the loans,

         o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans,

         o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

         o        the maximum and minimum per annum Loan Rates, and

         o        the geographical distribution of the loans.

If the depositor does not know specific information about the loans when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in the detailed description of Trust Fund Assets.

         Unless otherwise specified in the related prospectus supplement, the "LOAN-TO-VALUE RATIO" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

         Unless otherwise specified in the related prospectus supplement, the "COMBINED LOAN-TO-VALUE RATIO" of a loan at any given time is the ratio, expressed as a percentage, of

         (x) the sum of

         o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

         o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

         (y) the collateral value of the related Property.

         The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

         o        the sales price for the property, or

         o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

         Properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any primary or secondary financing on the related properties, as applicable, become equal to or greater than the value of the properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain mortgagors from making timely payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the related series.

MORTGAGE-BACKED SECURITIES

            Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of loans or collateralized mortgage obligations secured by loans. Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain loans. Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying loans will have entered into a pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the loans underlying the Mortgage-Backed Securities. Loans underlying Mortgage-Backed Securities will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

            The issuer of the Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to trusts and selling beneficial interests in such trusts. If so specified in the related prospectus supplement, the issuer of Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the loans underlying the Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Mortgage-Backed Securities themselves will not be so guaranteed.

            Distributions of principal and interest will be made on the Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

            The loans underlying the Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, revolving loans, buydown loans, adjustable rate loans or loans having balloon or other special payment features. The loans may be secured by a single family property, multifamily property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes Mortgage-Backed Securities will specify:

         o the aggregate approximate principal amount and type of the Mortgage-Backed Securities to be included in the trust fund;

         o certain characteristics of the loans that comprise the underlying assets for the Mortgage-Backed Securities, including (w) the payment features of the loans, (x) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (y) the servicing fee or range of servicing fees with respect to the loans and (z) the minimum and maximum stated maturities of the underlying loans at origination;

         o the maximum original term-to-stated maturity of the Mortgage-Backed Securities;

         o the weighted average term-to stated maturity of the Mortgage-Backed Securities;

         o        the pass-through or certificate rate of the Mortgage-Backed
                  Securities;

         o the weighted average pass-through or certificate rate of the Mortgage-Backed Securities;

         o the issuer of Mortgage-Backed Securities, the private servicer (if other than the issuer of Mortgage-Backed Securities) and the private trustee for the Mortgage-Backed Securities;

         o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Mortgage-Backed Securities or to the Mortgage-Backed Securities themselves;

         o the terms on which the underlying loans for the Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Mortgage-Backed Securities; and

         o the terms on which loans may be substituted for those originally underlying the Mortgage-Backed Securities.

            Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended, or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended.

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted upon breaches of representations and warranties with respect to any original Trust Fund Asset or if the trustee determines that the documentation with respect to any Trust Fund Asset is incomplete. See "Loan Program-Representations by Sellers; Repurchases." The related prospectus supplement generally will specify the period during which substitution will be permitted.

AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.

         This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

         The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity.

REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the trust fund will be forwarded to securityholders. Such reports, however, will neither be examined nor reported on by an independent public accountant. See "Description of the Securities-Reports to Securityholders."

                                 USE OF PROCEEDS

         The depositor will use the net proceeds from the sale of the securities to purchase Trust Fund Assets or will use those proceeds for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         IndyMac ABS, Inc., a Delaware corporation, was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The depositor will have purchased the loans, either directly or through affiliates, from various sellers. The applicable prospectus supplement may specify other underwriting criteria used in originating the loans, but if it does not, the loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified below under "-Underwriting Standards."

UNDERWRITING STANDARDS

         The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards for the loans generally will follow the guidelines described below. However, the applicable prospectus supplement may provide additional information regarding underwriting standards used by the sellers or the originators for particular types of loans which may differ from the underwriting standards described below.

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and ability to repay, as well as the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application that will supply the underwriting officer with pertinent credit information, including the principal balance and payment history with respect to any senior mortgage. Unless otherwise specified in the related prospectus supplement, the related seller will verify the credit information supplied by the borrower. The borrower generally must provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report summarizing the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer). The employment verification specifies the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing. The scope and detail of an appraisal may be limited to a query to a third party valuation service or may be broader and more detailed. At most, the appraiser may be required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal may be based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

         The maximum loan amount will vary depending on a borrower's credit grade and loan program but will not generally exceed $3,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. As specified in the related prospectus supplement, compensating factors may include low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of any underlying first loan.

         Each seller's underwriting standards will generally permit loans with Loan-to-Value Ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with Loan-to-Value Ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I Loans.

         In those cases where the seller obtains the employment, credit and property information, the seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to make payments on the loan in addition to any other monthly credit obligations. The "DEBT-TO-INCOME RATIO" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending on a borrower's credit grade and loan program. Variations in the debt-to-income ratio limit will be permitted based on any compensating factors specified in the related prospectus supplement.

         In the case of a loan secured by a leasehold interest in real property the title to which is held by a third party lessor, the seller will (unless otherwise specified in the related prospectus supplement) represent and warrant, among other things, that the stated term of the lease is at least as long as the stated term on the loan.

         Some of the loans that may be included in a trust fund are types of loans that have been developed recently and may involve additional uncertainties not present in traditional types of loans. For example, some loans may provide for escalating or variable payments by the borrower. These loans are underwritten based on a judgment that the borrowers are able to make the initial monthly payments. In some cases, a borrower's income may not be sufficient for the borrower to continue to make loan payments as the payments increase. These loans may also be underwritten primarily based on Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

         Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related prospectus supplement, each seller also must be:

         o a seller/servicer approved by either the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), and

         o a mortgagee approved by HUD or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each seller will have made representations and warranties in respect of the loans sold by it and evidenced by all, or a part, of a series of securities. These representations and warranties generally will include, among other things:

         o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at the origination of each loan (other than cooperative loans and certain closed-end second-lien and home equity line of credit loans), and that each policy (or certificate of title, as applicable) remained in effect on the date the loan was purchased from the seller by or on behalf of the depositor;

         o that the seller had good title to each loan and that the loan was not subject to any valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

         o that each loan (other than cooperative loans) constituted a valid lien on, or a perfected security interest in, the Property (subject only to any permissible disclosed liens, any applicable title insurance exceptions, any applicable liens of nondelinquent current real property taxes and assessments, any applicable liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, any applicable liens for common charges, and certain other exceptions described in the applicable agreement);

         o that each home equity line of credit loan was generated under a credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws;

         o that there were no delinquent tax or assessment liens against the Property;

         o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

         o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If specified in the related prospectus supplement, the seller's representations and warranties in respect of a loan will be made as of the date on which the seller sold the loan to the depositor or one of its affiliates, instead of as of the cut-off date. In that case, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Because the seller's representations and warranties do not include events occurring after the sale, the seller's repurchase obligation (described in the next paragraph) will not apply if an event that would otherwise have triggered the obligation occurs after the sale date. However, the depositor will not include any loan in a trust fund if the depositor has reason to believe that the seller's representations and warranties in respect of that loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

         The master servicer (or the trustee, if the master servicer is also the seller) will promptly notify the applicable seller of any breach of its representations and warranties in respect of a loan that materially and adversely affects the securityholders' interests in that loan. If the seller cannot cure the breach on or before the business day after the first determination date (as defined in the related prospectus supplement) that is more than 90 days after the seller receives notice from the master servicer or the trustee, as the case may be, the seller will be obligated either:

         o to repurchase the loan from the trust fund at a price (the "PURCHASE PRICE") equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest thereon at the Loan Rate, up to the scheduled monthly payment date for the loan in the month following the month of repurchase (less any advances or amount payable as related servicing compensation if the seller is the master servicer), or

         o to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement; provided, however, that the seller will not be obligated to make any repurchase or substitution (or cure a breach) if the breach constitutes fraud in the origination of the affected loan and the seller did not have knowledge of the fraud.

If a REMIC election is to be made with respect to a trust fund, unless otherwise specified in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax in connection with any repurchase or substitution. In addition, the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities-General" in this prospectus. Except where the master servicer is also the seller, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders , acting in its good faith business judgment as if it were the owner of the loan. This obligation to repurchase or substitute will constitute the sole remedy available to securityholders or the trustee for a seller's breach of representations and warranties.

         Neither the depositor nor the master servicer (unless the master servicer is a seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so. No assurance can be given that sellers will fulfill their repurchase or substitution obligations.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued and serviced pursuant to a separate pooling and servicing agreement among the depositor, the master servicer and the trustee. Two forms of pooling and servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee for that series, and the related loans will be serviced by the master servicer pursuant to a sale and servicing agreement. A form of indenture and a form of sale and servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each series of such securities will be issued and serviced pursuant to a separate master servicing agreement. Each agreement will be dated as of the related cut-off date. The provisions of each agreement will vary depending on the nature of the securities to be issued under it and the nature of the related trust fund. The following summaries of the material provisions that may appear in each agreement are subject to, and are qualified in their entirety by reference to, all the provisions of the agreements for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing.

GENERAL

         The securities of each series will be issued either in book-entry or fully registered form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related trust fund. In the case of notes, the securities will be secured by the assets of the related trust fund. The securities will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. Unless otherwise specified in the related prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured, as specified in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o the Trust Fund Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest, including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date));

         o the assets required to be deposited in the related Security Account from time to time, as described under "The Agreements-Payments on Loans; Deposits to Security Account";

         o property that secured a loan and is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, and

         o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

         If specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the related Trust Fund Assets. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made

         o        before distributions on one or more other classes,

         o        after the occurrence of specified events,

         o        in accordance with a schedule or formula, or

         o based on collections from designated portions of the related Trust Fund Assets,

in each case as specified in the related prospectus supplement. The timing and amount of these distributions may vary among classes or over time, as specified in the related prospectus supplement.

         The trustee will make distributions of principal and interest (or, where applicable, principal only or interest only) on the related securities on each applicable distribution date in proportion to the percentages specified in the related prospectus supplement. Distributions may be made monthly, quarterly, semi-annually or at other intervals and on the dates specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of securities by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "CODE"), may result in "prohibited transactions" within the meaning of ERISA and the Code, or may subject the trustee, the master servicer or the depositor to obligations or liabilities in addition to those undertaken in the related agreement. See "ERISA Considerations" in this prospectus. Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of securities of those classes will not be registered unless the transferee

         o represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement, or

         o provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.

         As to each series, an election may be made to treat the related trust fund or designated portions of it as a "real estate mortgage investment conduit" or REMIC, as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series for which a REMIC election is made, the master servicer or a holder of the related residual interest or ownership interest, respectively, will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate or ownership interest.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus. Various methods that may be used in determining the amount of distributions on the securities of a series are described in the following paragraphs. Each prospectus supplement will describe in detail the method for determining the amount of distributions on the securities of that series.

         The trustee will make distributions of principal and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve account. Each prospectus supplement will describe how distributions of principal and interest will be applied to the related securities on each distribution date. Each prospectus supplement will also describe the method of allocating distributions among securities of a particular class.

         AVAILABLE FUNDS. All distributions on the securities of each series on each distribution date will be made from the "Available Funds," as described in the related prospectus supplement and the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

         DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "CLASS SECURITY BALANCE") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be fixed or adjustable, as specified in the related prospectus supplement), from the date and for the periods specified in that prospectus supplement. If funds are available, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities on which interest accrues but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero, or for the period specified in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

         With respect to a class of accrual securities, any interest that has accrued but is not paid on any distribution date will be added to the Class Security Balance of that class on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will begin only after the occurrence of the events specified in the related prospectus supplement. Before that time, the beneficial ownership interest in the trust fund (or the principal balance, as applicable) of a class of accrual securities, as reflected in its Class Security Balance, will increase on each distribution date by the amount of interest that accrued on the class during the preceding interest accrual period but was not distributed on that distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The related prospectus supplement will specify the method of calculating the amount of principal to be distributed on the securities on each distribution date and the manner of allocating it among the classes of securities entitled to distributions of principal. The Class Security Balance of any class entitled to distributions of principal generally will be the original Class Security Balance of that class, reduced by all distributions reported to the holders of that class as allocable to principal and,

         o in the case of accrual securities, increased by all interest accrued but not then distributable on those securities and

         o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

         If specified in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal payments received from borrowers in advance of their scheduled due dates and not accompanied by amounts representing scheduled interest due after the month of those payments, in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of certain classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by those other securities. See "Credit Enhancement-Subordination" in this prospectus.

         UNSCHEDULED DISTRIBUTIONS. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the related prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the next distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distribution will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at any applicable pass-through rate or interest rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

         To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of interest and principal that were delinquent on the related determination date and were otherwise not advanced by any sub-servicer, subject to the master servicer's determination that the advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will try to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If the master servicer makes advances from funds in a Security Account, the master servicer will replace the funds on or before the next distribution date if the funds in that Security Account on that distribution date would be less than the amount required for distributions to securityholders on that date. Any advances will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. If specified in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described under "Credit Enhancement" in this prospectus and the related prospectus supplement.

         In the event that the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

MANDATORY AUCTION

         The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

REPORTS TO SECURITYHOLDERS

         The applicable prospectus supplement may specify different items to be reported, but if it does not, the master servicer or the trustee will furnish to each related securityholder of record, either before or concurrently with each distribution on a distribution date, a statement including, to the extent applicable to that series:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if specified in the related prospectus supplement, prepayment penalties;

         o        the amount of the distribution allocable to interest;

         o        the amount of any advance;

         o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date and the aggregate amount withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that Distribution Date;

         o the percentage of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the loans, if any, that each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o        the number and aggregate principal balances of loans

                  o delinquent but not in foreclosure 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, and

                  o in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days,

         in each case as of the close of business on the last day of the calendar month preceding that distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, expected to apply to any class on the next distribution date for that class;

         o the amount remaining in any reserve account at the close of business on the distribution date;

         o the pass-through rate or interest rate, as applicable, as of the day before the preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the applicable class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include other information similar to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year:

         o a report containing the aggregate of the amounts referred to in items (i) and (ii) above for that calendar year (or, if that person was a securityholder of record during a portion of the calendar year, for the applicable portion of that year, and

         o other customary information considered appropriate for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         In general, classes of securities fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.

CATEGORIES OF CLASSES                                                      DEFINITION
                                                                        PRINCIPAL TYPES

Accretion Directed...................................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion
                                                       directed class also may receive principal payments from
                                                       principal paid on the underlying Trust Fund Assets or
                                                       other assets of the trust fund for the related series.

Companion Class......................................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                                       made on specified planned principal classes, targeted
                                                       principal classes or scheduled principal classes.

Component Securities.................................  A class consisting of "components." The components of a class of component securities may have different principal and interest payment characteristics but together
                                                       constitute a single class. Each component of a class of
                                                       component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS........................  A class that, for the period of time specified in the related prospectus supplement, generally will not receive
                                                       (in other words, is locked out of) (1) principal
                                                       prepayments on the underlying Trust Fund Assets that are
                                                       allocated disproportionately to the senior securities
                                                       because of the shifting interest structure of the
                                                       securities in the trust and/or (2) scheduled principal
                                                       payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out
                                                       period, the portion of the principal distributions on the
                                                       underlying Trust Fund Assets that the NAS class is locked
                                                       out of will be distributed to the other classes of senior
                                                       securities.

Notional Amount Securities...........................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is
                                                       used for purposes of the determination of interest
                                                       distributions.

Planned Principal Class or PACs......................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived
                                                       by assuming two constant prepayment rates for the
                                                       underlying Trust Fund Assets. These two rates are the
                                                       endpoints for the "structuring range" for the planned
                                                       principal class. The planned principal classes in any
                                                       series of securities may be subdivided into different
                                                       categories (e.g., primary planned principal classes,
                                                       secondary planned principal classes, etc.) having
                                                       different effective structuring ranges and different
                                                       principal payment priorities. The structuring range for
                                                       the secondary planned principal classes of a series will
                                                       be narrower than that for the primary planned principal
                                                       classes of that series.

Scheduled Principal Class............................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is
                                                       not designated as a planned principal class or targeted
                                                       principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                                       Trust Fund Assets. These two rates are the endpoints for
                                                       the "structuring range" for the scheduled principal class.

Sequential Pay.......................................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive
                                                       payments of principal continuously from the first
                                                       Distribution Date on which they receive principal until
                                                       they are retired. A single class that receives principal
                                                       payments before or after all other classes in the same
                                                       series may be identified as a sequential pay class.

Strip................................................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets or other assets of the trust fund.

Support Class (also sometimes referred
to as "COMPANION CLASSES")...........................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                                       made on specified planned principal classes, targeted
                                                       principal classes or scheduled principal classes.

Targeted Principal Class or TACs.....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying
                                                       Trust Fund Assets.

                                                                       INTEREST TYPES

Fixed Rate...........................................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate........................................  A class with an interest rate that resets periodically based on a designated index and that varies directly with
                                                       changes in the index.

Inverse Floating Rate................................  A class with an interest rate that resets periodically based on a designated index and that varies inversely with changes in the index.

Variable Rate........................................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                                       interest applicable to specified assets or instruments
                                                       (e.g., the Loan Rates borne by the underlying loans).

Interest Only........................................  A class that receives some or all of the interest payments made on the underlying Trust Fund Assets or other assets
                                                       of the trust fund and little or no principal. Interest
                                                       only classes have either a nominal principal balance or a
                                                       notional amount. A nominal principal balance represents
                                                       actual principal that will be paid on the class. It is
                                                       referred to as nominal because it is extremely small
                                                       compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest
                                                       due on an interest only class that is not entitled to any
                                                       distributions of principal.

Principal Only.......................................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual......................................  A class that accretes a portion of the accrued interest on the class. The accreted amount will be added to the
                                                       principal balance of the class on each applicable
                                                       distribution date, with the remainder of the accrued
                                                       interest to be distributed currently as interest on the
                                                       class. The accretion may continue until a specified event
                                                       has occurred or until the partial accrual class is retired.

Accrual..............................................  A class that accretes all the accrued interest otherwise distributable on the class. The accreted amount will be
                                                       added as principal to the principal balance of the class on each applicable distribution date. The accretion may
                                                       continue until some specified event has occurred or until
                                                       the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBO METHOD

         If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

         Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

         Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under "LIBO Method."

         The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

         The calculation agent's determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

         The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

PRIME RATE

         The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

         If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions typically involve an interest-rate swap agreement between two parties to exchange payments of interest based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a notional principal amount for a specified period of time.

         Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

BOOK-ENTRY REGISTRATION OF SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

         o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

         o indirectly through organizations that are participants in these systems.

         Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

         Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

         Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

         Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

         Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("MORGAN"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

         Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

         The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

         o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

         o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

         o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         The master servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or other method of credit enhancement described in the related prospectus supplement, or any combination of these forms. Unless otherwise specified in the related prospectus supplement, credit enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

         If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

         In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

         With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

LETTER OF CREDIT

         Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

         o        the loans on the related cut-off date, or

         o        one or more classes of securities.

         If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

         o        paying administrative expenses, or

         o establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

         These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If specified in the related prospectus supplement, a copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

OVER-COLLATERALIZATION

         If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Trust Fund Assets in the related trust fund.

         If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.


RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

         The reserve account for a series will be funded by:

         o a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related prospectus supplement,

         o a deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

         o any other manner specified in the related prospectus supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

         Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool. The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the master servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

         The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

DEPOSIT AGREEMENTS

         If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

         o allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

         o allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

         As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may state that some loans provide for prepayment penalties or limit prepayments thereof, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

         The rate of prepayment on the loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first loans.

         A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans or home equity line of credit loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

         Collections on home equity line of credit loans may vary because, among other things, borrowers may:

         o make payments as low as the minimum monthly payment for any month,

         o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

         o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

         In addition, borrowers may fail to make the required periodic payments. Collections on the loans also may vary due to seasonal purchasing and borrowers' payment habits.

         The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional mortgage loans bearing comparable interest rates. If applicable, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause of a loan, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, such master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even if the properties underlying the loans held in the trust fund or securing Mortgage-Backed Securities provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the master servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

         Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

         State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the master servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the master servicer.

         If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying loans.

         Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See "The Agreements-Termination; Optional Termination."

         Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

         The following is a summary of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

ASSIGNMENT OF THE TRUST FUND ASSETS

         At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned or pledged to the trustee, without recourse, together with all principal and interest received (if the loans are sold based on actual principal balances) or scheduled to be received (if the loans are sold based on scheduled principal balances) by or on behalf of the depositor on or with respect to the loans after the cut-off date (other than any retained interest specified in the related prospectus supplement). Concurrently with the assignment or pledged, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as the Loan Rate or APR, the maturity of each loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

         Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan, multifamily loan, mixed-use loan or lot loan:

         o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

         o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

         o an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

         o any other security documents specified in the related prospectus supplement or agreement, including security documents relating to any senior interests in the property.

         The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

         For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

         o        the original security agreement,

         o        the proprietary lease or occupancy agreement,

         o        the recognition agreement,

         o        an executed financing agreement, and

         o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the master servicer will retain them.

         For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

         The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related loan, it will be obligated to:

         o        purchase the related loan from the trust fund at the Purchase
                  Price or,

         o if specified in the related prospectus supplement, replace the loan with another loan that meets specified requirements.

         There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the seller's obligation, the master servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the master servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to a trust fund for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the master servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

ASSIGNMENT OF MORTGAGE-BACKED SECURITIES

            The depositor will cause the Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security. Each Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON TRUST FUND ASSETS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained for each trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets (the "SECURITY ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be either

         o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

         o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), or

         o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

         o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

         The collateral eligible to secure amounts in the Security Account is limited to specified permitted investments. A Security Account may be maintained as an interest bearing account, or the funds held in it may be invested in specified permitted investments pending each succeeding distribution date. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, as long as it meets the criteria specified above.

         Unless otherwise indicated in the applicable prospectus supplement, the master servicer will deposit or cause to be deposited in the Security Account for each trust fund (to the extent applicable and unless the related prospectus supplement or agreement provides for a different deposit arrangement) the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest):

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation; all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items) incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage guaranty insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program-Representations by Sellers; Repurchases" or "The Agreements-Assignment of the Trust Fund Assets," and all proceeds of any loan repurchased as described under "The Agreements-Termination; Optional Termination";

         o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance";

         o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the Security Account pursuant to the applicable agreement.

         Unless otherwise indicated in the applicable prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

         o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

         o to reimburse the master servicer for advances; provided, however, that the right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and interest on the loan (or insurance proceeds or liquidation proceeds from the loan);

         o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

         o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in performing its servicing obligations; provided, however that the right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

         o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the applicable agreement;

         o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and to clear and terminate the Security Account upon termination of the applicable agreement.

         In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the master servicer will withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If specified in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

         In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "CAPITALIZED INTEREST ACCOUNT") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

         Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the other related agreements. Each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer. However, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

         All references in this prospectus and the related prospectus supplement to actions, rights or duties of the master servicer will be deemed to include any and all sub-servicers acting on the master servicer's behalf. The master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if it alone were servicing the loans, to the extent specified in the related prospectus supplement.

COLLECTION PROCEDURES

         The master servicer will make reasonable efforts to collect all payments called for under the loans. In addition, the master servicer will, consistent with each agreement and any pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for loans that are comparable to these loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and arrange with a borrower a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of that loan by a pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable. If the master servicer is obligated to make advances (or cause them to be made), the obligation will remain in effect during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulting loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or master servicing agreement, as applicable, may waive, modify or vary any term of that loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

         In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage guaranty insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if the loan is a loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." The terms of the related loan may not be changed in connection with any such assumption.

         With respect to any cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

         In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

THE SURETY PROVIDER

         The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, master servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).

HAZARD INSURANCE

         The related prospectus supplement may provide otherwise, but the master servicer generally will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which such property is located. The coverage will be in an amount that is at least equal to the lesser of

         o the maximum insurable value of the improvements securing the loan or

         o        the greater of

                  (1)      the outstanding principal balance of the loan and

                  (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

         All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in it but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, their basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause that in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Because the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on them decrease, and because improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

         If the property securing a defaulted loan is damaged and proceeds from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons described in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount withdrawn by the master servicer. Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery of insurance proceeds will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on it. See "Credit Enhancement."

         The proceeds from any liquidation of a loan will be applied in the following order of priority:

                  (1) to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

                  (2) to reimburse the master servicer for any unreimbursed advances with respect to the loan;

                  (3) to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

                  (4)      as a recovery of principal of the loan. (8)

REALIZATION UPON DEFAULTED LOANS

         PRIMARY MORTGAGE GUARANTY INSURANCE POLICIES. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage guaranty insurance policy with regard to each loan for which coverage is required. Primary mortgage guaranty insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any primary mortgage guaranty insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage guaranty insurance policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

         FHA INSURANCE; VA GUARANTIES. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans-Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no loan limits, requires no down payment from the purchaser and permits the guaranty of loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed loan depends upon the original principal amount of the loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

         The master servicer will, to the extent provided in the related prospectus supplement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. Certain other expenses may be borne by the related trust fund as specified in the related prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of loans or Mortgage-Backed Securities, or under servicing agreements substantially similar to each other (including the related agreement) was conducted in compliance with the agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of an officer of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement, sale and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

         Each agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except upon a determination that its duties under the agreement are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed for willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action that it deems necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the person is qualified to sell loans to, and service loans on behalf of, FNMA or FHLMC and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SALE AND SERVICING AGREEMENT; MASTER SERVICING AGREEMENT. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of:

         o any failure by the master servicer to distribute or cause to be distributed to securityholders or to remit to the trustee for distribution to securityholders any required payment which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities a class evidencing not less than 25% of the total distributions allocated to such class ("PERCENTAGE INTERESTS");

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified therein;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which failure materially affects the rights of securityholders and continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the master servicer under the agreement relating to the trust fund and in and to the related Trust Fund Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the agreement. Pending any appointment, the trustee is obligated to act as master servicer. The trustee and any successor to the master service may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         INDENTURE. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

         o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

         o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

         o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

         o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

         o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

         Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default.

AMENDMENT

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders:

         o        to cure any ambiguity or mistake;

         o to correct any defective provision in the agreement or to supplement any provision in the agreement which may be inconsistent with any other provision in it;

         o to conform the agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

         o to add to the duties of the depositor, the seller or the master servicer;

         o to add any other provisions with respect to matters or questions arising under the agreement;

         o to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement; or

         o to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement in order to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time.

         However, no action pursuant to the fifth, sixth and seventh bulleted items above may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required, however, if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

         In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent necessary or helpful to maintain the qualification of the related trust fund as a REMIC, avoid or minimize the risk of the imposition of any tax on the REMIC or to comply with any other provision of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk comply with any such requirement of the Code, as the case may be.

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of securities of the series evidencing not less than 66 2/3% of the aggregate percentage interests of each class adversely affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, that no such amendment may:

         o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security,

         o amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

         o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         POOLING AND SERVICING AGREEMENT. Generally, the obligations created by each pooling and servicing agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such agreement following the later of

         o the final payment of or other liquidation of the last of the Trust Fund Assets subject to it or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

         o the purchase by the master servicer or, if specified in the related prospectus supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the securities has been reduced to a specified level.

         Unless the related prospectus supplement provides otherwise, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the master servicer or the holder of a call right at a price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the master servicer or the other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

         In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

THE TRUSTEE

         The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

         o A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

         o A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property to the trustee to secure payment of the obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

         o A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

         The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.

         In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

         COOPERATIVES. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

         A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

FORECLOSURE AND REPOSSESSION

         DEED OF TRUST. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

         In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee's sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

         MORTGAGES. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee's right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

         Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

         Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.

         COOPERATIVE LOANS. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that if the tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject to the cooperative's right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

         Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

         In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the cooperative's right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

ENVIRONMENTAL RISKS

         Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

         CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all "responsible parties," including owners or operators. Under CERCLA and certain state laws, a secured lender may be liable as an "owner" or "operator," even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of "owner or operator" a secured creditor that holds indicia of ownership primarily to protect its security interest without "participating in the management" of the property. If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been inconsistent. In United States
v. Fleet Factors Corp (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

         Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset Conservation Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset Conservation Act, participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

         Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

RIGHTS OF REDEMPTION

         In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The right of redemption diminishes the lender's ability to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary's or mortgagee's right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.

         Some states provide exceptions to the anti-deficiency statutes in cases where the borrower's acts or omissions, such as waste of the property, have impaired the value of the lender's security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bids (or no bids) at the foreclosure sale.

         Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

         Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders' rights to enforce those clauses. For example, in 1978, the California Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to loans that were:

         o originated or assumed during the "window period" under the Garn-St Germain Act (which ended no later than October 15,
                  1982), and

         o originated by lenders other than national banks, federal savings institutions and federal credit unions.

         FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

         The Garn-St Germain Act "encourages" lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer's assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

PREPAYMENT CHARGES AND LATE PAYMENT FEES

         Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans for owner-occupied residential properties. Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

HOME IMPROVEMENT CONTRACTS

         GENERAL. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as "CONTRACTS"). The contracts generally are "chattel paper" or "purchase money security interests," each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund's ownership of the contracts and for other reasons. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by "self-help" repossession that is "peaceful" (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

         In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

         Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender's ability to repossess and resell collateral or enforce a deficiency judgment.

         CONSUMER PROTECTION LAWS. The so-called holder-in-due course rules of the Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract, and expose both the originators and the assignees of such contracts to monetary penalties.

INSTALLMENT CONTRACTS

         The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "LENDER") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "BORROWER") for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment contract. However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of that borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty) and who requests interest rate relief generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender's application. It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer's ability to foreclose on an affected loan during the borrower's period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

         If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

         The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

         In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:

         o pay all taxes and assessments on the property before they become delinquent,

         o pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

         o        provide and maintain fire insurance on the property,

         o maintain and repair the property and not commit or permit any waste of the property, and

         o appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the mortgage.

         Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

PRIORITY OF ADDITIONAL ADVANCES

         Most institutional lenders that make home equity line of credit loans use a form of credit line trust deed or mortgage containing a "future advance" clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

THE TITLE I PROGRAM

         GENERAL. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Loans eligible for FHA insurance under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property. Single family improvement loans are included in this category.

         A Title I Loan is originated using one of the following methods:

         o DIRECT LOAN. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the borrower's direction who does not have a financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

         o DEALER LOAN. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

         Loans insured under the Title I Program must have fixed interest rates. The lender can establish the interest rate, which must be recited in the note. The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. Multiple payment schedules may not be used. The note must permit full or partial prepayment of the loan without penalty, except that the borrower may be assessed reasonable and customary charges for recording a release of the lender's security interest in the property, if permitted by state law. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

         Late fees may be charged in accordance with state law. In the absence of state law, a late fee may be charged for a payment that is more than 15 days delinquent. Generally, in the absence of state law, the late fee may not exceed the lesser of 5% of each installment of principal and interest or $10 per installment. Payment of any late fee cannot be deducted from the monthly payment for principal and interest, but must be treated as an additional charge to the borrower. In lieu of late fees, the note may provide for interest to accrue on installments in arrears on a daily basis at the interest rate specified in the note.

         Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds. Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-borrower) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. All documentation supporting this determination and relating to the lender's review of the credit of the borrower and of any co-borrower or co-signer must be retained in the loan file. The lender must determine whether the borrower's income will be adequate to cover the loan payments as well as the borrower's other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it will promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount of a Title I Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

         To be eligible for a Title I Loan, the borrower must have:

         o at least a one-half interest in fee simple title to the real property, or

         o a lease of the property for a term expiring at least six months after the final maturity of the Title I Loan (if the borrower is a lessee, the borrower and all owners in fee simple must execute the mortgage or deed of trust), or

         o a recorded land installment contract for the purchase of the real property (if the borrower is purchasing the property under a land installment contract, the borrower, all owners in fee simple, and all intervening contract sellers must execute the mortgage or deed of trust).

         Any Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate. On a dealer loan, the inspection must be completed within 60 days after the date of disbursement. On a direct loan, the inspection must be completed within 60 days after receipt of the completion certificate, or as soon as the lender determines that the borrower is unwilling to cooperate in submitting the completion certificate. If the borrower will not cooperate in permitting an on-site inspection, the lender must report this fact to the FHA.

         FHA INSURANCE COVERAGE. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in each account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that loan to the insurance coverage reserve account for the applicable originating or purchasing lender The FHA charges a fee of 1.00% per annum of the net proceeds (the original balance) of any eligible loan that it receives and acknowledges. Generally, the FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

         The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

         o the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

         o the amount of insurance coverage attributable to insured loans that the lender sells.

         A lender's FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the Secretary of HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

         The lender may not sell, assign or otherwise transfer any insured loan or loan reported for insurance unless the transferee lender is qualified under a valid Title I contract of insurance. Nevertheless, a lender may pledge such a loan as collateral security under a trust agreement, or otherwise, in connection with a bona fide loan transaction. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available) equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after taking all reasonable and prudent measures to induce the borrower to bring the loan account current and after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will send a written notice to the borrower containing the following information:

         o a description of the obligation or security interest held by the lender;

         o a statement of the nature of the default and the amount due to the lender as unpaid principal and earned interest on the applicable note as of the date 30 days from the date of the notice;

         o a demand upon the borrower either to cure the default (by bringing the loan current or by refinancing the loan) or to agree to a modification agreement or a repayment plan, by not later than the date 30 days from the date of the notice;

         o a statement that if the borrower fails either to cure such default or to agree to a modification agreement or a repayment plan by the date 30 days from the date of the notice, then, as of the date 30 days from the date of the notice, the maturity of the loan is accelerated and full payment of all amounts due under the loan is required; and

         o a statement that if the default persists, the lender will report the default to an appropriate credit reporting agency.

         If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

         Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender's insurance contract. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

         Payment on an FHA insurance claim is made in an amount equal to the "claimable amount," which cannot exceed the amount of coverage in the lender's insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

         o the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

         o interest on the unpaid amount of the loan from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of 7.0%,

         o        uncollected court costs,

         o        attorney's fees up to $500, and

         o the cost of recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

         Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

         The federal laws that may apply to loans held in the trust fund include the following:

         o the Truth in Lending Act and its regulations, which (among other things) require that certain disclosures be provided to borrowers regarding the terms of their loans. For non-purchase money transactions secured by the borrower's principal dwelling, the borrower is entitled to a right to rescind the loan for up to three days after the consummation of the transaction;

         o the Home Ownership and Equity Protection Act and its regulations, and any state, county and municipal anti-predatory lending laws, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

         o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

         o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

         o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance, and require that certain disclosures relating to the acceptance or declination of the application be furnished to borrowers;

         o the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

         o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

         The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties and/or exercise a right to rescind the loan either against the originator or subsequent assignee. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

         Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Sidley Austin Brown & Wood LLP, and any other counsel identified in the applicable prospectus supplement, as applicable, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

         The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of five general types:

         o REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC provisions of the Code,

         o Notes representing indebtedness of an owner trust for federal income tax purposes,

         o Grantor trust certificates representing interests in a grantor trust fund as to which no REMIC election will be made,

         o Partnership certificates representing interests in a partnership trust fund which is treated as a partnership for federal income tax purposes, and

         o Debt certificates representing indebtedness of a partnership trust fund for federal income tax purposes.

         The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC regulations. The OID regulations under Sections 1271 to 1275 of the Code (the "OID REGULATIONS") do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

         Purchasers of the offered securities should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered securities. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered securities. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered securities should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered securities are advised to consult their tax advisors concerning the tax treatment of such certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the offered securities, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC certificates will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Effective on or after January 1, 2005, the American Jobs Creation Act of 2004 (the "JOBS ACT") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on such loans. Under the legislative history to the Jobs Act, a "reverse mortgage" is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only upon maturity of the loan and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Except as provided in the following sentence, the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

         The assets of the REMIC will include loans, payments on loans held prior to the distribution of these payments to the REMIC certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the loans, or whether these assets otherwise would receive the same treatment as the loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC regulations do provide, however, that cash received from payments on loans held pending distribution is considered part of the loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES. For a series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. A REMIC regular certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC regular certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a DE MINIMIS amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption (the "PREPAYMENT ASSUMPTION") be used for loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "COMMITTEE REPORT") indicates that the regulations will provide that the Prepayment Assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC regular certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC regular certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the DE MINIMIS original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

         An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate in future periods and (b) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         If a REMIC regular certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         MARKET DISCOUNT. A certificateholder that purchases a REMIC regular certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC regular certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC regular certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC regular certificate at a market discount in excess of a DE MINIMIS amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "Taxation of Owners of REMIC Regular Certificates--Premium" below.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

         (1)      on the basis of a constant yield method,

         (2) in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

         (3) in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

         Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

         PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC regular certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the loans or the certificate underlying the REMIC certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of the REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC regular certificates, whether or not offered by the prospectus, amortization of any premium on the loans, bad debt losses with respect to the loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or if a class of REMIC certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of the interests in the loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

         A loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC regular certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the DE MINIMIS rule and the adjustments for subsequent holders of these REMIC regular certificates will not apply.

         Issue premium is the excess of the issue price of a REMIC regular certificate over its stated redemption price. If a class of REMIC regular certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.

         Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Code. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC residual certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by the REMIC residual certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC residual certificateholders on these distributions and will be treated as gain from the sale of their REMIC residual certificates.

         The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates" Below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General" above.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.

         In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of

         (1) the daily portions of REMIC taxable income allocable to the REMIC residual certificate over

         (2) the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

         The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered to have significant value.

         For REMIC residual certificateholders, an excess inclusion:

         (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

         (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

         o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

         Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will be:

         o equal the cost of the REMIC regular certificate to the certificateholder,

         o increased by income reported by such certificateholder with respect to the REMIC regular certificate, including original issue discount and market discount income, and

         o reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium.

         The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC certificate will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC regular certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly- acquired asset.

         Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

         o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer and

         o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

         o residual interests in the entity are not held by disqualified organizations and

         o information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

         o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

For these purposes, a disqualified organization means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

         o        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

         o any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the Certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related pooling and servicing agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC residual certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC residual certificates.

         The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         The REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC regular certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates." GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of grantor trust certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of grantor trust fractional interest certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that grantor trust fractional interest certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         The assets constituting certain grantor trust funds may include buydown loans. The characterization of an investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, holders of grantor trust certificates should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a grantor trust fund that includes buydown loans.

         GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and income from the grantor trust certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from the amount distributable on the same certificate representing interest on the loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, the fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of grantor trust certificates with respect to each period on the distributions made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. grantor trust fractional interest certificates may be subject to those rules if (1) a class of grantor trust strip certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the loans for a series of grantor trust certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below.

         Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by the purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest.

         In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the grantor trust fractional interest certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the loans will not include any payments made in respect of any ownership interest in the loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the grantor trust fractional interest certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, for a particular holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a Prepayment Assumption is not used, then when a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a DE MINIMIS amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the loans, then that original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in loans issued with original issue discount.

         The original issue discount, if any, on the loans will equal the difference between the stated redemption price of the loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the loan. In general, the issue price of a loan will be the amount received by the borrower from the lender under the terms of the loan, less any points paid by the borrower, and the stated redemption price of a loan will equal its principal amount, unless the loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to loans in the series.

         A purchaser of a grantor trust fractional interest certificate that purchases the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the loans. However, the daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the loans. The adjusted issue price of a loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a loan at the beginning of any accrual period will equal the issue price of the loan, increased by the aggregate amount of original issue discount with respect to the loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a grantor trust fractional interest certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a loan is considered to have been purchased at a market discount, that is, in the case of a loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a DE MINIMIS amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any loan, to the payment of stated redemption price on the loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the loan as of the beginning of the accrual period, or (3) in the case of a loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a loan purchased at a discount in the secondary market.

         Because the loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

         It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, it is suggested that holders of grantor trust strip certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to the holder. The yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

         As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the grantor trust strip certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

         The accrual of income on the grantor trust strip certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument rather than an interest in discrete loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a grantor trust strip certificate is treated as an interest in discrete loans, or if the Prepayment Assumption is not used, then, when a loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that grantor trust strip certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the grantor trust strip certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a grantor trust strip certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a grantor trust strip certificate determines a projected payment schedule on which interest will accrue. Holders of grantor trust strip certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the grantor trust strip certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a grantor trust strip certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the loans. The holder of a grantor trust strip certificate would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to grantor trust strip certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis recognized on the sale or exchange of a grantor trust certificate by an investor who holds the grantor trust certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the grantor trust certificate.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a grantor trust fractional interest certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a grantor trust certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent such loans have not been converted to real property.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non- resident alien individual.
 PARTNERSHIP TRUST FUNDS

         CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of partnership certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the partnership certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

         CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For federal income tax purposes,

         (1) Partnership certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

         (2) Partnership certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on partnership certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the partnership trust fund based on capital accounts; and

         (3) Partnership certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

         TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

         TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the partnership trust fund, the partnership certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of partnership certificates have certain features characteristic of debt, the partnership certificates might be considered debt of the depositor or the partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the partnership certificates as equity in a partnership. The following discussion assumes that the partnership certificates represent equity interests in a partnership.

         PARTNERSHIP TAXATION. As a partnership, the partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the partnership trust fund. It is anticipated that the partnership trust fund's income will consist primarily of interest earned on the loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Ruled Do Not Apply", "--Market Discount" and "--Premium", and any gain upon collection or disposition of loans. The partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the partnership certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the partnership certificates but not yet distributed; (2) any partnership trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the partnership certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the partnership trust fund of premium on loans that corresponds to any excess of the issue price of partnership certificates over their principal amount. All remaining taxable income of the partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the partnership certificates on the accrual basis and certificateholders may become liable for taxes on partnership trust fund income even if they have not received cash from the partnership trust fund to pay these taxes.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

         A share of expenses of the partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the partnership trust fund.

         Discount income or premium amortization with respect to each loan would be calculated in a manner similar to the description under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all loans held by the partnership trust fund rather than on a loan-by-loan basis. If the IRS were to require that these calculations be made separately for each loan, the partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the loans will have been issued with original issue discount and, therefore, the partnership trust fund should not have original issue discount income. However, the purchase price paid by the partnership trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a loan-by-loan basis. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" and "Premium."

         If the partnership trust fund acquires the loans at a market discount or premium, the partnership trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a partnership trust fund, the old partnership, to a new partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of partnership certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership certificates sold. A certificateholder's tax basis in a partnership certificate will generally equal the holder's cost increased by the holder's share of partnership trust fund income includible in income and decreased by any distributions received with respect to the partnership certificate. In addition, both the tax basis in the partnership certificates and the amount realized on a sale of a partnership certificate would include the holder's share of any liabilities of the partnership trust fund. A holder acquiring partnership certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such partnership certificates, and, upon sale or other disposition of some of the partnership certificates, allocate a portion of the aggregate tax basis to the partnership certificates sold, rather than maintaining a separate tax basis in each partnership certificate for purposes of computing gain or loss on a sale of that partnership certificate.

         Any gain on the sale of a partnership certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the partnership trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the partnership certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of partnership certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing partnership certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the partnership certificate exceeds the adjusted basis of the certificateholder's interest in the partnership certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

         SECTION 754 ELECTION. In the event that a certificateholder sells its partnership certificates at a profit, the purchasing certificateholder will have a higher basis in the partnership certificates than the selling certificateholder had. An opposite result will follow if the partnership certificate is sold at a loss. The tax basis of the partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of partnership trust fund income than would be appropriate based on their own purchase price for partnership certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the partnership trust fund and will report each certificateholder's allocable share of items of partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the partnership certificates. Generally, holders must file tax returns that are consistent with the information return filed by the partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds partnership certificates as a nominee at any time during a calendar year is required to furnish the partnership trust fund with a statement containing information on the nominee, the beneficial owners and the partnership certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to partnership certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold partnership certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of partnership certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the partnership trust fund. The information referred to above for any calendar year must be furnished to the partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the partnership trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the partnership trust fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the partnership trust fund would be engaged in a trade or business in the United States for these purposes, unless the trustee was to receive an opinion of counsel that the partnership trust fund was not so engaged, it is possible the trustee may withhold as if it were so engaged in order to protect the partnership trust fund from possible adverse consequences of a failure to withhold. If so, the trustee would withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the partnership trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the partnership trust fund, taking the position that no taxes were due because the partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP Withholding. Distributions made on the partnership certificates and proceeds from the sale of the partnership certificates will be subject to a backup withholding tax under Section 3406 of the Code if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC certificates, notes, grantor trust certificates and partnership certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "PLANS") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation (the "PLAN ASSETS REGULATION"), the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, and, in the case of fiduciaries, the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. The prospectus supplement with respect to a series of securities will indicate the expected treatment of that series under the Plan Assets Regulation.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving plan assets and persons ("PARTIES IN INTEREST") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed plan assets of each Plan that purchases equity securities, an investment in the equity securities by a Plan might result in a prohibited transaction under ERISA Sections 406 and 407 and that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

         The DOL has granted to certain underwriters individual administrative exemptions (the "UNDERWRITER EXEMPTIONS") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions and underwritten or placed by that underwriter or underwritten by a syndicate managed or co-managed by the underwriter.

         Although each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

                  (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interest evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities issued by the entity unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a "DESIGNATED TRANSACTION");

                  (3) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), or Fitch, Inc. ("Fitch") (each, a "RATING AGENCY");

                  (4) the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

                  (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

                  (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

         If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are "residential," or "home equity" loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

         The Underwriter Exemptions permit interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a "swap" or "swap agreement", is a permitted trust fund asset if it:

                  (a)      is an "eligible swap;"

                  (b)      is with an "eligible counterparty;"

                  (c) affects only classes of securities that may be purchased by a Plan, only if it is a "qualified plan investor;"

                  (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap;" and

                  (e) permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which:

                  (a)      is denominated in U.S. dollars;

                  (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate");

                  (c)      has a notional amount that does not exceed either:

                                    (1) the principal balance of the class of securities to which the swap relates; or

                                    (2) the portion of the principal balance of that class represented by obligations ("allowable notional amount");

                  (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

                  (e) has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

                  (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "qualified plan investor" is a plan where the decision to buy the class of securities to which the swap relates is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

                  (a) a "qualified professional asset manager," or QPAM, under PTCE 84-14;

                  (b)      an "in-house asset manager" under PTCE 96-23; or

                  (c) has total assets, both plan and non-plan, under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

                  (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

                  (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

         In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's Exemptions will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

         In "non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

                  (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

                  (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

                  (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement," or EYS Agreement, is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund. If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:

                  (a)      it is denominated in U.S. dollars;

                  (b)      it pays an allowable interest rate;

                  (c)      it is not leveraged;

                  (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

                  (e) it is entered into between the trust fund and an eligible counterparty; and

                  (f)      it has an allowable notional amount.

         The trust fund must also meet the following requirements:

                  (i) the corpus of the investment pool must consist solely of assets of the type that have been included in other investment pools;

                  (ii) securities in such other investment pools must have been rated in one of the three highest rating categories, (four in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

                  (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity holding receivables on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which Plans have invested and at least fifty percent (50%) of the securities in the aggregate are acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more entities containing assets sold or serviced by the same entity. The Underwriter Exemptions provide only limited relief to Plans sponsored by the Seller, any Underwriter, the trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to an eligible swap held in the trust fund and any affiliate of such parties (the "RESTRICTED Group").

         The Underwriter Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing pass-through securities. Loans or other secured receivables supporting payments to security-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date (the "PRE-FUNDING PERIOD") instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

         The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, it will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had acquired the security when it has an investment-grade rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriters Exemption other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met.

         The Prospectus Supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of that product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o by placement directly by the depositor with institutional investors.

         A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

         o the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or

         o the method of determining the price at which the underwriters will sell the securities.

         Each prospectus supplement for an underwritten offering will also describe the underwriters' obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

         If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

         The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by (i) Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 or (iii) any other counsel identified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

             INDEX OF PRINCIPAL TERMS

APR...............................................
Asset Conservation Act............................
BIF...............................................
Capitalized Interest Account......................
CERCLA............................................
Class Security Balance............................
Code..............................................
Credit Enhancement................................
DOL...............................................
DTC...............................................
Eleventh District.................................
ERISA.............................................
FDIC..............................................
FHA...............................................
FHLBSF............................................
FHLMC.............................................
Fitch.............................................
FNMA..............................................
Loan Rate.........................................
Morgan............................................
National Cost of Funds Index......................
OTS...............................................
Parties in Interest...............................
Plans.............................................
Property Improvement Loans........................
PTCE..............................................
Purchase Price....................................
RCRA..............................................
Relief Act........................................
Restricted Group..................................
S&P...............................................
SAIF..............................................
Security Account..................................
Single Family Properties..........................
SMMEA.............................................
Title I Loans.....................................
Title I Program...................................
Title V...........................................
Trust Fund Assets.................................
UCC...............................................
Underwriter Exemptions............................
VA................................................
VA Guaranty.......................................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation and commissions, are as set forth below. All such expenses, except for the filing fee, are estimated.

          SEC Registration Fee...........................    $   588,500.00
          Printing and Engraving Fees....................    $    25,000.00*
          Legal Fees and Expenses........................    $   150,000.00*
          Accounting Fees and Expenses...................    $    30,000.00*
          Trustee Fees and Expenses......................    $    20,000.00*
          Rating Agency Fees.............................    $   200,000.00*
          Blue Sky fees and expenses.....................    $     5,000.00*
          Miscellaneous..................................    $     5,000.00*
                    Total................................    $ 1,023,500.00

-------------
*Based on the offering of a single series of Securities.


Item 2.  Indemnification of Directors and Officers.

         Under Article Fifteenth of the Registrant's Certificate of Incorporation, certain directors and officers of the Registrant are to be indemnified against certain liabilities to the fullest extent permitted by the General Corporation Law of Delaware.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Item 3.  Exhibits.

       *1.1      Form of Underwriting Agreement.
       *1.2      Form of Indemnification and Contribution Agreement.
       *3.1      Certificate of Incorporation of the Registrant.
     ***3.2      By-laws of the Registrant.
       *4.1      Form of Pooling and Servicing Agreement relating to Home Equity
                 Mortgage Loan Asset-Backed Certificates.
       *4.2      Form of Pooling and Servicing Agreement relating to Revolving
                 Home Equity Loan Asset-Backed Certificates.
       *4.3      Form of Sale and Servicing Agreement relating to Revolving Home
                 Equity Loan Asset-Backed Notes.
       *4.4      Form of Trust Agreement.
       *4.5      Form of Master Servicing Agreement.
       *4.6      Form of Indenture.
        5.1      Opinion of Thacher Proffitt & Wood  LLP.
        5.2      Opinion of Sidley Austin Brown & Wood LLP.
        5.3      Opinion of Richards, Layton & Finger, P.A.
        8.1      Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).
        8.2      Opinion of Sidley Austin Brown & Wood LLP with respect to
                 certain tax matters (included as part of Exhibit 5.2).
     **10.1      Form of Loan Purchase Agreement.
       23.1      Consent of Thacher Proffitt & Wood LLP (included as part of
                 Exhibit 5.1).
       23.2      Consent of Sidley Austin Brown & Wood LLP (included as part of
                 Exhibit 5.2).
       23.3      Consent of Richards, Layton & Finger, P.A. with respect to certain tax matters (included as part of Exhibit 5.3).
       24.1      Power of Attorney (included on page II-6).

-----------------
  * Filed as an exhibit to Registration Statement No. 333-47158 and incorporated herein by reference.
 ** Filed as an exhibit to Registration Statement No. 333-51609 and incorporated herein by reference.
*** Filed as an exhibit to Registration Statement No. 333-120706 and incorporated herein by reference.


Item 17. Undertakings.

         In accordance with Item 512 of Regulation S-K under the Securities Act of 1933:

         (a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to
                  Item 1100(c) of Regulation AB.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) As to documents subsequently filed that are incorporated by reference:

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each Series of Mortgage Pass-Through Securities to which this Registration Statement relates and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, state of California, on the [__]th day of August, 2005.

                                            INDYMAC ABS, INC.

                                            By: /s/ S. Blair Abernathy
                                                --------------------------------
                                            Name:   S. Blair Abernathy
                                            Title:  Chairman of the Board, Chief
                                                    Executive Officer & Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of S. Blair Abernathy, John Olinski, Samir Grover, Victor Woodworth and Lynnette Antosh or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his other substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

        SIGNATURE                      CAPACITY                          DATE

/s/ S. Blair Abernathy        Chairman of the Board, Chief         August 17, 2005
------------------------      Executive Officer (principal
S. Blair Abernathy            executive officer) and Director

/s/ John Olinski              Executive Vice President and         August 17, 2005
------------------------      Director
John Olinski

/s/ Samir Grover              Senior Vice President and Chief      August 17, 2005
------------------------      Financial Officer (principal
Samir Grover                  financial and accounting officer)

/s/ Lynette Antosh            Director                             August 17, 2005
-----------------
Lynette Antosh

/s/ Victor Woodworth          Assistant Secretary                  August 17, 2005
------------------------
Victor Woodworth

                                  EXHIBIT INDEX

Exhibit Number
--------------

       *1.1      Form of Underwriting Agreement.
       *1.2      Form of Indemnification and Contribution Agreement.
       *3.1      Certificate of Incorporation of the Registrant.
     ***3.2      By-laws of the Registrant.
       *4.1      Form of Pooling and Servicing Agreement relating to Home Equity
                 Mortgage Loan Asset-Backed Certificates.
       *4.2      Form of Pooling and Servicing Agreement relating to Revolving
                 Home Equity Loan Asset-Backed Certificates.
       *4.3      Form of Sale and Servicing Agreement relating to Revolving Home
                 Equity Loan Asset-Backed Notes.
       *4.4      Form of Trust Agreement.
       *4.5      Form of Master Servicing Agreement.
       *4.6      Form of Indenture.
        5.1      Opinion of Thacher Proffitt & Wood  LLP.
        5.2      Opinion of Sidley Austin Brown & Wood LLP.
        5.3      Opinion of Richards, Layton & Finger, P.A.
        8.1      Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).
        8.2      Opinion of Sidley Austin Brown & Wood LLP with respect to
                 certain tax matters (included as part of Exhibit 5.2).
     **10.1      Form of Loan Purchase Agreement.
       23.1      Consent of Thacher Proffitt & Wood LLP (included as part of
                 Exhibit 5.1).
       23.2      Consent of Sidley Austin Brown & Wood LLP (included as part of
                 Exhibit 5.2).
       23.3      Consent of Richards, Layton & Finger, P.A. with respect to certain tax matters (included as part of Exhibit 5.3).

-------------
  * Filed as an exhibit to Registration Statement No. 333-47158 and incorporated herein by reference.
 ** Filed as an exhibit to Registration Statement No. 333-51609 and incorporated herein by reference.
*** Filed as an exhibit to Registration Statement No. 333-120706 and incorporated herein by reference.